   As filed with the Securities and Exchange Commission on September 8, 2000
                                                        Registration No. 333-  .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                           BROKAT Aktiengesellschaft
             (Exact Name of Registrant as Specified in its Charter)
                                 Not Applicable
                (Translation of Registrant's Name into English)

   Federal Republic of               7379                  Not Applicable
         Germany               (Primary Standard          (I.R.S. Employer
     (State or other              Industrial           Identification Number)
     jurisdiction of          Classification Code
    incorporation or                Number)
      organization)

                                   Copies to:

         BROKAT                                            Steve Aufderhar
   Aktiengesellschaft                                  Brokat Infosystems Inc.
   Industriestrasse 3                                 6625 The Corners Parkway
    D-70565 Stuttgart                                         Suite 500
   Federal Republic of                                   Norcross, GA 30092
         Germany                                           (678) 533-4777
    + 49 711 788-44-0                                    (Name, address and
 (Address and telephone                                  telephone number of
 number of registrant's                                  agent for service)
   principal executive
        offices)

  Mark S. Bergman, Esq.     Hans-Peter Berger, Esq.       Dr. Gerhard Wegen
  Paul, Weiss, Rifkind,      General Legal Counsel    Gleiss Lutz Hootz Hirsch
   Wharton & Garrison               BROKAT              Maybachstrasse 6, D-
   1285 Avenue of the         Aktiengesellschaft                70469
        Americas              Industriestrasse 3              Stuttgart
  New York, N.Y. 10019         D-70565 Stuttgart         Federal Republic of
                              Federal Republic of              Germany
                                    Germany

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                               ----------------

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                         Proposed
                                           Proposed      maximum
 Title of each class of      Amount        maximum      aggregate    Amount of
    securities to be          to be     offering Price   offering   registration
      registered(1)       registered(2)  per share(3)    Price(3)       fee
--------------------------------------------------------------------------------
Ordinary shares, no par
 value...................   5,424,000       $98.40     $533,748,666   $140,910
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) American Depositary Receipts evidencing American Depositary Shares issuable upon deposit of the Brokat ordinary shares registered hereby are being registered under a separate Registration Statement on Form F-6 (File
    No.333-   ). Each ADS represents 0.50 Brokat ordinary shares.
(2) Based on the ordinary shares underlying Brokat ADSs to be issued with regard to outstanding shares of common stock of Blaze and warrants and options of Blaze, at a ratio of 0.1826 ordinary shares per share of Blaze common stock.
(3) Pursuant to Rule 457(c) and (f)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based upon $17.97, the average of the high and low sales prices of Blaze common stock on the Nasdaq National Market on August 30, 2000.

                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this proxy statement/prospectus is not complete and may be + +changed. Brokat may not issue its ordinary shares in the form of American + +Depositary Shares or ordinary shares in the merger until the registration +
+containing this proxy statement/prospectus is declared effective by the       +
+Securities and Exchange Commission. This proxy statement/prospectus is not an + +offer to sell these securities and it is not a solicitation of an offer to + +buy these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2000

                                   Prospectus

                               [LOGO OF BROKAT]

                           BROKAT Aktiengesellschaft

                         Ordinary Shares, No Par Value,
   The Portion of the Share Capital Attributable to each Share is Euro 1.00.

                           [LOGO OF BLAZE SOFTWARE]


                                Proxy Statement

                              Blaze Software, Inc.

  This proxy statement/prospectus is being furnished to holders of shares of common stock, par value $0.0001 per share, of Blaze Software, Inc. This proxy statement/prospectus relates to the solicitation by the Blaze board of directors of proxies for use at a special meeting of Blaze's stockholders.

  At the special meeting you will be asked to approve and adopt a merger agreement providing for a merger in which Blaze will become a wholly owned subsidiary of BROKAT Aktiengesellschaft, a stock corporation organized and existing under the laws of the Federal Republic of Germany.

  If the merger is completed, you will receive 0.3652 American Depositary Shares of Brokat for each share of Blaze common stock that you own. Each Brokat ADS will represent 0.50 ordinary shares of Brokat. The Brokat ADSs are expected to be quoted on the Nasdaq National Market under the symbol "BRKA."

  Please pay particular attention to the "Risk Factors" section beginning on page 17, which describes some of the risks that you should consider in deciding whether to vote in favor of the merger agreement and the merger.

  Neither the U.S. SEC nor any state securities regulator has approved the Brokat ADSs or the Brokat ordinary shares to be issued in connection with the merger or determined that this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  This proxy statement/prospectus and the accompanying forms of proxy are first being mailed to Blaze stockholders on or about the date set forth below.

               Proxy Statement/Prospectus dated September 8, 2000

                           [LOGO OF BLAZE SOFTWARE]

                                                               September 8, 2000

   Dear Stockholder:

   You are cordially invited to attend a special meeting of the stockholders of Blaze Software, Inc., which will be held on September 29, 2000 at 8:00 a.m., local time, at 150 Almaden Boulevard, 9th Floor, San Jose, California, 95113 or any adjournment or postponement of the meeting. At the special meeting you will be asked to approve and adopt a merger agreement providing for a merger in which Blaze will become a wholly owned subsidiary of BROKAT Aktiengesellschaft, a corporation organized and existing under the laws of the Federal Republic of Germany. If the merger is completed, you will receive 0.3652 American Depositary Shares of Brokat for each share of Blaze common stock that you own. Each Brokat ADS will represent 0.50 ordinary shares of Brokat. Each such ordinary share has no par value. The portion of the share capital attributable to each share is euro 1.00. The Brokat ADSs are expected to be quoted on the Nasdaq National Market under the symbol "BRKA".

   Our board of directors has unanimously approved the merger agreement, determined that the merger is advisable and in the best interests of Blaze and its stockholders and recommends that the holders of Blaze common stock vote for the approval and adoption of the merger agreement and the merger.

   The accompanying proxy statement/prospectus gives you detailed information about the proposed merger. We encourage you to read this entire document carefully. In addition, you may obtain other information about Blaze or Brokat from documents filed with the SEC.

   Please pay particular attention to the "Risk Factors" section beginning on page 17, which describes some of the risks that you should consider in deciding whether to vote in favor of the merger agreement and the merger.

   Your vote is important. Whether or not you plan to attend the special meeting, please take the time to complete, sign and date the enclosed proxy card and return it in the enclosed, prepaid envelope marked "Proxy," or vote by telephone or through the Internet as described in the proxy statement/prospectus. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger agreement. If you attend the special meeting, you may vote in person even if you have previously returned your proxy.

   On behalf of the board of directors of Blaze, I urge you to vote in favor of the merger agreement and the merger.
                                         /s/ Thomas J. Kelley
                                         Thomas F. Kelly
                                         President, Chief Executive Officer
                                          and Chairman of the Board of
                                          Directors

                              Blaze Software, Inc.
                             150 Almaden Boulevard
                           San Jose, California 95113

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 2000

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Blaze Software, Inc., a Delaware corporation, will be held at 150 Almaden Boulevard, 9th Floor, San Jose, California 95113, on September 29, 2000, at 8:00 a.m., local time, for the following purposes:

(1) To consider and vote upon a proposal to adopt a merger agreement that provides for:

    . a merger in which Blaze will become a wholly owned subsidiary of BROKAT Aktiengesellschaft; and

    . the conversion of each share of Blaze common stock into 0.3652 ADSs of Brokat. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus.

(2) To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

   Only holders of Blaze common stock at the close of business on August 14, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

   Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Blaze common stock entitled to vote at the meeting. Stockholders who in the aggregate held approximately 38.3% of the outstanding shares of Blaze common stock as of the record date have agreed to vote to adopt the merger agreement.

   Information regarding the merger, the merger agreement, Blaze, Brokat and related matters is contained in the accompanying proxy statement/prospectus and the annexes. Such information is incorporated by reference in and forms a part of this notice.

                                          /s/ Robert S. Michitarian
                                      Robert S. Michitarian
                                      Secretary

   September 8, 2000
   San Jose, California

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Summary...................................................................   1
  Brokat and Blaze........................................................   1
  GemStone Systems Acquisition............................................   2
  The Merger and the Merger Agreement.....................................   2
  Accounting Treatment....................................................   6
  Listing of Brokat ADSs and Brokat ordinary shares.......................   6
  The Blaze Special Meeting...............................................   7
Summary Financial Data....................................................   9
  Summary Financial Data of Brokat........................................   9
  Summary Financial Data of Blaze.........................................  11
Summary Pro Forma Condensed Consolidated Financial Information............  13
Comparative Per Share Information.........................................  14
Comparative Market Price and Dividend Information.........................  15
  Dividend Policy.........................................................  16
Risk Factors..............................................................  17
  Risks Relating to the Merger............................................  17
  Risks Relating to Brokat's Business.....................................  19
  Risks Related to Brokat's Indebtedness..................................  27
  Risks Related to Holding Brokat Ordinary Shares and Brokat ADSs.........  28
Special Note Regarding Forward-Looking Statements.........................  31
Currency and Financial Statement Presentation.............................  32
Exchange Rate Information.................................................  33
The Special Meeting.......................................................  34
  General.................................................................  34
  Matters to be Considered at the Special Meeting.........................  34
  No Dissenters' Rights to Appraisal .....................................  34
  Record Date; Quorum; Required Vote; Shares Outstanding and Entitled to
   Vote...................................................................  34
  Security Ownership of Management........................................  34
  Voting Agreements.......................................................  35
  Voting of Proxies.......................................................  35
  Voting by Mail..........................................................  35
  Voting by Internet or Telephone.........................................  35
  Revocation of Proxies...................................................  36
  Solicitation of Proxies.................................................  36
Background and Reasons for the Merger.....................................  37
  Background of the Merger................................................  37
  Blaze's Reasons for the Merger; Recommendation of the Blaze Board of
   Directors..............................................................  39
  Recommendation of Blaze's Board of Directors............................  41
  Fairness Opinion of Financial Advisor to the Blaze Board of Directors...  41
  Certain Relationships; Terms of Engagement..............................  45
  Interests of Certain Persons in the Merger..............................  46
  Brokat's Reasons for the Merger; Recommendation of the Brokat
   Supervisory and Management Boards......................................  47

                                                                           Page
                                                                           ----
The Merger and the Merger Agreement.......................................  49
  Structure of the Merger.................................................  49
  Blaze Trust.............................................................  49
  Effective Time and Effects of the Merger................................  49
  Merger Consideration....................................................  49
  The Exchange Agent Will Not Issue Fractional Brokat ADSs or Brokat
   Ordinary Shares........................................................  49
  Exchange of Share Certificates..........................................  49
  Treatment of Blaze Common Stock Options.................................  50
  Treatment of Blaze Warrants.............................................  50
  Representations and Warranties..........................................  50
  Certain Covenants.......................................................  51
  Stockholders Meetings...................................................  52
  Conditions to the Merger................................................  53
  Amendment and Waiver....................................................  54
  No Solicitation by Blaze................................................  55
  Termination of the Merger Agreement.....................................  55
  Expenses and Termination Fees...........................................  56
  Indemnification for Prior Acts..........................................  57
  Blaze Employees.........................................................  57
  Voting Arrangements.....................................................  57
  Regulatory Matters......................................................  57
  Restriction on Resales of Brokat ADSs...................................  58
  Accounting Treatment....................................................  58
  Tax Treatment...........................................................  58
Unaudited Pro Forma Financial Information.................................  59
Selected Historical Consolidated Financial Data of Brokat.................  69
Recent Acquisitions and Other Strategic Initiatives.......................  71
  Recent Strategic Initiatives............................................  71
  MeTechnology Acquisition................................................  71
  TST Acquisition.........................................................  71
Description of Brokat.....................................................  72
  General.................................................................  72
  Market Overview.........................................................  73
  Brokat's Strengths......................................................  73
  Strategy................................................................  74
  Products................................................................  76
  Services................................................................  79
  Marketing...............................................................  80
  Distribution and Sales..................................................  81
  Research and Development................................................  81
  Intellectual Property...................................................  82
  Competition.............................................................  84
  Employees...............................................................  85
  Real Property...........................................................  85

                                                                            Page
                                                                            ----
  Legal Proceedings........................................................  85
Description of the Merger Subsidiary.......................................  85
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of Brokat......................................................  86
  Overview.................................................................  86
  Results of Operations....................................................  88
  Liquidity and Capital Resources..........................................  96
  Quantitative and Qualitative Disclosures About Market Risk...............  98
  Accounting for Income Taxes..............................................  98
  Recent Accounting Pronouncements.........................................  99
Management ................................................................ 100
  Management Board......................................................... 100
  Supervisory Board........................................................ 102
  Management and employee incentive arrangements........................... 103
Material Relationships and Related Transactions of Brokat.................. 105
  License agreement with Fernbach Software S. A............................ 105
  Transaction Software Technologies, Inc................................... 105
  MeTechnology Europe GmbH................................................. 105
  Haver & Mailaender....................................................... 105
  Tax advisory firm RWT Reutlinger Wirtschaftstreuhand GmbH and the related law firm Rechtsanwaltsgesellschaft RWT Anwaltskanzlei GmbH.............. 105
Security Ownership of Certain Beneficial Owners and Management of Brokat... 107
Security Ownership of Certain Beneficial Owners and Management of Blaze.... 108
Selected Historical Consolidated Financial Data of Blaze................... 110
Description of Blaze....................................................... 112
  Overview................................................................. 112
  Blaze Products........................................................... 112
  Blaze's Professional Services............................................ 113
  Blaze's Strategy......................................................... 113
  Research and Development................................................. 114
  Sales and Marketing...................................................... 114
  Customers................................................................ 115
  Competition.............................................................. 115
  Intellectual Property and Other Proprietary Rights....................... 116
  Employees................................................................ 117
  Description of Properties................................................ 117
  Legal Proceedings........................................................ 117
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of Blaze....................................................... 118
  Overview................................................................. 118
  Results of Operations.................................................... 120
  Year 2000 Compliance .................................................... 127
  Quantitative and Qualitative Disclosures about Market Risk............... 127
Material Tax Consequences.................................................. 128
  General.................................................................. 128
  German Taxation.......................................................... 128
    Dividends.............................................................. 128

                                                                           Page
                                                                           ----
    Business Tax Reform................................................... 130
  U.S. Federal Income Tax Considerations.................................. 131
    United States Federal Income Tax Consequences of the Merger........... 132
    United States Federal Income Tax Consequences of Ownership of Brokat
     Ordinary Shares and Brokat ADSs...................................... 132
    U.S. Federal Income Tax Backup Withholding............................ 134
Corporate Structure of Brokat............................................. 135
  General Corporate Information........................................... 135
  The Brokat Group of Companies........................................... 135
Description of Capital Stock of Brokat.................................... 136
  General................................................................. 136
  Development of Share Capital............................................ 137
  Dividend Rights......................................................... 138
  Liquidation Rights...................................................... 138
  Preemptive Rights....................................................... 138
  Shareholders' Meetings and Voting Rights................................ 139
  Disclosure Requirements................................................. 139
  Repurchase of Brokat's Own Shares....................................... 140
Limitations Affecting Security Holders.................................... 140
Comparison of Rights of Blaze Stockholders and Brokat Shareholders........ 141
  Duties of Directors..................................................... 141
  Size and Classification of the Board of Directors....................... 143
  Removal of Directors; Filling Vacancies on the Board of Directors....... 143
  Information Available to Shareholders................................... 144
  Shareholder Meetings.................................................... 144
  Shareholders' Proposals................................................. 145
  Required Vote for Authorization of Certain Actions...................... 145
  Amendment of Corporate Charter and Bylaws............................... 146
  Appraisal Rights........................................................ 146
  Preemptive Rights....................................................... 147
  Limitation on Directors' Liability...................................... 147
  Indemnification of Officers and Directors............................... 147
  Conflict-of-Interest Transactions....................................... 148
  Dividends............................................................... 149
  Loans to Directors...................................................... 149
  Shareholder Suits....................................................... 149
  Rights of Inspection.................................................... 150
  Stock Repurchases....................................................... 150
  Anti-Takeover Statutes.................................................. 151
  Disclosure of Interests................................................. 151
Description of the Brokat American Depositary Shares...................... 152
  American Depositary Shares.............................................. 152
  Description of American Depositary Shares............................... 152
  Share Dividends and Other Distributions................................. 153
  Deposit, Withdrawal and Cancellation.................................... 154
  Voting Rights........................................................... 154

                                                                           Page
                                                                           ----
  Fees and Expenses....................................................... 155
  Payment of Taxes........................................................ 155
  Reclassifications, Recapitalizations and Mergers........................ 155
  Amendment and Termination............................................... 156
  Limitations on Obligations and Liability to ADS Holders................. 156
  Pre-Release of ADSs..................................................... 157
Shares Eligible for Future Sale........................................... 158
  Lock-up Agreements...................................................... 158
  Regulation S............................................................ 159
  Rule 701................................................................ 159
  Stock Options........................................................... 159
Enforceability of Civil Liabilities....................................... 159
Stockholder Proposals..................................................... 159
Legal Matters............................................................. 160
Experts .................................................................. 160
Where You Can Find More Information....................................... 161
Trademarks and Service Marks of Brokat.................................... 161
Trademarks and Service Marks of Blaze..................................... 161
Index to Financial Statements............................................. F-1
Annex A--Agreement and Plan of Merger dated June 19, 2000 by and between
 Blaze Software, Inc. and Brokat Aktiengesellschaft....................... A-1
Annex B--Opinion of Chase H&Q............................................. B-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.What is the proposed transaction on which I am being asked to vote?

   A. It is the merger of Blaze and Brokat. In the merger, a company formed on behalf of and at the direction of Brokat for the sole purpose of consummating this transaction will merge with and into Blaze, with Blaze surviving the merger. As a result, Blaze will become a wholly owned subsidiary of Brokat.

Q.Why are Blaze and Brokat proposing to merge?

   A. The merger of Blaze and Brokat will strengthen the product portfolios of the two companies and give them access to new markets. Blaze and Brokat believe the combined company will be a more competitive global provider of Internet-based and electronic business software and services than either Blaze or Brokat would be on its own. Blaze and Brokat believe this combination will generate significant opportunities to enhance stockholder value.

Q.What effect will the merger have on my Blaze shares?

   A. Each share of your Blaze common stock will be exchanged for 0.3652 Brokat ADSs, representing 0.1826 Brokat ordinary shares. The Bank of New York will not distribute fractional ADSs. If you are entitled to any fraction of a Brokat ADS, you will be given cash only for that fraction.

Q.What is a Brokat ADS?

   A. A Brokat ADS is an American Depositary Share, evidenced by an American Depositary Receipt, or ADR, that represents 0.50 Brokat ordinary shares. The Brokat ADSs have been created to allow U.S. stockholders more easily to hold and trade interests in Brokat on U.S. markets after the merger. The Bank of New York will be the depositary that will issue the Brokat ADSs and hold the Brokat ordinary shares represented by the ADSs. A holder of Brokat ADSs will have the right to surrender them and withdraw Brokat ordinary shares upon payment of fees, taxes and other governmental charges. For a discussion of the differences between owning Brokat ADSs and Brokat ordinary shares, see "Description of Brokat American Depositary Shares--General."

Q.Will the Brokat ADSs and the Brokat ordinary shares be publicly traded?

   A. We expect that the Brokat ADSs will be quoted on the Nasdaq National Market. Brokat ordinary shares are listed on the Neuer Markt of the Frankfurt Stock Exchange. There is no plan to list the Brokat ordinary shares on any U.S. securities exchange.

Q.What percentage of Brokat's outstanding ordinary shares will be held by former Blaze stockholders after the merger?

   A. When the merger is complete, the Blaze stockholders will hold, directly or through ADSs, approximately 15.3% of Brokat's outstanding ordinary shares on a fully diluted basis.

Q.Is the merger taxable?

   A. The merger has been structured to qualify as a tax-free reorganization under the U.S. Internal Revenue Code. We believe that you will not recognize any taxable gain or loss for U.S. federal income tax purposes on the exchange of your Blaze common stock for Brokat ADSs in the merger, except for the cash amounts received for the fractional ADSs. The tax consequences of the transaction may be very complicated and will depend on the facts of your own situation. If you reside outside the United States, the tax consequences of the merger under the tax laws of the jurisdictions that apply to you are not described in this proxy statement/prospectus. We urge all Blaze stockholders to consult their own tax advisor for a full understanding of the tax consequences of the merger to them.

Q. Am I entitled to appraisal rights?

   A. No. Under Delaware law, which governs Blaze and the rights of Blaze stockholders in the merger, you are not entitled to appraisal rights.

Q. When and where is the special meeting?

   A. The Blaze special meeting is scheduled to take place on September 29, 2000 at 8:00 a.m., local time, at 150 Almaden Boulevard, 9th Floor, San Jose, California 95113.

Q. When do you expect the merger to be completed?

   A. We expect to complete the merger promptly after receiving the Blaze stockholder approval at the Blaze special meeting and after all necessary regulatory approvals are received. We believe that the merger will occur during the third calendar quarter of 2000. Because the merger is subject to governmental approvals and various contingencies, we cannot predict the exact timing.

Q. How do I vote?

   A. After you have carefully read this proxy statement/prospectus, mail your signed proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the Blaze special meeting. Additionally, you may submit your proxy by telephone or by using the Internet. You may also vote in person at the Blaze special meeting. If your shares are held in "street name" through a broker, bank or other financial institution, you must either direct the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the special meeting.

Q. May I change my vote?

   A. Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card or by voting again by telephone or through the Internet before the Blaze special meeting or by voting in person at the Blaze special meeting.

Q. Should I send in my stock certificates now?

   A. No. After the merger is completed, Brokat will send you instructions that will explain how to exchange your Blaze stock certificates for Brokat ADSs and cash for any fractional Brokat ADS you would otherwise receive.

Q. What vote is required for approval?

   A. The merger agreement must be adopted by holders of a majority of the outstanding shares of Blaze common stock entitled to vote at the meeting.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me without my instructions?

   A. No. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker to vote your shares in favor of the merger will be the equivalent of voting against the merger.

Q. What if I plan to attend the meeting in person?

   A. We recommend that you cast your vote in advance in any event by sending in your voting form or by voting by telephone or through the Internet.

Q. Can I call anyone if I have further questions?

   A. If you have more questions about the merger, you should contact one of the following:

                             In the United States:

            Morrow & Co.                          Blaze Software, Inc.
            Donna Corso                           Scott Schroeder
            445 Park Avenue, 5th Floor            Director of Investor
            New York, NY 10022                    Relations
            Stockholders,                         150 Almaden Blvd.
            please call: 1-800-566-9061           San Jose, CA 95113
            Brokers and Banks,                    Tel:1-877-472-5293
            please call: 1-212-754-8000

                                   In Europe:

                           BROKAT Aktiengesellschaft
                                  Silke Simon
                           Head of Investor Relations
                                Industriestr. 3
                            70565 Stuttgart, Germany
                             Tel: +49-711-78844-298

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. For a more complete description of Brokat, Blaze and the merger, you should read this entire document and the other documents to which we refer in this document, including the materials attached as annexes. We have included page references in this summary to direct you to more complete descriptions of the topics we have summarized.

                      Brokat and Blaze (pages 72 and 112)

BROKAT Aktiengesellschaft
Industriestrasse 3,
70565, Stuttgart
Germany
Tel: + (49) 711-788-440

   Brokat designs, develops, markets and supports e-business software. Brokat is a leading provider of software for the rapidly expanding e-banking market and the leading provider of e-banking software to European banks. Brokat's core product, Twister, is an open architecture software platform that integrates the information technology systems of a business with a variety of electronic communications channels. Twister enables consumers to interact with the business over the Internet through a range of secure electronic communication channels, such as personal computers, mobile telephones, call centers, personal digital assistants and WebTV, while permitting the business to offer its products and services regardless of the types of computer systems in use and regardless of the language in which its software applications are written.

   Brokat also offers industry-specific software application packages, allowing a business to establish e-front offices through which consumers can access its products or services. These software packages, in combination with the Twister platform, provide a business with both customer relationship management and back office integration functions. In addition, Brokat provides a range of professional services such as consulting, customization, installation, training, and maintenance and support in connection with the sales of its products.

   Brokat is a stock corporation organized under the laws of Germany. In September 1998, Brokat completed an initial public offering of its shares in Germany. Brokat's ordinary shares are listed on the Neuer Markt of the Frankfurt Stock Exchange.

Blaze Software, Inc.
150 Almaden Boulevard
San Jose, California 95113
Tel: + (408) 275-6900

   Blaze designs, develops, markets and supports software that enables companies to provide their customers, employees, partners and suppliers with adaptable and personalized interactions that are consistent across all company communication channels, including the Internet, automated telephone response systems, manned customer service centers, automated self-service electronic kiosks and others. Blaze software enables companies to translate business rules into a format that can be used by business applications. Blaze software also enables companies to communicate their unique way of doing business through these interactions, thereby differentiating themselves from their competitors and providing incentives for customers to use their products and services and allows business persons to modify the business rules included in Blaze software quickly and easily, enabling companies to respond quickly to changes in market conditions, business practices and user preferences. Blaze also provides consulting and professional services to help customers plan, develop and implement personalization solutions using Blaze software.

   Blaze is incorporated under the laws of the State of Delaware. In March 2000, Blaze completed an initial public offering of its common stock in the United States. Blaze's shares are quoted on the Nasdaq National Market.

                          GemStone Systems Acquisition

   On June 19, 2000, Brokat entered into a definitive merger agreement pursuant to which GemStone Systems, Inc. became a wholly owned subsidiary of Brokat in August 2000 and all of the GemStone stockholders became holders of Brokat ordinary shares. The addition of GemStone to Brokat is expected to strengthen the product portfolio of the combined company and enhance Brokat's technology.

   In connection with the GemStone merger, Brokat issued approximately 2.6 million of its ordinary shares. When the GemStone merger was completed, the GemStone stockholders and a trust for the benefit of GemStone employees held approximately 8.8% of Brokat's outstanding ordinary shares on a fully diluted basis. The acquisition of GemStone is valued at 296.9 million euros or U.S. $283.0 million. The GemStone acquisition was subject to a fairness hearing under Oregon law for purposes of a U.S. federal securities law exemption.

   The GemStone acquisition was not conditioned upon the Blaze acquisition and the Blaze acquisition is not conditioned upon the GemStone acquisition. The GemStone acquisition was accounted for under U.S. GAAP as a purchase and qualified as a reorganization under the U.S. Internal Revenue Code.

   See "Unaudited Pro Forma Financial Information" and the historical financial statements of GemStone included in this proxy statement/prospectus.

                      The Merger and the Merger Agreement

Summary of the merger (page 49).

   In the proposed merger, Blaze will become a wholly owned subsidiary of Brokat, and all of the Blaze stockholders will become holders of Brokat ADSs. The merger agreement is attached as Annex A. You should read the merger agreement as it is the legal document that governs the Blaze merger.

What you will receive in the merger (page 49).

   You will receive 0.3652 Brokat American Depositary Shares, called Brokat ADSs, for each share of Blaze common stock that you own. Each Brokat ADS will represent 0.50 Brokat ordinary shares.

   If you are entitled to receive a fraction of a Brokat ADS as a result of the merger, you will instead receive cash equal to your proportionate interest in the net proceeds from the sale of the aggregate fractional Brokat ADSs that would otherwise have been issued. The sale of fractional ADSs will be conducted by the exchange agent, acting on behalf of all holders of a right to receive Brokat ADSs. Any cash payment for a fractional Brokat ADS will be paid in U.S. dollars.

Blaze board of directors recommendation (page 41)

   The board of directors of Blaze has unanimously approved the merger. The Blaze board of directors believes that the merger and the merger agreement are advisable, fair to and in the best interests of Blaze and its stockholders and recommends that Blaze's stockholders vote for the approval of the merger agreement.

Blaze's reasons for the merger (page 39)

   In reaching its determination, the Blaze board consulted with Blaze's management, as well as its financial adviser and legal counsel, and gave significant consideration to a number of factors bearing on its decision.

   The Blaze board believes that the proposed merger would afford Blaze the following advantages:

  . The merger would allow the integration of Blaze's personalization technology with the Internet-based e-business products and technology of Brokat and its industry-specific systems integration packages, while providing strong synergies between the parties professional services offerings, all of which would create a range of product and service offerings far broader than Blaze's current offerings.

  . The board of directors considered Blaze's prospects, and the effect on Blaze's stockholders, of developing products, services and technology similar to Brokat's as a stand-alone company, as compared to the effect of combining with Brokat, and the board of directors determined that the merger would give the combined enterprise a greater competitive advantage and technological lead than Blaze could achieve on its own.

  . The relatively greater financial, sales and technical resources of Brokat and the likelihood that these resources would allow Blaze to accelerate the introduction of new products with a greater technical base and to compete more effectively in its targeted markets.

  . The merger would potentially create increased sales of Blaze's products and services by exposing Blaze to Brokat's international customer base, as well as creating additional cross-selling opportunities with Blaze's existing customers.

  . The merger would allow Blaze to more rapidly establish indirect distribution channels by leveraging Brokat's existing relationships.

Fairness opinion of Blaze's financial advisor (page 41)

   In deciding to approve the merger and the merger agreement, the Blaze board of directors also considered the opinion of its financial advisor, Chase H&Q, a division of Chase Securities Inc. Blaze received an opinion from Chase H&Q dated June 19, 2000 on the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement to the holders of the outstanding shares of Blaze common stock. This opinion is attached as Annex B. We encourage you to read this opinion in its entirety.

Brokat supervisory board and management board approval (page 47)

   Brokat's supervisory board and management board unanimously approved the merger agreement and the merger.

Brokat's reasons for the merger (page 47)

   Brokat's management board and supervisory board determined that the merger would be in the best long-term interests of the shareholders and employees of Brokat. In particular, the merger with Blaze fits with Brokat's publicly stated strategy of expanding its North American presence. In reaching their decisions, Brokat's management board and supervisory board considered a number of factors including:

  . the merger with Blaze would enable Brokat to gain market share in software products in the United States;

  . the software developed by Brokat and Blaze are complementary;

  . Blaze and Brokat have complementary distribution strategies;

  . the geographic coverage of Brokat and Blaze is complementary, with Blaze having particular strength in the United States, where Brokat is under represented;

  . the combined research and development resources of Brokat and Blaze could be used more efficiently; and

  . Brokat believes that its international approach will appeal to Blaze employees.

Interests of certain persons in the merger may be different from yours (page
46)

   Blaze's directors and officers have interests in the merger that are different from, or in addition to, yours. The interests are described under the caption "Background and Reasons for the Merger--Interests of Certain Persons in the Merger." Blaze's board of directors was aware of these interests and considered them in approving and recommending the merger. You should be aware of these interests when considering the board of directors's recommendation that you vote in favor of the merger and the merger agreement.

Required vote by Blaze stockholders (pages 34, 35 and 57)

   Stockholders of Blaze owning a majority of its outstanding common stock represented and entitled to vote at the meeting will have to vote in favor of the merger agreement for it to be adopted. Funds affiliated with TL Ventures, funds affiliated with Morgan Stanley Dean Witter Venture Partners, Blaze's president and chief executive officer Thomas Kelly, Blaze's chief financial officer Gary Shroyer, Blaze's chief technology officer Eric Kintzer, and Blaze directors Charles Boesenberg, George Klaus and Ken Goldman, who together owned about 38.3% of the outstanding Blaze common stock on the record date for the special meeting, have agreed to vote their shares in favor of the merger unless the merger agreement is terminated without the special meeting taking place.

No dissenters' rights to appraisal (page 34)

   Under Delaware law, you do not have dissenters' rights of appraisal with respect to the merger.

Conditions to the merger (page 53)

   Blaze's and Brokat's obligations to complete the merger are subject to satisfaction or waiver of a number of conditions, including:

  . the Blaze stockholders must approve the merger agreement and the consummation of the merger;

  . Brokat's ADSs issuable to Blaze's stockholders must have been authorized for quotation on the Nasdaq National Market upon official notice of issuance;

  . Brokat and Blaze must obtain all required approvals from governmental entities to permit the consummation of the merger and the capital increase and no law or regulation, judgment, injunction, order or decree of a court of competent jurisdiction may prohibit or enjoin such transactions;

  . the representations and warranties made in the merger agreement must be true and correct subject to customary exceptions; and

  . Blaze and Brokat must have fulfilled in all material respects all of their obligations under the merger agreement.

   For a more complete description of the conditions to the completion of the merger, see "The Merger and the Merger Agreement--Conditions to the Merger."

Termination of the merger agreement (page 55)

   Blaze and Brokat can agree in writing at any time to terminate the merger agreement. In addition, the merger agreement may be terminated by either Blaze or Brokat if any of the following occurs:

  . the representations and warranties made in the merger agreement by the other party were not complete and accurate when they were made, or the conditions to that party's obligation to perform under the merger agreement are not satisfied or waived, except to the extent that these inaccuracies or non-satisfactions do not have, in the aggregate, a material adverse effect on the merger;

  . Blaze's stockholders fail to approve the merger at the special meeting;
    or

  . the merger is not completed by December 31, 2000.

   Brokat may terminate the merger agreement if Blaze's board withdraws or modifies its approval or recommendation to vote in favor of the merger agreement and of the consummation of the merger.

   Blaze may terminate the merger agreement if its board of directors concludes in good faith that failure to do so would be inconsistent with its fiduciary duties in light of a pending superior acquisition proposal by another person (subject to certain conditions).

No solicitation of competing transactions (page 55)

   Blaze has agreed not to:

  . solicit, initiate or knowingly encourage discussions with any third party regarding an acquisition or business combination involving Blaze or any subsidiary of Blaze; or

  . participate in negotiations with, or furnish information to, a third party seeking to engage in such a transaction unless the Blaze board of directors determines in good faith that an unsolicited proposal would be more favorable to the Blaze stockholders than the Brokat merger.

   Blaze must inform Brokat of any acquisition proposal from a third party and promptly furnish to Brokat copies of any written communications or documents received with respect to the acquisition proposal. Blaze must also notify Brokat within two business days if the Blaze board decides that Blaze should give nonpublic information to a potential acquiror.

Payments of termination fee and expenses (page 56)

   Blaze will be required to pay Brokat a termination fee of $20 million if:

  . the Blaze board of directors withdraws its recommendation that the stockholders approve the merger, recommends to Blaze's stockholders a different acquisition proposal or terminates the merger agreement to pursue what it determines to be a superior acquisition proposal; or

  . the Blaze stockholders fail to approve the merger agreement while there is outstanding another acquisition proposal and, within twelve months of the termination of the merger agreement, Blaze enters into an agreement to be acquired by a third party or an acquisition of Blaze by a third party is completed.

   Each of Blaze and Brokat will bear all expenses it incurs in connection with the merger, except that, if the Blaze board of directors terminates the merger agreement or the Blaze stockholders do not approve the merger, Blaze will reimburse Brokat for all actual and documented expenses it incurred in connection with the merger, subject to a maximum reimbursement amount of $2 million under some circumstances.

Tax consequences (page 128)

   The merger is structured to qualify as a tax-free "reorganization" for U.S. federal income tax purposes with respect to your receipt of Brokat ADSs.

   Tax consequences of the merger and of owning Brokat ADSs are complicated and the resulting tax consequences will depend on the facts of your particular circumstances. If you pay taxes in a country other than the United States, the tax consequences to you may be different from those described in this proxy statement/prospectus. We strongly urge you to consult your own tax advisor regarding the tax consequences of the merger and of owning Brokat ADSs given your particular circumstances.

                              Accounting treatment

   Brokat will account for the merger under the purchase method of accounting under U.S. GAAP.

               Listing of Brokat ADSs and Brokat ordinary shares

   The Brokat ADSs you receive in the merger are expected to be quoted on the Nasdaq National Market. The Brokat ordinary shares are listed on the Neuer Markt of the Frankfurt stock exchange. The Brokat ordinary shares represented by ADSs are expected to be listed on the Neuer Markt of the Frankfurt stock exchange.

Restrictions on the ability to sell Brokat ADSs and Brokat ordinary shares (page 158)

   All Brokat ADSs received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of either Blaze or Brokat for purposes of the U.S. Securities Act. Brokat ADSs or Brokat ordinary shares held by these affiliates may only be sold in the United States pursuant to a registration statement or exemption under the U.S. Securities Act.

   Some members of Blaze's management, the funds affiliated with TL Ventures and the funds affiliated with Morgan Stanley Dean Witter Venture Partners that own Blaze stock have entered into a stockholders agreement with Brokat. Under that stockholders agreement, the Blaze management stockholders have agreed not to transfer the Brokat ADSs they receive in connection with the merger for the first six months after the closing of the merger.

   Under the stockholders agreement, each of the funds affiliated with TL Ventures and each of the funds affiliated with Morgan Stanley Dean Witter Venture Partners have agreed:

  . not to transfer the Brokat ADSs it receives in connection with the merger for the first 60 days after the closing of the merger;

  . not to transfer its shares for an additional 45-day period if Brokat files a registration statement with the U.S. SEC for a primary offering of capital stock for cash before the end of the 60-day period;

  . after the two periods mentioned above, to limit its transfers to

    . its own security holders; or

    . in any 90-day period, up to (1) the average weekly trading volume in Brokat ADSs reported through Nasdaq during the preceding four calendar weeks if that shareholder is transferring Brokat ADSs, or (2) the greater of 1% of the total number of outstanding shares of Brokat and the average weekly trading volume in Brokat ordinary shares reported through the Neuer Markt during the preceding four calendar weeks if that shareholder is transferring Brokat ordinary shares

   In addition, the Blaze stockholders subject to the stockholders agreement have agreed not to transfer their shares during the 14-day period before, and the 90-day period after, a public offering by Brokat in the United States.

                           The Blaze Special Meeting

General (page 34)

   The special meeting will be held at 8:00 a.m., local time, on September 29, 2000, at 150 Almaden Boulevard, 9th Floor, San Jose, California, 95113.

Purpose of the special meeting (page 34)

   The purpose of the special meeting will be to vote upon a proposal to approve and adopt the merger agreement and the merger.

Record date; quorum; required vote; shares outstanding and entitled to vote (page 34)

   Only holders of record of Blaze common stock at the close of business on August 14, 2000, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of the stock issued, outstanding and entitled to vote at the special meeting is necessary to constitute a quorum. Each holder of record of shares of Blaze common stock on the Blaze record date is entitled to cast one vote per share on the merger proposal and on any other matter properly submitted for the vote of the Blaze stockholders at the special meeting. The affirmative vote of a majority of the outstanding shares of Blaze common stock entitled to vote is required to approve the merger proposal. As of the record date, there were 23,229,854 shares of Blaze common stock outstanding and entitled to vote at the special meeting.

Failure to vote in favor of the merger proposal has the same effect as a vote against it.

   All beneficial owners of Blaze common stock are urged to return the enclosed proxy card marked to indicate their votes or to instruct the broker or other person in whose name the shares are held to vote the shares in favor of the merger. The actions proposed in this proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions.

Voting of proxies; revocation of proxies (pages 35 and 36)

   Properly executed proxies will be voted in accordance with the instructions indicated in the proxies. Also, the persons named in the proxy will have discretionary power to vote on any matters other than the merger proposal that are properly presented at the special meeting. Proxies may be submitted by mail, by telephone or using the Internet. A stockholder may revoke a proxy before the special meeting by complying with any of the procedures described in this proxy statement/prospectus under "The Special Meeting--Voting of Proxies; Revocation of Proxies."

Security ownership of Blaze's management (page 108)

   As of the record date, certain of the directors and executive officers of Blaze and their affiliates beneficially owned an aggregate of approximately 9,126,850 shares of Blaze common stock (approximately 39.3% of the Blaze common stock then outstanding).

                             SUMMARY FINANCIAL DATA

                        Summary Financial Data of Brokat

   The following table presents some of Brokat's summary historical consolidated financial data derived from Brokat's historical consolidated financial statements for the periods indicated.

   The summary historical financial data for the years ended June 30, 1996, 1997, 1998 and 1999 and the six months ended December 31, 1999, were derived from the audited consolidated financial statements of Brokat for those periods. The consolidated financial statements for the years ended June 30, 1997, 1998 and 1999 and the six months ended December 31, 1999, are included elsewhere in this proxy statement/prospectus. The consolidated financial statements for the year ended June 30, 1996, are not included in this prospectus.

   The summary historical financial data as of and for the year ended June 30, 1995 were derived from the unaudited consolidated financial statements of Brokat for that period, which were prepared under German GAAP. These consolidated financial statements are not included in this proxy statement/prospectus.

   The summary historical interim financial data as of and for the six months ended December 31, 1998 and the six months ended June 30, 1999 and 2000 were derived from Brokat's unaudited financial statements and, in Brokat's opinion, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented.

   Brokat's consolidated financial statements have been prepared in accordance with U.S. GAAP since (but not including) the fiscal year ended June 30, 1995.

   Since Brokat's inception through the fiscal year ended June 30, 1999, Brokat's fiscal year ended on June 30. Brokat changed its fiscal year in 1999 to end on December 31. Brokat's results of operations for the six months ended December 31, 1999 and for the six months ended June 30, 1999 and 2000 are not necessarily indicative of results that may be expected for the full year. For information relating to the currency exchange rates used in the following table, you should read "Currency and Financial Statement Presentation."

   You should carefully review Brokat's consolidated financial statements included elsewhere in this proxy statement/prospectus and the information provided in "Unaudited Pro Forma Consolidated Financial Information," "Selected Historical Consolidated Financial Data of Brokat" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brokat."

                        Summary Financial Data of Brokat

                   (Deutsche marks and dollars in thousands)

                                                                 Six Months Ended            Six Months Ended
                            Fiscal Years Ended June 30              December 31                  June 30
                          ----------------------------------  -------------------------  --------------------------
                          1997(1)   1998     1999     1999     1998     1999     1999     1999      2000     2000
                          -------  -------  -------  -------  -------  -------  -------  -------  --------  -------
                            DM       DM       DM        $       DM       DM        $       DM        DM        $
Statement of Operations
 (1)
Revenue.................  12,101    29,571   62,487   30,495   19,671   51,287   25,029   42,816    81,729   39,887
Cost of Sales...........  (7,971)  (15,493) (31,325) (15,287) (10,371) (22,937) (11,194) (20,954)  (32,870) (16,042)
                          ------   -------  -------  -------  -------  -------  -------  -------  --------  -------
Gross profit............   4,130    14,078   31,162   15,208    9,300   28,350   13,835   21,862    48,859   23,845
                          ------   -------  -------  -------  -------  -------  -------  -------  --------  -------
Selling expenses........  (3,118)  (16,636) (38,848) (18,959) (15,535) (27,714) (13,525) (23,313)  (36,283) (17,708)
General and
 administrative
 expenses...............  (1,332)   (4,305) (10,639)  (5,192)  (4,092) (12,643)  (6,170)  (6,547)  (15,725)  (7,674)
Research and development
 expenses...............  (1,450)   (4,917)  (8,733)  (4,262)  (3,896) (12,769)  (6,232)  (4,837)  (21,437) (10,462)
Amortization costs on
 goodwill and on
 intangible assets from
 acquisitions...........     --        --    (3,686)  (1,799)     --   (15,797)  (7,709)  (4,020)  (15,184)  (7,410)
Non-cash charges
 associated with stock
 option grants..........     --        --   (16,340)  (7,974)     --   (12,240)  (5,973) (10,280)  (30,735) (15,000)
                          ------   -------  -------  -------  -------  -------  -------  -------  --------  -------
Total operating
 expenses...............  (5,900)  (25,858) (78,246) (38,186) (23,523) (81,163) (39,609) (48,997) (119,364) (58,255)
Operating loss..........  (1,770)  (11,780) (47,084) (22,978) (14,223) (52,813) (25,774) (27,135)  (70,505) (34,409)
                          ------   -------  -------  -------  -------  -------  -------  -------  --------  -------
Interest income.........       5       150    1,528      746      726       35       17      802     1,857      906
Interest expense........    (157)     (454)    (960)    (468)    (209)    (867)    (423)    (749)   (8,267)  (4,035)
Other income, net.......     198       239    2,565    1,252    1,261    2,298   (1,121)   1,711       460      224
                          ------   -------  -------  -------  -------  -------  -------  -------  --------  -------
Loss absorption of
 convertible debt of
 silent partners........
Loss before income taxes
 and extraordinary
 items..................  (1,724)  (11,845) (43,951) (21,448) (12,445) (51,347) (25,058) (25,371)  (76,455) (37,313)
Income tax benefit
 (expense)..............      10       --      (113)     (55)     --      (104)     (51)    (113)     (227)    (111)
Minority interest.......     --        --        90       44      --       (26)     (13)      90        99       48
Other Taxes.............     --        --       --       --       --       --       --       --       (103)     (50)
                          ------   -------  -------  -------  -------  -------  -------  -------  --------  -------
Loss before
 extraordinary item.....  (1,714)  (11,845) (43,974) (21,459) (12,445) (51,477) (25,122) (26,394)  (76,686) (37,426)
Extraordinary loss on
 early extinguishment of
 debt, net of taxes.....     --        --       (64)     (31)     (64)     --       --       --        --       --
                          ------   -------  -------  -------  -------  -------  -------  -------  --------  -------
Net loss................  (1,714)  (11,845) (44,038) (21,490) (12,509) (51,477) (25,122) (25,394)  (76,686) (37,426)
                          ======   =======  =======  =======  =======  =======  =======  =======  ========  =======
Other Financial Data:
Amortization costs on
 goodwill and on
 intangible assets from
 acquisitions and
 depreciation...........     734     1,374    6,705    3,272      985   18,892    9,219    5,720    19,231    9,386
Capital expenditures....   1,748     3,869   10,835    5,288    3,396    4,334    2,115    7,439     7,731    3,773

                                As of June 30,           As of December 31,   As of June 30,
                         ----------------------------- ---------------------- ---------------
                         1997    1998   1999    1999    1998   1999    1999    2000    2000
                         -----  ------ ------- ------- ------ ------- ------- ------- -------
                          DM      DM     DM       $      DM     DM       $      DM       $
Balance Sheet Data (1):
Total assets............ 7,222  19,680 275,070 134,239 94,246 248,685 121,363 496,167 242,151
Total long-term debt.... 2,730  10,308  24,356  11,886  6,000   3,850   1,879 248,596 121,326
Total liabilities....... 8,208  19,219  56,731  27,686 18,354  78,313  38,218 301,750 147,267
Total shareholders'
 equity.................  (986)    461 217,939 106,358 75,892 169,946  82,937 194,091  94,725

--------
(1) Brokat's financial statements contained in this proxy statement/prospectus have been prepared to comply with SEC requirements, as well as U.S. GAAP requirements. To maintain a consistent presentation, the balance sheet data at June 30, 1997 differ from the balance sheet data at that date included in Brokat's published accounts.

                        Summary Financial Data of Blaze

   The following table presents Blaze's summary historical consolidated financial data derived from Blaze's historical consolidated financial statements for the periods indicated.

   The summary historical financial data as of March 31, 1999 and 2000, and for the years ended March 31, 1998, 1999 and 2000 were derived from the audited consolidated financial statements of Blaze for those periods. These consolidated financial statements are included elsewhere in this proxy statement/prospectus.

   The summary historical financial data as of March 31, 1996, 1997 and 1998, and for the years ended March 31, 1996 and 1997 were derived from the audited consolidated financial statements of Blaze for those periods. These consolidated financial statements are not included in this proxy statement/prospectus.

   The summary historical financial data for the three months ended June 30, 1999 and 2000 were derived from Blaze's unaudited financial statements and, in Blaze's opinion, reflect all adjustments necessary to present fairly the results of operations for the periods presented.

   Blaze's consolidated financial statements have been prepared in accordance with U.S. GAAP.

   You should carefully review Blaze's consolidated financial statements included elsewhere in this proxy statement/prospectus and the information provided in "Unaudited Pro Forma Consolidated Financial Information," "Selected Historical Consolidated Financial Data of Blaze" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Blaze."

                        Summary Financial Data of Blaze
                 (Dollars in thousands, except per share data)

                                                                         Three Months
                                   Years Ended March 31,                Ended June 30,
                          --------------------------------------------  ----------------
                           1996     1997     1998     1999      2000     1999     2000
                          -------  -------  -------  -------  --------  -------  -------
Consolidated Statement
 of Operations Data
Net revenues:
 Product licenses.......  $   --   $ 3,296  $ 3,559  $ 3,722  $  8,486  $ 1,394  $ 3,320
 Services and
  maintenance...........      --       327      803    5,332     9,710    1,926    3,914
                          -------  -------  -------  -------  --------  -------  -------
 Total revenues.........      --     3,623    4,362    9,054    18,196    3,320    7,324
                          -------  -------  -------  -------  --------  -------  -------
Cost of revenues:
 Product licenses.......      --       180       74       40        67       10       10
 Services and
  maintenance...........      --       463      512    2,892     6,808    1,187    3,194
                          -------  -------  -------  -------  --------  -------  -------
 Total cost of
  revenues..............      --       643      586    2,932     6,875    1,197    3,204
                          -------  -------  -------  -------  --------  -------  -------
Gross profit............      --     2,980    3,776    6,122    11,321    2,123    4,030
                          -------  -------  -------  -------  --------  -------  -------
Operating expenses:
 Research and
  development...........    1,138    1,370    1,938    3,843     5,079    1,260    1,902
 Sales and marketing....    2,512    2,342    3,702    5,586    12,226    1,894    5,959
 General and
  administrative........    1,026      957    1,106    2,205     3,785      638    1,838
 Stock-based
  compensation..........      --       --       --       --     16,400      --     4,330
                          -------  -------  -------  -------  --------  -------  -------
 Total operating
  expenses..............    4,676    4,669    6,746   11,634    37,490    3,792   14,029
                          -------  -------  -------  -------  --------  -------  -------
Operating loss..........   (4,676)  (1,689)  (2,970)  (5,512)  (26,169)  (1,669)  (9,999)
                          -------  -------  -------  -------  --------  -------  -------
Net loss from continuing
 operations.............  $(5,748) $(2,723) $(3,631) $(5,848) $(26,424) $(1,783) $(8,983)
                          =======  =======  =======  =======  ========  =======  =======
Basic and diluted loss
 per share from
 continuing operations..  $ (2.56) $ (3.56) $(37.37) $(19.15) $  (6.68) $ (0.71) $ (0.42)
                          =======  =======  =======  =======  ========  =======  =======
Number of shares used in
 calculation of basic
 and diluted loss per
 share..................    2,246      920      125      371     5,781    2,211   21,864

                                       As of March 31,
                         -----------------------------------------------  As of June 30,
                          1996      1997      1998      1999      2000         2000
                         -------  --------  --------  --------  --------  --------------
Consolidated Balance
 Sheet Data:
Cash, cash equivalents
 and short-term
 investments............ $ 1,117  $  2,258  $  6,591  $  2,129  $ 69,293     $ 67,920
Working capital
 (deficit)..............  (1,519)   (3,324)      628    (4,316)   63,018       65,504
Total assets............  12,642    10,615    13,854     7,765    78,359       79,645
Capital lease
 obligations, net of
 current portion........     646       236        91        19       256          211
Accumulated deficit.....  (3,044)  (11,800)  (17,051)  (22,651)  (58,157)     (67,262)
Mandatory redeemable
 preferred stock........   3,275     9,684    19,624    20,882       --           --
Total stockholders'
 equity (deficit).......  (2,583)  (10,795)  (17,563)  (24,203)   65,769       69,567

   The Company has never paid any cash dividends on its capital stock.

         Summary Pro Forma Condensed Consolidated Financial Information

   The following summary unaudited pro forma condensed consolidated financial information, prepared in accordance with U.S. GAAP, is intended to provide Blaze stockholders with an idea of what the results of operations and financial position of the combined businesses of Brokat and Blaze might have looked like had the merger occurred on an earlier date. For more detailed information, you should read "Unaudited Pro Forma Financial Information."

   The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not show what the results of operations and financial position of Brokat would have been if the merger had actually occurred on the dates assumed. This information also does not indicate what Brokat's future operating results or consolidated financial position will be.

   The following summary unaudited pro forma statement of operations data give effect to the acquisitions of MeTechnology AG and Transaction Software Technologies, Inc., the offering of Brokat's 11 1/2% senior notes due 2010 and the application of the net proceeds of the offering, and the acquisitions of Blaze and GemStone, as if they had occurred on July 1, 1998.

   The summary unaudited pro forma balance sheet data as of June 30, 2000 give effect to the offering of Brokat's senior notes and the application of the net proceeds of such offering as well as to the acquisitions of Blaze and GemStone, as if they had occurred on June 30, 2000.

                                                                                        Adjusted Pro Forma for Senior
                      Pro Forma for the Senior Notes   Pro Forma for the Senior Notes    Notes Offering and TST, ME,
                       Offering and Acquisitions of       Offering and TST, ME and            Blaze and GemStone
                            TST and MeTechnology           GemStone Acquisitions                 Acquisitions
                      -------------------------------  -------------------------------  -------------------------------
                       Fiscal                  Six      Fiscal                  Six      Fiscal                  Six
                        Year        Six       Months     Year        Six       Months     Year        Six       Months
                       Ended    Months Ended  Ended     Ended    Months Ended  Ended     Ended    Months Ended  Ended
                      June 30,  December 31, June 30,  June 30,  December 31, June 30,  June 30,  December 31, June 30,
                        1999        1999       2000      1999        1999       2000      1999        1999       2000
                      --------  ------------ --------  --------  ------------ --------  --------  ------------ --------
                         DM          DM         DM        DM          DM         DM        DM          DM         DM
                                                             (in thousands)
Statement of
 Operations
Revenue.............    71,653     51,287      81,729   113,595      72,538    106,368   133,349      87,331    121,118
Cost of Sales.......   (36,933)   (22,937)    (32,870)  (49,448)    (29,429)   (41,980)  (55,988)    (35,020)   (48,513)
                      --------    -------    --------  --------    --------   --------  --------    --------   --------
Gross profit........    34,720     28,350      48,859    64,147      43,109     64,388    77,361      52,311     72,605
                      --------    -------    --------  --------    --------   --------  --------    --------   --------
Selling expenses....   (44,670)   (27,714)    (36,283)  (61,687)    (37,493)   (49,345)  (72,637)    (45,641)   (61,495)
General and
 administrative
 expenses...........   (17,922)   (12,643)    (15,725)  (28,067)    (16,915)   (21,869)  (32,401)    (19,669)   (25,617)
Research and
 development
 expenses...........   (15,119)   (12,769)    (21,437)  (25,263)    (18,013)   (29,049)  (32,932)    (21,923)   (32,927)
Amortization costs
 on goodwill and on
 intangible assets
 from acquisitions..   (31,488)   (15,797)    (15,184) (106,455)    (53,281)   (52,668) (230,975)   (115,541)  (114,928)
Non-cash charges
 associated with
 stock option
 grants.............   (16,340)   (12,240)    (30,735)  (24,708)    (16,424)   (34,919)  (50,150)    (50,293)   (56,469)
                      --------    -------    --------  --------    --------   --------  --------    --------   --------
Total operating
 expenses...........  (125,539)   (81,163)   (119,364) (246,180)   (142,126)  (167,850) (419,095)   (253,067)  (291,436)
Operating loss from
 continuing
 operations.........   (90,819)   (52,813)    (70,505) (182,033)    (99,017)  (123,462) (341,734)   (200,756)  (281,831)
                      --------    -------    --------  --------    --------   --------  --------    --------   --------
Interest income.....       --         --          --                                         --          --         --
Interest expense....   (28,487)   (14,609)    (20,187)  (28,487)   (14,609)    (20,833)  (29,110)    (14,811)   (20,890)
Other income, net...     2,565      2,298         460     2,379       1,977        460     2,379       1,977      2,601
                      --------    -------    --------  --------    --------   --------  --------    --------   --------
Loss absorption of
 convertible debt of
 silent partners....
Loss before income
 taxes and
 extraordinary
 items..............  (116,741)   (65,124)    (90,232) (208,496)   (111,649)  (143,835) (368,465)   (213,590)  (237,120)
Income tax benefit
 (expense)..........      (210)      (104)       (330)     (445)       (274)      (589)     (614)       (442)      (601)
Minority interest...        90        (26)         99        90         (26)        99        90         (26)        99
                      --------    -------    --------  --------    --------   --------  --------    --------   --------
Loss before
 extraordinary
 item...............  (116,861)   (65,254)    (90,463) (208,498)   (111,949)  (144,325) (368,989)   (214,058)  (237,622)
Extraordinary loss
 on early
 extinguishment of
 debt, net of
 taxes..............       (64)       --          --        (64)        --         --        (64)        --         --
                      --------    -------    --------  --------    --------   --------  --------    --------   --------
Net loss from
 continuing
 operations.........  (116,925)   (65,254)    (90,463) (208,560)   (111,949)  (144,325) (369,053)   (214,058)  (237,622)
                      ========    =======    ========  ========    ========   ========  ========    ========   ========

                                              As of June 30, 2000
                         --------------------------------------------------------------
                                Pro Forma for                Pro Forma for the
                         the Acquisition of Gemstone Acquisitions of Blaze and GemStone
                         --------------------------- ----------------------------------
                                     DM                              DM
                                                 (in thousands)
Balance Sheet Data:
Total assets............          1,033,969                      2,068,799
Total long-term debt....            248,733                        249,235
Total liabilities.......            331,043                        356,693
Total shareholders'
 equity.................            702,600                      1,711,780

                       Comparative Per Share Information

   The following tables set forth unaudited historical per share data of Brokat and Blaze and the combined per share information on an unaudited pro forma basis after giving effect to the transactions described below. Book value per share is computed by dividing shareholders' equity by the number of shares outstanding at the end of each period. Pro forma information reflects the earnings per share and book value per share that each share would have been entitled to if the offering of Brokat's 11 1/2% senior notes due 2010 and the acquisitions of Transaction Software Technologies, MeTechnology, GemStone and Blaze occurred on July 1, 1998. Pro forma equivalent data was calculated by multiplying the pro forma data including Blaze by an exchange ratio of 0.3652 Brokat ADSs for each share of Blaze common stock. You should read this information together with Brokat's and Blaze's consolidated financial statements and the unaudited pro forma condensed consolidated financial information included in this proxy statement/prospectus. The pro forma combined per share information is not necessarily indicative of the operating results or financial position that would have been achieved if the merger had been consummated as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of Brokat or Blaze.

                             Historical Brokat             Historical Blaze
                         ---------------------------  ---------------------------
                         Fiscal                Six    Fiscal                Six
                          Year                Months   Year                Months
                         Ended    Six Months  Ended   Ended    Six Months  Ended
                          June      Ended      June    June      Ended      June
                          30,    December 31,  30,     30,    December 31,  30,
                          1999       1999      2000    1999       1999      2000
                         ------  ------------ ------  ------  ------------ ------
                           DM         DM        DM      DM         DM        DM
Basic and diluted loss
 per share:
 Loss before
  extraordinary items... (2.23)     (1.92)    (2.84)  (12.57)    (4.26)    (1.22)
 Extraordinary Loss.....   --         --        --       --        --        --
                         -----      -----     -----   ------     -----     -----
 Net loss from
  continuing
  operations............ (2.24)     (1.92)    (2.84)  (12.57)    (4.26)    (1.22)
                         =====      =====     =====   ======     =====     =====
Book value per share:    13.97       9.26     16.52    (0.02)     3.04      6.26
                         =====      =====     =====   ======     =====     =====

                              Pro Forma for the            Pro Forma for the             Pro Forma Equivalent
                            Senior Note Offering,        Senior Note Offering,      for the Senior Note Offering,
                               and TST, ME and           and TST, ME, Gemstone          and TST, ME, Gemstone
                            Gemstone Acquisitions        and Blaze Acquisitions         and Blaze Acquisitions
                          ---------------------------  ---------------------------  ------------------------------
                          Fiscal                Six    Fiscal                Six
                           Year                Months   Year                Months   Fiscal                 Six
                          Ended    Six Months  Ended   Ended    Six Months  Ended     Year    Six Months   Months
                           June      Ended      June    June      Ended      June    Ended      Ended      Ended
                           30,    December 31,  30,     30,    December 31,  30,    June 30, December 31, June 30,
                           1999       1999      2000    1999       1999      2000     1999       1999       2000
                          ------  ------------ ------  ------  ------------ ------  -------- ------------ --------
                            DM         DM        DM      DM         DM        DM       DM         DM         DM
Basic and diluted loss
 per share:
 Loss before
  extraordinary items...  (9.51)     (3.85)    (4.94)  (13.99)    (6.38)    (7.06)   (5.11)     (2.33)     (2.58)
 Extraordinary loss.....  (0.00)       --        --     (0.00)      --        --     (0.00)       --         --
                          -----      -----     -----   ------     -----     -----    -----      -----      -----
Net loss from continuing
 operations.............  (0.52)     (3.85)    (4.94)  (13.99)    (6.38)    (7.06)   (5.11)     (2.33)     (2.58)
                          =====      =====     =====   ======     =====     =====    =====      =====      =====
Book value per share:     12.22       8.32     14.40    10.15      7.85     16.71     4.46       3.04       5.26
                          =====      =====     =====   ======     =====     =====    =====      =====      =====

               Comparative Market Price and Dividend Information

   Brokat's share capital consists of one class of ordinary shares. The principal trading market for the Brokat ordinary shares is the Neuer Markt of the Frankfurt Stock Exchange, where the ordinary shares are listed under the symbol "BRJ." Brokat has applied for the Brokat ADSs to be quoted on the Nasdaq National Market under the symbol "BRKA" effective at the date of the merger.

   The table below shows, for the calendar quarters indicated, the high and low closing prices per Brokat ordinary share and the average daily trading price of the Brokat ordinary shares, all as reported on the Neuer Markt of the Frankfurt Stock Exchange. Translation of euro into dollars has been made at the rate of euro 1.00 = $0.9545, the noon buying rate in the City of New York for cable transfers in foreign currencies certified by the Federal Reserve Bank of New York for customs purposes on June 30, 2000. This translation is provided solely for your convenience. All the prices of Brokat ordinary shares set forth in the following table have been adjusted to reflect the 3:1 stock split effective on February 7, 2000.

                                                                 Average Daily
Year                                      High          Low         Trading
----                                  ------------- ------------ -------------
                                      (Euro)  ($)   (Euro)  ($)  (Euro)  ($)
1998
Third quarter........................  16.36  15.62 10.91  10.41  14.07  13.43
Fourth quarter.......................  44.31  42.29 11.50  10.98  22.53  21.50
1999
First quarter........................  60.67  57.91 37.33  35.63  50.93  48.61
Second quarter.......................  51.67  49.32 31.33  29.90  40.98  39.11
Third quarter........................  45.67  43.59 31.73  30.29  37.18  35.48
Fourth quarter.......................     72  68.72    34  32.45  49.50  47.25
2000
First quarter........................    210 200.44    56  53.45 118.87 113.46
Second quarter.......................    155 147.94 76.50  73.02 121.23 115.71
Third quarter (through September 7,
 2000)............................... 124.00 118.35 85.99  82.08 102.99  98.30

   As of June 19, 2000, Brokat had 27,311,184 ordinary shares outstanding.

   Blaze's outstanding share capital consists only of common stock, par value $0.0001 per share. Blaze is authorized to issue preferred stock, but none is outstanding. The principal trading market for the shares of Blaze common stock is the Nasdaq National Market where the Blaze common stock is quoted under the symbol "BLZE."

   The table below shows, for the calendar quarters indicated, the high and low closing prices per share of Blaze common stock, as reported on the Nasdaq National Market.

   Year                                                              High   Low
   ----                                                              ----- -----
                                                                      ($)   ($)
   2000
   First quarter (starting March 23, 2000).......................... 31.13 24.25
   Second quarter................................................... 25.44  8.00
   Third quarter (through September 7, 2000)........................ 18.81 13.75

As of June 19, 2000, Blaze had 22,662,571 shares of common stock outstanding. There were 589 holders of record of Blaze common stock on June 19, 2000.

   The following table shows:

  . the last reported sale price of one share of Blaze common stock, as reported on the Nasdaq National Market;

  . the last reported sale price of one Brokat ordinary share, as reported in euros on the Neuer Markt of the Frankfurt Stock Exchange in euros and converted into dollars; and

  . the implied equivalent per share value for one share of Blaze common stock determined as if the merger had been completed;

in each case, on June 19, 2000, the last full trading day prior to the public announcement of the merger and, on August 30, 2000, the most recent practicable trading day prior to the date of this proxy statement/prospectus. The implied equivalent per share values have been determined based upon the prices for Brokat ordinary shares on such dates and the exchange ratio of 0.1826 Brokat ordinary shares for each share of Blaze common stock.

                                                               Equivalent price
                                    Blaze         Brokat         per share of
Date                             common stock ordinary shares Blaze common stock
----                             ------------ --------------- ------------------
                                     ($)            ($)              ($)
June 19, 2000...................    15.50           118             20.68
August 30, 2000.................    18.69           124             22.64

The translation of Brokat ordinary shares into dollars was made using the noon buying rate in the City of New York for cable transfers in foreign currencies certified by the Federal Reserve Bank of New York for customs purposes of euro
1.00 = $0.9622 on June 19, 2000 and euro 1.00 = $0.8924 on August 30, 2000.

   We urge Blaze stockholders to obtain current market quotations for Brokat ordinary shares and shares of Blaze common stock before making a decision with respect to the merger.

                                Dividend Policy

   Neither Brokat nor Blaze has ever declared or paid any cash dividends on its capital stock. Each of Brokat and Blaze expects to retain its future earnings, if any, for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Covenants in the indenture governing Brokat's outstanding senior notes restrict the payment of cash dividends.

                                 RISK FACTORS

   By voting in favor of the merger, you will be choosing to invest in Brokat ADSs. An investment in these securities involves a high degree of risk. In addition to the other information contained in this proxy statement/prospectus, in deciding how to vote you should consider carefully the risks associated with owning Brokat ADSs following the merger. Some of these risks are described below.

Risks Relating to the Merger

 Brokat and Blaze may not successfully integrate their operations, which could result in a failure of the combined company to realize the potential benefits of the merger.

   In order for the merger to be successful, we must integrate the operations and technologies of the two companies and manage geographically dispersed operations. Among the challenges involved in this integration is demonstrating to our customers that the merger will not result in an adverse change in customer service standards or business focus and persuading our personnel that our business cultures are compatible. The integration process will be expensive and time consuming and may strain our management and other resources. The integration of our operations will require, among other things:

  . educating the employees of each company about the technologies and products of the other company;

  . coordinating or combining our research and development efforts and sales and marketing organizations; and

  . aligning the strategic plans of two previously independent management teams.

   The difficulties of this integration may be increased by the geographical separation of our two companies and our employees. Brokat's research and development operations are located in Germany. Blaze's research and development operations are located mainly in the United States. Integration will require the dedication of management resources that may distract management's attention from the day-to-day business of the combined company. If we fail to integrate the companies quickly and efficiently, we will not realize the benefits we expect from the merger and the combined company's business and results of operations could be impaired.

 If Brokat and Blaze do not integrate their technology quickly and effectively, many of the potential benefits of the merger may not be realized.

   Brokat intends to integrate Blaze's technology into its own software solutions as well as offer Blaze's solutions separately. Brokat and Blaze cannot assure you that they will be able to integrate their technology quickly and effectively. In order to obtain the benefits of the merger, Brokat must make Blaze's technology, products and services operate together with Brokat's technology, products and services. Brokat may be required to spend additional time or money on integration that would otherwise be spent on developing its business and services or other matters. If Brokat does not integrate the technology effectively or if management spends too much time on integration issues, it could harm the combined companies' business, financial condition and results of operations.

 The merger may result in a loss of Blaze or Brokat employees, which could adversely affect the operating results of the combined company.

   Despite Brokat's efforts to hire and retain quality employees, Brokat might lose some of Blaze's or its own key employees following the merger. Competition for qualified management, engineering and technical employees in the software industry is intense. Brokat and Blaze have different corporate cultures, and Blaze employees may not want to work for a larger, non-U.S. based company instead of a smaller, start-up company. In addition, competitors may recruit employees prior to the merger and during integration, as is common in high technology mergers. As a result, employees of Blaze or the combined company could leave with little or no prior notice. Brokat and Blaze cannot assure you that the combined company will be able to attract, retain and integrate employees following the merger. The combined company's failure to attract, retain and integrate employees following the merger may adversely affect the operating results of the company.

 The merger may result in a loss of Blaze customers or strategic alliances and have a negative impact on its business.

   As a result of the merger, some customers, potential customers or strategic partners may not continue to do business with Blaze. Customers who do not believe that the transaction will be favorable to their relationship with Blaze in terms of the future quality of the products and services Blaze provides to them or otherwise may decide to terminate or diminish in some way their relationship with Blaze. Potential customers or strategic partners of Blaze may delay entering into, or decide not to enter into, a business relationship with Blaze because of the merger. Any of the factors discussed above may result in a material adverse effect on Blaze's business and results of operations. In such case, Blaze may lose significant revenue that it might have otherwise received had the merger not occurred.

 Merger related accounting charges may delay and reduce Brokat's profitability.

   The Blaze acquisition by Brokat is being accounted for by Brokat under the "purchase" method of accounting. Under the purchase method, the purchase price of Blaze will be allocated to the assets and liabilities acquired from Blaze. The excess of the purchase price over Blaze's net assets will result in certain intangible assets for Brokat that will have to be amortized. As a result, Brokat will incur accounting charges from the merger that will delay and reduce Brokat's profitability.

 The number of Brokat ordinary shares or Brokat ADSs you will receive will not change to reflect changes in the market price of Brokat shares between the signing of the merger agreement and the merger.

   Under the merger agreement, the exchange ratio used to determine the number of Brokat's ordinary shares that Blaze stockholders will receive is unaffected by the share price of Brokat's ordinary shares. Increases in the value of Brokat's ordinary shares will result in a higher price being paid by Brokat for Blaze and more value received by Blaze stockholders in the merger. Decreases in the value of Brokat's ordinary shares will result in a lower price being paid by Brokat for Blaze and less value received by Blaze stockholders in the merger. It is likely that you will not know the value of Brokat's ordinary shares to be issued in the merger at the time of the Blaze special meeting of stockholders. Under the merger agreement, neither Brokat nor Blaze will have the right to terminate or renegotiate the merger agreement or resolicit proxies as a result of any increase or decrease in the value of Brokat's ordinary shares. The market price of Brokat's ordinary shares has been and may continue to be volatile. For example, since Brokat's initial public offering in September 1998 through June 30, 2000, the closing price of the Brokat ordinary shares ranged from a high of euro 210 per share to a low of euro 10.91 per share. Converting into dollars using the exchange rate of euro 1= $0.9545 on June 30, 2000, these high and low prices would be $200.44 and $10.41. Recently, the stock market in general and the shares of technology and information services companies in particular have experienced significant price fluctuations. The market price of Brokat shares may continue to fluctuate significantly in response to various factors, including:

  . quarterly variations in operating results or growth rates;

  . the announcement of technological innovations;

  . the introduction of new products by Brokat and its competitors;

  . changes in estimates by securities analysts;

  . market conditions in the industry;

  . announcements and actions by competitors;

  . regulatory and judicial actions; and

  . general economic conditions.

 Brokat's results could be affected by the merger, which could cause the market price of the Brokat ADSs and Brokat ordinary shares to decline.

   If Brokat is not successful in integrating Brokat's and Blaze's operations, Brokat's business and results of operations could be adversely affected. In addition, Brokat will be required to amortize significant amounts of goodwill and other intangible assets in connection with the merger, which could adversely affect Brokat's results of operations and the market price of the Brokat ADSs and the Brokat ordinary shares.

 The failure to complete the merger may be detrimental to Blaze's business.

   If the merger is not consummated on schedule or at all, for any reason, including reasons that would result in Blaze making substantial payments to Brokat or other parties, Blaze's business, financial condition and results of operations would be materially adverse affected.

Risks Relating to Brokat's Business

 Brokat has a history of losses, Brokat expects future losses and may never achieve sufficient profitability or positive cash flow to meet its obligations.

   Brokat experienced net losses of approximately DM 76.7 million for the six months ended June 30, 2000, DM 51.5 million for the six months ended December 31, 1999 and net losses of approximately DM 47.3 million, approximately DM 8.6 million and approximately DM 1.7 million for the fiscal years ended June 30, 1999, 1998 and 1997, respectively. Its accumulated deficit through June 30, 2000 was approximately DM 185.7 million. Brokat has also experienced negative earnings before interest expense and interest income, taxes, depreciation and amortization during each of these periods. On a pro forma basis after giving effect to the proposed acquisitions of Blaze and GemStone, Brokat would have experienced losses of approximately DM 653.4 million, DM 356.3 million and DM
379.8 million for the six months ended June 30, 2000, six months ended December 31, 1999 and for the fiscal year ended June 30, 1999, respectively.

   The development of new versions and adaptations of its Twister platform, the entry into new e-business sectors, the increased penetration of the e-finance sector and the geographic expansion of its business through internal growth or acquisitions will require a significant amount of cash resources.

   From October 1998 through June 2000 Brokat has invested approximately DM
163.8 million in its expansion. Brokat used about 80% of this investment to finance its internal growth and 20% for the external growth through an acquisition for cash. Brokat expects that it will continue to invest in its business in similar amounts and proportions, but since Brokat, like other companies operating in its market, requires high degree of flexibility, these amounts and proportions may change.

   Brokat expects to continue to operate at a net loss and experience negative cash flow as Brokat continues its development program and expands its business. Continuing net losses and future cash shortfalls will require additional debt or equity financing, which may not be available to it on a timely basis, at acceptable terms, or at all. If Brokat cannot obtain the financing on acceptable terms, Brokat may not be able to continue its development programs or expand its business.

 The market for Brokat's products and services is in its early stage of development and, if a viable market for them does not develop, Brokat's business may not succeed.

   Brokat develops and markets software which serves as an interface between businesses' traditional information processing systems and electronic distribution channels for the sale of products and services. The market for Brokat's products and services is in its early stages of development and is rapidly evolving. A viable market for Brokat's products and services may not emerge or be sustainable. As is typical for new and rapidly evolving industries, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty, especially where, as is true of Brokat, acquisition of the product often requires a large capital commitment or other significant commitment of resources. This uncertainty is compounded by the risks that consumers and businesses will not adopt e-business commerce and that an appropriate infrastructure necessary to support increased e-commerce and communication will fail to develop to a sufficient extent and within an adequate time frame to permit Brokat to succeed.

   Adoption of e-business and knowledge management, particularly by those individuals and businesses that have relied upon traditional means of commerce and communication, will require a broad acceptance of new and substantially different methods of conducting business and exchanging information. Brokat's products and services involve a new approach to the conduct of e-business which may make intensive marketing and sales efforts necessary to educate prospective customers about the uses and benefits of its products and services. For example, businesses that have already invested substantial resources in other methods of conducting e-business may be reluctant or slow to adopt a new approach that may replace, limit, or compete with their existing systems. The security concerns of existing and potential users of Brokat's products and services may inhibit the growth of e-business generally and the market's acceptance of its products and services in particular.

 If the Internet and the related electronic communication channels fail to gain acceptance as widely used media for banking transactions and other commerce, Brokat's business will be adversely affected.

   Sales of most of Brokat's products and services will depend upon the adoption of the Internet and the related electronic communication channels as widely used media for banking transactions and other commerce. If these channels do not develop as Brokat anticipates, Brokat may not be able to grow its business and become profitable.

   The Internet and the related electronic communication channels have experienced, and are expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the electronic communication infrastructure will continue to be able to support the demands placed on it by this continued growth. Electronic communication channels could lose their viability due to delays in the development or adoption of new standards and protocols to handle increased levels of online business activity or due to increased governmental regulation.

   Because global commerce and online exchange of information over the Internet through various electronic communication channels are relatively new and evolving, there can be no assurance that they will prove to be viable for commercial transactions. Issues concerning the commercial use of the Internet and the related electronic communication channels--such as, security, reliability, cost, ease of use, accessibility, and quality of service--and the subsequent outcomes of these issues may negatively affect their growth or the attractiveness of e-business. If the necessary infrastructure and complementary products are not developed, or if they do not become viable for commercial transactions, Brokat's business, financial condition and results of operations will be materially and adversely affected.

 Brokat increasingly relies on third party consultants, distributors and customizers for sales of its products, and, if these relationships fail, Brokat's business could be adversely affected.

   For most of its history, Brokat engaged primarily in the direct sales of its products to banks and other business customers and provided services to these customers to adapt and customize its products to their existing informational systems and their specific requirements. Brokat is increasingly emphasizing indirect sales through third parties, including joint ventures to which Brokat may license its software, as part of its business strategy to increase sales and market penetration of its products and to enter into new e-commerce sectors and geographic regions. If these relationships fail, Brokat will have to devote substantially more resources to the distribution, sales and marketing, implementation and support of its products than Brokat would otherwise, and its efforts may not be as effective as those of its partners.

   For these indirect sales, Brokat relies on system integrators, value added resellers, consultants and joint ventures that perform or contract with others for the installation and customization services that a particular business customer may require. Because of Brokat's increasing emphasis on indirect sales, the proportion of its revenues derived from license fees has increased from 24% of revenue for the fiscal year ended June 30, 1998 to 26% of revenue for the six months ended June 30, 2000 and the proportion of its revenue derived from the provision of services has decreased from 56% to 38% of revenue for the same periods. Brokat has relationships with only a limited number of third party distribution partners, and Brokat intends to further increase its reliance on these partners in the future.

   The continued success of this strategy will depend on its ability to enter into and expand profitable relationships with third parties, including joint ventures to which Brokat may license its software, who are willing and able to distribute its products under license and perform or contract for the necessary services to install and customize its products. Its agreements with these third parties may not restrict them from distributing products that compete with its products.

 If Brokat is unable to compete successfully in the highly competitive markets for e-business software, its business will not become profitable and Brokat will not be able to preserve its market position.

   The e-business software industry and the markets for Brokat's products are generally highly competitive. Brokat may not be able to compete successfully with current or future competitors. Brokat expects that competition in the market for e-business software will increase from both existing suppliers and new suppliers entering the market, especially in light of the expansion of e-business opportunities and the receptivity of the capital markets to companies in this industry. When marketing its products, Brokat competes in particular with providers of software platforms for e-business and providers of software applications for e-business. Potential customers could also develop their own solutions for accessing electronic distribution channels.

   Some of Brokat's competitors have longer operating histories, and significantly greater financial, technical, marketing, and other resources than Brokat and thus may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Also, current and potential competitors may have greater name recognition and more extensive customer bases that could be used to gain market share to its detriment. These competitors may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies, and offer more attractive terms to purchasers than Brokat can. Some of its current and potential competitors may also bundle their products in a manner that may discourage users from purchasing products offered by Brokat. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products. It is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

   The principal competitive factors affecting the market for its products are depth and breadth of functionality offered, ease of application development, time required for application development, reliance on industry standards, reliability, scalability, maintainability, personalization, product quality, price, and customer support.

 If Brokat is unable to timely respond to rapid technological advances and emerging industry standards and practices, it will not be able to maintain or expand its market position.

   The information services, software and communications industries are characterized by rapid technological change, changes in customer requirements, frequent new product and service introductions and enhancements, and emerging industry standards. Its future success will depend, in part, on its ability to develop leading technologies, enhance its existing products and services, develop new products and services that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The introduction of products and services embodying new technologies and the emergence of new industry standards and practices can render existing products and services obsolete and unmarketable.

   Brokat may not be successful in effectively using new technologies, adapting its products to emerging industry standards, developing, introducing, and marketing product and service enhancements, or new products and services. Brokat may also experience difficulties that could delay or prevent the successful development, introduction, or marketing of these products and services. Its new product and service enhancements may not adequately meet the requirements of the marketplace and achieve market acceptance.

   If Brokat is unable to develop and introduce new products and services or enhancements of existing products and services in a timely manner in response to changing market conditions or customer requirements, or if new products and services do not achieve market acceptance, its business, financial condition and results of operations will be materially and adversely affected.

 Brokat may be unable to successfully manage any future growth, which could harm its ability to serve its customers, disrupt its operations and delay its ability to pursue its business strategy.

   The rapid growth of its business and sales has created significant demands on its personnel and on its administrative and financial resources. If Brokat is unable to manage this growth successfully, its ability to take advantage of and grow its business could be severely impeded. Brokat's ability to manage growth will depend in part on its administrative, financial and operational controls and its continued ability to create the infrastructure necessary to exploit market opportunities for its products and services. Brokat's senior management has generally had limited experience in managing large and rapidly growing business organizations. Brokat's ability to compete effectively and to grow its business profitably will require it to continually improve its financial and management controls, reporting systems and procedures on a timely basis, implement new systems as necessary, and expand, train and manage its workforce. The failure of Brokat's management to respond effectively to these challenges and to changes in business conditions could significantly affect its business, results of operations and financial condition.

   During 1999, Brokat implemented a new integrated operational system for accounting and control functions related to its German operations. Brokat has no integrated system for operations outside of Germany. If Brokat is unable to implement an integrated system for its worldwide operations on a timely basis, its ability to manage its business effectively on a global basis could be materially and adversely affected.

 If Brokat is unable to obtain additional capital as needed in the future, Brokat may not be able to develop and expand its business.

   As Brokat continues to develop and expand its business, Brokat may require significant additional capital to fund its capital expenditures, research and development and working capital needs, as well as its debt service requirements and anticipated cash flow deficits. The actual amounts and timing of its future capital requirements may vary significantly from its estimates. Brokat continually reevaluates its business plan in its rapidly changing industry. Brokat's business plan may change in material respects. The change could result in unforeseen needs for additional financing. Brokat's revenues and costs are dependent on factors that are largely beyond its control, such as changes in technology, increased competition, regulatory developments, fluctuation in interest or currency exchange rates and various other factors. Due to the uncertainty of these factors, Brokat's actual revenues and costs may vary significantly from its forecasts. The significant variation will affect Brokat's future capital requirements.

 If Brokat fails to make successful acquisitions and integrate acquired businesses, its growth and the future viability of its business could be adversely affected.

   In the last twelve months, Brokat made several strategic acquisitions, it has entered into definitive agreements to acquire Blaze and GemStone and it will continue to explore acquisitions of related businesses as an important element of its growth strategy as a means of enhancing its existing products and expanding the geographic and industry scope of its business.

   Brokat's ability to implement this strategy will depend on its ability to identify appropriate acquisition targets, to complete acquisitions, including the proposed acquisitions of Blaze and GemStone and to integrate the operations, technologies, products and personnel of acquired businesses, including its recent acquisitions and the proposed acquisitions of Blaze and GemStone. Brokat's ability to make acquisitions will be limited by its financial resources, including available cash and borrowing capacity and the market value and liquidity of its shares. Acquisitions could also divert management attention from its other operations. Brokat could also lose key employees of acquired businesses. If Brokat uses available cash resources or borrow money to finance an acquisition, its ability to make payments on the notes may be further reduced. Brokat could also incur substantial expenses following an acquisition, including expenses of integrating an acquired business.

   Brokat expects that competition for appropriate acquisition targets may be significant. Brokat may compete with other software companies with similar acquisition strategies, many of which may be larger and have greater financial and other resources than Brokat has. Brokat believes that competition for acquisition targets in its industry is based on a number of factors, including price, terms, size and access to capital, ability to offer cash, stock or other forms of consideration. Brokat cannot assure you that it will be able to identify and acquire suitable companies on acceptable terms.

 If Twister fails to gain continued and growing market acceptance or Brokat fails to adapt Twister and related products to meet changes in technology and customer needs, Brokat's business could fail.

   All of Brokat's revenue is derived from the sale of products and services derived from its core product platform, Twister. Brokat's success depends on the continued and growing acceptance of products based on Twister and its continuing ability to introduce new versions of Twister and to adapt the Twister platform for changes in computer and communications hardware, informational system software, channels for electronic access, communication and distribution, and evolving customer needs. If demand for products based on Twister does not continue to grow, or pricing or demand is otherwise adversely affected by competition or technological change, Brokat's business could fail.

 If Brokat fails to retain and attract the services its management, key employees and qualified personnel, its business could be adversely affected.

   Brokat's success depends to a large extent on the efforts and ability of its management and other key employees. Brokat's ability to retain and attract qualified management, technical and sales personnel is critical to the success of its business. The loss of management or key employees, in particular in the area of research and development, or its inability to hire additional qualified personnel as required, could have a detrimental effect on its business, financial condition and results of operations. There is intense employment competition among companies in its industry because of a shortage of qualified personnel. Because of this shortage, Brokat could suffer losses of key personnel whom Brokat may not be able to replace.

 Defects in Brokat's products could diminish demand for its products and result in large remedial expenditures or claims against it.

   Brokat's software products could contain latent defects. Any latent defects could

  . adversely affect the performance of Brokat's software and significantly reduce the demand for Brokat's products,

  . generate negative publicity,

  . result in the loss of existing orders or a delay in the receipt of new orders,

  . delay the introduction of new products or new versions of Brokat's existing products,

  . divert development resources and

  . result in additional warranty and service costs and product liability claims.

   Since Brokat's products are critical to the functioning of electronic distribution and sales channels, any failure of its products could result in substantial financial losses for businesses using Brokat's products. It is possible that contractual conditions limiting its liability will not be valid in all cases and under all legal systems, and that sufficient insurance coverage will not be available to Brokat on reasonable terms. Brokat is subject to the risk that product claims may be made against it in the future.

   Brokat has taken the year 2000 date recognition problem of certain computer software and hardware into account in designing its software products. Brokat warrants the year 2000 compatibility of its software to its customers. Brokat cannot exclude the possibility that claims for year 2000 non-compliance may arise in the future.

 Brokat's failure to protect its intellectual property rights could reduce its revenues or result in costly litigation.

   To maintain the benefits of its technology, Brokat needs to protect its intellectual property rights, and Brokat also needs to invest in research and development. Brokat's success as an enterprise depends to a large extent on the protection of intellectual property rights for the software Brokat develops. Brokat generally does not rely on patents to protect its intellectual property interests. Brokat seeks to protect its intellectual property rights through confidentiality covenants with management, employees and third parties as well as through copyright and trademark protection. However, Brokat cannot guarantee that Brokat will be able to protect, or to continue to develop, proprietary information. No assurance can be made that existing measures or intellectual property laws will be sufficient to prevent the independent development of similar technologies by competitors. Brokat also cannot assure you that Brokat can sustain the level of capital expenditure necessary to protect its technological position.

 Others may make claims that Brokat infringes their intellectual property and these claims could be costly to defend and result in the loss of significant rights.

   Brokat is subject to the risks of claims alleging infringement of third party intellectual property rights. These claims could require Brokat to:

  . spend significant sums in litigation;

  . pay damages;

  . divert significant management resources;

  . cause delays in the marketing and sale of Brokat's products;

  . enter into royalty or licensing arrangements;

  . cause Brokat to discontinue the use of challenged technology or trademarks; or

  . develop non-infringing intellectual property.

   The risks of infringement claims may increase in the future because of increasing competition and because the functions of various products being offered in the market can overlap. Claims based on alleged or actual infringement of intellectual property rights could have a significantly detrimental effect on Brokat's business, financial condition and results of operations.

 Regulation of commercial transactions over the Internet or of encryption technology by different governmental agencies in a variety of jurisdictions could impair the development of e-business and decrease demand for Brokat's products or increase Brokat's costs.

   Access to and commercial transactions on the Internet are subject to few specific legal regulations. As the market matures, regulation of the access to and the transaction of business on the Internet will likely increase because of rising usage or abuse. The adoption of regulations could deter the growth of electronic distribution and sales of products which would have a detrimental effect upon Brokat's business.

   The Twister application, X.PRESSO security package, is equipped with a 128-bit encryption technology, to provide secure data transfer in the case of electronic settlement of financial services through electronic distribution channels. This encryption technology is important for marketing its products to businesses offering e-finance and e-commerce services. The export of encryption technology has been subject to strict export controls, which have been liberalized in recent years. The export and use of this encryption technology is not subject to either German or European Union prohibitions or limitations for the geographic markets that are relevant to Brokat. Under U.S. laws, the export of 128-bit encryption technology from the United States is prohibited without an export license. Export licenses can be obtained, however, for software used by financial service companies as end users to secure their electronic distribution channels. Brokat has received a license from the U.S. Department of Commerce, Bureau of Export Administration. The license expires July 31, 2001. This enables U.S. banks to use the X.PRESSO Security Package for electronic distribution outside the United States as well. On December 2, 1998, the French governmental body Service Central de la Securite des Systemes d'Information, or SCSSI, authorized the so-called "collective" use of the X.PRESSO security package 1.3 by French financial institutions. This authorization will expire on November 27, 2003 unless renewed or extended.

   Germany, the European Union, the United States or other jurisdictions may further restrict distribution of 128-bit encryption technology. The U.S. Department of Commerce could cancel the license issued to us, refuse to extend the license beyond July 31, 2001, or delay granting an extension. These actions could have a detrimental effect on the marketing of the X.PRESSO Security Package application and on Brokat's business as a whole. Also, if existing export license requirements in the United States were rescinded, Brokat could be exposed to additional competition.

 New developments may compromise or breach encryption technology used by Brokat to protect customer transaction data and reduce demand for its products.

   A significant barrier to online commerce and communication is the secure exchange of value and confidential information over public networks. Brokat relies on encryption and authentication technology, including licensed public key cryptography technology, to provide the security and authentication necessary to accomplish the secure exchange of value and confidential information. Brokat cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or new developments will not result in a compromise or breach of licensors' or other algorithms used by Brokat to protect customer transaction data. If a compromise of Brokat's security were to occur, it could significantly reduce demand for its products.

 Brokat's results of operations are subject to strong volatility that could affect its ability to meet its obligations under its indenture agreement.

   Brokat's results are and will continue to be subject to strong volatility which could affect its ability to make payments on the notes as due. A wide range of factors may precipitate variations in results which could hurt its ability to make payments on the notes Brokat issued under its indenture agreement. These factors include the introduction by Brokat, or its competitors, of new or improved products, the market acceptance of Brokat's products, the timing of revenue recognition related to large orders, accounting rules applicable to the recognition of license revenues, changes in operational costs, pricing, third party distributor relationships, and the introduction or rescission of governmental regulation.

 Brokat' s geographic market expansion involves significant risks and Brokat may not be successful in increasing and meeting demand for its products outside of Europe.

   In recent years, Brokat has sought to expand the geographic scope of its markets outside Germany and Europe, particularly in Asia and the United States. Brokat has made, and expects to continue to make, significant expenditures to expand its geographic presence, including the acquisition of related businesses in other geographic regions. Its ability to be successful in this strategy has been, and will continue to be, affected by differences in the technological and competitive environment in these markets and in the market acceptance of its products. For example, Brokat does not expect that electronic retail banking applications on which Brokat has based its growth in parts of Europe will play a significant role in its expansion efforts in the United States. Brokat's success in the United States and some markets outside of Europe will depend on the development and marketing of new applications for its software. Geographic expansion generally increases the risks of doing business on an international basis. These risks can include variance in protection of intellectual property, trade barriers, differing payment cycles, differing tax consequences, variance in local laws and regulations, compliance with a range of laws, regulations and treaties and the need to staff and manage foreign operations.

 Changes in foreign exchange rates or interest rates could have adverse effects on Brokat's euro revenues and cash flows which may reduce Brokat's ability to satisfy its euro denominated obligations, including its senior notes.

   During the six months ended June 30, 2000, approximately 30% of Brokat's revenues came from sources outside the euro currency zone, and Brokat expects that the percentage of its revenues derived from these countries may increase in the future. Changes in foreign currency exchange rates can affect Brokat's ability to sell its products at satisfactory prices, can reduce the value of its assets and revenues and increase its liabilities and costs and may reduce its ability to satisfy its obligations denominated in euros, including its obligations under its indenture agreement. Even if foreign currency expenses substantially offset revenues in the same currency, Brokat's profits may be diminished when reported in Deutsche marks or euro. Brokat has not sought to reduce its exposure to exchange rate risks through hedging transactions. Brokat may suffer losses solely because of exchange rate fluctuations.

 Brokat's management board, which owns a substantial portion of its outstanding shares, is likely to have a controlling influence over all business decisions and may be difficult to remove.

   As of August 30, 2000 (following the GemStone merger), the members of Brokat's management board as a group beneficially owned approximately 29.3% of its outstanding ordinary shares. They are likely to continue to have a controlling influence over all material decisions concerning its business and over the future composition of the supervisory board and, indirectly, the management board. They may be in a position to prevent any change to the composition of Brokat's management board.

 Brokat relies on the financial services sector for a significant proportion of its revenues, and a decline in the demand for its products by banks could significantly impair its business.

   Brokat has relied on the sale of its products and services to European banks for most of its revenue. During the six months ended June 30, 2000, the six months ended December 31, 1999 and the fiscal year ended June 30, 1999, revenues related to its European e-banking products and services accounted for 66% of Brokat's revenues. Although Brokat is seeking to expand into other e-business sectors, there can be no assurance that Brokat will be able to duplicate its success with e-banking products in these other sectors. If Brokat was unable to expand successfully into other sectors, Brokat would be adversely affected by a decline in demand for its e-banking products and services or greater competition in providing these products and services.

 Brokat's results depend on a small number of large orders and Brokat's revenue could decline significantly during a period by its failure to complete one or more sales.

   Brokat derives a significant portion of its revenues from a small number of relatively large orders. In the six months ended December 31, 1999, approximately 11.3% of total revenue was derived from one customer. In the six months ended June 30, 2000, approximately 9.8% of total revenue was derived from one customer and approximately 7.6% from another customer. Brokat's operating results for a particular period could be materially and adversely affected if Brokat is unable to complete one or more substantial license sales or implementations planned for that period.

Risks Related to Brokat's Indebtedness

 Brokat may not be able to meet its payment obligations under the terms of the indenture governing its 11 1/2% senior notes due 2010 if it cannot implement its strategy successfully and grow its business.

   Brokat's ability to repay its indebtedness will depend on the future performance of its business and whether Brokat can successfully implement its business strategy. Brokat's future performance will be subject to the further development of the market for its products and services, competition, general economic conditions and legal, regulatory and technological factors. Brokat may not generate sufficient cash flow to enable it to repay its indebtedness or be able to fund its other cash requirements. If Brokat is unable to generate sufficient cash flow to meet these requirements, it will have to explore other alternatives such as delaying or reducing capital expenditures, including research and development, refinancing its debt, or the sale of additional equity. Brokat's ability to obtain additional financing or equity capital will depend on its financial condition, our prospects and market conditions at that time. Brokat cannot predict whether any debt financing or equity issuance could be accomplished on a timely basis, on satisfactory terms, or at all, or whether these actions would enable it to repay its indebtedness.

 Brokat's substantial amount of indebtedness and repayment obligations could impair Brokat's financial health and adversely affect its operations and the value of your investment.

   Although the terms of Brokat's indenture governing its 11 1/2% senior notes due 2010 permits it to incur substantial additional indebtedness, which Brokat may incur as it pursues its expansion strategy, Brokat's large amount of debt and its heavy repayment obligations, could have negative consequences for its shareholders, including that:

  . it may limit Brokat's ability to pursue business opportunities, to borrow more money, to compete effectively and to implement its business strategy;

  . Brokat may have more debt than its competitors, which could put it at a competitive disadvantage;

  . it may reduce Brokat's flexibility in responding to changing economic and industry conditions; and

  . it may make Brokat more vulnerable to general economic and industry specific downturns.

 The terms of Brokat's indenture governing its 11 1/2% senior notes due 2010 and its credit agreements restrict Brokat's ability to operate its business, which could impede Brokat's growth.

   The terms of Brokat's indenture governing its 11 1/2% senior notes due 2010 and those of its existing and future credit agreements limit Brokat's flexibility in operating its business which could impede its growth. In particular, these agreements limit Brokat's ability and the ability of its subsidiaries to:

  . borrow more money;

  . pay dividends;

  . make investments or buy assets;

  . use assets as security for a loan or other transaction;

  . enter into transactions with affiliates;

  . sell assets;

  . merge or consolidate with other companies; and

  . engage in joint ventures.

   Also, one of Brokat's strategies is to consider and take advantage of selected opportunities to grow by acquiring other businesses whose operations or product lines fit well with Brokat's existing business or whose geographic location or market position enables it to expand into new markets. Brokat's ability to implement this expansion strategy may depend on its ability to finance an expansion within the constraints of its various debt covenants, as well as on the availability of suitable businesses at suitable valuations.

Risks Related to Holding Brokat Ordinary Shares and Brokat ADSs

 The lack of an existing and established trading market for Brokat ADSs could make it difficult for you to liquidate your investment.

   There is no existing trading market for Brokat ADSs and there can be no assurance that an active trading market will be established. Brokat has applied for approval for quotation of its Brokat ADSs on the Nasdaq National Market and expects to receive approval for quotation on the Nasdaq National Market at the time of the completion of the merger. Brokat ADSs may experience volatility until trading values become established. As a result, it could be difficult to make sales of Brokat ADSs in the market at any particular time.

 Because Brokat's share price has been volatile, the market value of the Brokat ADSs you will receive in the merger may fluctuate significantly.

   The stock market in general, and the market for stocks of technology related companies in particular, has experienced extreme price and volume fluctuations. The market price for Brokat's ordinary shares has been volatile. During 1999, Brokat's share price ranged from euro 31.33 to euro 72 (or $29.90 to $68.72 based on the noon buying rate on June 30, 2000 of euro 1.00=$0.9545) and between January 1 and August 30, 2000 Brokat's share price ranged from euro 56 to euro 210 (or $53.45 to $200.44 based on the noon buying rate on June 30, 2000 of euro 1.00=$0.9545). These broad market and industry fluctuations may adversely affect the market price of the Brokat ADSs and the Brokat ordinary shares, irrespective of Brokat's actual operating performance. Factors that could significantly impact the market price of Brokat ADSs or Brokat ordinary shares in the future include:

  . announcements concerning new customer engagements and software products or other product developments by Brokat or its competitors;

  . the successful integration of any future acquisitions or investments by Brokat;

  . the development of new technologies; and

  . general market conditions.

 You will be subject to exchange rate risks and the market price of the Brokat ADSs may decline if the value of the euro falls against the dollar.

   Individuals and entities located in the United States who hold Brokat ADSs and Brokat ordinary shares will bear exchange rate risk. A decrease in the value of the euro relative to the dollar will cause a decrease in the dollar value of the Brokat ordinary shares which will also affect the market price of the Brokat ADSs on U.S. securities markets. Since its introduction in January 1999, the value of the euro to the dollar has fallen significantly. Recent fluctuations in the dollar/euro exchange rate have been significant, and fluctuations may be significant in the future. You may receive a reduced dollar value upon the sale of your Brokat ADSs or Brokat ordinary shares as the result of the dollar/euro exchange rate in effect at that time which may have no relation to the operations or prospects of Brokat.

 You may have less access to information about Brokat and less opportunity to exercise your rights as a shareholder if you hold Brokat ordinary shares through Brokat ADSs.

   There are risks associated with holding Brokat ordinary shares through Brokat ADSs, as Brokat is a stock corporation organized under the laws of Germany. Brokat is subject to German laws and regulations, and to its charter documents, which are known in Germany as its articles of association (Satzung) and the management board rules of procedures. Your rights as a holder of Brokat ADSs will differ in various ways from a shareholder's rights, and you may be affected in other ways, including:

  . you may not be able to participate in rights offerings or dividend alternatives;

  . you may not receive copies of reports and may have to go to the office of the depositary to inspect any reports issued;

  . the deposit agreement may be amended by Brokat and the depositary, or may be terminated by Brokat or the depositary, without your consent in a manner that could prejudice your rights; and

  . the deposit agreement limits Brokat's obligations and liabilities and those of the depositary.

 German law requires less corporate disclosure than the laws of the United States, which means that publicly available information about Brokat is less extensive and available later than publicly available information about Blaze.

   There is less publicly available information about Brokat, as a foreign issuer of securities publicly traded in the United States, than is regularly published by or about domestic issuers of publicly traded securities. Therefore, Brokat shareholders receive less information about the performance of Brokat than Blaze stockholders receive about Blaze.

   Although Brokat is subject to the disclosure requirements mandated by the German Stock Exchange, German law generally imposes limited disclosure requirements. Under German law, Brokat is required to make available year-end financials to its shareholders and file them with the Stuttgart company registrar within eight months after the close of each fiscal year. The rules of the German stock exchange also require Brokat to prepare quarterly financial accounts within two months after the close of each quarter. Subsequently, the German stock exchange makes such report publicly available. As a foreign private issuer under the U.S. Exchange Act, Brokat would not be required to file an annual report on Form 20-F with the U.S. SEC until six months after the close of each fiscal year, would not generally be required to file quarterly or current reports with the U.S. SEC and would not be required to furnish an annual proxy statement or information statement to stockholders under the U.S. Exchange Act. However, under the terms of the indenture governing Brokat's 11 1/2% senior notes issued in March 2000, Brokat is required to file annual, quarterly and current reports at similar times and containing information similar to those filed by a U.S. reporting company. Once such notes are no longer outstanding, information you may require to make an informed investment decision with respect to Brokat may be less extensive and available later than the information made available to you regarding Blaze prior to the merger.

 Under German law, the shareholders of Brokat have fewer and less well-defined shareholders' rights than they would have if Brokat were a Delaware corporation.

   Brokat's corporate affairs are governed by the Brokat charter and German law while Blaze's corporate affairs are governed by the Blaze charter and the laws of Delaware. German law is generally less specific in terms of governance of corporate operations than is the General Corporation Law of the State of Delaware.

Accordingly, under German law, the shareholders of Brokat may have fewer or less well-defined rights than they might otherwise have as stockholders of Blaze. For example, a stockholder of a Delaware corporation may institute lawsuits on behalf of the corporation and class actions. In contrast, a shareholder of a German corporation lacks the right to institute lawsuits to assert rights on behalf of a corporation and is not entitled to bring a class action. As a result, a shareholder in a German corporation may not be able to protect his or her interest in the shares as well as a stockholder of a Delaware corporation could. For a description of what your rights will be as an Brokat shareholder, see "Description of Capital Stock of Brokat" and "Comparison of Rights of Blaze Stockholders and Brokat Shareholders."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   The U.S. SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This proxy statement/prospectus contains such "forward-looking statements." These include statements regarding the period following completion of the merger.

   Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger, identify forward-looking statements. All forward-looking statements are based on Blaze's or Brokat's management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of Blaze and Brokat and the factors relating to the merger discussed under "Risk Factors," factors which could cause actual results to differ materially from those described in the forward-looking statements include: the inability of Brokat and Blaze to integrate their operations, fluctuations in the value of Brokat and Blaze shares and the effect of the merger on Brokat's business. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Blaze nor Brokat is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

   For additional information that could cause actual results to differ materially from those described in the forward-looking statements, please see the final prospectus filed by Blaze with the U.S. SEC on March 23, 2000, pursuant to Rule 424(b)(4) of the Securities Act of 1933, Blaze's annual report on Form 10-K filed on June 29, 2000, its related amendment filed on Form 10-K/A on July 27, 2000 and its quarterly report on Form 10-Q filed on August 10, 2000.

   All forward-looking statements attributable to Blaze or Brokat or any person acting on behalf of either or both of them are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                 CURRENCY AND FINANCIAL STATEMENT PRESENTATION

   Brokat prepares its consolidated financial statements in Deutsche marks. In this proxy statement/prospectus, unless otherwise specified or unless the context otherwise requires, all references to "Deutsche marks," "DM" and "pfennigs" are to the denominative currency used in the Federal Republic of Germany, all references to "euro" are to the single lawful currency of the countries participating in the European Economic and Monetary Union, and all references to "U.S. dollars," "dollars" and "$" are to the lawful currency of the United States.

   The Federal Reserve Bank of New York provides conversion rates for the euro in place of the individual euro zone currencies, such as the Deutsche mark. Deutsche mark rates can be derived from the euro rate by using the fixed conversion rate of DM 1.95583 = euro 1.00, the exchange rate fixed by the Council of the European Economic and Monetary Union ("EMU Council"). Solely for your convenience (except where otherwise indicated), we have translated:

  . Euro into U.S. dollars at the rate of euro 1.0477 = $1.00, based on the noon buying rate in the City of New York for cable transfers in foreign currencies certified by the Federal Reserve Bank of New York for customs purposes of euro 1 = $0.9545 on June 30, 2000, and

  . Deutsche mark into U.S. dollars at the rate of DM 2.0491 = $1.00, based on the noon buying rate for euros on June 30, 2000 and the conversion rate of DM 1.95583 = euro 1.00 fixed by the EMU Council.

   You should not construe these translations as a representation that such translated amounts actually represent such Deutsche mark, euro or U.S. dollar amounts from which they were translated or that they could be converted into such Deutsche mark, euro or U.S. dollar amounts at the rates indicated or any other rates. On August 30, 2000, the exchange rate was euro 1.1206 = $1.00, based on the noon buying rate. You should read "Exchange Rate Information" for information regarding recent rates of exchange between the U.S. dollar and the Deutsche mark and between the U.S. dollar and the euro.

   Financial information in this proxy statement/prospectus has been prepared in accordance with U.S. GAAP, except for financial information of ESD Vermoegensverwaltungsgesellschaft mbH and MeTechnology AG for the fiscal years ended December 31, 1997 and 1998, which was prepared in accordance with German GAAP with reconciliation to U.S. GAAP in compliance with Item 17 of SEC Form 20-F.

                           EXCHANGE RATE INFORMATION

   The following tables set forth, for the periods indicated, certain information concerning the exchange rates based on the noon buying rates for Deutsche marks and euro, expressed in Deutsche marks and euro, respectively, per dollar. We have provided such rates solely for your convenience and you should not construe these translations as a representation that Deutsche marks or euro amounts actually represent such dollar amounts or that such Deutsche marks or euro amounts could have been, or could be, converted into dollars at that rate or at any other rate. Brokat did not use such rates in the preparation of its combined financial statements included elsewhere in this proxy statement/prospectus.

   The columns entitled "Average Rate" represent the exchange rates based on the average noon buying rates for Deutsche marks and euro, in each case on the last business day of each month during the relevant period. As of January 1, 1999, the exchange rate between the Deutsche mark and the euro was fixed at euro 1.00 = DM 1.95583.

                                                  Average                Period
Deutsche Mark-Dollar Exchange Rate                 Rate    High   Low   End Rate
----------------------------------                ------- ------ ------ --------
Year Ended December 31,
1995............................................. 1.4261  1.5612 1.3565  1.4345
1996............................................. 1.5070  1.5655 1.4354  1.5387
1997............................................. 1.7394  1.8810 1.5413  1.7991
1998............................................. 1.7588  1.8542 1.6060  1.6670

                                                  Average                Period
Euro-Dollar Exchange Rate                          Rate    High   Low   End Rate
-------------------------                         ------- ------ ------ --------
Year Ended December 31, 1999..................... 0.9445  0.9930 0.8466  0.9930

Month Ended 2000,
January 31.......................................         1.0249 0.9676  1.0249
February 29......................................         1.0370 0.9940  1.0370
March 31.........................................         1.0499 1.0284  1.0444
April 30.........................................         1.1009 1.0366  1.1002
May 31...........................................         1.1247 1.0720  1.0720
June 30..........................................         1.0745 1.0365  1.0477
July 31..........................................         1.0826 1.0473  1.0792
August 30........................................                        1.1206

                              THE SPECIAL MEETING

General

   This proxy statement/prospectus is being furnished in connection with the solicitation by the board of directors of Blaze of proxies from the holders of Blaze common stock for use at the Blaze special meeting. At the special meeting, the holders of Blaze common stock will be asked to approve and adopt a merger agreement providing for a merger in which Blaze will become a wholly owned subsidiary of Brokat. The special meeting will be held on September 29, 2000, at 150 Almaden Boulevard, 9th Floor, San Jose, California 95113, commencing at 8:00 a.m., local time.

Matters to be Considered at the Special Meeting

   The purpose of the special meeting is to consider and vote upon the approval and adoption of a plan and agreement of merger, dated June 19, 2000, among Blaze, Brokat and the merger subsidiary and a merger in which Blaze will become a wholly owned subsidiary of Brokat. In addition, we will transact any other business that is properly brought before the special meeting.

No Dissenters' Rights to Appraisal

   Under Delaware law, you will not have dissenters' rights to appraisal in connection with the merger.

Record Date; Quorum; Required Vote; Shares Outstanding and Entitled to Vote

   The board of directors of Blaze has fixed August 14, 2000 as the record date for the special meeting. Accordingly, only holders of shares of Blaze common stock at the close of business on August 14, 2000 are entitled to notice of and to vote at the special meeting. Each holder of Blaze common stock on the record date is entitled to cast one vote per share, in person or by a properly executed proxy, at the special meeting. As of the record date, there were 23,229,854 shares of Blaze common stock outstanding. They were held by approximately 280 holders of record.

   Under the Blaze bylaws, the holders of a majority in voting power of Blaze common stock issued and outstanding, present in person or represented by proxy will constitute a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Blaze common stock entitled to vote at the special meeting is required to adopt the merger agreement.

   Shares of Blaze common stock held of record by a broker that are present in person or represented by proxy will be counted for purposes of determining a quorum. If, however, under rules applicable to brokers, a broker does not have discretionary voting authority to vote on any matter at the special meeting in the absence of instructions from the beneficial owners, then such shares will be considered "broker non-votes" and will not be entitled to vote on such matters. Broker non-votes and abstaining votes will not be counted in favor of adopting the merger agreement. Since adoption of the merger requires the affirmative vote of a majority of the outstanding shares of Blaze common stock entitled to vote at the special meeting, abstentions and broker non-votes will have the same effect as votes against the adoption of the merger agreement.

Security Ownership of Management

   As of the record date, the directors and executive officers of Blaze and their affiliates beneficially owned approximately 9,126,850 of the outstanding shares of Blaze common stock. Accordingly, Blaze directors, executive officers and their affiliates hold shares representing approximately 39.3% of the total number of shares of Blaze common stock required for the approval of the merger agreement and the merger.

Voting Agreements

   Thomas Kelly, Gary Shroyer, Eric Kintzer, Charles Boesenberg, George Klaus, Ken Goldman, funds affiliated with TL Ventures and funds affiliated with Morgan Stanley Dean Witter Venture Partners, who beneficially held in the aggregate as of the record date approximately 8,900,350 shares of Blaze common stock, have each entered into voting agreements with Brokat in which they agreed, among other things, to vote all of their shares of Blaze common stock in favor of the adoption and approval of the merger agreement and the merger. Shares held by these persons and subject to the voting agreements represent approximately 38.3% of the shares entitled to vote at the special meeting.

Voting of Proxies

   Properly executed proxies that have not been revoked will be voted at the meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated, such proxies will be voted FOR adoption of the merger agreement.

   Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

   If any other matters are properly presented at the special meeting, including consideration of a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment. Blaze is not aware of any matters that will be presented at the special meeting other than adoption and approval of the merger agreement and the merger.

Voting by Mail

   To vote a proxy by mail, you must sign, date and mail your proxy card and return it in the enclosed, prepaid envelope marked "Proxy" to Blaze Software, Inc. c/o Shareowner Services, P.O. Box 64873, Saint Paul, Minnesota 55164-0873, prior to the special meeting.

Voting by Internet or Telephone

   Because Delaware, the state in which Blaze is incorporated, permits electronic submission of proxies by telephone or through the Internet, instead of submitting proxies by mail on the enclosed proxy card or voting instruction all stockholders will have the option to submit their proxies or voting instructions electronically by telephone or through the Internet. Please note that there are separate arrangements for using a telephone and the Internet depending on whether your shares are registered in Blaze stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

   The telephone and Internet procedures described below for submitting your proxy or voting instructions are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of Delaware law. Stockholders submitting proxies or voting instructions via telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

   Blaze holders of record may submit their proxies:

  . through the Internet by visiting a website established for that purpose at http://www.eproxy.com/blze/ and following the instructions; or

  .  by telephone by calling (800) 240-6326.

Revocation of Proxies

   Any proxy may be revoked by the person giving it at any time before it is voted.

   Proxies may be revoked by:

  . filing with the secretary of Blaze (including by facsimile) a written notice of revocation bearing a later date than the date of the proxy or giving notice of revocation at the special meeting;

  . submitting a later-dated proxy relating to the same shares, including a proxy given by telephone or Internet; or

  . attending the special meeting and voting in person.

   In order to vote in person at the special meeting, Blaze stockholders must attend the meeting and cast their votes in accordance with the voting procedures established for the meeting. Attendance at the special meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. Any written notice of revocation either must be delivered at the special meeting or must be sent, in time to be received before the day of the special meeting, to:

Blaze Software, Inc.
150 Almaden Boulevard
San Jose, California 95113
Facsimile: (408) 535-1776
Attention: Robert S. Michitarian
    Secretary

Solicitation of Proxies

   Blaze will bear the cost of the solicitation of proxies from its stockholders and will share the cost of printing and mailing this proxy statement/prospectus. In addition to the solicitation by mail, Blaze's directors, officers and employees may solicit proxies from its stockholders in person or by telephone, telegram or electronically. Those directors, officers and employees will not be additionally compensated for that solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Blaze has also retained a proxy solicitation firm, Morrow & Co., to aid it in the solicitation process. Blaze will pay that firm a fee that is not expected to exceed $6,000, plus reasonable expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the solicitation of votes from beneficial owners of shares held of record by such persons. Blaze will pay those custodians, nominees and fiduciaries a customary fee based upon the number of shares of Blaze common stock held by such person and reimburse them for their reasonable out-of-pocket expenses in connection therewith.

                     BACKGROUND AND REASONS FOR THE MERGER

Background of the Merger

   Throughout 1999 and 2000, Brokat was regularly involved in the review of private and public companies with which it might form strategic partnerships or engage in business combinations.

   Market research had identified Blaze as the leader in a technology that Brokat needed to achieve the position it had targeted in client relationship management. Brokat initiated a discussion with Blaze about forming a possible joint marketing partnership in early 1999 during the German computer and software fair CEBIT. However, at that time, the discussions did not proceed. Brokat decided nonetheless to pursue its negotiations with Blaze's management.

   On March 28, 2000, Boris Anderer, chairman of Brokat's management board, introduced Brokat and himself to Thomas Kelly, president and chief executive officer of Blaze, via email. The email outlined Brokat's business model and history and suggested that a strong relationship between the companies could benefit both. Mr. Anderer suggested a meeting.

   On April 11, 2000, Mr. Anderer and Mr. Kelly met in San Jose to discuss a possible closer relationship between the two companies and the potential mutual benefits that Brokat and Blaze could derive from combining their businesses. Mr. Kelly indicated that he would call Mr. Anderer to further discuss the matter.

   After the meeting, Mr. Anderer consulted with Brokat's financial advisor, Robertson Stephens, in order to prepare a presentation on Blaze and the potential of a business combination between the two companies.

   On April 14, 2000, Mr. Anderer summarized his meeting with Mr. Kelly before Brokat's management board in Stuttgart. The board decided that it would be in Brokat's interest to continue the discussion between Brokat and Blaze.

   On April 18, 2000, Stefan Roever, chief executive officer and spokesman of Brokat's management board, met with representatives of Robertson Stephens to discuss the business and competitive situation of Brokat, as well as the advisability of pursuing strategic business combinations.

   On April 26 and 27, 2000, Brokat's product managers met in San Jose with Blaze's product managers in order to familiarize themselves with the respective product offerings and to evaluate their compatibility.

   On May 4, Mr. Kelly met with Mr. Anderer and a representative from Robertson Stephens to discuss Blaze's strategy, products, customers and a potential business combination.

   On May 10, Mr. Kelly and Gary Shroyer, Blaze's Chief Financial Officer, met with a representative of Chase H&Q to discuss a potential business combination.

   On May 15, 2000, Blaze's board of directors and Blaze's management met with its financial advisor, Chase H&Q, and Wilson Sonsini Goodrich & Rosati, Blaze's outside legal advisor, and discussed the preliminary talks involving senior executives of Blaze and Brokat concerning a possible business combination.

   In May 2000, Brokat engaged Paul, Weiss, Rifkind, Wharton & Garrison, New York, as its U.S. legal counsel and Gleiss, Lutz, Hootz, Hirsch, Stuttgart as its German legal counsel.

   Working with Robertson Stephens and Paul, Weiss, Rifkind, Wharton & Garrison on May 12, Brokat delivered its initial proposal of terms to Blaze regarding a proposed acquisition of Blaze by Brokat as well as a confidentiality agreement. Shortly thereafter, Blaze and Brokat exchanged revisions and comments.

   On May 17, 2000, Blaze's board of directors met and discussed with its legal counsel and financial advisor as to the status of the discussions with Brokat, the terms of the proposed transaction, the board's obligations and duties in connection with the transaction, and comparable transaction structures and valuations. The board instructed its management and its advisors to proceed with the discussions with Brokat.

   On May 17, 2000, Blaze and Brokat entered into a confidentiality agreement granting an exclusive negotiation period to Brokat.

   Beginning May 17, 2000 and continuing through June 19, 2000, Blaze and Brokat conducted mutual legal, financial, accounting and business due diligence, including a review of each other's business plans, budgets and capital requirements. The parties began negotiation of a merger agreement on May 26, 2000 and continued their negotiations until shortly before the merger agreement was signed on June 19, 2000.

   From May through June, the parties, including Robertson Stephens on behalf of Brokat and Chase H&Q on behalf of Blaze, held a series of discussions concerning a mutually acceptable exchange ratio.

   On May 18, 2000, Mr. Kelly and Mr. Roever met in San Jose to discuss their views on the transaction and the mutual benefits to the companies. They agreed to continue the negotiations, and discussed the structure of the transaction and other organizational matters.

   On May 25 and 26, 2000, Mr. Kelly, Mr. Shroyer, and Mr. Kintzer, Blaze's chief technology officer, came to Brokat's headquarters in Stuttgart to meet Mr. Roever, Mr. Jansen, Brokat's chief financial officer, Mr. Maestrini, Brokat's chief operating officer, and Mr. Schlumpberger, Brokat's chief technology officer. Chase H&Q and Robertson Stephens were also present. The parties discussed their respective business models, product offerings, product strategy and sales strategy, as well as how the two companies might be integrated.

   On May 26, 2000, after further negotiations, the senior executives of the two companies preliminarily agreed, subject to the approval of the parties' respective boards of directors, due diligence reviews and negotiation of mutually acceptable agreements, that the exchange ratio would be set based on a valuation of Blaze shares and the market price of the Brokat shares at the time of signing.

   On May 30, 2000, Brokat's management board in Stuttgart met to discuss the status of the negotiations with Blaze, to address structural and organizational issues and to review valuation analyses.

   On June 5, 2000, Brokat's management board met to discuss the merger and voted unanimously in favor of the transaction.

   On June 8, 2000, Blaze's board of directors met with their legal counsel and financial advisor, discussed the revised terms of the proposed agreement and reviewed, with the assistance of its legal counsel, drafts of the merger agreement and ancillary agreements. Senior executives of Blaze were also present at the meeting. The board of directors, with the assistance of the senior executives, then reviewed and discussed the possible costs and benefits of the transaction.

   On June 10 and 11, 2000, Blaze's legal counsel and Brokat's legal counsel met at Paul, Weiss, Rifkind, Wharton & Garrison's New York offices to negotiate the merger agreements and related agreements.

   On June 15, 2000, Brokat's supervisory board unanimously approved the transaction.

   On June 19, 2000, Brokat's management board met in Stuttgart to discuss the merger agreement, transaction valuation and future organizational structure. Representatives from Robertson Stephens presented a financial summary of both the GemStone and Blaze transactions to the Brokat management board. The management board again unanimously approved the merger agreement.

   On June 19, 2000, Blaze's board of directors met with its legal and financial advisors to review the terms of the transaction. Senior executives of Blaze were also present at the meeting. Blaze's legal counsel reviewed the proposed definitive merger agreement and stockholders agreement. Representatives from Chase H&Q reviewed the financial terms of the transaction and the related financial analyses. The board discussed the strategic value of the transaction and the expected synergies. The board further discussed the status of Blaze's relationships with potential investors and its prospects as a stand-along company. Chase H&Q then rendered its opinion that, as of June 19, 2000, the consideration to be received in the proposed merger was fair, from a financial point of view, to the stockholders of Blaze. After additional discussion, the Blaze board of directors unanimously approved the merger agreement and the stockholders agreement and unanimously resolved to recommend to the Blaze stockholders to approve and adopt the merger agreement. On the evening of June 19, 2000, the definitive merger agreement and the stockholders agreement were executed by all parties.

   In the early morning of June 20, 2000, Brokat and Blaze issued a joint press release announcing the signing of the merger agreement. On the same day, staff meetings were held in all locations of the companies to announce the transaction to the employees and to give them more background information.

Blaze's Reasons for the Merger; Recommendation of the Blaze Board of Directors

   The board of directors of Blaze has unanimously approved the merger. In reaching its determination, the Blaze board consulted with Blaze's management, as well as its financial adviser and legal counsel, and gave significant consideration to a number of factors bearing on its decision.

   The Blaze board believes that the proposed merger would afford Blaze the following advantages:

  . The merger would allow the integration of Blaze's personalization technology with the Internet-based e-business products and technology of Brokat and its industry-specific systems integration packages, while providing strong synergies between the parties, professional services offerings, all of which would create a range of product and service offerings far broader than Blaze's current offerings.

  . The board of directors considered Blaze's prospects, and the effect on Blaze's stockholders, of developing products, services and technology similar to Brokat's as a stand-alone company, as compared to the effect of combining with Brokat, and the board of directors determined that the merger would give the combined enterprise a greater competitive advantage and technological lead than Blaze could achieve on its own.

  . The relatively greater financial, sales and technical resources of Brokat and the likelihood that these resources would allow Blaze to accelerate the introduction of new products with a greater technical base and to compete more effectively in its targeted markets.

  . The merger would potentially create increased sales of Blaze's products and services by exposing Blaze to Brokat's international customer base, as well a creating additional cross-selling opportunities with Blaze's existing customers.

  . The merger would allow Blaze to more rapidly establish indirect distribution channels by leveraging Brokat's existing relationships.

   In the course of its deliberations, the Blaze board also considered a number of additional factors relevant to the merger. These factors included:

  . historical information concerning the businesses operations, positions and results of operations, technology and management style, competitive position, industry trends and prospects of Blaze and Brokat;

  . current and historical market prices, volatility and trading data for the two companies on their respective markets;

  . information and advice based on due diligence investigations by members of Blaze's board of directors and management and Blaze's legal, financial and accounting advisors concerning the business, technology, services, operations, properties, assets, financial condition, operating results and prospects of Brokat, trends in Brokat's business and financial results and capabilities of Brokat's management team;

  . the written opinion of Chase H&Q that as of June 19, 2000, and based upon and subject to various qualifications and assumptions described in their opinion, the consideration to be received in the merger was fair, from a financial point of view, to the Blaze stockholders;

  .  the exchange ratio and other terms of the merger agreement;

  . the compatibility of the respective management teams and employees of Blaze and Brokat;

  . levels of interest in and potential valuations of Blaze as reflected by discussions with other potential investors or acquirors;

  .  the results of financial and operational due diligence on Brokat;

  . the expectation that the merger will qualify as a tax-free reorganization; and

  .  the fact that the merger will be accounted for as a purchase.

   The Blaze board of directors also considered the following potentially negative factors in its deliberations concerning the transaction:

  . the limited trading history of Brokat shares on the Neuer Markt of the Frankfurt Stock Exchange;

  . that the Brokat ADSs to be issued in exchange for the outstanding Blaze capital stock had not yet been, and might never be, qualified for listing on the Nasdaq National Market;

  . the potential disruption of existing and prospective relationships with Blaze's partners and customers that could result from the announcement or consummation of the merger;

  . the loss of control over future operations of Blaze following the merger;

  . the potential disruption and loss of Blaze's management team and key employees that could result from the announcement or consummation of the merger; and

  . the risk that the anticipated benefits of the merger might not be realized; and

  .  the risks described in "Risk Factors."

   As a result of the foregoing considerations, Blaze's board of directors determined that the potential advantages of the merger outweighed the benefits of remaining a separate company. Blaze's board of directors believes that the combined company will have a far greater opportunity than Blaze alone to compete in its industry.

   In view of the variety of factors considered in connection with its evaluation of the merger, Blaze's board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and did not do so. In addition, many of the factors contained elements that may affect the fairness of the merger in both a positive and negative way. Except as described above, Blaze's board of directors, as a whole, did not attempt to analyze each individual factor separately to determine how it impacted the fairness of the merger. Consequently, individual members of Blaze's board of directors may have given different weights to different factors and may have viewed different factors as affecting the determination of fairness differently.

Recommendation of Blaze's Board of Directors

   After careful consideration, Blaze's board of directors unanimously determined the merger to be fair to you and in your best interest and declared the transaction advisable. Blaze's board of directors unanimously approved the merger agreement and recommends your adoption of merger agreement.

   In considering the recommendation of Blaze's board of directors with respect to the merger agreement, you should be aware that some directors and officers of Blaze have interests in the merger that are different from, or are in addition to, the interests of Blaze stockholders generally. For a discussion of these interests, please see the disclosure under "--Interests of Certain Persons in the Merger" in this proxy statement/prospectus.

Fairness Opinion of Financial Advisor to the Blaze Board of Directors

   Blaze engaged Chase H&Q, a division of Chase Securities Inc., to act as a financial advisor to Blaze in connection with the proposed merger. The Blaze board of directors selected Chase H&Q to act as a financial advisor based on Chase H&Q's qualifications, expertise and reputation, as well as Chase H&Q's historical investment banking relationship and familiarity with Blaze. Chase H&Q delivered its written opinion on June 19, 2000 to the Blaze board of directors that, as of such date, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Chase H&Q, the exchange ratio in the proposed merger was fair, from a financial point of view, to the stockholders of Blaze.

   The full text of the opinion delivered by Chase H&Q to the Blaze board of directors, dated June 19, 2000, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Chase H&Q in rendering its opinion, is attached as Annex B to this prospectus/proxy statement and is incorporated herein by reference. The Chase H&Q opinion does not constitute a recommendation to any Blaze stockholder as to how such stockholder should vote with respect to the merger agreement and the merger. The summary of the Chase H&Q opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Annex B. Blaze stockholders are urged to read the opinion carefully in its entirety.

   In reviewing the proposed transactions, and in arriving at its opinion, Chase H&Q, among other things:

  . reviewed the publicly available consolidated financial statements of Brokat for recent years and interim periods to date and certain other relevant financial and operating data of Brokat made available to Chase H&Q from published sources;

  . discussed the business, financial condition and prospects of Brokat with certain members of Blaze's senior management;

  . reviewed the publicly available consolidated financial statements of Blaze for recent years and interim periods to date and certain other relevant financial and operating data of Blaze made available to Blaze from published sources;

  . discussed the business, financial condition and prospects of Blaze with certain members of Blaze's senior management;

  . reviewed the publicly available consolidated financial statements of GemStone Systems, Inc. for recent years and interim periods to date and certain other relevant financial and operating data of GemStone made available to Blaze from published sources;

  . discussed the business, financial condition and prospects of GemStone with certain members of senior management;

  . reviewed the summary information regarding the financial terms of the proposed acquisition of GemStone provided to Blaze by representatives of Brokat;

  . reviewed the recent reported prices and trading activity for the ordinary shares of Brokat and common stock of Blaze and compared such information and certain financial information for Brokat and Blaze with similar information for certain other companies engaged in businesses Chase H&Q considers comparable;

  . reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  .  reviewed the merger agreement dated June 19, 2000; and

  . performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Chase H&Q deemed relevant.

   Chase H&Q did not assume responsibility for independent verification of, and did not independently verify, any of the information concerning Blaze or Brokat considered in connection with its review of the proposed transactions, including without limitation any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Chase H&Q assumed and relied upon the accuracy and completeness of all such information. In connection with its opinion, Chase H&Q did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of Blaze or Brokat, and it did not conduct a physical inspection of the properties and facilities of Blaze or Brokat. With respect to the financial forecasts and projections relating to Blaze, prepared by Blaze management, and relating to Brokat, prepared by Brokat management and reviewed by Blaze management, and used in its analysis, Chase H&Q assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of Blaze and Brokat, and Chase H&Q expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which such forecasts or projections were based. Other than the acquisition of GemStone by Brokat, the proposed merger and transactions in the ordinary course of conducting their respective businesses for the purposes of its opinion, Chase H&Q also assumed that neither Blaze nor Brokat was a party to any pending transactions, including without limitation external recapitalizations or material merger or acquisition discussions. Blaze advised Chase H&Q, and for purposes of its opinion Chase H&Q assumed, that the proposed merger would be tax-free to each of Blaze and Brokat and would be treated as a purchase for financial accounting purposes.

   In performing its analyses, Chase H&Q used published research analyst estimates of financial performance of Blaze and Brokat that are based on numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Blaze, Brokat or Chase H&Q. The analyses performed by Chase H&Q and summarized below are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Blaze, Brokat or their respective advisors, neither Blaze, Chase H&Q nor any other person assumes responsibility if future results or actual values are materially different from the results of analyses based on forecasts or assumptions. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be acquired or bought or sold.

   Chase H&Q's opinion is necessarily based upon market, economic, financial and other conditions as they existed and can be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion. Although subsequent developments may affect its opinion, Chase H&Q has assumed no obligation to update, revise or reaffirm it.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. The summary of Chase H&Q's analyses set forth below summarizes the material analyses presented to the Blaze board of directors but is not a complete description of the presentation by Chase H&Q to the Blaze board of directors or the analysis performed by Chase H&Q in connection with preparing its opinion. In arriving at its opinion, Chase H&Q did not attribute any particular weight to any analyses or factors considered by it, but rather made subjective, qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Chase H&Q believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Chase H&Q presentation to the Blaze board of directors and Chase H&Q's opinion.

   The terms of the proposed merger were determined through negotiations between Blaze and Brokat and were approved by the Blaze board of directors. Although Chase H&Q provided advice to Blaze during the course of these negotiations, the decision to enter into the merger was solely that of the Blaze board of directors. As described above, the opinion of Chase H&Q and its presentation to the Blaze board of directors were only one of a number of factors taken into consideration by the Blaze board of directors in making its determination to approve the proposed merger.

   The following is a brief summary of the material financial analyses performed by Chase H&Q in connection with providing its opinion to the Blaze board of directors on June 19, 2000. The summary includes information presented in tabular format. You should read these tables together with the text of each summary, because the tables alone are not a complete description of the financial analysis.

   Analysis of Publicly Traded Companies Considered Comparable to Blaze. This analysis reviews a business' operating performance and outlook relative to a group of peer companies to determine an implied value. Using published Wall Street estimates, Chase H&Q compared, among other things, the equity values and projected revenues for calendar years 2000 and 2001 for Blaze to corresponding measures for certain publicly traded Internet software companies that Chase H&Q considered comparable to Blaze. Chase H&Q used revenues when making its comparisons, because valuations based on revenues are generally accepted in the analysis of Internet software companies that, in many cases, have not achieved profitability.

   The Internet software companies that Chase H&Q considered comparable to Blaze were:

  .  Accrue Software

  .  Allaire Corporation

  .  Broadbase Software

  .  Calico Commerce

  .  Interwoven

  .  Net Perceptions

  .  SilverStream Software

   Chase H&Q determined mean and median revenue multiples for these companies. Applying such multiples for the comparable companies to projected calendar year 2000 and 2001 revenues of Blaze resulted in a range of implied equity value and equity value per share of Blaze set forth in the following table:

                                                                     Implied
                                                                  Equity Value
         Market Value to:             Implied Equity Valuation      per Share
         ----------------           ----------------------------- -------------
Calendar Year 2000E Revenues....... $325.9 million-$533.5 million $12.25-$20.00
Calendar Year 2001E Revenues....... $357.7 million-$481.5 million $13.50-$18.00

   Chase H&Q observed that the equity value and value per share in the proposed merger of $535.7 million and $20.00 per share (based on the 20-day trading average stock price of Brokat and the euro spot rate on June 16, 2000) fall within the range of the implied equity valuation and implied equity value per share indicated in the above table.

   Analysis of Selected Transactions. This analysis provides a valuation range based on financial information of selected public companies that have been recently acquired and are in similar industries as the business being evaluated. Using published Wall Street estimates, Chase H&Q compared the proposed merger with thirteen selected mergers and acquisitions transactions involving companies in the Internet software industry. The acquirors and targets in the transactions that Chase H&Q deemed comparable to the proposed merger were:

  .  Vignette/OnDisplay

  .  webMethods/Active Software

  .  eGain/Inference

  .  24/7 Media/Exactis.com

  .  Quintus/Mustang.com

  .  Kana Communications/Silknet

  .  BroadVision/Interleaf

  .  Calico Commerce/ConnectInc.com

  .  Nortel Networks/Clarify

  .  Sun Microsystems/Forte Software

  .  DoubleClick/NetGravity

  .  DoubleClick/Abacus Direct

  .  S1/Edify

   In examining these transactions, Chase H&Q analyzed, among other things, the multiples of offer prices to (1) revenues of the target for the last four fiscal quarters preceding the public announcement of the transaction and (2) projected revenues of the target for the calendar year following the public announcement of the transaction. All multiples for the selected transactions were based on public information available at the time of public announcement, and Chase H&Q's analysis did not take into account different market and other conditions during the two-year period during which the selected transactions occurred. Applying the means and means excluding high and low of the foregoing sets of multiples to Blaze' revenues for the four fiscal quarters preceding the announcement of the merger and projected calendar year 2000 revenues resulted in the ranges of implied equity per share values of Blaze set forth in the following table:

                                                                    Implied
                                                                 Equity Value
   Multiple of Offer Price to:         Implied Equity Value        per Share
   ---------------------------     ----------------------------- -------------
Last Twelve Months Revenues....... $537.6 million-$680.6 million $20.25-$25.50
Forward Calendar Year 2000E
 Revenues......................... $540.7 million-$686.1 million $20.25-$25.75

   Chase H&Q observed that the equity value and value per share in the proposed merger of $535.7 million and $20.00 per share (based on the 20-day trading average stock price of Brokat and the Euro spot rate on June 16, 2000) fall below the range of the implied ranges indicated above.

   Premium Analysis. Chase H&Q compared the implied premium as of June 16, 2000 of the consideration to be paid in the proposed merger to the implied premiums paid in the comparable public company transactions listed above. Applying the high and low premiums paid (excluding negative premiums) to the closing price on June 16, 2000 and to the twenty trading days prior to June 16, 2000 of Blaze common stock resulted in the following equity and per share values of Blaze.

                                                                       Implied
                           Control                                  Equity Value
  Date of Sales Price      Premiums       Implied Equity Value        per Share
  -------------------    ------------ ----------------------------- -------------
One Trading day Prior... 14.8%-58.0%  $422.7 million-$581.8 million $16.00-$22.00
Twenty Trading Days
 Prior.................. 13.0%-182.0% $270.3 million-$672.6 million $10.25-$25.50

   Chase H&Q observed that the equity value and value per share in the proposed merger of $535.7 million and $20.00 per share (based on the 20-day trading average stock price of Brokat and the euro spot rate on June 16, 2000) fall within the range of the implied ranges indicated above.

   Exchange Ratio Analysis. Chase H&Q calculated the ratio of the historical price of Blaze common stock to the historical price of Brokat common stock over various periods. The results of such analysis are set forth below:

         Period           Implied Exchange Ratio Implied per Share Price
         ------           ---------------------- ------------------------
June 16, 2000...........          0.1284                  $14.06
5-trading day average...          0.1184                  $12.97
10-trading day average..          0.1151                  $12.61
20-trading day average..          0.1014                  $11.11
30-trading day average..          0.0987                  $10.81
Trading-Day Average
 Since IPO..............          0.1315                  $14.41

   Chase H&Q noted that the exchange ratio in the proposed merger of 0.1826 and the implied price of $20.00 (based on the 20-day trading average stock price of Brokat and the euro spot rate on June 16, 2000) per share of Blaze were greater than the foregoing implied exchange ratio and per share price.

   Chase H&Q also observed that no company or transaction used in the above analysis is identical to Blaze or the proposed merger, and the reasons for and circumstances surrounding each of the analyzed transactions are inherently different. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex, qualitative considerations and judgments, reflected in Chase H&Q's opinion, concerning differences in the financial and operating characteristics of the compared companies, the characteristics of the selected transactions and other factors that could affect the public trading values of the comparable companies, Blaze and Brokat.

   The foregoing description of Chase H&Q's opinion is qualified in its entirety by reference to the full text of such opinion that is attached as Annex B to this proxy statement/prospectus.

Certain Relationships; Terms of Engagement

   Chase H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Chase H&Q has previously provided investment banking and other financial advisory services to Blaze and has received fees for rendering these services. In the ordinary course of business, Chase H&Q acts as a market maker and broker in the publicly traded securities of Blaze, receives customary compensation in connection therewith and provides research coverage for Blaze. In the ordinary course of business, Chase H&Q actively trades in the equity and derivative securities of Blaze for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Chase H&Q may in the future act as a market maker in the publicly traded securities of Brokat and provide investment banking or other financial advisory services to Brokat.

   Pursuant to an engagement letter with Chase H&Q, Blaze has agreed to pay Chase H&Q a customary fee in connection with the financial advisory services provided by Chase H&Q and the delivery of the fairness opinion. Blaze also agreed to reimburse Chase H&Q for its reasonable out-of-pocket expenses and to indemnify Chase H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Chase H&Q's engagement as financial advisor.

Interests of Certain Persons in the Merger

   In considering the recommendation of the Blaze board of directors, you should be aware that certain officers and directors of Blaze have interests in the merger that are different from or in addition to yours.

 Options Held by Blaze Executive Officers and Directors

   Some of Blaze's most highly compensated executive officers have received options to purchase common stock under which 50% of the unvested portion of the option vests on the closing date of a change of control, subject to a minimum aggregate vesting of two-thirds of the shares, if they are terminated without cause within 12 months after the merger.

   In July 1998, Mr. Kelly entered into an employment agreement to serve as Blaze's president and chief executive officer. In conjunction with this employment agreement, Blaze granted Mr. Kelly an option to purchase 300,000 shares of common stock at an exercise price of $0.80 per share. Of those shares, 25% vested on the first anniversary of his commencement date, and one thirty-sixth of the remaining shares vest monthly thereafter through the fourth anniversary of the grant. In the event Mr. Kelly is terminated without cause within 12 months after Blaze experiences a change of control, 50% of the unvested portion of the option vests on the closing date of the transaction, subject to a minimum aggregate vesting of two-thirds of the shares.

   In June 1998, Mr. Shroyer entered into an employment agreement to serve as Blaze's senior vice president and chief financial officer and commenced employment in July 1998. In conjunction with this employment agreement, Blaze granted Mr. Shroyer an option to purchase 75,000 shares of common stock at an exercise price of $0.80 per share. Of these shares, 25% vested on July 20, 1999 and one thirty-sixth of the remaining shares vest monthly thereafter. In the event Mr. Shroyer is terminated without cause within 12 months after Blaze experiences a change of control, 50% of the unvested portion of the option vests on the closing date of the transaction, subject to a minimum aggregate vesting of two-thirds of the option.

   In February 1998, Mr. Kintzer entered into an employment agreement to serve as Blaze's vice president and chief technology officer and commenced his employment in March 1998. In conjunction with this employment agreement, Blaze granted Mr. Kintzer an option to purchase 75,000 shares of common stock at an exercise price of $0.80 per share. Of those options, 25% vested on the first anniversary of his commencement date, and one thirty-sixth of the remaining shares vest monthly thereafter through the fourth anniversary of the grant. In the event Mr. Kintzer is terminated without cause within twelve months after Blaze experiences a change of control, 50% of the unvested portion of the option vests on the closing date of the transaction, subject to a minimum aggregate vesting of two-thirds of the option.

   In July 1999, Mr. Masarich entered into an employment agreement to serve as Blaze's vice president, sales. In conjunction with this employment agreement, Blaze granted Mr. Masarich an option to purchase 431,771 shares of common stock at an exercise price of $0.10 per share. Of those options, 25% vested on the first anniversary of his commencement date, and one thirty-sixth of the remaining shares vest monthly thereafter through the fourth anniversary of the grant. In the event Mr. Masarich is terminated without cause within 12 months after Blaze experiences a change of control, 50% of the unvested portion of the option vests on the closing date of the transaction, subject to a minimum aggregate vesting of two-thirds of the option. The employment agreement provides that Joseph Masarich is employed "at-will" and the employment relationship may be terminated for any reason at any time. If Blaze terminates Mr. Masarich's employment without cause or following a change in control, Blaze must pay Mr. Masarich a severance payment in four monthly installments of one month's salary, each payable at the rate of the annual base salary in effect at the time of such termination plus the amount of bonus prorated for such four-month period at the target rate in effect on the effective date of such termination. If Blaze terminates Mr. Masarich's employment without cause subsequent to a change in control, Blaze must pay Mr. Masarich a severance payment in six monthly installments of one month's salary, each payable at the rate of the annual base salary in effect at the time of such termination plus the amount of bonus prorated for such six-month period at the target rate in effect on the effective date of such termination.

   In April 1999, William Seawick entered into an employment agreement to serve as Blaze's vice president, marketing and commenced his employment in May 1999. In conjunction with this employment agreement, Blaze granted Mr. Seawick an option to purchase 305,422 shares of common stock at an exercise price of $0.10 per share. Of those options, 25% vested on the first anniversary of his commencement date, and one thirty-sixth of the remaining shares vest monthly thereafter through the fourth anniversary of the grant. In the event Mr. Seawick is terminated without cause within 12 months after Blaze experiences a change of control, 50% of the unvested portion of the option vests on the closing date of the transaction, subject to a minimum aggregate vesting of two-thirds of the option. The employment agreement provides that Mr. Seawick is employed "at-will" and the employment relationship may be terminated for any reason at any time. If Blaze terminates Mr. Seawick's employment without cause or a change in control, Blaze must pay Mr. Seawick a severance payment in four monthly installments of one month's salary, each payable at the rate of the annual base salary in effect at the time of such termination plus the amount of bonus prorated for such four-month period at the target rate in effect on the effective date of such termination. If Blaze terminates Mr. Seawick's employment without cause subsequent to a change in control, we must pay Mr. Seawick a severance payment in six monthly installments of one month's salary, each payable at the rate of the annual base salary in effect at the time of such termination plus the amount of bonus prorated for such six-month period at the target rate in effect on the effective date of such termination.

   In addition, effective July 1, 2000, the Blaze board of directors approved change-of-control arrangements with three of its directors, Charles M. Boesenberg, Ken Goldman and L. George Klaus. The arrangements provide that all options and stock held by these persons will immediately vest upon a change of control, including the Blaze merger. Under these arrangements, as of the date of this proxy statement/prospectus, a total of 75,000 shares would vest on the date of closing of the merger.

   As a result of these interests, the directors and officers of Blaze may be more likely to vote to approve the merger agreement than if they did not hold these interests. Blaze's stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

Brokat's Reasons for the Merger; Recommendation of the Brokat Supervisory and Management Boards

   Brokat's management board and supervisory board determined that the merger would be in the best long-term interests of the shareholders and employees of Brokat. In particular, the merger with Blaze fits with Brokat's publicly stated strategy of expanding its North American presence. In reaching their decision, Brokat's management board and supervisory board considered a number of factors including:

  . the merger with Blaze would enable Brokat to gain market share in software products in the United States;

  . the software developed by Brokat and Blaze are complementary;

  . Blaze and Brokat have complementary distribution strategies;

  . the geographic coverage of Brokat and Blaze is complementary, with Blaze having particular strength in the United States, where Brokat is under represented;

  . the combined research and development resources of Brokat and Blaze could be used more efficiently; and

  . Brokat believes that its international approach will appeal to Blaze employees.

   Brokat's management board and Brokat's supervisory board also considered the following potentially negative factors in its deliberations concerning the transaction:

  . the limited trading history of Blaze's common stock on the Nasdaq
    National Market;

  . the potential disruption of existing and prospective relationships with Brokat's partners and customers that could result from the announcement or consummation of the merger;

  . the potential disruption and loss of Brokat's management team and key employees that could result from the announcement or consummation of the merger; and

  . the risk that the anticipated benefits of the merger might not be realized; and

  . the risks described in "Risk Factors."

   As a result of the foregoing considerations, Brokat's management board and Brokat's supervisory board determined that the potential advantages of the merger outweighed the benefits of remaining a separate company. Brokat's management board and Brokat's supervisory board believe that the combined company will have a far greater opportunity than Brokat alone to compete in its industry.

   In view of the variety of factors considered in connection with its evaluation of the merger, Brokat's management board and Brokat's supervisory board did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and did not do so. In addition, many of the factors contained elements that may affect the fairness of the merger in both a positive and negative way. Except as described above, both Brokat's management board and Brokat's supervisory board, as a whole, did not attempt to analyze each individual factor separately to determine how it impacted the fairness of the merger. Consequently, individual members of each of Brokat's management board and Brokat's supervisory board may have given different weights to different factors and may have viewed different factors as affecting the determination of fairness differently.

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

                      THE MERGER AND THE MERGER AGREEMENT

   The following is a summary of significant provisions of the merger agreement. The merger agreement is attached as Annex A and is incorporated into this proxy statement/prospectus by reference. You should read the merger agreement for a complete understanding of its terms.

Structure of the Merger

   The merger agreement provides that, following the approval of the merger agreement by Blaze stockholders and the satisfaction or waiver of the other conditions to the merger, a company formed at the direction and on behalf of Brokat for the sole purpose to accomodate the transactions described in the merger agreement will be merged with and into Blaze.

   Immediately after the merger, the exchange agent will contribute all of the shares of capital stock of the surviving corporation to Brokat in exchange for Brokat ordinary shares representing the merger consideration on behalf of former shareholders of Blaze. Immediately upon receipt, the exchange agent will distribute to former Blaze stockholders the merger consideration in the form of Brokat ADSs. As a result, former stockholders of Blaze will become holders of Brokat ADSs.

Blaze Trust

   The merger agreement also provides that, prior to the effective time of the merger, Blaze will deliver to a trust established on June 14, 2000 and referred to in this proxy statement/prospectus as the Blaze trust, the number of shares of Blaze common stock corresponding to the total number of such shares remaining to be issued by Blaze if, immediately before the merger, it were to satisfy all its obligations under (i) all outstanding Blaze stock option plans, and (ii) all outstanding warrants to purchase shares of Blaze common stock.

Effective Time and Effects of the Merger

   Blaze and Brokat expect to complete the merger in the third calendar quarter of 2000. The merger will be effective at the time a certificate of merger is filed with the Delaware Secretary of State. Blaze and Brokat plan to file the certificate of merger promptly following the approval of the merger agreement by Blaze stockholders and the satisfaction or waiver of the other conditions to the merger.

Merger Consideration

   The merger agreement provides that, at the effective time of the merger, each share of Blaze common stock outstanding immediately prior to the effective time will be converted into 0.3652 Brokat ADSs, each Brokat ADS representing
0.50 Brokat ordinary shares.

The Exchange Agent Will Not Issue Fractional Brokat ADSs or Brokat Ordinary
Shares

   The exchange agent will not issue fractional Brokat ADSs in the merger. Instead, the exchange agent will pay Blaze stockholders for each fraction of a Brokat ADS an amount of cash representing such stockholder's proportionate interest in the net proceeds from the sale on the Nasdaq National Market of the aggregate of the fractional Brokat ADSs. In addition, Blaze stockholders will not receive any Brokat ordinary shares in the merger.

Exchange of Share Certificates

   Following the merger, Blaze will cause the exchange agent to mail to each record holder of Blaze common stock a letter of transmittal with which to exchange Blaze common stock certificates for American depositary receipts evidencing Brokat ADSs and any cash for fractional Brokat ADSs. Blaze will send instructions specifying details of the exchange with the letter of transmittal. Blaze stockholders should not send their certificates until they receive a letter of transmittal. However, at the effective time of the merger, each certificate evidencing shares of Blaze common stock will no longer represent shares of Blaze common stock and instead will represent the right to receive the number of Brokat ADSs into which the shares of Blaze common stock evidenced by that certificate have been converted, plus cash in lieu of fractional ADSs.

Treatment of Blaze Common Stock Options

   The merger agreement provides that, at the effective time of the merger, each Blaze option to acquire shares of Blaze common stock outstanding immediately prior to the effective time of the merger will be converted into an option to acquire from the Blaze trust 0.3652 Brokat ADSs, rounded to the nearest whole Brokat ADS if necessary, for each share of Blaze common stock issuable upon exercise of the option immediately prior to the effective time of the merger. The terms of the option to acquire Brokat ADSs will be identical to the terms of Blaze common stock options, except with respect to provisions relating to possible accelerations of maturity due to the merger.

Treatment of Blaze Warrants

   The merger agreement provides that, at the effective time of the merger, each Blaze warrant to acquire shares of Blaze common stock outstanding immediately prior to the effective time of the merger will be converted into a warrant to acquire from the Blaze trust 0.3652 Brokat ADSs, rounded to the nearest whole Brokat ADS if necessary, for each share of Blaze common stock issuable upon exercise of the warrant immediately prior to the effective time of the merger, and at a per share price equal to the exercise price specified in the Blaze warrant divided by 0.3652.

Representations and Warranties

   Brokat and Blaze have made customary representations and warranties to each other in the merger agreement relating, among other things, to:

  . their organization, the organization of their subsidiaries, their charter documents and similar corporate matters;

  .  their capital structure;

  . their authority to deliver and execute the merger agreement, its legal force and effect and the absence of conflict between such agreement and their charter documents, the material contracts they have entered into, and the laws applicable to them;

  .  governmental filings and consents in relation to the merger agreement;

  .  the absence of occurrences that have had material adverse effects;

  .  certain contracts and debt instruments;

  .  litigation issues;

  . the possession of the intellectual property rights needed to conduct business; and

  .  information required in the proxy statement/prospectus.

   Blaze has also made some representations and warranties to Brokat in the merger agreement relating to:

  . the possession of all permits and licenses required to conduct their respective businesses;

  .  employee benefit plans and employee relations;

  .  certain accounting and tax matters;

   . environmental matters;

   . non-competition agreements; and

   . agreements with regulatory agencies.

Certain Covenants

 Blaze's Interim Operations

   Under the merger agreement, Blaze has agreed that from the date of the merger agreement until the effective time of the merger, it will operate its operations in the ordinary course of business with no less diligence and effort than would be applied in the absence of the merger agreement. Blaze has also agreed that it will use commercially reasonable efforts to, and to cause each of its subsidiary to, preserve intact its business organization and the business organization of each of its subsidiaries, to keep available the services of its present officers and key employees and of the present officers and key employees of each of its subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with it and its subsidiaries.

   Prior to the effective time of the merger, Blaze has agreed that it will not, and will not permit its subsidiaries to, without Brokat's prior approval:

  . amend its certificate of incorporation or by-laws or the comparable organizational documents of any of its subsidiaries, unless required by applicable laws;

  . issue, sell or pledge shares of its capital stock or other equity securities, warrants or options other than certain issuances in connection with employee stock options, rights under the employee stock purchase plan, or repurchases from terminated employees or consultants;

  . declare or pay any dividend or other distribution in respect of any class or series of its capital stock other than between it and any of its wholly owned subsidiaries;

  . split, combine, subdivide, reclassify or redeem, purchase, propose to redeem or purchase any shares of its capital stock, or other securities;

  . increase the compensation or fringe benefits payable to, grant any severance pay to or enter into any agreement providing for such a pay with, its directors, officers or employees and the directors, officers or employees of its subsidiaries, pay any benefit not required by any existing plan, or take any action to accelerate rights under any collective bargaining or any employee benefit plan for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent contemplated by the merger agreement, required by applicable law or by any agreement entered into prior to the date of the merger agreement;

  . acquire or dispose of any assets, including capital stock of its subsidiaries, or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between it and a wholly owned subsidiary or between two wholly owned subsidiaries;

  . incur, assume indebtedness or guarantee, or make loans, capital contributions to or investments in persons other than wholly owned subsidiaries of Blaze, except in connection with the financing of ordinary course trade payables, advances to customers in the ordinary course of business or indebtedness between Blaze and any of its wholly owned subsidiaries;

  . terminate, cancel, request any material change to, or agree to materially amend any contract that is material to it and its subsidiaries taken as a whole, or enter into any contract material to Blaze and its subsidiaries taken as a whole, other than in the ordinary course of business, or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of U.S.$2,000,000 for it and its subsidiaries taken as a whole;

  . change its accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable law or U.S. GAAP in the reasonable opinion of Blaze's independent certified accountants;

  . waive, release, compromise, settle or assign any material rights, claims or litigation;

  . satisfy any material claim, liability, or obligation other than in the ordinary course of business;

  . enter into any agreements or agreement that materially limits or otherwise restricts it, any of its subsidiaries, or any successor corporation, or that would, after the effective time, limit or restrict the surviving corporation and its affiliates, from engaging or competing in any line of business or in any geographic area;

  . make any tax election or settle or compromise any material federal, state, local or foreign tax liability;

  . authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing; or

  . take any action with the intent to directly or indirectly adversely affect the merger.

 Brokat's Interim Operations

   During the term of the merger agreement, Brokat has agreed that it will not, without the prior written consent of Blaze, which consent will not be unreasonably withheld or delayed:

  . adopt any amendment to its articles of association (Satzung) in any manner that changes the fundamental attributes, or adversely affects the value or rights, of its ordinary shares;

  . declare or pay any dividend in respect of any class or series of its capital share other than between it and any of its wholly owned subsidiary;

  .  liquidate or adopt a plan of liquidation;

  . purchase, redeem or otherwise acquire, directly or indirectly, any of its ordinary shares or any share of any of its subsidiaries' capital share in any amount that would adversely affect its financial condition or liquidity;

  . authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing;

  . take any action with the intent to directly or indirectly adversely affect merger; or

  . change its accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable law or U.S. GAAP or German GAAP.

Stockholders Meetings

   Blaze has agreed that promptly after the effective date of the registration statement of which this proxy statement/prospectus is a part, it will cause a stockholders meeting to be held for the purpose of voting upon the merger. Blaze will distribute a proxy statement/prospectus to its stockholders, will use its reasonable commercial efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement and will take any other action necessary to secure the stockholders vote required to approve such agreement.

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

Conditions to the Merger

 Conditions to Brokat's and Blaze's obligations

   The respective obligations of Blaze and Brokat to consummate the transactions contemplated by the merger agreement is subject to the satisfaction or waiver prior to the effective time of the merger of the following conditions:

  . the merger agreement and the consummation of the merger shall have been duly approved by Blaze stockholders and by Brokat's management board (Vorstand) and supervisory board (Aufsichtsrat), and Brokat's share capital increase and the issuance of the ordinary shares underlying Brokat's ADSs will have been duly approved in accordance with applicable law and Brokat's articles of association (Satzung);

  . Brokat ADSs issuable to Blaze's stockholders shall have been authorized for quotation on the Nasdaq National Market, upon official notice of issuance;

  . The waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act shall have expired or been terminated (this occured in July);

  . All consents, approvals and action of any governmental entity required to permit the consummation of the merger, the share capital increase and the other transactions contemplated by the merger agreement shall have been obtained or made, free of any condition that could reasonably be expected to result in a material adverse effect on Brokat or Blaze;

  . No governmental entity of competent jurisdiction shall have enacted any law or order that is in effect and prohibits the consummation of the merger, the share capital increase or the other transactions contemplated by the merger agreement; and

  . The registration statement of which this proxy statement/prospectus is a part shall have become effective under the U.S. Securities Act. No stop order suspending the effectiveness of the registration statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the U.S. SEC.

 Conditions to Blaze's obligations

   The obligation of Blaze to effect the merger and consummate the other transactions contemplated by the merger agreement is also subject to the satisfaction or waiver by Blaze at or prior to the effective time of the following conditions:

  . The representations and warranties of Brokat set forth in the merger agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Brokat set forth in the merger agreement that are not so qualified shall be true and correct in all material respects and Blaze shall have received a certificate signed on behalf of Brokat by one of its executive officers to such effect;

  . Brokat shall have performed in all material respects all obligations required to be performed by it under the merger agreement, and Blaze shall have received a certificate signed on behalf of Brokat by one of its executive officers to such effect;

  . Since the date of the merger agreement, there shall have been no material adverse effect on Brokat;

  . Brokat shall have obtained the consent, approval or waiver of each person that is not a governmental entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by the merger agreement, except those for which failure to obtain such consents, approval or waiver, individually or in the aggregate, would have no material adverse effect on Brokat; and

  . Blaze shall have received the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, its U.S. counsel, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Brokat, the merger subsidiary and Blaze will be a party to that reorganization within the meaning of Section 368(b) of the Code.

 Conditions to Brokat's obligations

   The obligations of Brokat to consummate the transactions contemplated by the merger agreement are also subject to the satisfaction or waiver by Brokat at or prior to the effective time of the following conditions:

  . The representations and warranties of Blaze set forth in the merger agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Blaze set forth in the merger agreement that are not so qualified shall be true and correct in all material respects, and Brokat shall have received a certificate signed on behalf of Blaze by one of its executive officer to such effect;

  . Blaze shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective date, and Brokat will have received a certificate signed on behalf of Blaze by one of its executive officer to such effect;

  . Since the date of the merger agreement, there shall have been no material adverse effect on Blaze;

  . Blaze shall have obtained the consent, approval or waiver of each person that is not a governmental entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by the merger agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, would have no material adverse effect on Blaze;

  . Brokat shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, its U.S. counsel, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Brokat, the merger subsidiary and Blaze will be a party to that reorganization within the meaning of Section 368(b) of the Code; and

  . Brokat shall have received an unqualified auditors' report from Blaze's independent certified auditors on Blaze's consolidated balance sheet and consolidated statement of income and of cash flows (including the related notes and schedules) provided by Blaze to Brokat prior to the signing of the merger agreement.

Amendment and Waiver

   The merger agreement may be amended by action taken by or on behalf of the boards of directors of the parties to such agreement, at any time prior to the effective time of the merger. Such amendment may only be an instrument in writing signed by the parties to the merger agreement. After the approval of the merger agreement by Blaze's stockholders however, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Blaze common stock shall be converted upon consummation of the merger.

   At any time prior to the effective time, any party to the merger agreement may (a) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (b) waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (c) waive compliance with any agreement or condition contained in the merger agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

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

No Solicitation by Blaze

   Blaze has agreed that it will not, and will not authorize or permit any of its subsidiaries or any of its or its subsidiaries' representatives to solicit, initiate or encourage any inquiries with respect to:

  . any merger, consolidation, share exchange, recapitalization or business combination;

  . any sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets representing 15% or more of the assets of Blaze and its subsidiaries, taken as a whole; or

  . any sale of shares of capital stock representing, individually or in the aggregate, 10% or more of the voting power of Blaze other than to Blaze or its subsidiaries, including by way of a tender offer or exchange offer by any person (other than Blaze or its subsidiaries) for shares of capital stock representing 5% or more of the voting power of Blaze, other than the transactions contemplated by the merger agreement.

   This restriction does not prevent Blaze from responding to an acquisition proposal, furnishing nonpublic information to the person making the acquisition proposal or entering into negotiations with the person making the acquisition proposal, despite complying with this restriction, if the Blaze board of directors determines in good faith, after consultation with its legal counsel and its independent financial advisor, that the acquisition proposal would be more favorable to its stockholders that the proposed merger with Brokat. Blaze has agreed to promptly inform Brokat of any offer, proposal, inquiry relating to any acquisition and to furnish Brokat copies of all information regarding such acquisition proposal, the identity of the third party making the proposal. Assuming a more favorable acquisition proposal would have been be brought to Blaze's attention, Blaze has further agreed to keep Brokat informed of the status of the discussions relating to such proposal and to terminate the merger agreement and pay the termination fee before Blaze's board of directors withdraws its recommendation to vote in favor of the approval of the merger agreement at the meeting of Blaze stockholders.

Termination of the Merger Agreement

   The merger agreement may be terminated:

  . by mutual written consent of Brokat and Blaze duly authorized by the board of directors of Blaze and by the management board of Brokat;

  . by either Brokat or Blaze, if the effective time of the merger has not occurred on or before December 31, 2000; however, the right to terminate the merger agreement will not be available to the party whose failure to fulfill any obligation under the merger agreement will have been cause such delay;

  . by either Brokat or Blaze, if any order, injunction or decree preventing the consummation of the merger shall have been entered by any court of competent jurisdiction or governmental entity and shall have become final and nonappealable;

  . by Brokat or Blaze, if Blaze stockholders fail to approve the merger agreement;

  . by Brokat, if Blaze breaches any material representation, warranty, covenant or agreement it made in the merger agreement, or if any representation or warranty of Blaze becomes untrue, in either case such that certain conditions to Brokat's obligations to consummate the transaction would not be satisfied, unless Blaze can cure such breach through the exercise of commercially reasonable efforts and for so long as Blaze continues to exercise such commercially reasonable efforts;

  . by Blaze, if Brokat breaches any material representation, warranty, covenant or agreement it made in the agreement, or if any representation or warranty of Brokat becomes untrue, in either case such that certain conditions to Blaze's obligations to consummate the transaction would not be satisfied, unless Brokat can cure such breach through the exercise of commercially reasonable efforts and for so long as Brokat continues to exercise such commercially reasonable efforts;

  .  by Brokat, if

    . Blaze's board of directors withdraws, modifies or changes its approval or recommendation of the merger agreement in a manner adverse to Brokat or resolves to do so,

    . Blaze's board of directors recommends to Blaze's stockholders an acquisition proposal or resolves to do so, or

    . a tender offer or exchange offer for 10% or more of the outstanding shares of Blaze's capital stock is commenced by a person other than Brokat and Blaze's board of directors fails to recommend against acceptance of such tender offer or exchange offer by its stockholders; or

  . by Blaze, if the Blaze's Board of directors concludes in good faith (after consultation with Blaze's counsel) that failure to so terminate would be inconsistent with its fiduciary duties under applicable laws and, on or prior to such date, a third party makes a public announcement or communicates to Blaze and its stockholders with respect to an acquisition proposal more advantageous for Blaze stockholders than the proposal made by Brokat; however, such termination will not be effective until Blaze has paid the termination fee to Brokat.

Expenses and Termination Fees

 Payment of expenses of the merger generally

   Except as described below, Brokat and Blaze will each pay its own fees and expenses incurred in connection with the merger.

 Payments from Blaze to Brokat under certain circumstances

   Blaze will be required to pay a termination fee of $20,000,000 if:

  . Blaze's board of directors withdraws, modifies or changes its approval or recommendation of the merger agreement in a manner adverse to Brokat or resolves to do so;

  . Blaze's board of directors recommends to Blaze's stockholders an acquisition proposal or resolves to do so;

  . a tender offer or exchange offer for 10% or more of the outstanding shares of Blaze's capital stock is commenced by a person other than Brokat and Blaze's board of directors fails to recommend against acceptance of such tender offer or exchange offer by its stockholders; or

  . Blaze's Board of directors concludes in good faith (after consultation with Blaze's counsel) that failure to so terminate would be inconsistent with its fiduciary duties under applicable laws and, on or prior to such date, a third party makes a public announcement or communicates to Blaze and its stockholders with respect to an acquisition proposal more advantageous for Blaze stockholders than the proposal made by Brokat; however, such termination will not be effective until Blaze has paid the termination fee to Brokat.

   In addition, Blaze will be required to pay Brokat's actual and documented out-of-pocket expenses up to a maximum reimbursable amount of $2,000,000.

   Blaze will be reimburse Brokat's expenses, on demand, if the merger agreement is terminated because Blaze stockholders fail to approve the merger agreement and, at the time of Blaze's stockholders meeting, Blaze has received a bona fide alternative acquisition proposal or a third party has made or publicly announced its intention to make a bona fide acquisition proposal. In addition, if, within 12 months after the termination of the merger agreement, Blaze enters into a definitive agreement providing for an alternative acquisition proposal with any third party or an alternative acquisition proposal is consummated with any third party, Blaze will be required to pay the $20,000,000 termination fee.

Indemnification for Prior Acts

   Brokat will cause the surviving corporation, in its charter documents, to honor for not less than six years following the closing of the merger, Blaze's obligations to indemnify its present and past directors, officers and employees with respect to matters that occurred prior to the merger, on at least as favorable terms as provided by Blaze and its subsidiaries. The right to indemnification with respect to a claim asserted during the six-year period will be extended until its final disposition. Brokat will also maintain for at least six years the insurance Blaze currently maintains for its directors, officers and employees, or similar insurance, unless the insurance premium to be paid by Brokat exceeds 175% of the last insurance premium paid by Blaze before the date of the merger agreement. If such insurance coverage is unavailable to Brokat, it has agreed to obtain as much comparable insurance as possible for such maximum annual premium.

Blaze Employees

   For one year following the effective time and during their continuing employment, Brokat will provide benefits and compensation to employees of Blaze and its subsidiaries substantially equivalent, in the aggregate, to the benefits and compensation provided to such employees on the date of the merger agreement. The above provision will not apply to Blaze's 2000 employee stock purchase plan, which will be terminated on or prior to the effective time of the merger. Brokat will waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to any participation and coverage requirements applicable to welfare plan to which such employees are eligible. Brokat will also provide these employees with credit for co-payment and deductibles paid prior to the effective time, for purposes of vesting and eligibility, unless such credit would result in a duplication of benefits.

Voting Arrangements

   In order to induce Brokat to enter into the merger agreement, Thomas Kelly, Gary Shroyer, Eric Kintzer, Charles Boesenberg, George Klaus, Ken Goldman, funds affiliated with TL Ventures and funds affiliated with Morgan Stanley Dean Witter Venture Partners, which together own approximately 38.3% of Blaze common stock on the date of the merger agreement, have entered into a stockholders agreement with Brokat. They have agreed to vote in favor of the approval and adoption of the merger agreement and against any action that would impede such approval and adoption. They have agreed not to encourage, initiate or cooperate in a stockholders' decision in opposition to or in competition with the consummation of the merger and not to enter into voting agreements, voting trusts or grant a proxy or power of attorney inconsistent with their obligations under their voting agreement with Brokat. They have further agreed not to transfer their shares of Blaze common stock other than to the exchange agent, unless such transfer is consented to by Brokat and the transferee becomes a party to a similar voting agreement. They will not encourage any acquisition proposal of Blaze.

Regulatory Matters

   Under the merger agreement, neither Brokat nor Blaze is required to complete the merger unless any competition law waiting periods have expired or been terminated.

   Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder, Blaze and Brokat filed premerger notifications and report forms on July 7, 2000 with the Antitrust Division of the Department of Justice and the Federal Trade Commission and these institutions granted early termination of the waiting period on July 19, 2000.

   In connection with the merger agreement, Brokat is not required to make a mandatory filing in Germany with the German local competition regulator.

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

Restriction on Resales of Brokat ADSs

   The Brokat ADSs to be issued in the merger will have been registered under the U.S. Securities Act, thereby allowing such shares to be freely traded without restriction by all former holders of Blaze common stock who are not "affiliates" of Blaze at the time of the special meeting and who do not become "affiliates" of Brokat after the merger. Persons who may be deemed to be affiliates of Blaze or Brokat generally include individuals or entities that control, are controlled by or are under the common control with, such party and may include certain officers and directors of Blaze and Brokat, as well as significant stockholders.

   Brokat ADSs received by such stockholders of Blaze who are deemed to be affiliates of Blaze may be resold without additional registration under the U.S. Securities Act only in the manner permitted by Rule 145 under the U.S. Securities Act or as otherwise permitted under the U.S. Securities Act.

   This prospectus does not cover resales of Brokat ADSs received by any person who may be deemed to be an affiliate of Blaze or Brokat.

   Thomas Kelly, Gary Shroyer, Eric Kintzer, Charles Boesenberg, George Klaus, Ken Goldman, the funds affiliated with TL Ventures and the funds affiliated with Morgan Stanley Dean Witter Venture Partners have entered into a stockholders agreement with Brokat. Under that stockholders agreement, the Blaze management stockholders have agreed not to transfer the Brokat ADSs they receive in connection with the merger for the first six months after the closing of the merger.

   Under the stockholders agreement, each of the funds affiliated with TL Ventures and the funds affiliated with Morgan Stanley Dean Witter Venture Partners have agreed:

  . not to transfer the Brokat ADSs it receives in connection with the merger for the first 60 days after the closing of the merger;

  . not to transfer its shares for an additional 45-day period if Brokat files a registration statement with the U.S. SEC for a primary offering of capital stock for cash before the end of the 60-day period;

  .  after the two periods mentioned above, to limit its transfers to

    .  its own security holders; or

    . in any 90-day period, up to (1) the average weekly trading volume in Brokat ADSs reported through Nasdaq during the preceding four calendar weeks if that shareholder is transferring Brokat ADSs, or
       (2) the greater of 1% of the total number outstanding shares of Brokat and the average weekly trading volume in Brokat ordinary shares reported through the Neuer Markt during the preceding four calendar weeks if that shareholder is transferring Brokat ordinary shares

   In addition, the Blaze stockholders subject to the stockholders agreement have agreed not to transfer their shares during the 14-day period before, and the 90-day period after, a public offering by Brokat in the United States.

Accounting Treatment

   The merger is expected to be accounted for under the purchase method under U.S. GAAP. This means that after the merger, Brokat will be required to record on its balance sheet the excess of the consideration paid over the estimated fair value of net assets acquired and will subsequently amortize this cost against earnings.

Tax Treatment

   The merger is structured to qualify as a tax-free "reorganization" for U.S. federal income tax purposes with respect to your receipt of Brokat ADSs. See "Material Tax Consequences--Federal income tax consequences of the merger."

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

What is reflected in Brokat's unaudited pro forma financial data

   The following unaudited pro forma consolidated balance sheet as of June 30, 2000 reflects the offering of Brokat's 11 1/2% senior notes due 2010 and the application of the net proceeds of such offering and gives effect to the proposed acquisitions of Blaze and GemStone as if they had occurred on June 30, 2000.

   The following unaudited pro forma consolidated statement of operations give effect to the acquisitions of MeTechnology AG and Transaction Software Technologies, Inc., the offering of the senior notes and the application of the net proceeds of such offering and the proposed acquisitions of Blaze and GemStone as if they had occurred on July 1, 1998.

   Significant intercompany accounts and transactions that were reflected previously in the historical financial statements before the acquisitions have been eliminated.

Brokat has adjusted MeTechnology and TST data because its fiscal year differed from the fiscal years of those companies

   The unaudited pro forma consolidated financial data are derived from Brokat's historical consolidated financial statements and the historical consolidated financial statements of MeTechnology and TST, which are included elsewhere in this prospectus. Because Brokat's fiscal year differed from those of MeTechnology and TST, financial data presented for those companies reflect adjustments to present financial information for periods comparable to Brokat's. These adjustments are quantified in the tables following the pro forma consolidated statements of operations. Amounts are given in thousands of Deutsche marks unless otherwise specified.

   While the fiscal year end of Blaze differs from Brokat's, this difference is less than 93 days. Accordingly, the unaudited pro forma consolidated statements for the years ended June 30, 1999 and for the six months ended December 31, 1999 and June 30, 2000 were developed using the financial statements of Blaze for the comparable calendar periods.

You should read the unaudited pro forma financial data with other financial data provided in this prospectus

   The pro forma adjustments are described in the accompanying notes to the unaudited pro forma combined financial data and are based upon available information and upon assumptions that we considered reasonable. You should read the unaudited pro forma financial data with the historical financial statements and related notes appearing elsewhere in this prospectus.

Brokat has provided pro forma financial data only for informational purposes

   Brokat has provided the unaudited pro forma financial data for informational purposes only and you should not consider the data indicative of actual results that Brokat would have achieved had these transactions been completed on the date or for the periods indicated. Brokat does not claim to indicate the balance sheet data or results of operations as of any future date or for any future period.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2000
                                (In thousands)

                                                                                                            Total
                                                Pro Forma         Pro Forma             Pro Forma         Pro Forma
                          Brokat(1)  Gemstone  Adjustments Notes  Combined    Blaze    Adjustments Notes  Combined
                          ---------  --------  ----------- -----  ---------  --------  ----------- -----  ---------
                            (DM)       (DM)       (DM)              (DM)       (DM)       (DM)              (DM)
ASSETS:
Currents Assets:
Cash and cash
equivalents.............   163,856        324        --             164,180    92,408         --            256,588
Short term investments..       --         --         --                 --     46,760         --             46,760
Accounts receivable
(less pro forma
allowance for doubtful
accounts of DM 3,456 at
June 30, 2000)..........    63,419      9,456        --              72,875    11,155         --             84,030
Cost and estimated
earning in excess of
billings on uncompleted
contracts...............     2,965        --         --               2,965       --          --              2,965
Prepaid expenses and
other current assets....    21,781        801        --              22,582     4,043         --             26,625
                          --------   --------    -------          ---------  --------   ---------         ---------
Total Current Assets....   252,021     10,581        --             262,602   154,366         --            416,968
                          --------   --------    -------          ---------  --------   ---------         ---------
Property and equipment,
net.....................    14,382      1,914        --              16,296     6,604         --             22,900
                          --------   --------    -------          ---------  --------   ---------         ---------
Goodwill................   245,267        --     524,772    (6d)    770,039       --      871,637   (6d)  1,641,676
Other intangible
assets..................    10,130        --         --              10,130       --          --             10,130
Less accumulated
amortization............   (36,627)       --         --             (36,627)      --          --            (36,627)
                          --------   --------    -------          ---------  --------   ---------         ---------
                           218,770        --     524,772            743,542       --      871,637         1,615,179
                          --------   --------    -------          ---------  --------   ---------         ---------
Other long-term
investments.............     6,631        --         --               6,631       --          --              6,631
Deferred income taxes...     4,363        --         --               4,363       --          --              4,363
Restricted cash.........                  --         --                 --      1,467         --              1,467
Deposits and other
assets..................       --         535        --                 535       756         --              1,291
                          --------   --------    -------          ---------  --------   ---------         ---------
Total assets............   496,167     13,030    524,772          1,033,969   163,193     871,637         2,068,799
                          ========   ========    =======          =========  ========   =========         =========
LIABILITIES AND
SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt to
banks...................       174        --         --                 174       --          --                174
Current portion of
capital lease
obligations.............       --         375        --                 375       354         --                729
Notes payable to
affiliated companies....       --      13,984    (13,984)   (6b)        --        --          --                --
Notes payable...........       --       2,197        --               2,197       --          --              2,197
Accounts payable,
trade...................     8,391      6,356      1,400    (6d)     16,147     1,873       1,400   (6d)     19,420
Payroll-related
accruals................     8,852      3,336        --              12,188       --          --             12,188
Tax-related accruals....     4,096        --         --               4,096       --          --              4,096
Billings in excess of
cost and estimated
earnings on uncompleted
contracts...............     5,546        --         --               5,546       --          --              5,546
Other accrued expenses
and current
liabilities.............    17,217      2,319        --              19,536    12,829         --             32,365
Deferred income.........     4,853      9,573        --              14,426     5,092         --             19,518
Deferred income taxes...     4,025        --         --               4,025       --          --              4,025
                          --------   --------    -------          ---------  --------   ---------         ---------
Total current
liabilities.............    53,154     38,140    (12,584)            78,710    20,148       1,400           100,258
Long-term debt to
banks...................     2,000        --         --               2,000       --          --              2,000
Capital lease
obligations, net of
current portion.........       --         137        --                 137       432         --                569
Other long-term debt....   246,596        --         --             246,596        70         --            246,668
                          --------   --------    -------          ---------  --------   ---------         ---------
Total liabilities.......   301,750     38,277    (12,584)           327,443    20,650       1,400           349,493
                          --------   --------    -------          ---------  --------   ---------         ---------
Minority interest.......       326        --         --                 326       --          --                326
Shareholders' equity
(deficit):
Common Stock............    53,416     67,236      4,351   (6a)      57,767         4       8,748  (6a)      66,515
                                                 (67,236)  (6c)                                (4) (6c)
Convertible preferred
stock...................       --      77,805    (77,805)  (6c)         --        --          --                --
Additional paid-in
capital.................   449,336        --     523,303   (6a)     972,639   314,286   1,078,879  (6a)   2,051,518
                                                                                         (314,286) (6c)
Accumulated deficit.....  (185,719)  (115,180)   115,180   (6c)    (185,719) (137,820)    137,820  (6c)    (185,719)
Deferred compensation...  (118,809)       --     (19,145)   (7)    (137,954)  (34,579)    (78,447)  (7)    (216,401)
                                                                                           34,579  (6c)
Employee Stock Trust....       --     (55,028)    55,028   (6c)         --        --          --                --
Accumulated other
comprehensive income
(loss)..................    (4,133)       (80)        80   (6c)      (4,133)      652        (652) (6c)      (4,133)
                          --------   --------    -------          ---------  --------   ---------         ---------
Total shareholders'
equity (deficit)........   194,091    (25,247)   533,756            702,600   142,543     866,637         1,711,780
                          --------   --------    -------          ---------  --------   ---------         ---------
Total liabilities and
shareholders' equity....   496,167     13,030    524,772          1,033,969   163,193     871,637         2,068,799
                          ========   ========    =======          =========  ========   =========         =========

 The notes to unaudited pro forma financial data are an integral part of this combined pro forma balance sheet.

 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE
                                   30, 1999
                (In thousands except share and per share data)

                    Brokat    MeTechnology     TST                                   Gemstone
                  ----------  ------------ ------------                             ----------
                  Year Ended  July 1, 1998 July 1, 1998                    Total    Year Ended
                   June 30,   thru May 21, thru May 9,   Pro Forma          Pro      June 30,   Pro Forma        Pro Forma
                     1999         1999         1999     Adjustments Notes  Forma       1999    Adjustments Notes  Combined
                  ----------  ------------ ------------ ----------- ----- --------  ---------- ----------- ----- ----------
                     (DM)         (DM)         (DM)        (DM)             (DM)       (DM)       (DM)              (DM)
Revenue.........      62,487      4,544        8,375       (3,753)   (2)    71,653    41,942          --            113,595
Cost of Sales...     (31,325)    (2,619)      (2,989)         --           (36,933)  (12,515)         --            (49,448)
                  ----------    -------       ------      -------         --------   -------    ---------        ----------
Gross profit....      31,162      1,925        5,386       (3,753)          34,720    29,427          --             64,147
                  ----------    -------       ------      -------         --------   -------    ---------        ----------
Selling
expenses........     (38,848)    (4,960)        (862)         --           (44,670)  (17,017)         --            (61,687)
General and
administrative
expenses........     (10,639)    (5,833)      (1,450)         --           (17,922)  (10,145)         --            (28,067)
Research and
development
expenses........      (8,733)    (3,180)      (3,206)         --           (15,119)  (10,144)         --            (25,263)
Amortization of
goodwill and
other intangible
assets from
acquisitions....      (3,686)       --           --       (27,802)   (3)   (31,488)      --       (74,967)  (3)    (106,455)
Non-cash charges
associated with
stock option
grants..........     (16,340)       --           --           --           (16,340)      --        (8,368)  (7)     (24,708)
                  ----------    -------       ------      -------         --------   -------    ---------        ----------
Total operating
expenses........     (78,246)   (13,973)      (5,518)     (27,802)        (125,539)  (37,306)     (83,335)         (246,180)
                  ----------    -------       ------      -------         --------   -------    ---------        ----------
Operating loss..     (47,084)   (12,048)        (132)     (31,555)         (90,819)   (7,879)     (83,335)         (182,033)
Interest
expense.........         568       (390)         (86)     (28,579)   (4)   (28,487)      --           --            (28,487)
Other income,
net.............       2,565        --           --           --             2,565      (186)         --              2,379
                  ----------    -------       ------      -------         --------   -------    ---------        ----------
Loss before
income taxes and
minority
interests.......     (43,951)   (12,438)        (218)     (60,134)        (116,741)   (8,065)     (83,335)         (208,141)
Income tax
expense.........        (113)       (17)         (80)         --              (210)     (235)         --               (445)
Minority
interest........          90        --           --           --                90       --           --                 90
                  ----------    -------       ------      -------         --------   -------    ---------        ----------
Net loss before
extraordinary
item............     (43,974)   (12,455)        (298)     (60,134)        (116,861)   (8,300)     (83,335)         (208,496)
Extraordinary
loss on early
extinguishment
of debt.........         (64)       --           --           --               (64)      --           --                (64)
                  ----------    -------       ------      -------         --------   -------    ---------        ----------
Net loss from
continuing
operations......     (44,038)   (12,455)        (298)     (60,134)        (116,925)   (8,300)     (83,335)         (208,560)
                  ==========    =======       ======      =======         ========   =======    =========        ==========
Basic and
diluted loss per
share:
Loss before
extraordinary
items...........       (2.23)                                                                                         (9.51)
Extraordinary
loss............       (0.01)                                                                                         (0.00)
                  ----------                                                                                     ----------
Net loss from
continuing
operations......       (2.24)                                                                                         (9.51)
                  ==========                                                                                     ==========
Weighted average
number of common
shares
outstanding.....  19,694,650                                                                    2,219,983  (7e)  21,914,633
                  ==========                                                                    =========        ==========
                    Blaze
                  ----------
                  Year Ended                     Total
                   June 30,   Pro Forma        Pro Forma
                     1999    Adjustments Notes  Combined
                  ---------- ----------- ----- -----------
                     (DM)       (DM)              (DM)
Revenue.........    19,754          --            133,349
Cost of Sales...    (6,540)         --            (55,988)
                  ---------- -----------       -----------
Gross profit....    13,214          --             77,361
                  ---------- -----------       -----------
Selling
expenses........   (10,950)         --            (72,637)
General and
administrative
expenses........    (4,334)         --            (32,401)
Research and
development
expenses........    (7,669)         --            (32,932)
Amortization of
goodwill and
other intangible
assets from
acquisitions....       --      (124,520)  (3)    (230,975)
Non-cash charges
associated with
stock option
grants..........       --       (25,442)  (7)     (50,150)
                  ---------- -----------       -----------
Total operating
expenses........   (22,953)    (149,962)         (418,095)
                  ---------- -----------       -----------
Operating loss..    (9,739)    (149,962)         (341,734)
Interest
expense.........      (623)         --            (29,110)
Other income,
net.............       --           --              2,379
                  ---------- -----------       -----------
Loss before
income taxes and
minority
interests.......   (10,362)    (149,962)         (368,465)
Income tax
expense.........      (169)         --               (614)
Minority
interest........       --           --                 90
                  ---------- -----------       -----------
Net loss before
extraordinary
item............   (10,531)    (149,962)         (368,989)
Extraordinary
loss on early
extinguishment
of debt.........       --           --                (64)
                  ---------- -----------       -----------
Net loss from
continuing
operations......   (10,531)    (149,962)         (369,053)
                  ========== ===========       ===========
Basic and
diluted loss per
share:
Loss before
extraordinary
items...........                                   (13.99)
Extraordinary
loss............                                    (0.00)
                                               -----------
Net loss from
continuing
operations......                                   (13.99)
                                               ===========
Weighted average
number of common
shares
outstanding.....              4,463,246  (7e)  26,377,879
                             ===========       ===========

  The notes to unaudited pro forma data are an integral part of this combined pro forma statement of operations.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED DECEMBER 31, 1999
                (In thousands except share and per share data)

                               Pro Forma          Total              Pro Forma        Pro Forma             Pro Forma
                    Brokat    Adjustments Notes Pro Forma Gemstone  Adjustments Notes  Combined    Blaze   Adjustments Notes
                  ----------  ----------- ----- --------- --------  ----------- ----- ----------  -------  ----------- -----
                     (DM)        (DM)             (DM)      (DM)       (DM)              (DM)      (DM)       (DM)
                    Total
                  Pro Forma
                   Combined
                  -----------
                     (DM)


Revenue.........      51,287        --            51,287   21,251          --             72,538   14,793         --
Cost of Sales ..     (22,937)       --           (22,937)  (6,492)         --            (29,429)  (5,591)        --
                  ----------    -------          -------  -------    ---------        ----------  -------
Gross profit....      28,350        --            28,350   14,759          --             43,109    9,202         --
                  ----------    -------    ---   -------  -------    ---------  ----  ----------  -------   ---------  ----
Selling expenses
 ................     (27,714)       --           (27,714)  (9,779)         --            (37,493)  (8,148)        --
General and
administrative
expenses .......     (12,643)       --           (12,643)  (4,272)         --            (16,915)  (2,754)        --
Research and
development
expenses .......     (12,769)       --           (12,769)  (5,244)         --            (18,013)  (3,910)        --
Amortization of
goodwill and
other intangible
assets from
acquisitions....     (15,797)       --           (15,797)     --       (37,484)  (3)     (53,281)     --      (62,260)  (3)
Non-cash charges
associated with
stock option
grants..........     (12,240)       --           (12,240)     --        (4,184)  (7)     (16,424) (21,148)    (12,721)  (7)
                  ----------    -------          -------  -------    ---------        ----------  -------   ---------
Total Operating
expenses........     (81,163)       --           (81,163) (19,295)     (41,668)         (142,126) (35,960)    (74,981)
                  ----------    -------          -------  -------    ---------        ----------  -------   ---------
Operating loss..     (52,813)       --           (52,813)  (4,536)     (41,668)          (99,017) (26,758)    (74,981)
Interest
expense.........        (832)   (13,777)   (5)   (14,609)     --           --            (14,609)    (202)        --
Other income,
net.............       2,298        --             2,298     (321)         --              1,977      --          --
                  ----------    -------          -------  -------    ---------        ----------  -------   ---------
Loss before
income taxes and
minority
interests.......     (51,347)   (13,777)         (65,124)  (4,857)     (41,668)         (111,649) (26,960)    (74,981)
Income tax
expense.........        (104)       --              (104)    (170)         --               (274)    (168)        --
Minority
interest........         (26)       --               (26)     --           --                (26)     --          --
                  ----------    -------          -------  -------    ---------        ----------  -------   ---------
Net loss from
continuing
operations......     (51,477)   (13,777)         (65,254)  (5,027)     (41,668)         (111,649) (27,128)    (74,981)
                  ==========    =======          =======  =======    =========        ==========  =======   =========
Basic and
diluted loss per
share; Net loss
from continuing
operations......       (1.92)                                                              (3.85)
                  ==========                                                          ==========
Weighted average
number of common
shares
outstanding.....  26,848,773                                         2,219,983  (7e)  29,068,758            4,463,243  (7e)
                  ==========                                         =========        ==========            =========
Revenue.........      87,331
Cost of Sales ..     (35,020)
                  -----------
Gross profit....      52,311
                  -----------
Selling expenses
 ................     (45,641)
General and
administrative
expenses .......     (19,669)
Research and
development
expenses .......     (21,923)
Amortization of
goodwill and
other intangible
assets from
acquisitions....    (115,541)
Non-cash charges
associated with
stock option
grants..........     (50,293)
                  -----------
Total Operating
expenses........    (253,067)
                  -----------
Operating loss..    (200,756)
Interest
expense.........     (14,811)
Other income,
net.............       1,977
                  -----------
Loss before
income taxes and
minority
interests.......    (213,590)
Income tax
expense.........        (442)
Minority
interest........         (26)
                  -----------
Net loss from
continuing
operations......    (214,058)
                  ===========
Basic and
diluted loss per
share; Net loss
from continuing
operations......       (6.38)
                  ===========
Weighted average
number of common
shares
outstanding.....  33,532,002
                  ===========

      The notes to unaudited pro forma data are an integral part of this consolidated pro forma statement of operations.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000
                (In thousands except share and per share data)

                               Pro Forma          Total               Pro Forma        Pro Forma             Pro Forma
                    Brokat    Adjustments Notes Pro Forma  Gemstone  Adjustments Notes  Combined    Blaze   Adjustments Notes
                  ----------  ----------- ----- ---------  --------  ----------- ----- ----------  -------  ----------- -----
                     (DM)        (DM)             (DM)       (DM)       (DM)              (DM)      (DM)       (DM)
                    Total
                  Pro Forma
                   Combined
                  -----------
                     (DM)

Revenue.........      81,729        --            81,729    24,639          --            106,368   14,750         --
Cost of Sales...     (32,870)       --           (32,870)   (9,110)         --            (41,980)  (6,533)        --
                  ----------    -------         --------   -------    ---------        ----------  -------   ---------   ---
Gross profit....      48,859        --            48,859    15,529          --             64,388    8,217         --
                  ----------    -------         --------   -------    ---------        ----------  -------   ---------   ---
Selling
expenses........     (36,283)       --           (36,283)  (13,062)         --            (49,345) (12,150)        --
General and
administrative
expenses........     (15,725)       --           (15,725)   (6,144)         --            (21,869)  (3,748)        --
Research and
development
expenses .......     (21,437)       --           (21,437)   (7,612)         --            (29,049)  (3,878)        --
Amortization of
goodwill and
other intangible
assets from
acquisitions....     (15,184)       --           (15,184)      --       (37,484)   (3)    (52,688)     --      (62,280)   (3)
Non-cash charges
associated with
stock option
grants..........     (30,735)       --           (30,735)      --        (4,184)   (7)    (34,919)  (8,829)    (12,721)   (7)
                  ----------    -------         --------   -------    ---------        ----------  -------   ---------
Total Operating
expenses........    (119,364)       --          (119,364)  (26,818)     (41,668)         (157,850) (28,605)    (74,931)
                  ----------    -------         --------   -------    ---------        ----------  -------   ---------
Operating loss..     (70,505)       --           (70,505)  (11,289)     (41,668)         (123,462) (20,388)    (74,981)
Interest
expense.........      (6,410)   (13,777)    (5)  (20,187)     (646)         --            (20,833)     (57)        --
Other income,
net.............         460        --               460       --           --                460    2,141         --
                  ----------    -------         --------   -------    ---------        ----------  -------   ---------
Loss before
income taxes and
minority
interests.......     (76,455)   (13,777)         (90,232)  (11,935)     (41,668)         (143,835) (18,304)    (74,981)
Income tax
expense.........        (330)       --              (330)     (259)         --               (589)     (12)        --
Minority
interest........          99        --                99       --           --                 99      --          --
                  ----------    -------         --------   -------    ---------        ----------  -------   ---------
Net loss from
continuing
operations......     (76,686)   (13,777)         (90,463)  (12,194)     (41,668)         (144,325) (18,316)    (74,981)
                  ==========    =======         ========   =======    =========        ==========  =======   =========
Basic and
diluted loss per
share; Net loss
from continuing
operations......       (2.84)                                                               (4.94)
                  ==========                                                           ==========
Weighted average
number of common
shares
outstanding.....  26,966,236                                          2,219,983   (7e) 29,538,219            4,463,246   (7e)
                  ==========                                          =========   ===  ==========            =========   ===
Revenue.........     121,118
Cost of Sales...     (48,513)
                  -----------
Gross profit....      72,605
                  -----------
Selling
expenses........     (61,495)
General and
administrative
expenses........     (25,617)
Research and
development
expenses .......     (32,927)
Amortization of
goodwill and
other intangible
assets from
acquisitions....    (114,928)
Non-cash charges
associated with
stock option
grants..........     (58,469)
                  -----------
Total Operating
expenses........    (281,436)
                  -----------
Operating loss..    (218,831)
Interest
expense.........     (20,890)
Other income,
net.............       2,601
                  -----------
Loss before
income taxes and
minority
interests.......    (237,120)
Income tax
expense.........        (601)
Minority
interest........          99
                  -----------
Net loss from
continuing
operations......    (237,622)
                  ===========
Basic and
diluted loss per
share; Net loss
from continuing
operations......       (7.06)
                  ===========
Weighted average
number of common
shares
outstanding.....  33,649,465
                  ===========

   The unaudited statement of operations of MeTechnology for the period July 1, 1998 to May 21, 1999 is:

                                            MeTechnology
                          ------------------------------------------------
                                         (Less)       (Add)
                           January 1,  January 1,  January 1,    July 1,
                           1998 thru    1998 thru   1999 thru   1998 thru                 July 1, 1998
                          December 31,  June 30,     May 21,     May 21,   Reconciliation     thru
                              1998        1998        1999        1999     German GAAP to May 21, 1999
                          German GAAP  German GAAP German GAAP German GAAP    US GAAP       US GAAP
                          ------------ ----------- ----------- ----------- -------------- ------------
Revenue.................      4,870       2,922       1,400        3,348       1,196          4,544
Cost of sales...........     (1,874)       (625)     (1,223)      (2,472)       (147)        (2,619)
                             ------      ------      ------      -------       -----        -------
Gross profit (loss).....      2,996       2,297         177          876       1,049          1,925
                             ------      ------      ------      -------       -----        -------
Selling expenses........     (3,514)     (1,171)     (2,617)      (4,960)        --          (4,960)
General and
 administrative
 expenses...............     (4,100)     (1,367)     (3,100)      (5,833)        --          (5,833)
Research and development
 expenses...............     (2,226)       (742)     (1,696)      (3,180)        --          (3,180)
                             ------      ------      ------      -------       -----        -------
Total operating
 expenses...............     (9,840)     (3,280)     (7,413)     (13,973)        --         (13,973)
                             ------      ------      ------      -------       -----        -------
Operating loss..........     (6,844)       (983)     (7,236)     (13,097)      1,049        (12,048)
                             ------      ------      ------      -------       -----        -------
Interest expense........       (267)        (75)       (198)        (390)        --            (390)
                             ------      ------      ------      -------       -----        -------
Loss before income
 taxes..................     (7,111)     (1,058)     (7,434)     (13,487)      1,049        (12,438)
                             ------      ------      ------      -------       -----        -------
Income taxes............        (27)        (13)         (3)         (17)        --             (17)
                             ------      ------      ------      -------       -----        -------
Net loss................     (7,138)     (1,071)     (7,437)     (13,504)      1,049        (12,455)
                             ======      ======      ======      =======       =====        =======

   Based on German GAAP, the audited statement of operations for the year ended December 31, 1998 has been prepared presenting costs by their nature. To comply with the functional cost format commonly used under U.S. GAAP, the costs incurred have been reclassified to cost of sales, selling, general and administrative as well as research and development expenses based on the character of the underlying costs.

   A reconciliation from German GAAP to U.S. GAAP has been performed to account for differences in revenue recognition on long-term software customization projects. Under German GAAP, license revenue is realized upon delivery of the software, while the customization work is accounted for separately under the completed-contract-method. Under U.S. GAAP, these license and customization revenues would be recognized using the percentage-of-completion-method.

   The statement of operations of TST for the period July 1, 1998 to May 9, 1999 is:

                                                        TST
                          ---------------------------------------------------------------
                                                 (Less)           (Add)
                                             October 1, 1997 October 1, 1998 July 1, 1998
                              Year ended           to              to             to
                          September 30, 1998  June 30, 1998    May 9, 1999   May 9, 1999
                          ------------------ --------------- --------------- ------------
Revenue.................         7,896            5,219           5,698          8,375
Cost of sales...........        (2,633)          (2,168)         (2,524)        (2,989)
                                ------           ------          ------         ------
Gross profit............         5,263            3,051           3,174          5,386
                                ------           ------          ------         ------
Selling expenses........        (1,109)            (802)           (555)          (862)
General and
 administrative
 expenses...............          (735)            (470)         (1,185)        (1,450)
Research and development
 expenses...............        (3,232)          (1,917)         (1,891)        (3,206)
                                ------           ------          ------         ------
Total operating
 expenses...............        (5,076)          (3,189)         (3,631)        (5,518)
                                ------           ------          ------         ------
Operating income
 (loss).................           187             (138)           (457)          (132)
                                ------           ------          ------         ------
Interest income.........            43               33              37             47
Interest expense........           (23)             (15)           (125)          (133)
                                ------           ------          ------         ------
Income before taxes.....           207             (120)           (545)          (218)
                                ------           ------          ------         ------
Income taxes............           (83)              (1)              2            (80)
                                ------           ------          ------         ------
Net income (loss).......           124             (121)           (543)          (298)
                                ======           ======          ======         ======

   The statement of operations of TST was translated to Deutsche marks using the average translation rate for the relevant periods.

Notes to Unaudited Pro Forma Data

   (1) Reflects the historical issuance of notes at a rate of 11.5%, with a face value of DM 244,479 and deferred note issuance costs of DM 8,800.

   (2) To eliminate license sales of DM 3,000 from Brokat to MeTechnology and DM 753 from Brokat to TST. No material direct costs were related to these licenses.

   (3) To record additional amortization expense resulting from the increase in goodwill and intangible assets from acquisitions. These amounts are expected to be amortized over the following useful lives:

                                             Amortization Included in
                                               already     June 30,
                    Six Months     Annual    included in  1999 report Estimated
                   Amortization amortization   June 30,    pro forma   Useful
Intangible Asset      Total        total     1999 figures Adjustments   Life
----------------   ------------ ------------ ------------ ----------- ---------
MeTechnology
Customer list.....       131          261          29           232    5 years
Goodwill..........    12,927       25,854       2,905        22,949    7 years
                     -------      -------       -----       -------
                      13,058       26,115       2,934        23,181
                     -------      -------       -----       -------
TST
Customer list.....       402          803         112           691    5 years
Goodwill..........     2,284        4,567         637         3,930    7 years
                     -------      -------       -----       -------
                       2,686        5,370         749         4,621
                     -------      -------       -----       -------
Blaze
Goodwill..........    62,260      124,520         --        124,520    7 years
                     -------      -------       -----       -------
GemStone
Goodwill..........    37,484       74,967         --         74,967    7 years
                     -------      -------       -----       -------
TOTAL.............   115,486      230,972       3,683       227,289
                     =======      =======       =====       =======

   The allocations of purchase price related to the acquisitions of MeTechnology and TST, and proposed acquisitions of Blaze and GemStone are:

                                      MeTechnology  TST      Blaze    GemStone
                                      ------------ ------  ---------  --------
Current assets and other tangible
 assets..............................     8,876     5,345    163,193   13,030
Liabilities assumed..................   (30,324)   (6,703)   (20,650)  38,277
Customer list........................     1,307     4,015        --       --
Goodwill (see Note 6)................   180,980    31,969    871,637  524,772
                                        -------    ------  ---------  -------
  Purchase Price.....................   160,839    34,626  1,014,180  499,525
                                        =======    ======  =========  =======

   The purchase price allocations related to Brokat's probable acquisitions of Blaze and GemStone, which are based on Brokat's management's best estimates at this time, are preliminary and subject to change. At present, Brokat has not been able to perform a formal review of the net assets that it acquired of these entities and, accordingly, for purposes of these pro forma financial statements, has allocated the excess of purchase price over the fair value of net assets acquired to goodwill. It is possible that a portion of this excess will be allocated to other acquired intangible assets, such as employee base, customer lists, or technology. These intangible assets generally have shorter useful lives than that of goodwill. Had Brokat assigned the entire purchase price to an intangible asset such as software, which typically has a useful life of three years, Brokat's pro forma net loss and loss per share would have been as follows:

                                                         Six Months
                                             Year Ended    Ended     Six Months
                                              June 30,  December 31, Ended June
                                               20000        1999      30, 2000
                                             ---------- ------------ ----------
Net loss....................................  (635,036)   (347,049)   (304,117)
Basic and diluted net loss per share........    (24.07)     (10.35)      (9.04)

   (4) To account for:

                                                                    Six Months
                                                        Year Ended    Ended
                                                         June 30,  December 31,
                                                           1999        1999
                                                        ---------- ------------
Financing the acquisition of TST.......................       52         --
Interest expense on the notes..........................   28,115      14,058
Amortization of deferred note issuance costs...........      880         440
Decrease in interest expense through the repayment of
 indebtedness with the proceeds from the offering......     (468)       (721)
                                                          ------      ------
  Total................................................   28,579      13,777
                                                          ======      ======

   As described in the notes to the consolidated financial statements, interest on the financing related to the TST acquisition has been calculated by discounting the non-interest bearing notes of DM 1,665 using an imputed rate of interest of 5%. The DM 52 shown above does not include interest expense of DM 20 which already was reflected in Brokat's historical financial statements of Brokat from the date of acquisition to June 30, 1999.

   Interest expense on the notes has been calculated by applying the rate of interest, 11.5%, to their face value. Deferred note issuance costs are being recognized using the effective interest method over the 10-year term of the notes.

   Management used part of the proceeds from the note offering to repay indebtedness of Brokat. The annual interest rate on this debt outstanding at the year ended June 30, 1999 was between 4.08% and 7%. No extraordinary gain or loss will be recognized in relation to the repayment of the debt mentioned in the preceding paragraph.

   (5) For the six months ended June 30, 2000 to account for:

  . DM 14,058, respectively, related to current bond interest expense,

  . DM 440, respectively, related to the recognition of deferred note issuance costs and

  . DM 721, respectively, related to a decrease of interest expenses from the repayment of indebtedness with the proceeds from the sale of the notes.

   Interest expense on the notes has been calculated by applying the rate of interest, 11.5%, to their face value. Deferred note issuance costs are being recognized over the 10-year term of the notes.

   Management used part of the proceeds from the senior notes offering to repay indebtedness of Brokat. The annual interest rate on this debt outstanding at the year ended June 30, 1999 was between 4.08% and 7%. No extraordinary gain or loss will be recognized in relation to the repayment of this short-term debt.

   (6) To account for the proposed acquisitions of Blaze and GemStone (The purchase price allocation, which is based on management's best estimates at this time, is preliminary and is subject to change)

     (a) Reflects the issuance of Brokat ordinary shares of 4.1 million for Blaze and 2.1 million for GemStone. According to Financial Accounting Standards Board, Interpretation No. 44, also reflects the fair market value, as determined by Black-Scholes, of vested and unvested options of
  0.9 million and 0.2 million for Blaze and GemStone. Excluded from this value and included in deferred compensation is the intrinsic value of unearned options of 77% for Blaze and 70% for GemStone. See footnote (7) below.

     (b) Reflects the repayment of GemStone debt by Brokat from the issuance of 66,200 shares of Brokat ordinary shares.

     (c) Reflects the elimination of the historical shareholders' equity accounts of Blaze and GemStone.

     (d) The excess of purchase price over fair value of assets acquired plus acquisition costs of DM 2,801 is reflected as goodwill and is amortized over an estimated life of 7 years.

     (e) Pro forma basic and diluted net loss per share is computed by dividing the pro forma net loss from continuing operations by the pro forma weighted average number of common shares outstanding.

   (7) In its acquisition of Blaze, Brokat will replace outstanding Blaze stock options held by employees and directors of Blaze will Brokat stock options, using the exchange ratio ultimately employed to consummate the merger. In compliance with FASB Interpretation No. 44, the fair value of the Brokat stock options issued to replace Blaze awards will be included as a component of the purchase price for those Brokat options that are vested as of the date of grant. For those Brokat options that are not exercisable at the time of grant, the fair value of the Brokat stock options issued to replace Blaze awards will also be included as component of the purchase price, except that a portion of this amount will be classified as deferred compensation expense and amortized over the remaining vesting periods of the options granted. The portion to be classified as deferred compensation will be initially calculated by taking the difference between the fair market value of Brokat ordinary shares on the date of grant compared to the exercise prices of the new awards. However, this amount will be adjusted to recognize deferred compensation expense only to extent of the ratio of the remaining service period on the new awards as a percentage of total service period under the original award.

   (8) Exchange rates used for conversion from US dollars to Deutsche marks:

   September 30, 1998 (average for 12 months ended)........... $1.00 = DM 1.755
   June 30, 1998 (average for 12 months ended)................ $1.00 = DM 1.745
   May 29, 1999 (average for 12 months ended)................. $1.00 = DM 1.747
   June 30, 1999 (average for 12 months ended)................ $1.00 = DM 1.876
   December 31, 1999 (average for 6 months ended)............. $1.00 = DM 1.755
   June 30, 2000 (average for six months ended)............... $1.00 = DM 2.039
   As of June 30, 2000........................................ $1.00 = DM 2.049

   (9) For the GemStone and Blaze mergers, Brokat has reserved 213,000 Brokat ordinary shares for issuance of future stock options to the employees of GemStone and 413,000 Brokat ordinary shares for issuance of future stock options to the employees of Blaze. These options will be granted through 2001 with exercise prices at the future fair market value at the date of grant. These options will be issued under a compensatory plan as defined by Accounting Principles Board Opinion No. 25.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BROKAT

   The following table presents Brokat's selected historical consolidated financial data derived from Brokat's historical consolidated financial statements for the periods indicated.

   The selected historical financial data for the years ended June 30, 1996, 1997, 1998 and 1999 and the six months ended December 31, 1999, were derived from the audited consolidated financial statements of Brokat for those periods. The consolidated financial statements for the years ended June 30, 1997, 1998 and 1999 and the six months ended December 31, 1999, are included elsewhere in this proxy statement/prospectus. The consolidated financial statements for the year ended June 30, 1996, are not included in this prospectus.

   The selected historical financial data as of and for the year ended June 30, 1995 were derived from the unaudited consolidated financial statements of Brokat for that period, which were prepared under German GAAP. These consolidated financial statements are not included in this proxy statement/prospectus.

   The selected historical interim financial data as of and for the six months ended December 31, 1998 and the six months ended June 30, 1999 and 2000 were derived from Brokat's unaudited financial statements and, in Brokat's opinion, reflect all adjustments necessary to present fairly the financial position and results of operations for the periods presented.

   Brokat's consolidated financial statements have been prepared in accordance with U.S. GAAP since (but not including) the fiscal year ended June 30, 1995.

   Since Brokat's inception through the fiscal year ended June 30, 1999, Brokat's fiscal year ended on June 30. Brokat changed its fiscal year in 1999 to end on December 31. Brokat's results of operations for the six months ended December 31, 1999 and for the six months ending June 30, 1999 and 2000 are not necessarily indicative of results that may be expected for the full year. For information relating to the currency exchange rates used in the following table, you should read "Currency and Financial Statement Presentation."

   You should carefully review Brokat's consolidated financial statements included elsewhere in this proxy statement/prospectus and the information provided in "Unaudited Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Brokat."

                            Selected Financial Data

      (Deutsche marks and dollars in thousands, except per share amounts)

                                                 Fiscal Years Ended June 30                      Six Months Ended December 31
                               --------------------------------------------------------------- ---------------------------------
                                 1995(1)     1996      1997      1998      1999       1999        1998       1999       1999
                               ----------- --------- --------- --------- --------- ----------- ----------- --------- -----------
                                   DM         DM        DM        DM        DM          $          DM         DM          $
                               (unaudited) (audited) (audited) (audited) (audited) (unaudited) (unaudited) (audited) (unaudited)
Statement of Operations Data:
Revenue(2)
 Software
  licensing
  fees..........                                                  7,231    21,056     10,276       5,458     19,141      9,341
 Professional
  service fees..                                                 16,529    21,913     10,694       9,638     22,630     11,044
 Customer
  support fees..                                                  1,397     5,970      2,913       2,530      5,709      2,786
 Product sales..                                                  4,414    13,492      6,584       2,045      3,558      1,736
 Other revenue..                                                    --         56         27         --         249        122
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Total revenue...                   768       2,684    12,101     29,571    62,487     30,494      19,671     51,287     25,029
Cost of sales...                  (531)     (1,272)   (7,971)   (15,493)  (31,325)   (15,287)    (10,371)   (22,937)   (11,194)
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Gross profit....                   237       1,412     4,130     14,078    31,162     15,208       9,300     28,350     13,835
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Selling
 expenses.......                  (149)       (524)   (3,118)   (16,636)  (38,848)   (18,959)    (15,535)   (27,714)   (13,525)
General and
 administrative
 expenses.......                   (46)       (197)   (1,332)    (4,305)  (10,639)    (5,192)     (4,092)   (12,643)    (6,170)
Research and
 development
 expenses.......                   (20)       (546)   (1,450)    (4,917)   (8,733)    (4,262)     (3,896)   (12,769)    (6,232)
Amortization
 costs on
 goodwill and on
 intangible
 assets from
 acquisitions...                   --          --        --         --     (3,686)    (1,799)        --     (15,797)    (7,709)
Non-cash charges
 associated with
 stock option
 grants.........                   --          --        --         --    (16,340)    (7,974)        --     (12,240)    (5,973)
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Total operating
 expenses.......                  (215)     (1,267)   (5,900)   (25,858)  (78,246)   (38,186)    (23,523)   (81,163)   (39,609)
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Operating income
 (loss).........                    22         145    (1,770)   (11,780)  (47,084)   (22,978)    (14,223)   (52,813)   (25,774)
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Interest
 income.........                     1         --          5        150     1,528        746         726         35         17
Interest
 expense........                   --           (7)     (157)      (454)     (960)      (468)       (209)      (867)      (423)
Other income,
 net............                   --           32       198        239     2,565      1,252       1,261      2,298      1,121
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Income (loss)
 before income
 taxes and
 extraordinary
 items..........                    23         170    (1,724)   (11,845)  (43,951)   (21,448)    (12,445)   (51,347)   (25,058)
Income tax
 benefit........                   (13)        (73)       10        --       (113)       (55)        --        (104)       (51)
Minority
 interest.......                   --          --        --         --         90         44         --         (26)       (13)
Other Taxes.....                   --          --        --         --        --         --          --         --         --
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Income (loss)
 before
 extraordinary
 items..........                    10          97    (1,714)   (11,845)  (44,038)   (21,459)    (12,445)   (51,477)   (25,122)
Extraordinary
 loss on early
 extinguishment
 of debt net of
 taxes..........                   --          --        --         --        (64)       (31)        (64)       --         --
                                  ----      ------    ------    -------   -------    -------     -------    -------    -------
Net income
 (loss).........                    10          97    (1,714)   (11,845)  (44,038)   (21,490)    (12,509)   (51,477)   (25,122)
                                  ====      ======    ======    =======   =======    =======     =======    =======    =======
Basic and
 diluted loss
 per common
 share(3).......                   --          --        --         --      (2.24)     (1.09)        --       (1.92)      (.94)
Cash Flow
 Information:
Net cash (used
 in) provided by
 operating
 activities(4)..                   --          235    (3,214)   (13,449)  (35,686)   (17,415)    (11,996)   (27,480)   (13,411)
Net cash used in
 investing
 activities(4)..                   --         (370)   (1,744)    (3,763)  (39,973)   (19,508)     (3,396)    (8,890)    (4,338)
Net cash
 provided by
 financing
 activities(4)..                   --           76     4,965     19,008    83,025     40,518      82,806     37,746     18,420
Other Financial
 Data:
EBITDA(5).......                    71         332      (838)   (10,167)  (37,725)   (18,410)    (11,977)   (31,649)   (15,445)
Adjusted
 EBITDA(5)......                    71         332      (838)   (10,167)  (21,385)   (10,436)    (11,977)   (19,409)    (9,472)
Amortization
 costs on
 goodwill and on
 intangible
 assets from
 acquisitions
 and
 depreciation...                    49         155       734      1,374     6,705      3,272         985     18,892      9,220
Capital
 expenditures...                   155         384     1,748      3,869    10,835      5,288       3,396      4,334      2,115
Ratio of
 earnings to
 fixed
 charges(6).....                  4.83x        7.3x      --         --        --         --          --         --         --
                                    Six Months Ended June 30
                               -----------------------------------
                                  1999        2000        2000
                               ----------- ----------- -----------
                                   DM          DM           $
                               (unaudited) (unaudited) (unaudited)
Statement of Operations Data:
Revenue(2)
 Software
  licensing
  fees..........                  15,598      38,499      18,789
 Professional
  service fees..                  12,275      31,094      15,175
 Customer
  support fees..                   3,440       8,891       4,339
 Product sales..                  11,447       3,207       1,565
 Other revenue..                      56          38          19
                               ----------- ----------- -----------
Total revenue...                  42,816      81,729      39,887
Cost of sales...                 (20,954)    (32,870)    (16,042)
                               ----------- ----------- -----------
Gross profit....                  21,862      48,859      23,845
                               ----------- ----------- -----------
Selling
 expenses.......                 (23,313)    (36,283)    (17,708)
General and
 administrative
 expenses.......                  (6,547)    (15,725)     (7,674)
Research and
 development
 expenses.......                  (4,837)    (21,437)    (10,462)
Amortization
 costs on
 goodwill and on
 intangible
 assets from
 acquisitions...                  (4,020)    (15,184)     (7,410)
Non-cash charges
 associated with
 stock option
 grants.........                 (10,280)    (30,735)    (15,000)
                               ----------- ----------- -----------
Total operating
 expenses.......                 (48,997)   (119,364)    (58,255)
                               ----------- ----------- -----------
Operating income
 (loss).........                 (27,135)    (70,505)    (34,409)
                               ----------- ----------- -----------
Interest
 income.........                     802       1,857         906
Interest
 expense........                    (749)     (8,267)     (4,035)
Other income,
 net............                   1,711         460         224
                               ----------- ----------- -----------
Income (loss)
 before income
 taxes and
 extraordinary
 items..........                 (25,371)    (76,455)    (37,313)
Income tax
 benefit........                    (113)       (227)       (111)
Minority
 interest.......                      90          99          48
Other Taxes.....                     --         (103)        (50)
                               ----------- ----------- -----------
Income (loss)
 before
 extraordinary
 items..........                 (25,394)    (76,686)    (37,426)
Extraordinary
 loss on early
 extinguishment
 of debt net of
 taxes..........                     --          --          --
                               ----------- ----------- -----------
Net income
 (loss).........                 (25,394)    (76,686)    (37,426)
                               =========== =========== ===========
Basic and
 diluted loss
 per common
 share(3).......                   (1.29)      (2.84)      (1.39)
Cash Flow
 Information:
Net cash (used
 in) provided by
 operating
 activities(4)..                 (23,690)    (45,631)    (22,270)
Net cash used in
 investing
 activities(4)..                 (36,577)    (11,956)     (5,835)
Net cash
 provided by
 financing
 activities(4)..                     219     215,227     105,040
Other Financial
 Data:
EBITDA(5).......                 (19,614)    (50,715)    (24,751)
Adjusted
 EBITDA(5)......                  (9,334)    (19,980)     (9,751)
Amortization
 costs on
 goodwill and on
 intangible
 assets from
 acquisitions
 and
 depreciation...                   5,720      19,231       9,386
Capital
 expenditures...                   7,439       7,731       3,773
Ratio of
 earnings to
 fixed
 charges(6).....                     --          --          --

                                          As of June 30                                  As of December 31
                 --------------------------------------------------------------- ---------------------------------
                    1995       1996     1997(7)    1998      1999       1999        1998       1999       1999
                 ----------- --------- --------- --------- --------- ----------- ----------- --------- -----------
                     DM         DM        DM        DM        DM          $          DM         DM          $
                 (unaudited) (audited) (audited) (audited) (audited) (unaudited) (unaudited) (audited) (unaudited)
Balance Sheet
 Data:
Total assets....     531       1,008     7,222     19,680   275,070    134,239     94,246     248,685    121,363
Total long-term
 debt...........     --           23     2,730    (13,560)   24,356     11,886      6,000       3,850      1,879
Total
 liabilities....     471         839     8,208    (22,471)   56,731     27,686     18,354      78,313     38,218
Total
 shareholders'
 equity.........      60         169      (986)    (2,791)  217,939    106,358     75,892     169,946     82,937
                     As of June 30,
                          2000
                 -----------------------
                     DM           $
                 (unaudited) (unaudited)
Balance Sheet
 Data:
Total assets....   496,167     242,151
Total long-term
 debt...........   248,596     121,326
Total
 liabilities....   301,750     147,267
Total
 shareholders'
 equity.........   194,091      94,725

              RECENT ACQUISITIONS AND OTHER STRATEGIC INITIATIVES

   The following is a summary of Brokat's recent significant acquisitions and other strategic initiatives, in addition to the GemStone merger. You should read the "Unaudited Pro Forma Condensed Consolidated Financial Information" and the relevant historical financial statements included in this proxy statement/ prospectus for an understanding of their impact on Brokat's financial situation.

Recent Strategic Initiatives

   On November 7, 1999 Intel Atlantic Inc., Santa Clara, California subscribed for new shares of Brokat by signing a subscription certificate in accordance with the capital increase resolution of Brokat's management board dated November 7, 1999 by which Brokat's management board (Vorstand) granted Intel, against a contribution in cash amounting to a total of euro 10 million, the exclusive right to subscribe for 279,573 new ordinary bearer shares without par value (each representing 1 euro of the nominal capital) issued under the authorized capital I (Genehmigtes Kapital I) of section 4(2) of Brokat's articles of association. This investment was consummated on May 12, 2000, when the Commercial Register of Stuttgart registered the capital increase.

   On December 20, 1999, Brokat acquired 25.1% of the outstanding capital stock of Fernbach Financial Software S.A., a Luxembourg company, for a capital contribution of DM 4.0 million in cash. In February 2000, subject to the completion of formalities under applicable law, Brokat acquired the remaining 74.9% of Fernbach's outstanding capital stock, effective as of January 1, 2000, for 182,838 post-split ordinary shares to be issued out of a capital increase against the contribution in kind of the Fernbach shares. Fernbach companies develop and market software products for the processing of transactions of banks. Through this acquisition, Brokat gained the expertise and specialized e-finance software that will allow it to enhance its standardized software packages offered to brokerage firms and banks.

   As part of its marketing strategy, Brokat has also acquired minority interests in Bremen Online Services Entwicklungs-und Betriebsgesellschaft mbH & Co. KG, a German company and Customer Dialogue Systems NV, a Belgian company. All of these companies provide e-services.

   On August 3, 2000, Brokat acquired of a 9% minority interest in MyAlert.com, a Spanish company which offers various personalized services over an internet portal to approximately 450,000 registered customers. The purchase price was $12.0 million, 80% of which consists of Brokat ordinary shares and the remaining portion will be paid in cash. The MyAlert.com technology will allow Brokat's customers to offer individual mobile information services. Brokat is currently consummating the capital increase required to make the payment in Brokat ordinary shares.

MeTechnology Acquisition

   On May 21, 1999, Brokat acquired MeTechnology AG, a German company involved in the development and implementation of online banking software. Consideration for this acquisition consisted of 2,332,374 post-split shares of Brokat's common stock having a value of DM 159.7 million on the date of acquisition. Through the acquisition of MeTechnology and its merger into Brokat, Brokat acquired technology and research personnel complementary to its existing business, which will allow Brokat to widen the range of its products and enhance its existing products.

TST Acquisition

   On May 9, 1999, Brokat acquired Transaction Software Technologies, Inc., for DM 34.9 million in cash. TST has been active in the development and implementation of cash management systems for banking institutions in the United States. The TST acquisition provided Brokat with a corporate cash management software application marketable in the United States and thus enhanced its presence in the U.S. market.

                             DESCRIPTION OF BROKAT

General

 Who Brokat is

   Brokat is a leading provider of software for the rapidly expanding e-banking market and the leading provider of this software to European banks. Brokat designs, develops, markets and supports e-business software. Brokat has concentrated on providing e-banking solutions, particularly to banks in Germany and Austria, and to a lesser extent, other geographic areas such as the United Kingdom, the United States, the Asia-Pacific region, Switzerland and the Benelux countries. Brokat intends to further use its leading position in the European e-banking sector to expand its presence in other geographic areas and in other e-business sectors, with the long-term objective of establishing its core product as the industry standard platform for the delivery of e-business services.

 Brokat's Products and Services

   Brokat's core product, Twister, is an open architecture software platform that integrates the information technology systems of a business with a variety of electronic communications channels. This software enables consumers to interact with the business over the Internet through a range of secure electronic communication channels, such as personal computers, mobile telephones, call centers, personal digital assistants and WebTV while permitting the business to offer its products and services regardless of the types of computer systems in use and regardless of the language in which its software applications are written.

   Brokat also offers industry-specific software application packages, allowing a business to establish e-front offices through which consumers can access its products or services. These software packages, with our Twister platform, provides a business with both customer relationship management and back office integration functions. Brokat also provides a range of professional services, such as consulting, customization, installation, training, and maintenance and support related to the sales of its products.

 Brokat's Distribution and Sales

   Brokat distributes, implements and supports its products worldwide through its subsidiaries and sales offices as well as through distribution partners, such as consulting firms and value added resellers, and through joint ventures. Brokat estimates that, as of December 31, 1999, more than 2,000 financial institutions and more than 2 million end-users worldwide--principally in Germany and Austria--conducted e-business activities using its products. Its market share of the e-banking sector is approximately 80-90% in Germany and Austria, and approximately 40% in the rest of Europe. Brokat believes that the majority of all banks in Germany offering the e-banking services use its software.

 Brokat's Revenues

   Brokat derives its revenues from four principal sources:

  . software license fees, including fees for initial installations, and version and capacity upgrades;

  . professional service fees, including fees paid for customization of software for particular end use applications;

  . customer support fees, covering minor software upgrades and technical support; and

  . sale of hardware and software sourced from third parties used as part of our software solutions.

Market Overview

   In recent years, businesses and consumers have been transforming the Internet into a commercial medium. In 1999, the number of Internet users was estimated at 130 million worldwide. The number of Internet users is forecasted to reach 540 million in 2005. Newly developed electronic communication channels are also expected to increase the importance and potential of e-business. For example, by 2004, the total number of interactive mobile telephone banking customers is projected to reach almost 13.9 million, and at least 40% of business to consumer e-commerce transactions outside North America are expected to be initiated from mobile, cellular-enabled devices. The European mobile commerce market alone is projected to grow from Euro 323.0 million in 1998 to Euro 23.0 billion in 2003.

   Businesses are using electronic communication channels to provide the same products and services as they have traditionally, but, in many cases, faster, more effectively and less expensively than using traditional distribution channels, such as branches and retail stores. In particular, businesses are increasingly using electronic communication media to offer their products and services by establishing e-front offices, through which they can make contact with their customers, identify their needs and offer individualized services. For their part, customers can contact businesses 24 hours a day, through a variety of channels, including channels such as mobile telephones that can access, and be accessed following a customer-initiated transaction, wherever the customer may be. Businesses are expected to accelerate the adaptation of their web sites to handle online transactions. Although estimates of the future growth of e-business vary widely, they all foresee growth in the coming years.

   Although there are tremendous opportunities that e-business can offer, businesses still face challenges in establishing and conducting e-business operations. These businesses may be using different generations and different types of information technology systems. Their e-business software applications may be written in different programming languages. A variety of electronic communication channels are also available for consumers to access products and services of e-business providers. To take full advantage of the potential offered by e-business, a company must have the capacity to connect each of its computer systems and software applications with every possible electronic communication channel used by its customers.

   The growth of e-business is stimulating the market for software that has the capacity to integrate different computer systems into coherent infrastructures for the electronic delivery of information. Most software used for this integration task addresses only a portion of the required functions. Due to the low level of standardization, that software usually requires significant effort and expense to achieve even a modest level of system integration. Tailor-made solutions, often developed at great technical effort and expense, may subsequently prove to be inflexible and expensive to maintain.

Brokat's Strengths

   Brokat relies on the following key strengths to respond to the needs of the e-business market:

 Brokat's Products

   Brokat's Twister platform and related applications allow businesses engaged in e-business operations to integrate their existing information technology systems with a variety of electronic communications channels. Users of our platform are generally not constrained by the source and format of their data. The platform extracts the data from different systems and applications of a business, reformats the data as necessary and communicates the data to the business's consumers securely through a variety of electronic communication media the consumers may be using. The platform allows communications over multichannels simultaneously. Brokat's software offers:

  . simplicity--Brokat's products are designed to be easy to maintain and enhance and allow for integration of an existing information system environment with electronic communications channels and functions. Brokat also believes, based on its experience in modifying the Twister platform for its customers, that new distribution channels, services and systems may be added easily and relatively inexpensively, without major modifications to the back-end systems, due to Twister's modular architecture;

  . security--Brokat's products use 128-bit encryption technology and thus provide the highest economically feasible standard generally available today for secrecy, data protection, user authentication and non-repudiation of electronically initiated transactions;

  . reliability--based on the experience of Brokat's customers with its software, Brokat believes that its products are generally stable and fault-tolerant;

  . scalability--based primarily on its experience in satisfying the volume requirements of large German banks using its e-banking software, Brokat believes that its products are capable of meeting the high volume requirements of large businesses as well as those of smaller businesses; and

  . openness--based on design characteristics of its products and its experience with customizing its products for different operating systems, Brokat believes that its products are compatible with a wide range of major operating systems and industry standards for application development.

 Strategic Alliances

   Brokat cooperates with several strategic partners that are engaged in various aspects of e-business. Brokat is one of the original ten software companies worldwide selected by Intel as a preferred business partner to optimize its software for use with the newly developed generation of 64-bit Intel processors. Brokat founded a consortium to develop a uniform application interface as a mobile digital signature standard to facilitate confirmations of e-business transactions over mobile telephones. The consortium includes mobile telephone manufacturers and network operators, software vendors and smart card manufacturers. Brokat was also the first provider of e-front office software certified by SAP for compatibility with SAP software, which allows financial institutions using the SAP back office software to offer e-finance services using its platform.

 Continuity of Senior Management

   Brokat benefits from the continuity of its senior management team. Messrs. Roever, Anderer, Schlumpberger, Janssen and Schumacher have been with us since the establishment of Brokat in 1994. Brokat's senior management has been strengthened by the addition of Mr. Maestrini in 1999. As a group, our senior management (excluding Mr. Maestrini who does not own ordinary shares of Brokat) has a significant economic stake in Brokat, beneficially owning approximately 32.2% of outstanding shares.

 Technical Expertise of Brokat's Personnel

   Brokat benefits from a talented and motivated technical staff, with a broad range of skills and expertise in the technologies relevant to its business. Brokat's employees share in its financial success through participation in its firm-wide employee stock option plans and its annual bonus scheme.

 Market Position

   Brokat has successfully established Brokat as a recognized brand name in the European e-banking market. It intends to use its brand name recognition, its leading market position and our growing global distribution and sales network to expand into other fast growing segments of the e-finance market as well as other sectors of e-business.

Strategy

   Brokat's principal objective is to establish Twister as the standard worldwide software platform for the delivery of e-finance, e-commerce and other e-services through all significant electronic distribution channels, including personal computers, mobile telephones, call centers, personal digital assistants and WebTV. The principal elements of Brokat's business strategy to achieve this objective include:

 Continue to enhance the functionality of the Twister platform

   No software platform has yet been accepted as the e-business industry standard. The platform ultimately accepted as the industry standard will have to have broad compatibility and be reliable, simple, scalable, open and secure. In future versions of Brokat's Twister platform, Brokat will seek to maintain its technological leadership by refining elements of the platform. Brokat developing Twister Version 4.0 for launch later this year. In this version, it will offer a wireless application protocol feature, as well as application development support that will enable Brokat's customers to develop their own applications compatible with multi-industry standards. Brokat has developed and tested a prototype of Twister 4.0 and is working on further enhancement to its design and functionalities.

 Expand Brokat's range of standardized software applications and enhance Brokat's existing software applications based on its Twister platform

   Through its own research and development activities and through joint ventures and the efforts of our business partners, Brokat will seek both to expand the range of affordable, quick and reliable applications targeted to specific industry sectors and to enhance its existing software applications. These applications will allow its customers and other third parties to minimize the customization and implementation processes of Twister-based solutions. These products are expected to increase the appeal of Twister to e-business participants and the probability that Twister will become the industry standard e-services software platform. Its emphasis on both platform technology and application technology gives Brokat a competitive advantage over providers that offer one or the other, but not both, technologies.

 Expand Brokat's presence throughout Europe, North America and the Asia-Pacific region, through internal growth, joint ventures and strategic acquisitions

   Brokat intends to establish a global presence through internal growth, joint ventures and strategic acquisitions. Brokat has established subsidiaries and sales offices in 13 countries around the world outside of Germany. Its geographic expansion efforts will be affected by differences in the e-business environment, technology and the relative maturity of each targeted market. Brokat seeks to adapt to the unique conditions to each of these geographic markets by focusing on a market segment where it can quickly establish a leading position through internal efforts, joint ventures or acquisitions. In the United States, for example, Brokat is focused, as its initial e-finance beachhead, on expanding the opportunities for the sale of corporate cash management software products based on the Twister platform. Brokat markets these products to banks which, in turn, can offer the cash management capabilities to their corporate clients. In Singapore, Brokat now provides e-finance services to three of the leading banks.

 Continue to emphasize indirect sales through the strengthening and expansion of Brokat's network of business partners, including through joint ventures and value added resellers, consultants, system integrators and solution providers

   In recent years, Brokat has shifted the emphasis of its marketing and sales activities away from direct sales, which include the provision of customized software products and services that yielded revenues from the provision of professional services, to indirect sales. Indirect sales involve the provision of standardized software packages to value added resellers and other distributors who:

  . perform professional services, or

  . contract with or license software to others who will perform the customization or other services necessary to meet the end-user's needs.

   Brokat believes that indirect sales and licensing through third parties will give it the opportunity to increase revenues at a faster rate and at higher margins than it could through direct sales.

 Leverage Brokat's leading market position in the European e-banking services sector and technological leadership to position itself to take advantage of the development of other e-business segments and other aspects of e-business

   Brokat believes that the participants in the e-banking sector are at the forefront of the development of e-business. Brokat will seek to use its resources to strengthen its position as a leading developer and seller of e-banking software and solutions to European banks, insurance companies and other financial institutions, and to take advantage of our leading position as an established brand in e-banking to capture opportunities in other rapidly growing e-business sectors. Brokat will seek to diversify into other e-business sectors as opportunities arise for collaboration with its distribution and joint venture partners in the countries in which Brokat does business.

Products

 Twister

   Brokat designs, develops, markets and supports Twister--an electronic services software platform--and related software applications which enable businesses to build e-front offices. E-front offices form the basis for all customer-focused business models that include the offering of products and services through both electronic and traditional distribution channels. E-front offices present an entirely new organizational approach to the convergence of traditional business and new electronic communication media.

   Twister integrates the benefits of various platform concepts into one model. In effect, the Twister platform and its standard components create a comprehensive infrastructure for e-front offices through which a variety of electronic and traditional distribution channels can be integrated.

        ready-to-run components of e-front offices which complement Twister by providing various functionalities relating to customer contact tracking, data warehousing, decision support, personalization and workflow
                                   |
                                   |
                         Application Services

              Customer                              Enterprise
            Interaction         Enterprise          Application
Channels ->   Services       Application Server     Integration <- Back-Office
             (Gateways)            |                 Services
                |                  |                (Accessors)
                |       provides services such as      |
                |       scalability, distribution,     |
                |       security and transaction       |
                |       handling                       |
                |                                      |
     provide connectivity and               facilitate integration of
     interactive capabilities,              back-office systems and
     and infrastructure for the             generate the basis for the
     e-front office software                development of new business
     applications                           processes and software logic
                                            in the e-front office

   Twister gateways provide a secure, application-specific interface between the Twister platform and the various electronic communication channels, such as personal computers, mobile telephones, call centers, personal digital assistants and WebTV. Client requests are interpreted and transferred in the acceptable format to the appropriate Twister application components. The standard Twister gateways include:

  . X.PRESSO 3.5, which provides a secure 128-bit encrypted Internet connection;

  . SMS and WAP gateways, which integrate Twister with the mobile telephone industry Short Message Service standard and with the wireless application protocol that enables mobile telephones to provide services similar to the world wide web;

  . OFX, HBCI and Star Money gateways, which integrate Twister with the U.S.
    banking industry Open Financial Exchange or OFX standard, the German banking industry alternative Home Banking Computer Interface or HBCI standard and the Star Money Personal Finance Management;

  . COM, which integrates Twister with the Microsoft Component Object Model-based software applications;

  . SAP R/3, which integrates Twister with the SAP R/3 enterprise resource planning system;

  . SET, which allows Twister to be used for the reception of Secure
    Electronic Transaction messages for payment transactions; and

  . Interactive Voice Response, which allows Twister to be connected to interactive voice systems, which are an integral part of call centers.

   Twister accessors are preconfigured software modules that provide access to the various elements of a business' computer systems. Using accessors, business functions or objects existing in those elements can be extracted and then recombined as required. These extracted functional modules can be used in the business' specific applications and thus, simultaneously, on various electronic communication channels. Brokat's standard Twister accessors include Oracle 7, Oracle 8, Informix, Sybase, MS SQL Server, DB/2, SAP R/3, BTX, MQ Series, Mail LDAP, S.W.I.F.T., Kordoba, Reuters, and Micrologica Call Center Connector. These accessors form the basis for other application-specific accessors.

   Twister application services. As part of its Twister platform, Brokat provides two software utility applications. These enhance functionalities of all software applications using Twister to interact with consumers, by allowing them to provide additional services. Twister application developers can build on these components when developing further e-business software applications. Brokat's application services include:

   X.Agent provides a combination of telephone counseling and visual support as a new form of communication. It enables call center and web site functions to be merged, resulting in a web-based, one-on-one connection between a business and its customers; and

   Vignette Story Server Plugin integrates the Vignette Story Server into our Twister platform. Vignette Story Server allows businesses to personalize information provided to targeted customers. Because the integration of Twister and Vignette solutions involves a standard Twister component, Brokat's customers can quickly offer these personalized services over the Internet. For example, banks could provide a customer with personalized news, quotes and market events.

 Twister Development Tools

   To enable Brokat's customers and distribution partners to more easily develop their customized software applications, Brokat has developed:

   Twister Development Toolkit, which enables Brokat's business partners and Brokat's customers to easily develop additional Twister components--either gateways or accessors--to connect to application- or industry-specific communication channels or back-end systems; and

   Twister Component Builder for SAP R/3, which enables automatic generation of software applications for SAP R/3, a widely used enterprise resource planning system, to achieve a seamless integration of SAP R/3 modules into existing information technology environments on a technical and business level.

 Twister Applications and Packages

   Brokat plans to offer its Twister platform with a variety of standardized software applications. Because of Twister's modular architecture, these applications will be capable of being freely combined to facilitate access to additional electronic communication channels.

   Brokerage and Banking. As part of the standardized application packages for e-brokerage services, Brokat will offer integrated components for brokerage service providers on the basis of the Twister platform. These components will complement the financial institution solutions that we have marketed to banks. The brokerage modules will include functions such as portfolio management and analysis, securities trading and reporting services. These functions will enable clients to be informed automatically by the software that a transaction is ready to be completed, subject to the client's authorization. For example, a brokerage firm client can be notified by this application when a previously designated price for a security has been reached. Brokat is developing these application packages on the basis of its experience in the e-banking sector and its expertise and specialized banking products gained through the acquisition of Fernbach Financial Software S.A. Brokat has developed and tested a prototype of these modules and is working on further improvements to their design. It expects to launch these modules later this year.

   Cash Management. Through its acquisition of TST, Brokat has acquired cost-effective applications that allow banks to provide cash management services to their middle market and small business customers. Brokat is working on additional improvements to the design and functionalities of these applications to secure full compatibility of these stand-alone applications with our Twister platform. Brokat expects that it will complete these enhancements later this year. The Internet-based cash management products that Brokat offers include: balance reporting, stop payments, money market investment services and account transfers. Brokat's customers using this application include six of the largest twenty U.S. banks: Bank of America, The Chase Manhattan Bank, SunTrust, Wells Fargo, U.S. Bank and First Union Bank.

   Payment. X.PAY provides a modular-built payment system based on Twister. It supports the standard for electronic payments, provides convenient user guidance, permits the use of all methods of electronic payments and is certified for use with the Secure Electronic Transmission messages standard. X.PAY supports the processing of direct debit payments as well as payments by credit or debit cards. Brokat's customers using this application include Pago International and TeleCash, German electronic payment system providers; DBS, a Singapore bank; and the Swiss Postfinance. Brokat is working on additional enhancements to the design and functionalities of this system to allow electronic payment over mobile telephones. Brokat expects that it will complete these enhancements later this year.

   To simplify the marketing of Twister, Brokat has preconfigured several gateways and accessors. These provide specific, standardized solutions for banks, brokerage firms and insurance companies.

   X.PRESSO security package 3.5 is a secure online gateway for Twister that allows for highly secure data exchange over the Internet between businesses using Java based applications and their clients. This gateway is compatible with the following widely accepted web servers:

  . Netscape Enterprise Server,

  . Microsoft Internet Information Server and

  . Stronghold.

   The X.PRESSO security package can optionally provide 128-bit encryption for the communication with the X.PRESSO Java classes. The security protocol SSL 3.0 (Secure Sockets Layer) allows secure

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

communication. The security features of this gateway support encryption, message integrity, and client and server authentication. In 1998, the German Federal Authority for Security of Information Technology certified the security features of the X.PRESSO security package 1.3.

   On July 15, 1997, the U.S. Department of Commerce, Bureau of Export Administration, granted to Brokat an export license for the X.PRESSO security package, under which Brokat may distribute this product worldwide from the United States. This export permit will expire on July 31, 2001 unless renewed or extended.

   Brokat was also granted a license exception for the X.PRESSO Transaction Applets, one of the components of this gateway. On December 2, 1998, the French governmental body, Service Central de la Securite des Systemes d'Information, or SCSSI, authorized the so-called collective use of the X.PRESSO security package 1.3 by French financial institutions. This authorization will expire on November 27, 2003 unless renewed or extended.

   X.HBCI Banking is a gateway that supports the Home-Banking Computer Interface or HBCI-standard, standard protocol for home-banking recently adopted by the German banking industry as an alternative to OFX, a U.S. banking standard for the electronic exchange of financial information developed by Checkfree, Intuit and Microsoft. X.HBCI Banking allows customers to make transfers, balance inquiries, standing orders and fixed-term deposits; to obtain security account balance information; to transfer orders abroad; to schedule appointments and to order bank forms. Additional services may easily be added due to its modular architecture. X.HBCI Banking also supports industry standards for authentication, safeguarding of integrity of transactions and encryption.

   X.OFX Banking is a platform-independent software application that supports the Open Financial Exchange or OFX-standard Version 1, the U.S. home e-banking standard jointly developed by Checkfree, Intuit and Microsoft in cooperation with several U.S. banks. OFX provided a uniform interface for bank customers as well as developers of home-banking software for communication with financial services providers.

Services

   Brokat provides two types of services: professional services and customer support.

 Professional Services

   Brokat's professional services include: project-oriented consulting, design and programming services related to the integration of a company's information technology systems with various electronic communication channels. In the initial phase, Brokat advises companies on the feasibility and range of potential projects. Brokat then adapts its products to its customers' individualized needs. During the installation phase, Brokat adapts the customers' information technology systems to enable the connection to electronic communication channels and, if necessary, to further improve these systems. Brokat's professional services staff works closely with Brokat's various product divisions.

 Customer Support

   Brokat offers various types of customer support services. Under its standard service contracts, Brokat offers world-wide support for the users of our standard software, its customized software products, and software products provided by third parties that are based on our products. Brokat provide companies with software updates. Software problems are diagnosed online and maintenance work is performed at the company's premises. Brokat's training center supports companies and our distribution partners in the training of their help desk employees, system administrators and system integrators, who must have an understanding of its products. Following the installation of its software, Brokat provides a framework for defining operating procedures, developing surveillance systems for systems operators and implementing fault information systems.

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

Marketing

   Brokat's marketing efforts are directed at rapid global market penetration to establish Twister as the worldwide standard for conducting e-business operations. Brokat intends to use its position as a recognized brand name in the e-banking market to establish a presence in other markets for e-finance services as well as other e-business sectors.

   Brokat relies on a strategy of reference marketing to develop new clients. When entering into a market, its sales staff concentrates on the acquisition of key customers and projects. Since businesses intending to offer products and services through electronic communication channels typically are looking for quick and easy-to-install applications, in the initial marketing phase Brokat concentrates on presenting industry specific applications to key participants in the relevant industry sector. Brokat emphasizes flexible access to the entire range of electronic communication channels at a reasonable cost. Once key participants and projects are acquired, Brokat uses a more comprehensive marketing campaign to attract other customers using its existing clients as reference.

   In its broader marketing campaigns, Brokat focuses on two levels. First, it emphasizes the immediate and the mostly technological benefits of using its platform and applications for the speedy deployment of mission-critical e-business solutions. Second, it focuses, based on our in-depth understanding of the end-user's or a consumer's ultimate needs, on the business opportunity and cost savings that its products have the potential to offer.

   To broaden our brand name recognition, Brokat uses a variety of channels, including advertising in print media, participation in key industry trade shows and our web site. It targets all market segments of e-finance, such as retail banking, brokerage, corporate banking, payment, and insurance industry.

   Banking sector (corporate banking and retail banking). The last decade has been characterized by a fundamental change in the financial services industry. The widespread use of fixed line and mobile telephones, personal digital assistants and personal computers, as well as the emergence of the so-called executable-content-technologies such as Java and ActiveX, enable banks to make greater use of electronic communication channels. These channels allow banks with the opportunity to provide more efficient and convenient banking services, at reduced costs. While the cost per banking transaction processed by a branch of a bank was estimated at around $1.07, transactions settled over the telephone are estimated at 54 cents and transactions completed over the Internet are estimated at 1 cent. As new competitors, relying on electronic channels--such as Interactive Voice Response and Internet Banking--offer cost-efficient products, and are thus in a position to compete with established financial institutions, the pressure to use new channels is expected to increase.

   Brokat has benefitted from this trend in Germany and intends to establish a strong market position in other regional markets, such as other areas of Europe and in Asia.

   Brokerage services. The market for e-brokerage services in Europe is still developing. To take advantage of the future opportunities in this market, Brokat is developing a comprehensive brokerage services application package that will provide individual investors to enjoy the same trading and analysis capabilities that are now generally available in Europe only to institutional investors.

   Cash Management. Brokat expects to see a fundamental change in how businesses will conduct cash management activities. In 2004, the business market for cash management systems is expected to reach $80 billion. In offering cash management products, Brokat has focused primarily on the United States, where it used the acquisition of a cash management software developer as the vehicle for its entrance into the U.S. e-services market. Brokat intends to make full use of the experience and knowledge acquired in the U.S. market and penetrate other regional markets for cash management software.

   Payment services. With the increasing adoption of electronic payment, it expects a growing demand for further improvement of the payment infrastructure. Consequently, Brokat expects that the number of businesses using our XPAY product will also increase.

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

   Insurance industry. Brokat believes that competitive pressures in the insurance sector will stimulate the online distribution of insurance services. The costs to insurance companies in advising clients and entering into insurance contracts have been estimated at being 20% lower when incurred over the Internet than when incurred through traditional channels. Because of these estimated savings, Brokat expects that the demand for its products in this industry sector will increase.

Distribution and Sales

   Brokat distributes its products in three regions: Europe, Middle East and Africa, or EMEA; the Asia-Pacific region; and North America. Within each region, Brokat has established sales offices or subsidiaries. On February 1, 2000, its sales organization included 59 sales representatives, managers and pre-sale support staff. Brokat's sales personnel is located in Germany, the United States, Luxembourg, the United Kingdom, Austria, the Netherlands, France, Sweden, Switzerland, Singapore, Hong Kong, Australia and Japan.

   Besides using direct sales and joint ventures, Brokat also uses distribution partners to market and sell its products. Brokat's distribution partner programs are managed from its headquarters in Stuttgart as well as through its local sales operations. Brokat's distribution partners include:

  . Twister System Integrators and Solution Providers, who offer to Brokat's customers additional services as well as complementary software and hardware. These providers act as the principal interface with the business customers up to the delivery of the solution. These providers also sell Twister licenses and benefits as well as professional services related to the Twister implementation;

  . Twister Consulting Partners, who offer consulting services in specific industry sectors. In contrast to Twister solution providers, consulting partners do not resell Twister products; and

  . Twister Application Providers, who are value added resellers and who integrate their own applications with the Twister platform and develop new gateways and accessors. Twister application providers enhance the Twister platform by adding additional functionalities such as new processes, functions and industry knowledge. Twister application providers are able to offer complete e-business solutions by integrating their applications with Twister using the Twister development tools. Twister offers them access to a range of electronic communication channels and back-end connectivity by focusing on their core competence in developing their applications. They also benefit from Twister's openness and scalability. The application providers also act as resellers of Twister products.

   Brokat is attempting to develop additional partner programs that will attract opinion leaders, such as consulting or technology companies, to broaden the industry support for its platform.

   Brokat will seek to create a network of component suppliers to develop industry- and region-specific software applications for Twister. Its distribution partner programs are also directed at establishing lasting business relationships with suppliers of products complementary to Twister. Brokat acts as a reseller for the products of its distribution partners and it receives a selling commission for its reselling activities. This commission is based on the sales volume generated by Brokat.

   Brokat's business partners include Sun Microsystems Inc., Hewlett-Packard, IBM Deutschland Informationssysteme, debis Systemhaus, KPMG, Intershop, Micrologica, Faktum, Telecash, IDS Scheer, PAGO id2, Siemens Business Services, Bull Information Systems, Bosch Telecom, Intel, Periphonics, SAP, Roccade Finance, SOPRA, PricewaterhouseCoopers, Information Mosaic, CMA Comedia and Deloitte Touche Tomatsu Australia.

Research and Development

   Brokat research and development department consists of:

  . the Twister division--which focuses on the further development of Twister; and

  . the commerce systems and financial systems divisions--which both focus on the development of software applications for specific targeted industry sectors.

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

   These three development divisions are responsible for the complete lifecycle of their product components. These divisions also are responsible for quality assurance, program management, technical documentation and product management. The research and development department facilities are located in Germany, Hungary and the United States. Brokat's total expenses for research and development were to approximately:

  . approximately DM 34.2 million for the twelve months ended June 30, 2000;

  . approximately DM 8.7 million for the twelve months ended June 30, 1999;

  . approximately DM 4.7 million for the twelve months ended June 30, 1998;
    and

  . approximately DM 1.5 million for the twelve months ended June 30, 1997.

   As of June 30, 2000, Brokat's research and development department employed 257 staff members. To ensure the compliance of Brokat's products with market requirements, the department closely cooperates with its professional services staff as well as with the product marketing unit of its marketing department. Brokat generally seeks to integrate innovations developed within the framework of client projects into its standard software products and thus, attempt to retain intellectual property rights to the broadest extent possible, and attempt to avoid exclusive licenses to clients for which specific applications have been developed.

Intellectual Property

   Brokat's success and ability to compete depend to a significant degree on its proprietary technology. Brokat relies primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights and information. This affords Brokat only limited protection. It is Brokat's policy to not allow a third party access to its confidential intellectual property. Despite its efforts to protect its proprietary rights, unauthorized parties may attempt to copy different aspects of its products or obtain and use information that Brokat treats as proprietary.

   Policing unauthorized use of its products is difficult, and while Brokat is unable to determine the extent to which piracy of its products exists, software piracy can be expected to be a persistent problem. The laws of some foreign countries also do not protect its proprietary rights to the same extent as the laws of the United States or the laws of the Federal Republic of Germany. Brokat cannot assure you that its means of protecting its proprietary rights will be adequate or that its competitors will not independently develop similar technology.

   Generally, it is Brokat's policy to enter into non-disclosure agreements with its employees, distributors and other business partners and to control and to limit access to and distribution of our software, documentation and other proprietary information. However, Brokat cannot assure you that the non-disclosure agreements would survive a legal challenge to their validity or provide significant protection. Brokat has not generally executed post-contractual non-competition agreements with employees, since Brokat believes that this type of contractual restraint would hinder its recruiting efforts.

 Patents

   Brokat received a patent covering its core Twister technology from the German Patent Office on May 31, 1999. Brokat filed a subsequent patent application for this technology with the United States Patent Office on February 2, 1999, which is pending.

   On October 28, 1997, Brokat filed a patent application in Germany for its methodology for digital authentication of messages sent over telephone networks, or SMS banking. The application is pending. On March 23, 2000, the German Patent and Trademark Office registered Brokat's utility model to protect its technology for the process of validating e-business transactions.

   Brokat cannot assure you that its patent would survive a legal challenge to its validity or provide significant protection. Also, Brokat cannot assure you that it will be issued patents under any of its pending applications.

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

 Trademarks

   In Germany, Brokat has registered or applied for registration of the following trademarks:

   . Twister;

   . BROKAT;

   . X.PRESSO Security Package;

   . X.PRESSO (without addendum);

   . X.Agent;

   . X.PAY;

   . X PAY, XPAY, meSign and mSign, each a word-trademark;

   . the BROKAT logo, a word/device-trademark.

   Most of these trademarks have also been registered or filed in central and western Europe as well as the United States, Canada, Singapore, Australia, Japan, Malaysia and Thailand. We have also filed an application for a community mark for each of the meSign and mSign word/device trademark with the EU Office for Harmonization in the Internal Market.

 Licenses

   For the development and production of its products, Brokat uses two licenses related to RSA and IDEA, encryption algorithms commonly used in the industry. Under the licensing agreements, the licensors are not entitled to terminate the agreements as long as Brokat pays the agreed licensing fees and are not in breach of any other contractual arrangements. Encryption algorithms may also be drawn from other sources.

   Brokat generally does not provide exclusive licenses to use its products. Brokat issues exclusive licenses for client-specific adaptation programming only if the relevant adaptations are so client-specific that they could not be put to use in relation to other clients.

 Coexistence Agreements and Other Intellectual Property Matters

   Brokat has entered into a coexistence agreement with RSL COM, a parent company of Twister Communications Network, a company located in the United States which is active in the call-back business. The agreement allows Brokat to use the Twister trademark in its software business and in the field of mobile digital signatures.

   The Twister trademark is in conflict with the Type Twister trademark registered by Adobe Systems for desktop publishing purposes. Brokat and Abode have negotiated and executed a coexistence agreement.

   Following objections from France Telecom and co-ex GemPlus, our X.PRESSO trademark application with the competent European Union authority has been temporarily suspended. Brokat is now a coexistence agreement.

   Except as discussed above, Brokat is not aware that any of its products infringe upon the proprietary rights of third parties. Brokat cannot assure you, however, that third parties will not claim infringement by us related to current or future products. Brokat expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in its industry segment grows and the functionality of products in different industry segments overlaps. These claims, with or without merit, could result in costly litigation that could absorb significant management time or cause product shipment delays, as well as delays in the marketing and sales of our products which could have a material adverse effect upon our

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

business, financial condition and results of operations. These claims may require us to enter into royalty or licensing agreements which may not be available on terms acceptable to it or at all, which could have a material adverse effect upon its business, financial condition and results of operations.

Competition

   The market for Brokat's products is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Brokat's products are targeted at the emerging market for e-business software and Brokat's competitors are diverse and offer a variety of solutions directed at various segments of the e-business market. Brokat distinguishes itself from the majority of its competitors by a combination of factors, which include the simplicity, security, reliability, scalability and openness of its products. However, Brokat expects the competition in the market for e-business software from existing and new software developers to grow further.

   Brokat competes with suppliers of e-business software platforms and software applications. Brokat's potential clients may also develop their own e-business solutions.

   Brokat's main competitors include:

  . Platform developers such as BEA Systems Inc., New Era of Networks Inc.,
    IBM and Tibco Finance Technology Inc.; and

  . Application developers such as BroadVision, Inc., Open Market, Inc. and
    S-1 Corporation.

   BEA Systems Inc. and IBM are generally viewed as the dominant competitors in the global e-business software platform market.

   Based on Brokat's market share of approximately 40%, Brokat is a dominant participant in the European e-banking sector. S-1 Corporation is generally viewed as the dominant competitor in the e-banking sector in the United States.

   Several competitors have longer operating histories, greater financial, technical, marketing and other resources, greater name recognition and a larger installed base of customers than we do. Brokat's competitors have, and other potential competitors may have, well-established relationships with current and potential customers and strategic partners of ours, extensive knowledge of the e-business software industry and the resources to enable them more easily to offer a single solution. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products, than can we.

   Brokat also expects that competition will increase because of software industry consolidation. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. It is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share, which could have a material adverse effect on Brokat's business, financial condition and operating results. Brokat cannot assure you that Brokat will be able to compete successfully against current and future competitors or that competitive pressures faced by us will not materially and adversely affect Brokat's business, financial condition and results of operations.

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

Employees

   Brokat employed the following number of employees as of June 30, 1997, 1998 and 1999, December 31, 1999 and June 30, 2000:

                                            As of June 30,    As of      As of
                                            -------------- December 31, June 30,
                 Category                   1997 1998 1999     1999       2000
                 --------                   ---- ---- ---- ------------ --------
Professional Services......................  50   97  186      217        235
Sales and Marketing........................  19   39   98      120        185
Research and Development...................  11   72  178      189        257
Finance and Administration.................  13   25   50       62        127
                                            ---  ---  ---      ---        ---
  Total....................................  93  233  512      588        814
                                            ===  ===  ===      ===        ===

   Of the total number of Brokat's employees as of June 30, 2000, 430 are located in Germany, 192 are located in Europe outside of Germany, 141 are located in North America and 51 are located in the Asia/Pacific region.

Real Property

   Brokat does not own any real estate, but leases all of its facilities. Brokat's principal administrative, research and development, marketing and sales facilities total approximately 8,245 square meters and are located in one building in Stuttgart, Germany. Brokat also has research and development facilities near Atlanta in the United States, and administrative, sales, marketing and customer service facilities near Atlanta in the United States; Doelzig near Leipzig, Paderborn, Munich and Cologne, Germany; Singapore; Luxembourg; London, United Kingdom; Zurich, Switzerland; Vienna, Austria; Budapest, Hungary; Sydney, Australia; Hong Kong, China; Tokyo, Japan; Paris, France; Stockholm, Sweden; and Tel Aviv, Israel.

Legal Proceedings

   Brokat is not a party to any legal proceedings that it expects to have a material adverse effect on its business, operating results and financial condition.

                      DESCRIPTION OF THE MERGER SUBSIDIARY

   The merger subsidiary is a company formed on behalf and at the direction of Brokat. It was incorporated in Delaware solely to participate in the merger and has never conducted any other business.

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        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                        RESULTS OF OPERATIONS OF BROKAT

   Brokat's financial statements and, except as otherwise indicated, all financial information about Brokat in this proxy statement/prospectus were prepared in accordance with U.S. GAAP.

Overview

 Brokat's Business

   Brokat is a leading provider of software for the rapidly expanding e-banking market and the leading provider of this kind of software to European banks. Brokat designs, develops, markets and supports e-business software. Brokat has concentrated on providing e-banking solutions, particularly to banks in Germany and Austria, and to a lesser extent, other geographic areas such as the United Kingdom, the United States, the Asia-Pacific region, Switzerland and the Benelux countries. Brokat intends to further take advantage of its leading position in the European e-banking sector to expand its presence in other geographic areas and in other e-business sectors, with the long-term objective of establishing its core product as the industry standard platform for the delivery of e-business services.

   In May 1999, Brokat acquired MeTechnology AG and Transaction Software Technologies, Inc., and the results of operations for periods after these acquisitions include the results of these subsidiaries. These and other acquisitions Brokat made in the last twelve months are described above under "Recent Acquisitions and Other Strategic Initiatives." These acquisitions were accounted for under purchase accounting principles, resulting in acquired goodwill of DM 212.9 million. This goodwill is being amortized over seven years. The results of operations for the year ended June 30, 1999 and the six months ended December 31, 1999 included amortization of goodwill and other intangible assets from acquisitions of DM 3.7 million and 15.8 million.

 Brokat's Revenue

   Brokat's revenue is derived primarily from four sources:

   Software licensing fees. Brokat derives licensing fees from the licensing of the software it develops. Fees from the sale of licenses are recognized upon delivery of the software to Brokat's customer if collection of the resulting receivable is probable, an agreement has been signed, the fee is fixed or determinable and Brokat has no significant obligations remaining. Revenue is recognized over the duration of the project when Brokat is obligated to provide a significant amount of professional services to customize the software to meet its customer's requirements.

   Professional service fees. Brokat derives fees from providing consulting, customization and installation services, which are recognized relative to the portion of the project completed on fixed fee contracts and as these services are performed on variable fee contracts.

   Customer service revenue. Brokat derives fees from providing ongoing customer support services, which are provided based on maintenance agreements. These agreements typically have a term of one year, and revenue is recognized ratably over the period of the agreement.

   Product sales. Brokat derives revenue from the resale of hardware and, to a lesser extent, software obtained from third parties as part of the provision to our customers of comprehensive e-business solutions. This revenue is recognized at the time of delivery.

 Seasonality of Brokat's Business

   As is the case with many other software companies, there is a seasonal variability to Brokat's business relating to the receipt of orders. Orders generally increase in the fourth quarter of each calendar year, as

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

business customers attempt to make full use of their software budgets before year end. The CeBIT information technology fair, which takes place annually in late February or early March, also leads to an increase in orders in the second quarter of each calendar year, while the first and third quarters of the calendar year tend to be less active quarters for the receipt of new orders. However, because of the continuing growth in overall sales and the impact of Brokat's revenue recognition policies, this seasonal variability in orders has not resulted in any significant seasonal variability in revenue.

 Brokat's Stock Option Plans

   Under Brokat's 1998 and 1999 stock option plans for employees, Brokat has issued options to acquire up to an aggregate of approximately 2.4 million shares. For optionees to exercise these options, the increase in the market value of Brokat shares above the exercise price must at least equal the overall increase in the value of the Frankfurt Stock Exchange Neuer Markt Index. Based on the intrinsic value method required by the Accounting Principles Board, or APB, Opinion No. 25 "Accounting for Stock Issued to Employees," Brokat recognized in its statement of operations non-cash charges related to stock option grants of DM 12.2 million for the six months ended December 31, 1999 and DM 16.3 million for the year ended June 30, 1999. The amount of these non-cash charges under this accounting treatment generally increases as the market price of Brokat's shares increases during an accounting period and decreases as the market price declines. Brokat's consolidated balance sheets also reflect a reserve in its deferred compensation account and a credit to additional paid-in capital in respect of these options.

   On May 26, 2000, Brokat's shareholders approved the establishment of an employee participation program similar to its stock option programs with convertible bonds of up to euro 2.6 million and a corresponding conditional capital increase to provide a sufficient number of shares for Brokat's employees who exercise their conversion rights under this program.

 tbg Investment

   By contract dated September 19, 1997, Technolgie-Beteiligungs-Gesellschaft mbH, also known as tbg, invested DM 7 million in a silent participation in Brokat. Payment was made on December 2, 1997. The investment was originally scheduled to mature on December 31, 2007. Under the silent participation agreement tbg participated proportionately in the losses of Brokat. However, the agreement did not allow for tbg to participate proportionately in any gains of Brokat. Instead, tbg had the right to convert its silent participation into equity interests in Brokat with a value of DM 7 million only in the event that Brokat completes an initial public offering of its common stock or if a change in control in Brokat, as defined, occurs. Accordingly, as tbg had the right to convert its interests into equity at the same amount of its original investments, during all periods presented, Brokat did not recognize any loss participations in relation to this silent participation.

   As a result of Brokat's initial public offering of common shares, tbg exercised its right to convert its silent participation into equity of Brokat and was issued common shares with a value of DM 7 million on August 4, 1998. As this conversion was in accordance with the terms of the original agreement, there was no gain or loss recognized in relation to this conversion.

 Fiscal Year Change

   In November 1999, Brokat's shareholders approved a change in its fiscal year from a fiscal year ended June 30 to a calendar fiscal year ended December 31, 1999. For the transition period in 1999, its fiscal year began on July 1, 1999 and ended on December 31, 1999.

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

Results of Operations

   The following table presents for the periods indicated income and expense items as a percentage of total revenue:

                                                 Six
                                   Six         Months
                                 Months         Ended        Fiscal Years
                                  Ended       December          Ended
                                June 30,         31,           June 30,
                                -----------   -----------   ------------------
                                1999   2000   1998   1999   1997   1998   1999
                                ----   ----   ----   ----   ----   ----   ----
Revenue
  Software licensing fees.....   36%    47%    28%     38%  -- *    24%    34%
  Professional service fees...   29     38     49      44   -- *    56     35
  Customer support fees.......    8     11     13      11   -- *     5     10
  Product sales...............   27      4     10       7   -- *    15     21
    Total revenue.............  100    100    100     100   100    100    100
Cost of sales.................   49     40     53      45    66     52     50
Gross margin..................   51     60     47      55    34     48     50
Selling expenses..............  (54)   (44)   (79)    (54)  (26)   (56)   (62)
General and administrative
 expenses.....................  (15)   (19)   (21)    (25)  (11)   (15)   (17)
Research and development
 expenses.....................  (11)   (26)   (20)    (25)  (12)   (17)   (14)
Amortization costs on goodwill
 and on intangible assets from
 acquisitions.................   (9)   (19)   --      (30)  --     --      (6)
Non-cash charges--stock option
 grants.......................  (24)   (38)   --      (24)  --     --     (26)
Interest income, net..........    2      2      3      (1)   (1)    (1)     1
Other income, net.............   (4)     1      6       4     2      1      4
Net loss......................  (59)%  (94)%  (80)%  (100)% (14)%  (29)%  (76)%

--------
*  Brokat did not categorize its revenue before July 1, 1997.

Six months ended June 30, 2000 compared with six months ended June 30, 1999

 General

   The consolidation of Fernbach Financial Software S.A., a Luxembourg company, was completed as of May 19, 2000. Fernbach's income statement and balance sheet will be included in Brokat's consolidated income statement and balance sheet from that date forward.

 Revenue

   Total revenue increased DM 38.9 million, or 91%, from DM 42.8 million for the six months period ended June 30, 1999 to DM 81.7 million for the first six months ended June 30, 2000. This growth in revenue was largely attributable to:
(i) new orders received during the period, including an indirect sale of DM 6.2 million to a German reseller and one indirect sale to a Spanish reseller of DM
8.0 million; (ii) an increase in the revenue recognized from orders received in prior periods; and (iii) a significant increase in international revenues, mainly from the United States and the United Kingdom.

   The sale to the German reseller accounted for approximately 7.5% and the sale to the Spanish reseller accounted for 9.8% of our total revenue in the six months ended June 30, 2000.

   Revenue from licensing software increased DM 22.9 million, or 147%, from DM
15.6 million for the six months period ended June 30, 1999 to DM 38.5 million for the first six months ended June 30, 2000. Software licensing revenue represented 47% of sales revenue for the first six months ended June 30, 2000 as compared to 36% for the six months period ended June 30, 1999.

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   Professional services revenue increased DM 18.8 million, or 153%, from DM
12.3 million for the six months period ended June 30, 1999 to DM 31.1 million for the first six months ended June 30, 2000. Professional service revenue represented 38% of total sales revenue for the first six months ended June 30, 2000, compared to 29% in the comparable period ended June 30, 1999.

   Revenue from the sale of tradable goods decreased DM 8.2 million, or 72%, from DM 11.4 million for the six months period ended June 30, 1999 to DM 3.2 million for the first six months ended June 30, 2000. Tradable goods revenue represented 4% of total sales revenue for the first six months ended June 30, 2000, compared to 27% for the comparable six months period ended June 30, 1999.

   Customer service revenue increased DM 5.5 million, or 162%, from DM 3.4 million for the six months period ended June 30, 1999 to DM 8.9 million for the first six months ended June 30, 2000. Customer service revenue represented 11% of total sales revenue for the first six months ended June 30, 2000, compared to 8% for the comparable six months period ended June 30, 1999. The absolute increase in customer service revenue is mainly due to the increase in the number of our customers related to the growth in product sales.

   Revenue from sources outside of Germany increased DM 40.6 million, or 526%, from DM 7.7 million for the six months period ended June 30, 1999 to DM 48.3 million for the first six months ended June 30, 2000. Revenue from outside of Germany represented 59% of total sales revenue for the first six months ended June 30, 2000, compared to 18% for the comparable period ended June 30, 1999. This increase is the result of our significantly increased efforts abroad, which have led to broad acceptance of our products in foreign markets. In the first six months of 2000, the US became the second strongest revenue generator behind Germany. The US accounted for 12.6% of total revenues, followed by Great Britain at 12.0%.

 Cost of Sales

   For the six months ended June 30, 2000, cost of sales increased DM 11.9 million to DM 32.8 million or 57% from DM 20.9 million in the same period last year. This resulted in an increase of the gross margin from 51% to 60%. This is mainly due to (i) the higher proportion of license revenue and (ii) the decrease of revenue from tradable goods.

 Operating Expenses

   Selling expenses. Selling expenses increased DM 13.0 million or 56% from DM
23.3 million for the six months ended June 30, 1999, to DM 36.3 million for the six months ended June 30, 2000. The increase resulted from our efforts to expand our sales and marketing capabilities and activities internationally as well as in Germany. However, as a percentage of total revenues, selling expenses went down from 54% in the six month period ended June 30, 1999 to 44% in the six month period ended June 30, 2000. This decrease was the result of a fundamental change in our cost structure due to the acquisitions of MeTechnology and TST, both of which took place during the quarter ended June 30, 1999 and did not have a big impact on the financial figures in that quarter.

   Research and development expenses. Research and development expenses increased DM 16.6 million or 346% from DM 4.8 million for the six months ended June 30, 1999, to DM 21.4 million for the six months ended June 30, 2000. This increase was the result of the addition of research and development personnel of MeTechnology and TST, which were acquired in May 1999.

   General and administrative expenses. General and administrative expenses increased DM 9.2 million or 141% from DM 6.5 million for the six months ended June 30, 1999, to DM 15.7 million for the six months ended June 30, 2000. This increase was due primarily to (i) the continued development of an administrative infrastructure for the conduct of our business internationally, and (ii) legal fees and consulting costs related to our expansion strategy.

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   Interest expenses, net. For the six months ended June 30, 2000, interest expenses net were DM 6.4 million. This presents an increase of DM 6.5 million compared to the interest income net of DM 0.1 million for the six months ended June 30, 1999. This increase resulted primarily from the change in our sources of funding from the proceeds of our initial public offering together with a line of credit provided by Deutsche Bank to the proceeds of the issuance of unsecured senior notes in a volume of euro 125 million (DM 244.5 million).

   Other expenses, net. Other expenses, net decreased DM 1.2 million or 73%, from DM 1.7 million for the six months ended June 30, 1999, to DM 0.5 million for the six months ended June 30, 2000. This decrease resulted primarily from changes in foreign currency translation.

 Net Loss

   Net loss increased DM 51.3 million or 202% from DM 25.4 million for the six months ended June 30, 1999, to DM 76.7 million for the six months ended June 30, 2000. Excluding the effect of amortization of goodwill and non-cash charges associated with stock option grants, net losses would be DM 30.7 million for the six month period ended June 30, 2000 as compared with DM 11.1 million for the six month period ended June 30, 1999.

Six months ended December 31, 1999 compared with six months ended December 31, 1998

 Revenue

   Total revenue increased DM 31.6 million, or 160%, from DM 19.7 million in the six months ended December 31, 1998 to DM 51.3 million in the six months ended December 31, 1999. This growth in revenue was largely attributable to:

  . new orders received during the period, including an increase in international sales and in indirect sales through resellers;

  . an increase in the revenue recognized from orders received in prior periods;

  . license upgrades; and

  . sales revenue related to the businesses acquired in the TST and MeTechnology acquisitions in May 1999.

   The Co-operative Bank plc, Manchester, accounted for 11.3% of Brokat's total revenue for the six months ended December 31, 1999.

   Revenue from licensing software increased DM 13.6 million, or 247%, from DM
5.5 million in the six months ended December 31, 1998 to DM 19.1 million in the six months ended December 31, 1999. Software licensing revenue represented 38% of total revenue in the six months ended December 31, 1999, compared to 28% for the six months ended December 31, 1998 due primarily to increasing indirect sales of our software to resellers resulting from greater standardization of our products. These indirect sales included two sales to resellers outside of Germany, totaling DM 5.7 million in aggregate.

   Professional services revenue increased DM 13.0 million, or 135%, from DM
9.6 million in the six months ended December 31, 1998 to DM 22.6 million in the six months ended December 31, 1999, reflecting increases in sales of professional services both to new and existing customers. Professional service revenue represented 44% of total revenue in the six months ended December 31, 1999, compared to 49% for the six months ended December 31, 1998, reflecting the relative increase in indirect sales to resellers described above as to which we are not obligated to perform significant professional services.

   Revenue from the sale of third party products increased DM 1.6 million, or 80%, from DM 2.0 million in the six months ended December 31, 1998 to DM 3.6 million in the six months ended December 31, 1999

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because of an increase in the number of third party product sales. Third party product revenue represented 7% of total revenue in the six months ended December 31, 1999, compared to 10% for the six months ended December 31, 1998. Revenue from the sales of third party products is not regarded as a core part of business revenues. These sales are made solely as an accommodation to strategic customers. Brokat anticipates that there will be substantial variability in this revenue from period to period.

   Customer service revenue increased DM 3.2 million, or 128%, from DM 2.5 million in the six months ended December 31, 1998 to DM 5.7 million in the six months ended December 31, 1999 reflecting an increase in the number of maintenance agreements entered into with Brokat's customers as direct sales of Brokat's software licenses have increased. Customer service revenue represented 11% of total revenue in the six months ended December 31, 1999, compared to 13% for the six months ended December 31, 1998. The decline in the percentage of our revenue derived from customer service fees was due to the disproportionate increase in indirect sales of our products for which we did not enter into maintenance agreements with the ultimate end-user. Approximately 85% of our customers enter into maintenance agreements with us.

   Revenue from sources outside of Germany increased DM 18.2 million, or 190%, from DM 9.6 million in the six months ended December 31, 1998 to DM 27.8 million in the six months ended December 31, 1999, due to the:

  . DM 5.7 million of sales to two resellers described above;

  . revenues from the sale of corporate cash management software in the United States following the TST acquisition in May 1999; and

  . a general increase in international sales believed to be attributable to the increased international presence of Brokat.

   Revenue from outside of Germany represented 54% of total revenue in the six months ended December 31, 1999, compared to 49% for the six months ended December 31, 1998. For the six months ended December 31, 1999, sales of Brokat's products and services in Great Britain and Scandinavia accounted for 24% of Brokat's total revenue, the United States accounted for 11%, Asia accounted for 9% and Luxembourg accounted for 6%.

 Cost of Sales

   Cost of sales includes all costs related to the production of our products, including salaries and related indirect costs of personnel in Brokat's professional services and customer support departments, the costs for the use of outside programmers and costs of purchasing third party products that Brokat resell to customers. Cost of sales increased DM 12.5 million, or 120%, from DM
10.4 million in the six months ended December 31, 1998 to DM 22.9 million in the six months ended December 31, 1999 due to the increase in sales. Gross margins increased from DM 9.3 million, or 47% of revenue in the six months ended December 31, 1998, to DM 28.4 million, or 55% of revenue in the six months ended December 31, 1999 due to the relative growth in indirect sales. Although Brokat expects continued growth in indirect sales, it anticipates that cost of sales will remain a significant expense as Brokat enters new markets which will require it to use the professional skills of its employees to implement projects in these new markets.

 Operating Expenses

   Selling expenses. Selling expenses primarily consist of direct and indirect costs related to personnel in Brokat's sales and marketing department, costs of travel and trade shows, and promotional and advertising costs, as well as the costs of expanding our its offices. Selling expenses increased DM 12.2 million, or 79%, from DM 15.5 million in the six months ended December 31, 1998 to DM
27.7 million in the six months ended December 31, 1999. The increase resulted from Brokat's continuing efforts to expand its sales and marketing capabilities and activities. The smaller increase in selling expenses relative to the increase in its sales revenue

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reflected the efforts expended in prior periods to hire staff and purchase equipment to provide a sufficient infrastructure for the international activities of Brokat's sales and marketing department. Selling expenses, particularly advertising and promotional costs, are expected to continue to increase in line with its strategy to establish our brand name on a global basis.

   Research and development expenses. Research and development expenses primarily consist of personnel costs in Brokat's research and development department and the cost of equipment and supplies used to enhance existing products and develop new products. Research and development expenses increased DM 8.9 million, or 228%, from DM 3.9 million in the six months ended December 31, 1998 to DM 12.8 million in the six months ended December 31, 1999. Research and development expenses represented 25% of total revenue in the six months ended December 31, 1999, compared to 20% for the six months ended December 31, 1998. The increase in research and development expense resulted primarily from the acquisition of MeTechnology and TST and, in particular, the addition of 132 research and development employees.

   General and administrative expenses. General and administrative expenses primarily consist of personnel costs for administrative and support staff and legal, consulting and accounting fees and facility costs. General and administrative expenses increased DM 8.5 million, or 207%, from DM 4.1 million in the six months ended December 31, 1998 to DM 12.6 million in the six months ended December 31, 1999. General and administrative expenses represented 25% of sales revenue in the six months ended December 31, 1999, compared to 21% for the six months ended December 31, 1998. The increase in expense primarily reflected the acquisition of MeTechnology and TST in May 1999 and in particular the addition of their administrative staffs. As Brokat continues to reduce duplicative administrative functions through the consolidation of MeTechnology and TST into the existing Brokat organization, Brokat anticipates a favorable impact on general and administrative expenses in future periods. The increase also reflected additional accounting expenses in preparation for a possible listing in the United States later this year.

   Interest expense, net. Net interest expense increased DM 1.3 million, or 260% from net interest income of DM 0.5 million in the six months ended December 31, 1998 to net interest expense of DM 0.8 million for the six months ended December 31, 1999, due to the change in Brokat's sources of funding from the proceeds of its initial public offering to credit facilities.

   Other income, net. Other income, net increased DM 1.0 million, or 77%, from DM 1.3 million in the six months ended December 31, 1998 to DM 2.3 million in the six months ended December 31, 1999. Other income, net represented 4% of total revenue in the six months ended December 31, 1999, compared to 6% for the six months ended December 31, 1998. This increase resulted primarily from the higher income derived because of changes in exchange rates.

 Net Loss

   Brokat's net loss for the six months ended December 31, 1999 increased by DM
39.0 million, or 312%, to DM 51.5 million from DM 12.5 million for the six months ended December 31, 1998. Brokat's earnings before interest, tax, depreciation, amortization and non-cash charges related to its stock option program resulted in a loss of DM 19.4 million for the six months ended December 31, 1999 compared to a loss of DM 12.0 million for the six months ended December 31, 1998.

Year ended June 30, 1999 compared to year ended June 30, 1998

 Revenue

   Total revenue increased DM 32.9 million, or 111%, from DM 29.6 million for the year ended June 30, 1998 to DM 62.5 million for the year ended June 30, 1999.

   This growth in revenue was attributable to:

  .  new orders received during the year, including an indirect sale of DM
     9.0 million to German reseller and an increase in international sales;

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  .  an increase in the revenue recognized from orders received in prior periods; and

  . the sale of third party products to a strategically important German customer for DM 9.6 million.

   ConSors Discount Brokers AG accounted for approximately 20.3% and Media Support Group GmbH and its affiliates accounted for approximately 18.5% of Brokat's total revenue in the year ended June 30, 1999.

   Revenue from licensing software increased DM 13.9 million, or 193%, from DM
7.2 million for the year ended June 30, 1998 to DM 21.1 million for the year ended June 30, 1999. Software licensing revenue represented 34% of sales revenue for the year ended June 30, 1999 as compared to 24% for the year ended June 30, 1998 due primarily to increasing indirect sales of Brokat's software to resellers reflecting the greater standardization of its products. Indirect sales included a sale to a German reseller totaling DM 9.0 million.

   Professional services revenue increased DM 5.4 million, or 33%, from DM 16.5 million for the year ended June 30, 1998 to DM 21.9 million in the year ended June 30, 1999 reflecting an increase in sales of Brokat's professional services both to new and existing customers. Professional service revenue represented 35% of total sales revenue for the year ended June 30, 1999, compared to 56% for the year ended June 30, 1998, reflecting the relative increase in indirect sales to resellers described above.

   Revenue from the sale of third party products increased DM 9.1 million, or 207%, from DM 4.4 million for the year ended June 30, 1998 to DM 13.5 million for the year ended June 30, 1999. Third party product revenue represented 21% of total sales revenue for the year ended June 30, 1999, compared to 15% for the year ended June 30, 1998. This increase is largely attributable to a DM 9.6 million sale of third party products to a strategically important customer in Germany.

   Customer service revenue increased DM 4.6 million, or 329%, from DM 1.4 million for the year ended June 30, 1998 to DM 6.0 million for the year ended June 30, 1999. Customer service revenue represented 10% of total sales revenue for the year ended June 30, 1999, compared to 5.0% for the year ended June 30, 1998. The increase in customer service revenue is due to the increase both in the proportion of Brokat's customers entering into maintenance agreements with it and in the absolute number of its customers related to the growth in product sales.

   Revenue from sources outside of Germany increased DM 6.8 million, or 65%, from DM 10.4 million for the year ended June 30, 1998 to DM 17.2 million for the year ended June 30, 1999. Revenue from outside of Germany represented 28% of total sales revenue for the year ended June 30, 1999, compared to 35% for the year ended June 30, 1998. The significant sales of Brokat's software to a German reseller for DM 9.0 million and of third party products to a significant German customer for DM 9.6 million were responsible for the decrease in international sales as a percentage of total sales revenue.

 Cost of Sales

   Cost of sales increased DM 15.8 million, or 102%, from DM 15.5 million for the year ended June 30, 1998 to DM 31.3 million for the year ended June 30, 1999, which was generally consistent with the increase in sales revenue. Gross margins increased from DM 14.1 million, or 48% of revenue for the year ended June 30, 1998, to DM 31.2 million, or 50% of revenue for the year ended June 30, 1999 due to an increase in the proportion of revenue derived from higher margin license fees, which was offset in part by the effect of the DM 9.6 million sale of third party products, which had a lower margin.

 Operating Expenses

   Selling expenses. Selling expenses increased DM 22.2 million, or 134%, from DM 16.6 million for the year ended June 30, 1998 to DM 38.8 million for the year ended June 30, 1999. The increase resulted from Brokat's efforts to expand our sales and marketing capabilities and activities internationally as well as in Germany.

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   Research and development expenses.  Research and development expenses increased DM 3.8 million, or 78%, from DM 4.9 million from the year ended June 30, 1998 to DM 8.7 million for the year ended June 30, 1999. Research and development expenses represented 14% of total sales revenue for the year ended June 30, 1999, compared to 17% for the year ended June 30, 1998. This increase was the result of the addition of personnel, including six weeks of costs related to the research and development personnel of MeTechnology and TST, which were acquired in May 1999.

   General and administrative expenses. General and administrative expenses increased DM 6.3 million, or 147%, from DM 4.3 million for the year ended June 30, 1998 to DM 10.6 million for the year ended June 30, 1999. General and administrative expenses represented 17% of sales revenue for the year ended June 30, 1999, compared to 15% for the year ended June 30, 1998. These increases were due to:

  . the continued development of an administrative infrastructure for the conduct of Brokat's business internationally, including the hiring of administrative staff, primarily in finance and human resources, and the implementation of new software for its information systems, and

  . expenses related to the integration of the operations of MeTechnology and TST.

   Interest expense, net. In the year ended June 30, 1999, Brokat incurred net interest income of DM 0.6 million, which represented a decrease in its net interest expense of 0.9 million, or 300%, when compared to the net interest expense of DM 0.3 million for the year ended June 30, 1998. This decrease resulted primarily from the change in Brokat's sources of funding from interest-bearing debt of silent partners to the proceeds of its initial public offering.

   Other income, net. Other income, net increased DM 2.33 million, or 971%, from DM 0.24 million in the year ended June 30, 1998 to DM 2.57 million in the year ended June 30, 1999. Other income, net represented 4% of total revenue in the year ended June 30, 1999, compared to 0.8% for the year ended June 30, 1998. This increase resulted primarily from (i) income derived from a customer who paid us the full contract value following its decision to halt implementation of a project due to internal considerations and (ii) income derived because of changes in exchange rates.

 Net Loss

   Brokat's net loss for year ended June 30, 1999 increased by DM 32.2 million, or 273% to DM 44.0 million from DM 11.8 million for the year ended June 30, 1998. Excluding the effect of extraordinary items, amortization of goodwill and non-cash charges related to stock option grants, net losses would be DM 23.9 million for the year ended June 30, 1999 as compared with DM 11.8 million of the year ended June 30, 1998.

Year ended June 30, 1998 compared to year ended June 30, 1997

 Revenue

   Total revenue increased DM 17.5 million, or 145%, from DM 12.1 million for the year ended June 30, 1997 to DM 29.6 million for the year ended June 30, 1998. This growth in revenue was attributable to:

  . new orders from German and other European banks for Brokat's software products and services for e-banking as well as its first orders from companies in the insurance and telecommunications sector;

  . an increase in the revenue recognized from orders received in prior periods, and

  . an increase in international sales.

   This increase was primarily attributable to the developing demand by German and European credit institutions for complete software solutions to provide secure Internet banking. During the year ended June 30, 1998, Brokat also implemented software solutions for insurance and telecommunications companies for the first time.

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   For periods before the year ended June 30, 1998, Brokat did not classify revenues by source among the categories of license fee, professional service, third party product and customer service revenue. However, the preponderance of its revenue during the year ended June 30, 1997 and prior periods was derived from the provision of professional services as Brokat had relatively little standardized software available for sale. Revenue from licensing software was DM 7.2 million for the year ended June 30, 1998, which represented 24.0% of sales revenue for the year. Professional services revenue was DM 16.5 million for the year ended June 30, 1998, which represented 56% of total sales revenue for the year ended June 30, 1998. Revenue from the sale of third party products was DM 4.4 million for the year ended June 30,1998, which represented 15% of total sales revenue for the year ended June 30, 1998. Customer service revenue was DM 1.4 million for the year ended June 30, 1998, which represented 5.0% of total sales revenue for the year ended June 30, 1998.

   Revenue from sources outside of Germany increased DM 8.2 million, or 373%, from DM 2.2 million for the year ended June 30, 1997 to DM 10.4 million for the year ended June 30, 1998. Revenue from outside of Germany represented 35% of total sales revenue for the year ended June 30, 1998, compared to 18% for the year ended June 30, 1997. The increase in sales revenue outside of Germany was primarily due to Brokat's increased international marketing and sales efforts, including the opening of regional offices, that increased its international presence.

 Cost of Sales

   Cost of sales increased DM 7.5 million, or 94%, from DM 8.0 million for the year ended June 30, 1997 to DM 15.5 million for the year ended June 30, 1998. Gross profits increased from DM 4.1 million, or 34% of sales revenue, for the year ended June 30, 1997 to DM 14.1 million, or 48% of sales revenue, for the year ended June 30, 1998. The 94% increase in the cost of sales was relatively lower than the 145% increase in sales revenue primarily because during the year ended June 30, 1998, Brokat developed a range of more standardized software products which it then was able to sell to its customers. Although most of these products still required customization to meet the customer's needs, the higher degree of standardization led to a lower costs of sales and an increase in gross margins.

 Operating Expenses

   Selling expenses. Selling expenses increased DM 13.5 million, or 435%, from DM 3.1 million for the year ended June 30, 1997 to DM 16.6 million for the year ended June 30, 1998. The increase resulted from our efforts to achieve higher market penetration by expanding Brokat's sales and marketing capabilities and activities internationally and in Germany.

   Research and development expenses. Research and development expenses increased DM 3.4 million, or 227%, from DM 1.5 million from the year ended June 30, 1997 to DM 4.9 million for the year ended June 30, 1998. Research and development expenses represented 17% of total sales revenue for the year ended June 30, 1998, compared to 12% for the year ended June 30, 1997. This increase was due primarily to higher R&D costs during the year ended June 30, 1998 to enhance and standardize our products.

   General and administrative expenses. General and administrative expenses increased DM 3.0 million, or 231%, from DM 1.3 million for the year ended June 30, 1997 to DM 4.3 million for the year ended June 30, 1998. General and administrative expenses represented 15% of sales revenue for the year ended June 30, 1998, compared to 11% for the year ended June 30, 1997. These increases were due primarily to the development of an administrative infrastructure to manage the future growth of Brokat's business on a global basis, including the purchase of new software tools and the hiring of administrative staff.

   Interest expense, net. Net interest expenses increased DM 0.15 million, or 100%, from DM 0.15 million in the year ended June 30, 1997 to DM 0.3 million in the year ended June 30, 1998. This increase reflected primarily the increase in the volume of Brokat's business activities and the corresponding higher funding needs. In both periods its funding source principally consisted of loans from silent partners.

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   Other income, net. Other income, net increased DM 0.04 million, or 20%, from
DM 0.2 million in the year ended June 30, 1997 to DM 0.24 million in the year ended June 30, 1998. Other income, net represented 0.8% of total revenue in the year ended June 30, 1998, compared to 1.6% for the year ended June 30, 1997.

 Net Loss

   Brokat's net loss increased by DM 10.1 million, or 594%, for the year ended June 30, 1998 from DM 1.7 million for the year ended June 30, 1997 to DM 11.8 million for the year ended June 30, 1999.

Liquidity and Capital Resources

   Since its incorporation in September 1994, Brokat has met its cash requirements through issuances of our equity shares, bank borrowings and other indebtedness, including loans from silent partners, cash flow from operations and interest income on short-term investments. Brokat has not been profitable since the fiscal year ended June 30, 1996 and has an accumulated deficit of DM
185.7 million as of June 30, 2000, which included DM 35.0 million in amortization of goodwill and DM 59.4 million of non-cash charges related to stock option grants.

   Brokat expects to continue to generate losses for the foreseeable future as Brokat continues to pursue its strategy to establish our Twister platform as the industry standard for the delivery of e-business services. Brokat anticipates that its current cash and cash equivalents, plus the net proceeds from the sale of the notes, will be sufficient to meet its cash requirements for at least the next twelve months. However, Brokat's cash requirements may vary significantly from current projections.

   During the years ended June 30, 1999, 1998 and 1997, the six month period ended December 31, 1999 and the six month period ended June 30, 2000, Brokat's EBITDA and adjusted EBITDA were negative. Moreover, Brokat reported a deficiency in earnings to cover fixed charges of DM 1.7 million, DM 11.8 million, DM 44.0 million, DM 51.3 million and DM 76.5 million for the years ended June 30, 1997, 1998 and 1999, six months ended December 31, 1999 and six months ended June 30, 2000, respectively.

   If Brokat continues to operate at a net loss and experience negative cash flow, Brokat may need to incur additional debt or obtain equity financing, which may not be available to it on a timely basis, at acceptable terms or at all. If Brokat cannot obtain acceptable financing, it may be forced to discontinue its development programs or its business expansion.

 Current Assets and Liabilities

   As of June 30, 2000, Brokat had current assets of DM 252.0 million and current liabilities of DM 53.2 million. Current assets included cash and cash equivalents of DM 163.9 million and accounts receivable of DM 63.4 million. Current liabilities included DM 0.2 million of short-term borrowings under four credit facilities with banks with aggregate commitments of DM 25.5 million. These facilities, which contain customary financial and operating covenants, consist of:

  . an unsecured revolving credit facility with a bank under which Brokat can borrow up to DM 10.0 million for working capital and other general corporate purposes. As of June 30, 2000, there was no amount outstanding under this credit facility;

  . an unsecured revolving bank credit facility under which Brokat can borrow up to an aggregate of DM 5.0 million for working capital and other general corporate purposes. The revolving credit facility is scheduled to expire on December 31, 2000;

  . an unsecured revolving credit facility with a bank under which Brokat can borrow up to DM 5.0 million for working capital and other general corporate purposes. This facility is extended by the lender on a month-to-month basis. Amounts outstanding under this facility bear interest at 6%, subject to change

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   based on market conditions. The facility contains customary financial and operational covenants. Brokat may prepay loans at month-end; and

  . an unsecured revolving bank credit facility under which Brokat can borrow up to an aggregate of DM 5.5 million for working capital and other general corporate purposes. The revolving credit facility is scheduled to expire on June 30, 2001.

   Brokat's ability to incur indebtedness under these arrangements or otherwise is severely constrained by the terms of the indenture governing its outstanding 11 1/2% senior notes due 2010.

   Brokat also has outstanding obligations owed to the former shareholders of TST of DM 1.5 million, at present value, potentially due in May 2001.

 Operating Activities

   Net cash used in operating activities totaled DM 45.6 million for the six months ended June 30, 2000, and DM 27.5 million, DM 35.7 million, DM 13.4 million and DM 3.2 million for the six months ended December 31, 1999 and the years ended June 30, 1999, 1998 and 1997. The increase in net cash used in operations reflects the net losses experienced in these periods.

 Investing Activities

   Net cash used in investing activities totaled DM 11.9 million for the six months ended June 30, 2000, and DM 8.9 million, DM 40.0 million, DM 3.8 million and DM 1.7 million for the six months ended December 31, 1999 and the years ended June 30, 1999, 1998 and 1997. Cash used for the purchase of property and equipment was DM 6.6 million for the six months ended June 30, 2000, and DM 3.9 million, DM 5.2 million, DM 3.7 million and DM 1.5 million for the six months ended December 31, 1999 and the years ended June 30, 1999, 1998 and 1997. The largest component of capital expenditures for property and equipment during all periods was for software, hardware, information technology infrastructure and office equipment for new employees.

 Financing Activities

   Net cash provided by financing activities was DM 215.2 million, resulting from the issuance of senior notes in March 2000 with gross proceeds of DM
244.7 million and the repayment of existing debt in the amount of DM 47.8 million, and cash proceeds of DM 18.2 million from an investment in Brokat's ordinary shares by a subsidiary of Intel Corporation. In earlier periods, net cash provided by financing activities was DM 37.7 million, DM 83.0 million, DM
19.0 million and DM 5.0 million for the six months ended December 31, 1999 and the years ended June 30, 1999, 1998 and 1997. In September and October 1998, Brokat realized net cash proceeds of DM 83.0 million from an initial public offering of its shares. In the year ended June 30, 1998, Brokat raised DM 10.0 million through the issuance of equity and DM 11.0 million through the investment of TBG.

   In May 2000, Brokat received cash proceeds of DM 19.6 million from an investment in its equity shares by a subsidiary of Intel Corporation.

 Expansion Activities

   Since 1998, Brokat has invested approximately DM 163.8 million in its expansion. Brokat used about 76% of this investment to finance its internal growth and 20% for the external growth through the acquisition of TST. Brokat expects that it will continue to invest in our business in similar amounts and proportions, but since Brokat, like other companies operating in its market, requires high degree of flexibility, these amounts and proportions may change.

Quantitative and Qualitative Disclosures About Market Risk

   Brokat does not use market-sensitive instruments, such as derivative financial instruments. Brokat's primary market risk is in the area of exchange rate fluctuations.

   Brokat maintains its cash balances in deposits at banks and in highly liquid short-term investments, such as money market mutual funds, which lowers our exposure to interest income risks. Brokat does not consider its exposure to interest rate and exchange rate fluctuation risks to be material to its deposits and investments.

 Interest Rate and Exchange Rate Risk

   Brokat has financial instruments that are subject to interest rate risk, principally short-term investments and debt obligations. Brokat has not experienced material gains or losses due to interest rate changes. Brokat does not consider its interest rate risk to be material to its short-term investments and debt obligations.

 Foreign Currency Exchange Risk

   A significant portion of Brokat's revenues and expenses are denominated in currencies other than the Deutsche mark and euro. Approximately 20% of its revenues for the fiscal year ended June 30, 1999 and 38% of Brokat's revenues for the six months ended December 31, 1999 and 30% of its revenues for the six months ended June 30, 2000 were denominated in currencies other than the Deutsche mark and euro. For the six months ended June 30, 2000, sales of Brokat's products and services in the United Kingdom accounted for 12% of its revenue, the United States accounted for 13%, Asia-Pacific region accounted for 3%, and Switzerland accounted for 2% of its revenue. The majority of Brokat's exposure related to the fluctuations in the exchange rates between the Deutsche mark and the British pound, the U.S. dollar, the Singapore dollar, the Hong Kong dollar, the Swiss franc and the Australian dollar.

 Sensitivity Analysis

   Brokat prepared a sensitivity analysis to assess the impact of exchange rate fluctuations on its operating results for the year ended June 30, 1999, for the six months ended December 31, 1999 and for the six months ended June 30, 2000. Based on this analysis, Brokat estimates that a 10% adverse change in the rates of exchange of Deutsche marks against the basket of currencies comprising its revenues from sources outside of the euro zone would have increased our reported net loss for the year ended June 30, 1999 and for the six months ended December 31, 1999 by approximately DM 0.5 million and for the six months ended June 30, 2000, by approximately DM 1.1 million. Brokat's analysis also indicated that a 10% decrease in the rates of exchange of Deutsche marks against this basket of currencies would have resulted in a decrease of the value of our net assets by approximately DM 1.2 million as of June 30, 2000.

   Brokat has not entered into any derivative hedging instruments to reduce the risk of exchange rate fluctuations.

Accounting for Income Taxes

   Brokat utilizes the liability method of accounting for income taxes in compliance with SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

   For the year ended June 30, 1999 and the six months ended December 31, 1999 Brokat had deferred tax assets in the amount of DM 1.4 million and DM 2.3 million, respectively, and deferred tax liabilities in the amount of DM 1.4 million and DM 2.4 million, respectively. Due to its history of operating losses, the probability that Brokat can make use of its loss-carryforwards in the future must be regarded as less than 50%, so Brokat booked valuation allowances on the deferred tax asset when the deferred tax assets equal the deferred tax liabilities.

Recent Accounting Pronouncements

 Accounting for Derivatives

   The Financial Accounting Standards Board, or the FASB, recently issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under this statement, accounting for changes in the fair value of a derivative depends on its intended use and designation. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133. SFAS No. 137 amends the effective date of SFAS No. 133. SFAS No. 133 will now be effective for all fiscal quarters and all fiscal years beginning after June 15, 2000. Brokat are assessing the potential effects of this new standard. Based on its current and expected levels of use of derivative instruments, the adoption of this new standard is not expected to have a material effect on Brokat's financial condition or results of operations.

                                  MANAGEMENT

   In compliance with German law governing a stock corporation, Brokat has a management board and a supervisory board. The two boards are separate and no individual may simultaneously be a member of both boards.

   In carrying out their duties, members of both the management board and the supervisory board must exercise the standard of care of a diligent and prudent businessperson. In complying with this standard of care, board members must take into account a broad range of considerations, including Brokat's interests and those of its shareholders, employees and creditors. The members of the management board may also be personally liable for some violations by Brokat under the German Stock Corporation Act.

Management Board

   The present members of Brokat's management board, their ages, current positions and terms of appointment are:

                          Member
Name                      since  Term expires Age        Current Position
----                      ------ ------------ ---        ----------------
Mr. Stefan Roever.......   1994  February 28,  35 Chief executive officer and
                                 2003             management board spokesperson

Dr. Boris Anderer.......   1994  February 28,  41 Management board co-
                                 2003             spokesperson

Mr. Michael Janssen.....   1996  February 28,  34 Management board member and
                                 2003             chief financial officer

Mr. Achim                  1994                34 Management board member and
 Schlumpberger..........         February 28,     head of Twister Development
                                 2003             Division

Mr. Michael Schumacher..   1994                38 Management board member and
                                 February 28,     head of Financial Systems
                                 2003             Division

Mr. Angelo Maestrini....   1999  October 1,    39 Management board member and
                                 2003             chief operating officer

   The composition of the management board will remain the same immediately following the Blaze merger.

   Stefan Roever is Brokat's chief executive officer and spokesperson of the management board. Mr. Roever is in charge of the implementation of Brokat's strategic goals and corporate communications. He studied business administration and law. As a student, he worked as an independent systems developer. In 1992, he founded Roever Software GmbH where he was responsible for software consulting and project management until 1995. Mr. Roever has been one of the managing directors of Brokat since 1994.

   Dr. Boris Anderer is the co-spokesperson of the management board. He is responsible for the strategic development of Brokat and for implementing special projects, such as our current contemplated expansion of the United States operations. Dr. Anderer is a graduated physicist. On a scholarship from the Kernforschungszentrum Karlsruhe he received a doctorate in physics in 1989. Dr. Anderer was employed between 1990 and 1994 as a management consultant at McKinsey & Company. He has been one of our managing directors since 1994.

   Michael Janssen is a member of the management board and has served as Brokat's chief financial officer since 1996. Mr. Janssen has a masters degree in business. Both before and during his formal studies in Tuebingen and the United States, he was trained as a bank apprentice and was employed as the assistant to the managing director at the Direkt Anlage Bank GmbH and the Hypo EDV Dienstleistungen fur Banken GmbH.

   Achim Schlumpberger is a member of the management board and the head of the Twister Development Division. Mr. Schlumpberger is a state certified computer scientist and first worked as a computer consultant. In 1989, he became an independent systems analyst through the sole proprietorship "AS
Systemanalysen." He has been one of our managing directors since 1994.

   Michael Schumacher is a member of the management board and the head of the Financial Systems Division. He is a graduated medical computer scientist. After completing his university degree, he became an independent computer consultant and systems analyst in 1990. He has been one of the managing directors of Brokat since 1994.

   Angelo Maestrini is a member of the management board and has served as Brokat's chief operating officer since October 1999. He is responsible for all customer-related business activities, comprised of sales, marketing, professional services and customer support, and, in particular, for the establishment and management of Brokat's international business. Before joining Brokat, Mr. Maestrini was senior vice president (international) at Optika Inc., a leading United States provider of e-commerce solutions.

   The management board is responsible for managing Brokat's day-to-day business according to the Stock Corporation Act, Brokat's articles of association and the rules of procedure for the conduct of the affairs of the management board adopted by the supervisory board. In the rules of procedure, the supervisory board described the allocation of responsibilities of the members of the management board and provided a list of important issues and important matters which require the supervisory board's prior consent, such as borrowing or lending of material amounts, participation in joint ventures, making investments in other enterprises, the establishment of subsidiaries and transactions involving a change in control of Brokat.

   The supervisory board has the power to determine, appoint and remove members of the management board in compliance with the Stock Corporation Act. The members of the management board are appointed by the supervisory board for a maximum term of five years. They may be re-appointed or have their term extended for additional five-year terms. The supervisory board may remove a member of the management board before expiration of his term if he commits a serious breach of duty or is incapable of carrying out his duties or if there is a genuine vote of no confidence at the shareholders' meeting.

   If only one member of the management board is appointed, then that member alone will represent Brokat. If more than one management board member is appointed, then Brokat shall be represented jointly by two management board members or by one management board member acting with the holder or holders of a special power of attorney. Recently, Brokat's management board has designated several employees of Brokat to be granted a special power of attorney. Under the articles of association, the supervisory board may grant sole power of attorney to one, to several, or to all members of the management board.

   The management board must report regularly, and in no event, less than once every quarter, to the supervisory board. However, there is information on the status of Brokat's business which must be reported on a monthly basis. Under the articles of association, the management board is generally required to report on the current status of Brokat's business and business prospects, as well as on any issues of fundamental or unusual concern. The supervisory board is also entitled to request special reports at any time.

   Brokat's management board consists of six members. The members of the management board can be contacted at Brokat's offices in Stuttgart.

Supervisory Board

   The members of the supervisory board, their ages, the expiration of their terms and principal occupations are:

          Name           Member since Term expires Age  Function      Principal Occupation
          ----           ------------ ------------ --- ---------  ----------------------------
Mr. Falk F. Strascheg... April 1,     May 2002      60 Chairman   Managing director,
                         1998                                     Technologieholding VC GmbH
                                                                  Munich

Dr. Hermann Wundt....... April 1,     May 2002      56 Deputy     Attorney at law, Tax
                         1998                          Chairman   advisor, Accountant

Mr. Ernst G. Mayer...... April 1,     May 2002      46 Member     Managing director,
                         1998                                     Technologie Beteiligungs-
                                                                  Gesellschaft mbH

Prof. Dr. Wolfgang
 Koenig................. May 5, 1998  May 2002      48 Member     Professor of business
                                                                  administration, Universitat
                                                                  Frankfurt am Main

Ms. Angelika Pohlenz.... April 1,     May 2002      51 Member     Secretary General,
                         1998                                     International Chamber of
                                                                  Commerce

Dr. Peter Page.......... November 18, November      60 Member     Consultant, former
                         1999         2003                        management board member of
                                                                  Software AG and Siemens AG

   The principal function of Brokat's supervisory board is to advise and supervise the management board without being involved in the conduct of day-to-day transactions. The supervisory board has comprehensive monitoring functions and is also responsible for appointing and removing the members of the management board. Although the supervisory board may not make management decisions, it may determine that there are types of transactions which require its prior consent, and the rules of procedure provide that some affairs, operations and major transactions, such as large capital expenditure items, require the prior consent of the supervisory board. To ensure that the functions of the supervisory board are carried out properly, the management board must regularly report to the supervisory board on current business operations and future business planning.

   According to the articles of association, the supervisory board consists of six members elected by a majority of our shareholders at a shareholders' meeting in compliance with the provisions of the Stock Corporation Act. The members of the supervisory board are each elected for a fixed term of approximately five years, unless the shareholders' meeting determines a shorter tenure for particular members or for all members elected. This term expires at the shareholders' meeting to approve the actions taken by the supervisory board during the fourth fiscal year following its members' election. However, the fiscal year in which the term begins is not counted for these purposes. Supervisory board members may be re-elected by a majority of the shareholders. Except for Dr. Page, whose term expires in 2003, the current members of the supervisory board are subject to re-election in fiscal 2002.

   A member of the supervisory board may be removed by the shareholders by a majority of at least three quarters of the votes cast at a duly held shareholders' meeting. The supervisory board appoints a chairperson and one or more deputy chairpersons from among its members for the current term of office following the shareholders' meeting at which the supervisory board members were elected. The election of the chairperson and deputy chairpersons is held at a non-specially convened meeting in compliance with the provisions of the Stock Corporation Act. The election of the chairperson and the first deputy chairpersons requires a majority vote. Should the chairperson or the deputy chairpersons resign from their position before the end of their tenure, the supervisory board shall hold a new election for the statutory term of office remaining after the resignation.

   Unless otherwise provided for by applicable law, resolutions of the supervisory board are passed by a simple majority of the votes cast. A majority of the supervisory board members must be present at the supervisory board meeting to constitute a quorum. If a supervisory board vote results in a tie, then the vote of the supervisory board's chairman shall be decisive.

   The members of the supervisory board can be contacted through Brokat's offices in Stuttgart.

Management and employee incentive arrangements

 Compensation

   The aggregate amount of compensation paid by us to the members of Brokat's management board in the six months ended December 31, 1999 amounted to approximately DM 770,000. Between 20% and 25% of the total remuneration paid to the members of the management board depends on their achievement of performance targets, which are defined by particular qualitative criteria, as well as our sales and profit. These targets are set annually by the supervisory board in compliance with German law.

   The supervisory board is also compensated for its activities. The articles of association provide that, at the end of each year, each member of the supervisory board receives a reimbursement of expenses as well as adequate remuneration. The May 7, 1998 shareholders' meeting passed a resolution to fix the aggregate remuneration of the supervisory board at DM 70,000. Value added tax shown in an invoice by, or a credit to, a supervisory board member is, over time, credited or reimbursed by Brokat at the statutory rate applicable. The total compensation for Brokat's current supervisory board for the six months ended December 31, 1999 amounted to DM 35,000.

 Annual bonus scheme

   All of the members of the management board and all of Brokat's employees receive part of their salary in bonuses tied to revenue or other achievement targets.

 Employee stock option plans

   Brokat has two employee stock option plans. The members of the management board and the supervisory board are not entitled to participate in these programs. The stock option plans were introduced as an additional incentive tool. They are also means of attracting and retaining experienced personnel and promoting Brokat's success by providing employees the opportunity to acquire common stock.

   On September 16, 1998, under its 1998 stock option plan, Brokat has issued to its employees options to acquire approximately 1.2 million shares of its common stock. The option rights entitle the bearer to purchase its shares at a price of DM 21.33 per share, and vest in three installments approximately after two, three and four years.

   On December 15, 1999, under its 1999 stock option plan, Brokat has issued to its employees options to acquire approximately 1.2 million shares of its common stock. The option rights entitle the bearer to purchase shares in Brokat at a price of DM 65.85 per share, and vest in three installments approximately after two, three and four years.

   Under both plans the options can only be exercised, if at specified dates, the increase in the value of Brokat's stock--based on a comparison of the average price of the shares during the last five trading days before the first exercise period against the strike price of the options--at least equals the performance of the Neuer Markt index.

   Brokat's principal investors have issued 200,460 option rights for the purchase of Brokat's shares from their private holdings to several senior employees of Brokat. These rights entitle the bearer to purchase shares at DM 4.15 per share. The options were negotiated in February 1998, granted in August 1998, and vest ratably at the end of each of the next four years following the date of grant. There is no performance criteria for these options.

   In the course of the fiscal year ended June 30, 1999, the employees of one of its subsidiaries were given options to acquire Brokat's shares. These options were not granted by Brokat, but pro rata by Brokat's shareholders using their own shares.

   On May 26, 2000, Brokat's shareholders approved the establishment of an employee participation program similar to Brokat's stock option programs with convertible bonds of up to euro 2.6 million and a corresponding conditional authorized capital increase to provide a sufficient number of shares for its employees who exercise their conversion rights under this program.

   Former management shareholders of MeTechnology AG have issued options for a portion of the Brokat shares received in consideration of all of their shares of MeTechnology AG. These options were issued to the present employees of a former subsidiary of MeTechnology AG (now a subsidiary of Brokat) on July 26, 1999 per share, and entitle the holders to purchase up to 135,150 of Brokat's shares from the shareholders at a purchase price of DM 21.33 per share. The options vest ratably after approximately 1.5, 2.5 and 3.5 years and can only be exercised if similar performance criteria to the 1998 and 1999 options are met.

   All options from all programs not exercised after the last vesting period will expire.

   As of December 31, 1999, none of the outstanding options were exercisable. The options are scheduled to become exercisable between November 2000 and June 2004.

 Gemstone and Blaze options

   In connection with the GemStone and Blaze mergers, outstanding options and warrants to purchase shares of the common stock of the acquired companies will be converted into options to acquire ordinary shares of Brokat, subject to adjustment for the exchange ratios applicable to the mergers.

   As of August 14, 2000, GemStone had granted options to purchase its common stock under two separate option plans. Under GemStone's 1992 option plan, there were outstanding options to purchase 634,000 shares of common stock at a weighted average exercise price of $2.16 per share. Options under the 1992 plan expire ten years from the date of grant, from September 10, 2002 through October 20, 2007. Under GemStone's 2000 stock option plan, there were outstanding options to purchase 793,750 shares of its common stock at a weighted average exercise price of $8.00. Options under the 2000 plan expire ten years from the date of grant, from January 31, 2010 through May 15, 2010.

   As of August 14, 2000, Blaze had granted options to purchase its common stock under two separate option plans. Under Blaze's 1996 option plan, there were outstanding options to purchase 4,598,425 shares of common stock at a weighted average exercise price of $1.16 per share. Options under the 1996 plan expire ten years from the date of grant. Under Blaze's 2000 stock option plan, there were outstanding options to purchase 670,233 shares of its common stock at a weighted average exercise price of $10.48. Options under the 2000 plan expire ten years from the date of grant. As of August 14, 2000, Blaze had an outstanding warrant to purchase 1,005 shares of common stock at an exercise price of $5.60. This warrant expires on August 14, 2007.

   Following the GemStone and Blaze mergers, Brokat currently intends to issue additional options to purchase approximately 626,000 ordinary shares of Brokat to employees and officers of Blaze and GemStone.

           MATERIAL RELATIONSHIPS AND RELATED TRANSACTIONS OF BROKAT

License agreement with Fernbach Software S. A.

   Effective December 30, 1999, Brokat entered into a license agreement with Fernbach Software S.A. The purpose of the license agreement is to give Brokat the right to market the computer programs offered by Fernbach. The license is restricted to specific programs up to a value of DM 3.0 million; for each item ordered, Brokat will be given a discount of 50% on the list price. In return, Brokat paid a license fee of DM 3.0 million.

   The pre-paid purchase commitment of DM 3.0 million has been shown as a current asset even though all purchases under this agreement may not be made during the next twelve months. This pre-paid license fee will then be recorded as an expense in the fiscal year in which the license programs were acquired.

Transaction Software Technologies, Inc.

   Before the date of Brokat's acquisition of TST, Brokat recognized sales with TST for software license of DM 753.0 thousand in the year ended June 30, 1999. These sales were not recognized in the year ended June 30, 1998.

MeTechnology Europe GmbH

   MeTechnology Europe GmbH is a 100% subsidiary of MeTechnology AG, Leipzig. Before the acquisition date of MeTechnology AG, Brokat recognized sales with MeTechnology Europe GmbH for software license of DM 3.0 million in the year ended June 30, 1999. These sales were not recognized in the year ended June 30, 1998.

Haver & Mailaender

   The Stuttgart law firm Haver & Mailaender regularly performs services for Brokat. The wife of Brokat's Chief Executive Officer works there as a partner. In her capacity as partner of the firm, Dr. Roever is not, however, involved in the matters relating to Brokat. Charges for services performed by Haver & Mailaender are:

  . for the six months ended June 30, 2000, DM 392,600;

  . for the six months ended December 31, 1999, DM 251,000;

  . for the year ended June 30, 1999 DM 301,000; and

  . for the year ended June 30, 1998 DM 2,000;

For the year ended June 30, 1997, there were no charges for services performed.

Tax advisory firm RWT Reutlinger Wirtschaftstreuhand GmbH and the related law firm Rechtsanwaltsgesellschaft RWT Anwaltskanzlei GmbH

   RWT regularly provides tax advice to Brokat. The managing partner of RWT is the deputy chairman of Brokat's supervisory board, Dr. Hermann Wundt. Brokat has not paid any charges for services to RWT for the three months ended June 30, 2000. Charges for prior services by RWT to Brokat were:

  . for the six months ended December 31, 1999, DM 53,000;

  . for the year ended June 30, 1999, DM 351,000;

  . for the year ended June 30, 1998, DM 62,000; and

  . for the year ended June 30, 1997, DM 88,000.

   Brokat's management believes that these related party transactions were under terms no less favorable to Brokat than those arranged with other third parties because:

  . Brokat obtained Fernbach licenses under the terms of their standard agreements with standard discounts;

  . Brokat sold our licenses to MeTechnology and TST under the terms of our standard agreements with standard discounts; and

  . Haver & Mailaender and RWT provided their services to Brokat based on their standard rates.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   Brokat authorized share capital consists of 45,258,412 shares of common stock, of which 29,959,932 shares were issued and outstanding as of August 30, 2000 (following the GemStone merger). Shares issued and outstanding have no par value. The portion of the share capital attributable to each share is euro 1.00.

   Brokat's ordinary shares trade on the Neuer Markt of the Frankfurt Stock Exchange under the symbol BRJ.

   The table below provides information about the beneficial ownership of the issued and outstanding shares of Brokat's ordinary shares for each person who owns more than 10% of Brokat's ordinary shares; and for members of Brokat's management board as a group. Apart from the persons listed below, Brokat is not aware of any person holding directly or indirectly 5% or more of Brokat's ordinary shares.

                                                                         Percent
                                                                Amount     of
    Identity of Person or Group                                  Owned    Class
    ---------------------------                                --------- -------
Members of the management board as a group.................... 8,784,037  29.3%

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF BLAZE

   The following table sets forth certain information regarding the beneficial ownership of Blaze's common stock by (i) each person or entity who is known by Blaze to own beneficially 5% or more of Blaze's outstanding common stock; (ii) each member of Blaze's board of directors; (iii) each of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K); and (iv) all current directors and executive officers of Blaze as a group. All information contained in the table below is based on beneficial ownership as of August 14, 2000.

                                                   Shares Beneficially Owned
                                                   -----------------------------
                                                                   Percentage
                 Beneficial Owner                     Number        Ownership
                 ----------------                     ------      --------------
Mark J. DeNino(1).................................      4,791,161        20.6%
 Funds Affiliated with TL Ventures
 435 Devon Park Drive
 Building 700
 Wayne, PA 19087

William Harding(2)................................      3,451,168        14.9%
 Funds Affiliated with Morgan Stanley Dean Witter
 Venture Partners
 3000 Sand Hill Road
 Building 4, Suite 250
 Menlo Park, CA 94025

Funds Affiliated with Alta Partners(3)............      1,530,927         6.6%
 One Embarcadero Center, Suite 4050
 San Francisco, CA 94111

Funds Affiliated with Sofinnova Ventures(4).......      1,420,202         6.1%
 140 Geary Blvd., 10th Floor
 San Francisco, CA 94108

Funds Managed by or Affiliated with Burr, Egan,
 Deleage & Company(5).............................      1,168,860         5.0%
 One Post Office Suite
 Suite 3800
 Boston, MA 02109

Thomas F. Kelly(6)................................        300,000         1.3%

Gary Shroyer(7)...................................        194,501        *

Eric Knitzer(8)...................................         39,500        *

Joseph Masarich(9)................................          1,500        *

William Seawick(10)...............................        225,000        *

Charles M. Boesenberg(11).........................         39,006        *

L. George Klaus(12)...............................         53,011        *

Ken Goldman(13)...................................         32,003        *

All executive officers and current directors as a
 group (10 persons)(14)...........................      9,126,850        39.3%

--------
*   Less than 1% of the outstanding shares of common stock.
(1) Includes 125,789 shares held by TL Ventures III Interfund L.P., 3,852,380 shares held by TL Ventures III L.P. and 806,392 shares held by TL Ventures III Offshore L.P. Also includes 6,600 shares held by Mr. DeNino, one of our directors and the general partner of TL Ventures. Mr. DeNino disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest therein.

(2) Includes 569,902 shares held by Morgan Stanley Venture Fund II, C.V., 2,287,565 shares held by Morgan Stanley Venture Capital Fund II, LP, and 593,701 shares held by Morgan Stanley Venture Investors LP. Dr. Harding, one of our directors, is a general partner of these funds. Dr. Harding disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest therein.
(3) Includes 1,493,849 shares held by Alta California Partners L.P. and 37,077 shares held by Alta Embarcadero Partners LLC.
(4) Includes 854,978 shares by C.V. Sofinnova Ventures, 280,112 shares held by Sofinnova Capital III FCPR, 272,409 shares held by Sofinnova Venture Partners IV, L.P. and 7,703 shares held by Sofinnova Venture Affiliates
     IV. Also includes 5,000 shares held by Mr. Alain Azan, one of our former directors and the general partner of Sofinnova Ventures. Mr. Azan disclaims beneficial ownership of the shares held by these funds except to the extent of his pecuniary interest therein.
(5) Includes 988,396 shares held by Alta IV L.P. ("Alta") 180,466 shares held by C.V. Sofinnova Partners Five ("Sofinnova" and together with Alta, the "BEDFunds"). Burr, Egan, Deleage & Co. directly or indirectly provides investment advisory services to Alta IV Limited Partnership and C.V. Sofinnova Partners Five. The respective general partners of these funds exercise sole voting and investment power in respect to the shares owned by such funds. The principals of Burr, Egan, Deleage & Co. are general partners of Alta IV Management Partners, L.P. (which is a general partner of Alta IV Limited Partnership). As general partners of the fund, they may be deemed to share voting and investment powers for the shares held by the fund. Burr, Egan, Deleage & Co. serves as an advisor to C.V. Sofinnova Partners Five. The principals of Burr, Egan, Deleage & Co. disclaim beneficial ownership of the shares held by these funds except to the extent of their pecuniary interest therein.
(6) As of August 14, 2000, Mr. Kelly had exercised options to purchase 300,000 shares of common stock. Mr. Kelly holds exercisable options to purchase 1,168,376 shares of common stock. Of the shares represented by these options and the shares issued to Mr. Kelly upon the exercise of his options, 784,188 shares are fully vested.
(7) As of August 14, 2000, Mr. Shroyer had exercised options to purchase 194,501 shares of common stock, of which 32,102 shares are subject to a repurchase option held by us. Mr. Shroyer holds exercisable options to purchase 140,921 shares of common stock. Of the shares represented by these options and the shares issued to Mr. Shroyer upon the exercise of his options, 162,399 shares are fully vested.
(8) As of August 14, 2000, Mr. Kintzer had exercised options to purchase 39,500 shares of common stock. Mr. Kintzer holds exercisable options to purchase 395,139 shares of common stock. Of the shares represented by these options and the shares issued to Mr. Kintzer upon the exercise of his options, 238,175 shares are fully vested.
(9) All shares are held by Mr. Masarich's sons. As of August 14, 2000, Mr. Masarich holds exercisable options to purchase 431,771 shares of common stock. Of the shares represented by these options, 116,938 shares are fully vested.
(10) As of August 14, 2000, Mr. Seawick had exercised options to purchase 225,000 shares of common stock, all of which are subject to a repurchase option held by us. Mr. Seawick holds exercisable options to purchase 305,422 shares of common stock. Of the shares represented by these options and the shares issued to Mr. Seawick upon the exercise of his options, 95,444 shares are fully vested.
(11) Mr. Boesenberg had exercised options to purchase 25,000 shares of common stock, all of which will vest upon the consummation of the merger.
(12) Includes 21,008 shares held by the L. George Klaus Trust and 7,003 shares held by Julie Tafel Klaus, Mr. Klaus' spouse. Mr. Klaus also had exercised options to purchase 25,000 shares of common stock, all of which will vest upon the consummation of the merger.
(13) Mr. Goldman also had exercised options to purchase 25,000 shares of common stock, all of which will vest upon the consummation of the merger.
(14) Includes 75,000 shares that will vest upon the consummation of the merger.

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

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BLAZE

   The following table presents some of Blaze's selected historical consolidated financial data derived from Blaze's historical consolidated financial statements for the periods indicated.

   The summary historical financial data as of March 31, 1999 and 2000, and for the years ended March 31, 1998, 1999 and 2000 were derived from the audited consolidated financial statements of Blaze for those periods. These consolidated financial statements are included elsewhere in this proxy statement/prospectus.

   The summary historical financial data as of March 31, 1996, 1997 and 1998, and for the years ended March 31, 1996 and 1997 were derived from the audited consolidated financial statements of Blaze for those periods. These consolidated financial statements are not included in this proxy statement/prospectus.

   The selected historical financial data for the three months ended June 30, 1999 and 2000 were derived from Blaze's unaudited financial statements and, in Blaze's opinion, reflect all adjustments necessary to present fairly the results of operations for the periods presented.

   Blaze's consolidated financial statements have been prepared in accordance with U.S. GAAP.

   You should carefully review Blaze's consolidated financial statements included elsewhere in this proxy statement/prospectus and the information provided in "Unaudited Pro Forma Consolidated Financial Information," "Selected Historical Consolidated Financial Data of Blaze" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Blaze."

                            Selected Financial Data
                 (Dollars in thousands, except per share data)

                                                                        Three Months Ended
                                   Years Ended March 31,                     June 30,
                          --------------------------------------------  --------------------
                           1996     1997     1998     1999      2000      1999       2000
                          -------  -------  -------  -------  --------  ---------  ---------
Consolidated Statements
 of Operations Data
Net revenues:
  Product licenses......  $   --   $ 3,296  $ 3,559  $ 3,722  $  8,486  $   1,394  $   3,320
  Services and
   maintenance..........      --       327      803    5,332     9,710      1,926      3,914
                          -------  -------  -------  -------  --------  ---------  ---------
    Total revenues......      --     3,623    4,362    9,054    18,196      3,320      7,324
                          -------  -------  -------  -------  --------  ---------  ---------
Cost of revenues:
  Product licenses......      --       180       74       40        67         10         10
  Services and
   maintenance..........      --       463      512    2,892     6,808      1,187      3,194
                          -------  -------  -------  -------  --------  ---------  ---------
    Total cost of
     revenues...........      --       643      586    2,932     6,875      1,197      3,204
                          -------  -------  -------  -------  --------  ---------  ---------
Gross profit............      --     2,980    3,776    6,122    11,321      2,123      4,030
                          -------  -------  -------  -------  --------  ---------  ---------
Operating expenses:
  Research and
   development..........    1,138    1,370    1,938    3,843     5,079      1,260      1,902
  Sales and marketing...    2,512    2,342    3,702    5,586    12,226      1,894      5,959
  General and
   administrative.......    1,026      957    1,106    2,205     3,785        638      1,838
  Stock-based
   compensation.........      --       --       --       --     16,400        --       4,330
                          -------  -------  -------  -------  --------  ---------  ---------
    Total operating
     expenses...........    4,676    4,669    6,746   11,634    37,490      3,792     14,029
                          -------  -------  -------  -------  --------  ---------  ---------
Operating loss..........   (4,676)  (1,689)  (2,970)  (5,512)  (26,169)    (1,669)    (9,999)
                          -------  -------  -------  -------  --------  ---------  ---------
Net loss from continuing
 operations.............  $(5,748) $(2,723) $(3,631) $(5,848) $(26,424) $  (1,783) $  (8,983)
                          =======  =======  =======  =======  ========  =========  =========
Basic and diluted loss
 per share from
 continuing operations..  $ (2.56) $ (3.56) $(37.37) $(19.15) $  (6.68) $   (0.71) $   (0.42)
                          =======  =======  =======  =======  ========  =========  =========
Number of shares used in
 calculation of basic
 and diluted loss per
 share..................    2,246      920      125      371     5,781      2,211     21,864

                                         March 31,
                         ---------------------------------------------  As of June 30,
                          1996     1997      1998      1999     2000         2000
                         ------  --------  --------  --------  -------  --------------
Consolidated Balance
 Sheet Data:
Cash, cash equivalents
 and short-term
 investments............ $1,117  $  2,258  $  6,591  $  2,129  $69,293     $ 67,920
Working capital
 (deficit).............. (1,519)   (3,324)      628    (4,316)  63,018       65,504
Total assets............ 12,642    10,615    13,854     7,765   78,359       79,645
Capital lease
 obligations, net of
 current portion........    646       236        91        19      256          211
Accumulated deficit..... (3,044)  (11,800)  (17,051)  (22,651) (58,157)     (67,262)
Mandatory redeemable
 preferred stock........  3,275     9,684    19,624    20,882      --           --
Total stockholders'
 equity (deficit)....... (2,583)  (10,795)  (17,563)  (24,203)  65,769       69,567

   The Company has never paid any cash dividends on its capital stock.

                              DESCRIPTION OF BLAZE

Overview

   Blaze is a leading provider of software that enables companies to provide their customers, employees, partners and suppliers with adaptable and personalized interactions that are consistent across all company communications channels, including the Internet, automated telephone response systems, manned customer service centers, automated self-service electronic kiosks and others. Computer programs can draw upon the rules encoded in our software to determine the display of information and interaction with a user of a Web site, telephone response system, automated self-service electronic kiosk, manned customer service center, or other communication channel. Typical rules reflecting a business's policies, practices and procedures may include setting special pricing discounts for certain types of customers, checking for regulatory compliance before allowing a transaction to complete, or offering different promotional items to each user. Because these policies constitute a set of rules under which the company has decided its business should be conducted, they are commonly referred to as business rules.

Blaze Products

   Blaze Advisor Solutions Suite. The Blaze Advisor Solutions Suite allows a company's policies, practices, and procedures for conducting business to be expressed in an intuitive language specifically designed to formalize these rules in business terms. It contains a graphical development environment to allow companies to build e-business personalization solutions with our software. The Blaze Advisor Solutions Suite is designed to increase speed and ease of development in enterprise-scale e-business applications. Putting formalized policies into production use is facilitated by a powerful processing component and runtime software that puts policy changes into effect without interrupting business operations. Blaze Advisor stores business rules apart from other programming instructions so companies can use the rules in multiple business applications and communications channels. Blaze Advisor can be deployed at Blaze's customers' locations or hosted by third parties, such as application service providers.

   The Blaze Advisor Solutions Suite consists of four products.

  . Blaze Advisor Builder is a visual development environment for defining, editing and testing business rules. Blaze Advisor Builder allows business persons to write and modify rules in an intuitive business rule language and to make use of graphical design and review tools to clearly model business processes and components. Fill-in-the-blank forms and choice lists are designed to simplify and speed the creation of standard business rule elements. Blaze Advisor Builder is offered in English, Chinese, French, German, Italian, Japanese, Korean, Portuguese, and Spanish versions to facilitate application creation in worldwide markets.

  . Blaze Advisor Rule Engine is the runtime environment for monitoring, executing and optimizing the performance of rules created with Blaze Advisor Builder. Blaze Advisor Rule Engine allows flexibility in choosing what computers to run a system on, with rule processing performed on a workstation server or mainframe. Blaze Advisor Rule Engine is designed to intelligently determine rules that need to be examined under any set of circumstances and to execute them in an efficient manner. Programming interfaces allow integration of Blaze Advisor Rule Engine with custom-built, data architectures or with third-party products.

  . Blaze Advisor Rule Server provides ready-to-use support for deploying personalized e-business applications powered by Blaze Advisor Builder and processed by the Blaze Advisor Rule Engine. Blaze Advisor Rule Server addresses the complex production issues involved in providing services to many users at the same time in high availability e-business applications. It offers simple interfaces to common means of transferring data, automatically manages the replacement and updating of business rules, and allows systems personnel to control the most efficient use of computing resources.

  . Blaze Advisor Innovator was released in June 2000. Blaze Advisor
    Innovator further simplifies the creation and modification of business rules by non-technical business persons. It allows business managers to bypass the Blaze Advisor Builder development environment by accessing company-defined forms through any common Web browser. Business rules can be presented in a customizable format, allowing users to inspect, change, add or delete criteria that affect the interactive customer experience.

   Blaze Expert. Blaze Expert is the predecessor to Blaze Advisor. It offers business rules definition, modification and processing in C and C++ applications running on Windows or Unix platforms.

Blaze's Professional Services

   Blaze's professional services organization plays an integral role in implementing Blaze's software for its customers as well as supporting and training our customers. Its worldwide professional services organization is focused on ensuring the successful implementation and support of each customer. Blaze has invested significantly in the deployment strategy, services and support required to implement our technology. As of March 31, 2000, Blaze's professional services organization in North America consisted of 47 employees. Its professional services offerings include:

  . Training. Blaze courses, developed and taught by Blaze's education services personnel, offer hands-on, role-based training. Blaze provides courses specifically designed for business analysts, beginning and advanced developers, business rule writers and system architects. The primary goal of these courses is to accelerate a customer's learning process, so they can become proficient as quickly as possible. Blaze offers courses at its offices as well as customer locations. It is also able to customize training courses for customers with unique educational requirements.

  . Service and Support. Blaze's customers have direct access to us for technical support. It provides direct-to-the-engineer telephone support to ensure rapid response. Its support organization delivers the responsive service required by business managers, information technology professionals, system integration partners and independent software vendors to support mission-critical systems. Blaze offers problem resolution services via telephone, email, fax and the Internet. Its technical support Web site, the Blaze Online Support System, offers information on specific technical issues, interactive searches for relevant cases, status updates on open technical support inquiries, product documentation and release notes, tutorials and product use examples, and other materials of use to our customers.

  . Consulting Services. Blaze's professional services include system architecture and design, business rule design, business rule writing, software integration and project planning and management. Its professional services are focused on providing its customers and partners with the skills and experience necessary to take a project from planning and development to implementation and support. Its professional services group has developed substantial experience in the development and integration of business rule technology. Customers benefit from the practical development and implementation skills that Blaze has derived from working on a wide range of applications across many industry segments. Working closely with customers, its product specialists analyze business problems and user requirements and transform business policies into executable business rules in Blaze Advisor or Blaze Expert rule syntax. Blaze generally charges for its professional services on a time and materials basis and provides them worldwide through our offices in the United States, Europe and Japan. Consulting engagements vary in length according to customer requirements.

Blaze's Strategy

   Key objectives of Blaze's strategy include:

  . True One-to-One Interaction. Blaze seeks to develop products that enable companies to provide the individualized responses necessary to maximize benefits from customer interactions and to better attract and retain customers.

  . Adaptability. Blaze promotes solutions that enable companies to quickly change business rules while an e-business application is running, enabling companies to respond to market conditions while providing continuous service. Business persons without complex computer programming skills can modify an e-business application's underlying business rules without involvement by information technology professionals or alterations to the application.

  . Company Differentiation. Blaze seeks to achieve products' flexibility in order to allow companies to express their corporate styles, practices, and personalities by incorporating their business rules in e-business applications. In this way, a company's identity can be communicated to customers through Web sites, automated telephone response systems, manned customer service centers, electronic kiosks, and other communication channels, allowing companies to differentiate themselves from their competitors.

  . Enterprise Consistency. Blaze seeks to enable companies to consistently present their corporate personality and style and apply their business rules from transaction to transaction. A single set of business rules can be accessed through Web sites, manned customer service centers, voice-response systems, sales persons, and other customer contact points to provide consistent customer interaction across an organization.

  . High Performance and Scalability. Blaze's products are designed to efficiently process increasingly complex and numerous business rules in support of expanding e-business applications. Blaze's products can be deployed on sophisticated computer architectures to provide high throughput with heavy transaction volumes.

  . Faster Time to Market. Blaze's products aim at allowing companies to implement rules-based personalization systems quickly. Blaze also enable software vendors to incorporate its personalization technology in their e-commerce application software without investing significant time and expense developing their own solutions.

Research and Development

   Blaze's research and development organization is responsible for developing new software products, product architectures, core technologies, product testing, quality assurance and ensuring the compatibility of our products with hardware platforms, and software platforms. In addition, this organization supports pre-sale and customer support activities. Blaze's research and development organization incorporates the input of our professional services, technical support, and sales and marketing organizations to extend and enhance product features and functionality.

   As of March 31, 2000, Blaze's research and development organization in North America consisted of 40 employees, including software engineers, quality assurance engineers, and technical writers. Our total expenses for research and development on continuing operations were $5.1 million for fiscal 2000, $3.8 million for fiscal 1999 and $1.9 million for fiscal 1998.

Sales and Marketing

   Blaze sells its products primarily through our direct sales force to corporate customers as well as to independent software vendors that incorporate its products into their offerings. Blaze typically approaches both business persons and information technology professionals with an integrated team from its sales and professional services organizations. Blaze's sales cycles typically include a demonstration and physical evaluation of our product capabilities followed by one or more detailed technical reviews. As of March 31, 2000, our sales and marketing organization in North America consisted of 55 employees. Blaze's sales offices are located in San Jose, California; Denver, Colorado; New York, New York; Charlotte, North Carolina; Dallas, Texas; Sidney, Australia; Toronto, Canada; Bracknell, England; Paris, France; Frankfurt, Germany; and Tokyo, Japan. Blaze intends to expand the number of sales and service teams in major geographic markets in the United States.

   Blaze uses a variety of marketing programs to build market awareness of the company, its brand name and its products, as well as to attract potential customers. These programs include advertising, product and strategy updates with industry analysts, public relations activities, direct mail programs, seminars, trade shows, Web seminars and Web site marketing. Blaze is currently developing co-marketing arrangements with independent software vendors and system integrators to expand market awareness and generate sales leads. Blaze expects to conduct telemarketing and telesales in the future. Blaze's marketing organization also supports sales to prospective customers by producing marketing materials such as brochures, data sheets, white papers, presentations and demonstrations.

Customers

   Blaze's customers are primarily large corporations and independent software vendors. Blaze also sells products to system integrators including Unisys Corporation, Ephorma AS, EDS, Andersen Consulting, PathTech Software Solutions and IBM. Blaze has sold its products to customers in the technology, financial, insurance, manufacturing, telecommunications, and healthcare industries and its software is embedded in many leading e-business software applications. These software applications include TrueComp from Callidus Software, Customer Interaction System from Blue Martini Software, ActiveWorks from Active Software, ChannelEdge from freefire.com, ZEOLogix Internet Enterprise Applications from Buzzeo and WebSphere Commerce Suite from IBM.

   Unisys Corporation accounted for 23% of total revenues in fiscal 2000 and 19% of total revenues in fiscal 1999. This was for products and services used in support of its design and development work in connection with the deployment at Norwest Financial Information Services.

Competition

   The market for Blaze's products is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants.

   Blaze competes primarily with:

  . in-house development efforts by potential customers or partners;

  . Web content developers engaged to develop custom software or to integrate other application software into custom solutions; and

  . vendors of application software directed at interactive commerce, interactive financial services and enterprise business-logic automation, such as Art Technology Group Inc., Computer Associates International, Inc., ILOG, Inc., Net Perceptions, Inc., Trilogy Software, Inc. and Versata Inc.

   Many of Blaze's competitors have longer operating histories, significantly greater financial, technical, marketing, or other resources, or greater name recognition than we do. Blaze's competitors may be able to respond more quickly to new or emerging opportunities, technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we can. Current and potential competitors may have more extensive customer bases that could be leveraged, thereby gaining market share to our detriment. Such competitors may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies, and offer more attractive terms to purchasers. Moreover, certain of Blaze's indirect and potential competitors, such as BroadVision, IBM, Oracle and SAP, may bundle their products in a manner that may discourage users from purchasing products offered by Blaze. Furthermore, independent software vendors that incorporate Blaze's products into their offerings may be perceived by potential customers as offering alternatives to the use of Blaze's products on a stand-alone basis. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition could seriously harm our ability to sell additional software, maintenance renewals, and services on terms favorable to us. Competitive pressures could reduce Blaze's market share or require Blaze to reduce the price of its products and services, any of which could harm Blaze's business.

   Blaze competes on the basis of certain factors, including:

  . quality, depth and breadth of functionality offered;

  . ease of application development;

  . time required for application development;

  . adherence to industry standards;

  . reliability, scalability, maintainability, personalization and other features;

  . quality of services and customer support; and

  . price.

   Blaze believes that it presently competes favorably with respect to each of these factors. However, the market for its products is still rapidly evolving and it may not be able to compete successfully against current and potential competitors.

Intellectual Property and Other Proprietary Rights

   Blaze's future success depends in part on legal protection of its technology. To protect its technology, Blaze relies on a combination of the following methods, among others:

  . technologies that limit installation and use of the software to authorized companies and individuals;

  . license agreements;

  . employee and third-party nondisclosure agreements and confidentiality procedures;

  . copyright laws;

  . trade secret laws;

  . patent laws; and

  . trademark laws.

   Blaze's end-user licenses are designed to prohibit unauthorized use, copying and disclosure of our software and technology. However, these provisions may be unenforceable under the laws of some jurisdictions and foreign countries. In addition, some of its licensed users may allow unauthorized users to install our software, and if Blaze does not detect such use we could lose potential license fees. Unauthorized third parties may be able to copy some portions of its products or reverse engineer or obtain and use information and technology that Blaze regards as proprietary. Third parties could also independently develop competing technology or design around Blaze's technology. If Blaze is unable to successfully detect infringement and enforce its rights in its technology, Blaze may lose competitive position in the market. Blaze cannot guarantee that its means of protecting its proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology. From time to time, Blaze may encounter disputes over rights and obligations concerning intellectual property. Blaze believes that its products do not infringe the intellectual property rights of third parties. However, Blaze cannot guarantee that it will prevail in all intellectual property disputes. Blaze has not conducted a search for existing patents and other intellectual property registrations, and Blaze cannot guarantee that its products do not infringe upon issued patents. In addition, because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which would relate to our products.

   Blaze indemnifies some of its customers against claims that its products infringe upon the intellectual property rights of others. Blaze could incur substantial costs in defending itself and its customers against infringement claims. In the event of a claim of infringement, Blaze or its customers may be required to obtain one or more licenses from third parties. Blaze cannot guarantee that such licenses could be obtained from third parties at a reasonable cost, or at all. Defense of any lawsuit or failure to obtain any such required license would have a material adverse effect on Blaze's business.

   Blaze has received one patent and has a variety of trademarks and it has applied for additional trademark and patent protection. Blaze, Blaze Advisor, Blaze Advisor Solutions Suite, Blaze Advisor Builder, Blaze Advisor Rule Engine, Blaze Advisor Rule Server, Blaze Advisor Innovator, Blaze Expert, Blaze Presenter, Beyond Personalization, Open Interface and the Blaze logo are Blaze's trademarks. Blaze's pending trademark and patent applications may not be allowed. Its patents and trademarks may not provide it a competitive advantage. Competitors may successfully challenge the validity and scope of our patents and trademarks.

   Other service marks, trademarks and trade names referred to in this proxy statement/prospectus are the property of their respective owners.

Employees

   As of March 31, 2000, Blaze employed 199 people. Thirty employees worked outside of North America. Of the full-time employees in North America, 27 are in general and administrative functions, 55 in sales and marketing, 47 in professional services, and 40 in research and development. From time to time Blaze also employs independent contractors to support its professional services, product development, sales, marketing and business development organizations.

   None of Blaze's employees are represented by a labor union and we have never experienced an employee-related work stoppage. Management considers its employee relations to be good.

Description of Properties

   Blaze's headquarters are located in San Jose, California in leased office space of approximately 41,000 square feet. Blaze also leases office space in Irvine, California; Denver, Colorado; New York, New York; Philadelphia, Pennsylvania; Charlotte, North Carolina; Dallas, Texas; Sydney, Australia; Toronto, Canada; Bracknell, England; Paris, France; Frankfurt, Germany; and Tokyo, Japan.

Legal Proceedings

   On January 6, 2000, Patrick Perez, a founder and former director of Blaze, notified Blaze of claims that he may assert against it. Mr. Perez contends that his personal equity ownership of Blaze was diluted improperly in connection with Blaze's Series AA preferred stock financing that closed in June and September 1999. In particular, Mr. Perez contends that he was wrongfully denied the opportunity to purchase shares at a price of $0.54 per share in connection with the financing, and that the financing was otherwise unfair and benefited participating stockholders. If Mr. Perez had participated in the financing, he would have been able to purchase up to 1,710,949 shares. Blaze believes that Mr. Perez's assertions are without merit and intend to vigorously defend any claims that Mr. Perez may bring against it. On March 17, 2000, Blaze filed a complaint against Mr. Perez in the United States District Court for the Northern District of California asking for declaratory relief regarding Mr. Perez's allegations. Mr. Perez has filed an answer to Blaze's complaint. Should any litigation be decided adversely to Blaze, it may be required to pay substantial damages or issue additional shares to Mr. Perez. In addition, other stockholders that did not participate in the financing may assert similar claims against Blaze. If it is required to issue additional shares to Mr. Perez or other stockholders, then-existing stockholders would experience dilution of their ownership and Blaze would need to record an accounting charge in its statement of operations equal to the fair market value of the shares at the time of issuance.

   From time to time, Blaze may become involved in litigation relating to claims arising from its ordinary course of business. Blaze believes that there are no claims or actions pending or threatened against it, the ultimate disposition of which would have a material adverse effect on it.

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

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
           OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BLAZE

Overview

   Blaze was incorporated in California as Neuron Data, Inc. in 1985. It introduced its first software product in December 1986, a rules-based expert system development and execution tool known as Nexpert. Blaze introduced Open Interface in 1991 to help customers design display forms and interactive behavior for presenting and accepting information in computer applications, known as user interfaces. Almost all of its product license revenues until fiscal 1997 consisted of sales of these two C-language products, which are now called Blaze Expert and Blaze Presenter. In June 1997, it released a new Java-based product for the development and execution of business rules, known as Blaze Advisor, which has become the core of the Blaze Advisor Solutions Suite.

   Customer demand for C/C++ cross-platform user interface development software has substantially diminished over the past two years as the use of Java and HTML has increased. Therefore, Blaze significantly decreased research and development activities related to its products used for designing user interfaces. In December 1999, its board of directors decided to discontinue operations related to its user interface design products, which included Blaze Presenter. Operating results related to the discontinued operations have been excluded from our continuing operations and reported separately as discontinued operations. In July 2000, Blaze signed an agreement to sell its user interface line of business effective May 1, 2000. The financial statements as of, and for the three months ended, June 30, 2000 reflect the sale of the user interface line of business. Blaze may receive future royalty payments for a period of two years after the effective date of the agreement. No such royalty payments were made in the three months ended June 30, 2000.

   Blaze has focused its engineering and marketing efforts on the Blaze Advisor Solutions Suite, first released in October 1999, which consists of Blaze Advisor Builder, Blaze Advisor Rule Engine, and Blaze Advisor Rule Server. In addition, in June 2000 it released Blaze Advisor Innovator and added it to the Blaze Advisor Solutions Suite.

   In August 1999 Blaze changed its name from Neuron Data, Inc. to Blaze Software, Inc. and reincorporated from the state of California to the state of Delaware in March 2000. It also completed an initial public offering of 4,000,000 shares of common stock in March 2000, raising net proceeds of approximately $57 million. In April 2000, in connection with the initial public offering, the underwriters purchased an additional 600,000 shares of common stock resulting in additional net proceeds of approximately $9 million.

   Blaze derives all of its revenues from continuing operations from the Blaze Advisor Solutions Suite and Blaze Expert. It sells products to corporate customers and to system integrators and distributors that install and provide support for its products. Blaze also licenses its products to independent software vendors that incorporate its technology into their offerings. Blaze sells products that comprise the Blaze Advisor Solutions Suite in various configurations. Pricing of Blaze's products is based on development and deployment rights. Blaze Advisor Builder is priced at a fixed amount for each licensed user. Blaze Advisor Rule Engine is priced on a sliding scale based on the total number of processors used to support the deployed application. Blaze Advisor Rule Server is priced as a percentage of the negotiated deployment fee for Blaze Advisor Rule Engine. Deployment product revenues typically exceed development product revenues for most customer sales. Pricing for independent software vendors is usually offered at a base price for unlimited use of the full Blaze Advisor Solutions Suite in developing a marketable product, plus a negotiated royalty fee calculated as a percentage of the developed application's sale price to the vendor's customers. Blaze expects cumulative royalties over time to exceed the initial use fee for most independent software vendor sales.

   Product licenses revenues consist of license fees and royalty payments. Blaze recognizes software license revenues upon shipment of a product if collection of the resulting receivable is probable, an executed agreement or purchase order has been received, the fee is fixed or determinable and objective evidence of fair

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

value exists to allocate revenue to any undelivered elements of the arrangement. If an acceptance period is provided, Blaze recognizes revenue upon the earlier of customer acceptance or the expiration of that period. For sales made through distributors, Blaze recognizes revenue upon shipment if an executed agreement or purchase order has been received, the fee is fixed and determinable, collection is deemed probable and the distributor has identified to us that a valid end-user for the product exists. In those instances where a distributor has not identified a valid end-user for the product, the revenue is deferred. Distributors have no right of return.

   Service and maintenance revenues consist primarily of professional services, maintenance, support and training fees for the associated products. Blaze generally recognizes revenues from maintenance contracts ratably over the term of the contract. Blaze recognizes consulting and services revenues as the training, implementation or consulting services are performed. If professional or maintenance services are included in an arrangement that involves a license agreement, amounts related to support or professional services are allocated based upon objective evidence of fair value which is based on the price when such elements are sold separately, or when not sold separately, the price established by management having the relevant authority to do so.

   Blaze markets its software and services primarily through its direct sales organizations in the United States, Australia, Canada, France, Germany, Japan, and the United Kingdom, and to a lesser extent through distributors, system integrators and independent software vendors. Its future success will depend, in part, on the successful development of international markets for its products. In order to increase sales, Blaze needs to expand its direct sales force by hiring additional salespersons, sales engineers and sales management personnel and establish and maintain relationships with distributors, system integrators, independent software vendors and other third parties.

   Blaze's future success also depends on its continued investment in research and development and the continued expansion of its sales, marketing and professional services organization in order to build an infrastructure to support its long-term growth strategy. As a result of this investment in its infrastructure, Blaze has incurred significant net losses in each fiscal year since fiscal 1996. It incurred net losses from continuing operations of $26.4 million in fiscal 2000, $5.8 million in fiscal 1999 and $3.6 million in fiscal 1998. It had an accumulated deficit of $58.2 million as of March 31, 2000. Blaze expects to experience significant growth in its operating expenses for the foreseeable future in order to grow its business. As a result, it anticipates that operating expenses will constitute a significant use of its cash resources and that it will continue to generate net losses for the foreseeable future.


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

Results of Operations

   The following table presents certain financial data as a percentage of the total revenues for the periods indicated:

                                    Years Ended March         Three Months
                                           31,               Ended June 30,
                                   ------------------------  -----------------
                                    2000    1999     1998     2000      1999
                                   ------   -----   -------  -------   -------
Consolidated Statements of
 Operations Data
Net revenues:
  Product licenses...............    46.6%   41.1%     81.6%    45.9%    42.0%
  Services and maintenance.......    53.4    58.9      18.4     54.1     58.0
                                   ------   -----   -------  -------   ------
    Total revenues...............   100.0   100.0     100.0    100.0    100.0
                                   ------   -----   -------  -------   ------
Cost of revenues:
  Product licenses...............     0.4     0.4       1.7      0.1      0.3
  Services and maintenance.......    37.4    31.9      11.7     44.2     35.7
                                   ------   -----   -------  -------   ------
    Total cost of revenues.......    37.8    32.3      13.4     44.3     36.0
                                   ------   -----   -------  -------   ------
Gross profit.....................    62.2    67.7      86.6     55.7     64.0
                                   ------   -----   -------  -------   ------
Operating expenses:
  Research and development.......    27.9    42.4      44.4     26.3     38.0
  Sales and marketing............    67.2    61.7      84.9     82.4     57.0
  General and administrative.....    20.8    24.4      25.3     25.4     19.2
  Stock-based compensation.......    90.1     --        --      59.8      --
                                   ------   -----   -------  -------   ------
    Total operating expenses.....   206.0   128.5     154.6    193.9    114.2
                                   ------   -----   -------  -------   ------
Operating loss...................  (143.8)  (60.8)    (68.0)  (138.2)   (50.2)
Interest expense, net............    (0.5)   (2.8)    (13.6)    14.1     (3.1)
                                   ------   -----   -------  -------   ------
Net loss from continuing
 operations before income taxes..  (144.3)  (63.6)    (81.6)  (124.1)   (53.3)
Provision for income taxes.......    (0.9)   (1.0)     (1.6)    (0.1)    (0.4)
                                   ------   -----   -------  -------   ------
Net loss from continuing
 operations......................  (145.2)  (64.6)    (83.2)  (124.2)   (53.7)
Income (loss) from discontinued
 user interface business.........    14.6     2.7     (49.8)    (1.7)    19.6
                                   ------   -----   -------  -------   ------
Net loss.........................  (130.6)% (61.9)% (133.0)%  (125.9)%  (34.1)%
                                   ======   =====   =======  =======   ======

Three months ended June 30, 2000 and 1999

 Total Revenues

   Total revenues increased $3.9 million, or 118%, to $7.2 million for the three months ended June 30, 2000 from $3.3 million for the comparable period in 1999. This increase was due to an increase in the number and average size of sales of Blaze's products and services and maintenance generated. Total revenues from sales to customers outside the Americas were $1.7 million, or 24%, of total revenues for the three months ended June 30, 2000 and $436,000, or 13%, of total revenues for the three months ended June 30, 1999. Unisys Corporation accounted for 13% of total revenues for the three months ended June 30, 2000 and 20% of total revenues for the three months ended June 30, 1999. This was for products and services used in support of Unisys' design and development work in connection with the deployment at Norwest Financial Information Services.

   Product Licenses. Product license revenues increased $1.9 million, or 138%, to $3.3 million for the three months ended June 30, 2000 from $1.4 million for the comparable period in 1999.

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

   Services and Maintenance. Services and maintenance revenues increased $2.0 million, or 103%, to $3.9 million for the three months ended June 30, 2000, from $1.9 million for the comparable period in 1999.

 Cost of Revenues

   Product Licenses. Cost of product licenses consists of packaging, documentation and associated shipping costs. Cost of product licenses was unchanged for the three months ended June 30, 2000 from $10,000 for the comparable period in 1999. This expense did not increase proportionately to revenue due to the increased usage of electronic product transfer, which does not have shipping charges. As a percentage of product licenses revenues, cost of product licenses was less than 1% in both the three months ended June 30, 2000 and 1999.

   Services and Maintenance. Cost of services and maintenance consists of personnel and other costs related to professional services, training and technical support. Cost of services and maintenance increased $2.0 million, or 169%, to $3.2 million for the three months ended June 30, 2000 from $1.2 million for the comparable period in 1999. As a percentage of services and maintenance revenues, cost of services and maintenance was 82% for the three months ended June 30, 2000 and 62% for the comparable period in 1999. This increase in dollars and as a percentage of services and maintenance revenues was due to increased personnel costs as Blaze shifted personnel from supporting the user interface business in order to meet customer requirements for its Blaze Advisor Solutions Suite. Cost of services and maintenance as a percentage of services and maintenance revenues may vary between periods due to Blaze's use of third-party professional services, and varying gross margins on customer engagements.

 Operating Expenses

   Research and Development. Research and development expenses consist primarily of salaries and benefits for software developers, project managers and quality assurance personnel, payments to outside software developers, and general corporate overhead allocations for facilities and equipment used in the research and development process. Research and development expenses increased $642,000, or 51%, to $1.9 million for the three months ended June 30, 2000 from $1.3 million for the comparable period in 1999. This increase was due to increased costs associated with third-party consultants and increased personnel costs associated with research and development for the Blaze Advisor Solutions Suite. Research and development expenses represented 26% of total revenues for the three months ended June 30, 2000 and 38% of total revenues for the comparable period in 1999. Blaze believes that a significant increase in its research and development expenses will be necessary to expand its market presence and to expand its technology and product leadership. Therefore, Blaze expects that research and development expenses will increase in the future.

   Sales and Marketing. Sales and marketing expenses consist of salaries, commissions and bonuses for sales, marketing and support personnel, and costs related to travel, trade shows, promotional expenses and general corporate overhead. Sales and marketing expenses increased $4.1 million, or 215%, to $6.0 million for the three months ended June 30, 2000 from $1.9 million for the comparable period in 1999. This increase was due to increased sales and marketing efforts for Blaze Advisor Solutions Suite and a shift in personnel from supporting the user interface business to supporting Blaze Advisor and Blaze Expert. Sales and marketing expenses represented 82% of total revenues for the three months ended June 30, 2000 and 57% of total revenues for the comparable period in 1999. Blaze believes that a significant increase in our sales and marketing expenses will be necessary to expand its market presence. Blaze intends to expand its direct sales force by hiring additional salespersons, sales engineers and sales management personnel. Therefore, Blaze expects that sales and marketing expenses will increase significantly in the future.

   General and Administrative. General and administrative expenses consist of salaries and benefits for administrative officers and support personnel, travel expenses, legal, accounting and general corporate overhead expenses. General and administrative expenses increased $1.2 million, or 188%, to $1.8 million for the three months ended June 30, 2000 from $638,000 for the comparable period in 1999. This increase was due to

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increased infrastructure costs to support Blaze's expanding activities, costs associated with being a public company and additional rent on Blaze's new corporate headquarters. General and administrative expenses represented 25% of total revenues for the three months ended June 30, 2000 and 19% of total revenues for the comparable period in 1999. Blaze believes that its general and administrative expenses will continue to increase as a result of additional infrastructure costs as Blaze expands its business and expenses associated with being a public company, including annual and other public reporting costs, increased directors and officers liability insurance, investor relations programs and accounting and legal fees.

 Interest Expense

   Interest expense consists of interest expense incurred on Blaze's line of credit, bridge loans and capital leases. Interest expense decreased $84,000, or 75%, to $28,000 for the three months ended June 30, 2000 from $112,000 for the comparable period in 1999. The decrease was due to the repayment of Blaze's bank borrowings and bridge loan.

 Other Income and (Expense), Net

   Other income and (expense) consists primarily of interest income earned on Blaze's cash equivalents and short-term investments. Other income was $1.1 million for the three months ended June 30, 2000 compared to $10,000 for the comparable period in 1999. The increase was the result of increased interest income on our cash equivalents and short-term investments subsequent to Blaze's initial public offering.

 Provision for Income Taxes

   Provision for income taxes consists of foreign and de minimis domestic taxes paid. Provision for income taxes decreased $6,000, or 100%, to $6,000 for the three months ended June 30, 2000 from $12,000 for the comparable period in 1999. No provision for federal and state income taxes has been recorded because we have experienced significant net losses, which have resulted in deferred tax assets. In light of our recent history of operating losses, Blaze has provided a full valuation allowance for all deferred tax assets as we are presently unable to conclude that it is more likely than not that the deferred tax asset will be realized.

 Income (Loss) from Discontinued Operations, Net of Income Taxes

   Income (loss) from discontinued operations, net of income taxes, decreased $773,000, or 119%, to a loss of $121,000 for the three months ended June 30, 2000 compared with income of $652,000 for the comparable period in 1999. This decrease was due to a $1.0 million decrease in revenue to $174,000 for the three months ended June 30, 2000 from $1.2 million for the three months ended June 30, 1999, offset by a decrease of $272,000, or 48%, in expenses to $295,000 for the three months ended June 30, 2000, from $567,000 for the comparable period in 1999. These decreases in revenues and costs resulted from the sale of the user interface line of business effective May 1, 2000.

 Liquidity and Capital Resources

   Since its inception, Blaze has financed its operations through private sales of preferred stock, internally generated funds, the use of its receivables based line of credit and an initial public offering completed in March 2000. As of June 30, 2000, Blaze had $67.9 million of cash, cash equivalents and short-term investments.

   Net cash used in operating activities was $8.4 million for the three months ended June 30, 2000 and $1.2 million for the comparable period in 1999. Net cash used for operating activities for both periods was due to net losses. Net cash used for operating activities for the three months ended June 30, 2000 was partially offset by the non-cash charges from the amortization of stock-based compensation.

   Net cash used in investing activities was $12.4 million for the three months ended June 30, 2000 and $20,000 for the comparable period in 1999. Net cash used in investing activities included purchases of property and equipment and, for three months ended June 30, 2000, net purchases of $10.9 million of short-term investments.

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

   Net cash provided by financing activities was $8.7 million for the three months ended June 30, 2000 and $2.9 million for the comparable period in 1999. Net cash provided by financing activities for the three months ended June 30, 2000 was due the underwriters purchase of an additional 600,000 shares of common stock as a result of the exercise of their over-allotment option. Net cash provided by financing activities for the three months ended June 30, 1999 was due to proceeds from the issuance of preferred and common stock and borrowings under our line of credit facility.

   Blaze currently anticipates that its available cash resources will be sufficient to meet its anticipated working capital and capital expenditure requirements for at least the next 12 months. If cash generated from operations is insufficient to satisfy its liquidity requirements, Blaze may need to raise additional funds to finance more rapid expansion, to develop new or enhance existing services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of Blaze's stockholders will be reduced and such securities may have rights, preferences or privileges senior to those of its stockholders. Blaze cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, Blaze's ability to fund its expansion, take advantage of unanticipated opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited. Blaze's business, results of operations and financial condition could be materially adversely affected by such limitation.

Years Ended March 31, 2000 and 1999

 Total Revenues

   Total revenues increased $9.1 million, or 101%, to $18.2 million in fiscal 2000 from $9.1 million in fiscal 1999. This increase was due to an increase in the number and average size of sales of Blaze's products and services and maintenance generated. Total revenues from sales to customers outside the Americas were $3.1 million, or 17%, of total revenues in fiscal 2000 and $2.1 million, or 23%, of total revenues in fiscal 1999. Unisys Corporation accounted for 23% of total revenues in fiscal 2000 and 19% of total revenues in fiscal 1999. This was for products and services used in support of their design and development work in connection with the deployment at Norwest Financial Information Services.

   Product Licenses. Product licenses revenues increased $4.8 million, or 128%, to $8.5 million in fiscal 2000 from $3.7 million in fiscal 1999.

   Services and Maintenance. Services and maintenance revenues increased $4.4 million, or 82%, to $9.7 million in fiscal 2000, from $5.3 million in fiscal 1999.

 Cost of Revenues

   Product Licenses. Cost of product licenses consists of packaging, documentation and associated shipping costs. Cost of product licenses increased $27,000, or 68%, to $67,000 in fiscal 2000 from $40,000 in fiscal 1999. As a percentage of product licenses revenues, cost of product licenses were 1% in both fiscal 2000 and fiscal 1999.

   Services and Maintenance. Cost of services and maintenance consists of personnel and other costs related to professional services, training and technical support. Cost of services and maintenance increased $3.9 million, or 135%, to $6.8 million in fiscal 2000 from $2.9 million in fiscal 1999. As a percentage of services and maintenance revenues, cost of services and maintenance were 70% in fiscal 2000 and 54% in fiscal 1999. This increase in dollars and as a percentage of services and maintenance revenues was due to increased personnel costs as Blaze shifted personnel from supporting the user interface business in order to meet customer requirements for Blaze Advisor Solutions Suite. Cost of services and maintenance as a percentage of

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services and maintenance revenues may vary between periods due to Blaze's use of third-party professional services, and varying gross margins on customer engagements.

 Operating Expenses

   Research and Development. Research and development expenses consist primarily of salaries and benefits for software developers, project managers, and quality assurance personnel, payments to outside software developers, and general corporate overhead allocations for facilities and equipment used in the research and development process. Research and development expenses increased $1.2 million, or 32%, to $5.1 million in fiscal 2000 from $3.8 million in fiscal 1999. This increase was due to increased costs associated with third-party consultants and increased personnel costs associated with research and development for the Blaze Advisor Solutions Suite. Research and development expenses represented 28% of total revenues in fiscal 2000 and 42% of total revenues in fiscal 1999. Blaze believes that a significant increase in our research and development expenses will be necessary to expand its market presence and to expand its technology and product leadership. Therefore, Blaze expects that research and development expenses will increase in the future.

   Sales and Marketing. Sales and marketing expenses consist of salaries, commissions and bonuses for sales, marketing and support personnel, and costs related to travel, trade shows, promotional expenses and general corporate overhead. Sales and marketing expenses increased $6.6 million, or 119%, to $12.2 million in fiscal 2000 from $5.6 million in fiscal 1999. This increase was due to increased sales and marketing efforts for Blaze Advisor Solutions Suite and a shift in personnel from supporting the user interface business to supporting Blaze Advisor and Blaze Expert. Sales and marketing expenses represented 67% of total revenues in fiscal 2000 and 62% of total revenues in fiscal 1999. Blaze believes that a significant increase in our sales and marketing expenses will be necessary to expand its market presence. Blaze intends to expand our direct sales force by hiring additional salespersons, sales engineers and sales management personnel. Therefore, Blaze expects that sales and marketing expenses will increase significantly in the future.

   General and Administrative. General and administrative expenses consist of salaries and benefits for administrative officers and support personnel, travel expenses, legal, accounting and general corporate overhead expenses. General and administrative expenses increased $1.6 million, or 72%, to $3.8 million in fiscal 2000 from $2.2 million in fiscal 1999. This increase was due to increased infrastructure costs to support Blaze's expanding activities and additional rent on its new corporate headquarters. General and administrative expenses represented 21% of total revenues in fiscal 2000 and 24% of total revenues in fiscal 1999. Blaze believes that its general and administrative expenses will continue to increase as a result of expenses associated with being a public company, including annual and other public reporting costs, increased directors and officers liability insurance, investor relations programs and accounting and legal fees.

 Net Interest Expense

   Net interest expense consists of interest expense incurred on Blaze's line of credit, bridge loans and capital leases, offset by interest income earned on our cash equivalents and short-term investments. Net interest expense decreased $147,000, or 59%, to $102,000 in fiscal 2000 from $249,000 in fiscal 1999. The decrease was the result of increased interest income on Blaze's cash investments subsequent to its initial public offering and the repayment of its bank borrowings.

 Provision for Income Taxes

   Provision for income taxes consists of foreign and de minimis domestic taxes paid. Provision for income taxes increased $66,000, or 76%, to $153,000 in fiscal 2000 from $87,000 in fiscal 1999. No provision for federal and state income taxes has been recorded because Blaze has experienced significant net losses, which have resulted in deferred tax assets. In light of its recent history of operating losses, Blaze has provided a full

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valuation allowance for all deferred tax assets as it is presently unable to conclude that it is more likely than not that the deferred tax asset will be realized.

 Income from Discontinued Operations, Net of Income Taxes

   Income from discontinued operations, net of income taxes, increased $2.4 million to $2.7 million in fiscal 2000 from $248,000 in fiscal 1999. This increase was due to a $4.1 million decrease in revenue to $5.0 million in fiscal 2000 from $9.1 million in fiscal 1999, offset by a $6.5 million decrease in expenses to $2.4 million in fiscal 2000 from $8.8 million in fiscal 1999.

Years Ended March 31, 1999 and 1998

 Total Revenues

   Total revenues increased $4.7 million, or 108%, to $9.1 million in fiscal 1999 from $4.4 million in fiscal 1998. Of this increase, 43% was due to increased requirements by Norwest Financial Information Services Group for on-site professional services and training and maintenance related to Blaze Expert. Total revenues from sales to customers outside the Americas were $2.1 million, or 23% of total revenues in fiscal 1999 and $871,000, or 20% of total revenues in fiscal 1998. Unisys Corporation accounted for 19% of total revenues for fiscal 1999 for products and services used in support of their design and development work in connection with the deployment at Norwest Financial Information Services Group. No customer accounted for more than 10% of total revenues in fiscal 1998.

   Product Licenses. Product licenses revenues increased $163,000, or 5%, to $3.7 million in fiscal 1999 from $3.6 million in fiscal 1998.

   Services and Maintenance. Services and maintenance revenues increased $4.5 million, or 560%, to $5.3 million in fiscal 1999 from $803,000 in fiscal 1998.

 Cost of Revenues

   Product Licenses. Cost of product licenses decreased $34,000, or 46%, to $40,000 in fiscal 1999 from $74,000 in fiscal 1998. As a percentage of product licenses revenues, cost of product licenses was 1% in fiscal 1999 and 2% in fiscal 1998.

   Services and Maintenance. Cost of services and maintenance increased $2.4 million, or 465%, to $2.9 million in fiscal 1999 from $512,000 in fiscal 1998. As a percentage of services and maintenance revenues, cost of services and maintenance was 54% in fiscal 1999 and 64% in fiscal 1998. This increase in cost of services and maintenance is consistent with the increase in services and maintenance revenues. Cost of services and maintenance revenues as a percentage of service and maintenance revenues may vary between periods due to our use of third-party professional services, and varying gross margins on customer engagements.

 Operating Expenses

   Research and Development. Research and development expenses increased $1.9 million, or 100%, to $3.8 million in fiscal 1999 from $1.9 million in fiscal 1998. This increase was due to increased personnel costs as we shifted research and development efforts to the Blaze Advisor Solutions Suite. Research and development expenses represented 42% of total revenues in fiscal 1999 and 44% of total revenues in fiscal 1998.

   Sales and Marketing. Sales and marketing expenses increased $1.9 million, or 51%, to $5.6 million in fiscal 1999 from $3.7 million in fiscal 1998. This increase was due to sales and marketing efforts for the Blaze Advisor Solutions Suite. Sales and marketing expenses represented 62% of total revenues in fiscal 1999 and 85% of total revenues in fiscal 1998.

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   General and Administrative. General and administrative expenses increased
$1.1 million, or 99%, to $2.2 million in fiscal 1999 from $1.1 million in fiscal 1998. This increase was due to increased headcount and related payroll costs, and higher legal and executive travel expenses. General and administrative expenses represented 24% of total revenues in fiscal 1999 and 25% of total revenues in fiscal 1998.

 Net Interest Expense

   Net interest expense decreased $344,000, or 58%, to $249,000 in fiscal 1999 from $593,000 in fiscal 1998. The decrease was the result of reduced debt balances on Blaze's bank borrowings and capital lease obligations.

 Provision for Income Taxes

   Provision for income taxes increased $19,000, or 28%, to $87,000 for fiscal 1999 from $68,000 for fiscal 1998. No provision for federal and state income taxes has been recorded because Blaze has experienced significant net losses, which have resulted in deferred tax assets. In light of Blaze's recent history of operating losses, it has provided a full valuation allowance for all deferred tax assets as it is presently unable to conclude that it is more likely than not that the deferred tax asset will be realized.

 Income (Loss) from Discontinued Operations, Net of Income Taxes

   Loss from discontinued operations, net of income taxes decreased $2.4 million to income of $248,000 in fiscal 1999 from loss of $2.2 million in fiscal 1998. This decrease was due to a $9.2 million decrease in revenue to $9.1 million in fiscal 1999 from $18.3 million in fiscal 1998, offset by an $11.7 million decrease in expenses to $8.8 million in fiscal 1999 from $20.5 million in fiscal 1998.

 Liquidity and Capital Resources

   Since inception, Blaze has financed its operations through private sales of preferred stock, internally generated funds, the use of Blaze's receivables based line of credit and an initial public offering completed in March 2000. As of March 31, 2000, Blaze had $69.3 million of cash, cash equivalents and short-term investments.

   Net cash used in operating activities was $3.7 million in fiscal 2000, $4.3 million in fiscal 1999 and $5.1 million in fiscal 1998. Net cash used for operating activities was due to net losses, offset by the non-cash charges from the amortization of stock-based compensation.

   Net cash used in investing activities was $13.4 million in fiscal 2000, $779,000 in fiscal 1999 and $140,000 in fiscal 1998. Cash used in investing activities included purchases of property and equipment and, for fiscal 2000, the purchase of $12.0 million of short-term investments from the proceeds of the initial public offering.

   Net cash provided by financing activities was $72.1 million in fiscal 2000, $448,000 in fiscal 1999 and $9.6 million in fiscal 1998. Cash provided by financing activities during these periods was due to proceeds from the issuance of preferred and common stock, bridge loans with Blaze's existing investors and borrowings under Blaze's line of credit facility. In addition, in fiscal 2000 Blaze received approximately $57.1 from the proceeds from its initial public offering.

   Blaze currently anticipates that its available cash resources will be sufficient to meet its anticipated working capital and capital expenditure requirements for at least the next 12 months. If cash generated from operations is insufficient to satisfy its liquidity requirements, Blaze may need to raise additional funds to finance more rapid expansion, to develop new or enhance existing services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of its stockholders

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will be reduced and such securities may have rights, preferences or privileges senior to those of our stockholders. Blaze cannot assure you that additional financing will be available on terms favorable to it, or at all. If adequate funds are not available or are not available on acceptable terms, Blaze's ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited. Its business, results of operations and financial condition could be materially adversely affected by such limitation.

Year 2000 Compliance

   Blaze has tested its Blaze Advisor Solutions Suite and its prior products and believes that they are year 2000 compliant. It has also inquired of significant vendors of our internal accounting, management and product development systems as to their year 2000 readiness, and it has also tested its material internal systems. Blaze believes that, based on these tests and assurances of our vendors, it will not incur material costs to resolve year 2000 issues for its products and internal systems. Furthermore, Blaze has not experienced any year 2000 problems and it has not been informed of any material year 2000 problems by any of its customers or vendors.

   Blaze believes that it has identified all of the major information systems used in connection with its internal operations and substantially completed all modification, upgrades or replacements to minimize the possibility of material disruption of its business from year 2000 problems. If it comes to its attention that there are any year 2000 problems with its products or that some of its third-party hardware and software used in its internal systems or its products are not year 2000 compliant, then Blaze will endeavor to make modifications to its products and internal systems, or purchase new internal systems, to quickly respond to the problem. Although it does not believe that the cost of these modifications and replacements, if any, will materially affect its operating results, Blaze has no other contingency plan to address effects of year 2000 problems with its products and internal systems. The cost already incurred by it and its future cost related to year 2000 compliance is not material.

Quantitative and Qualitative Disclosures about Market Risk

 Market Risk

   Blaze's cash equivalents and short-term investments are subject to market risk, primarily interest rate and credit risk. Its investments are managed by outside professional managers within guidelines it establishes. The guidelines, which include security type, credit quality and maturity, are intended to limit market risk by restricting its investments to high-quality debt instruments with short-term maturities. Due to the relatively short-term duration of our investments at March 31, 2000, a 1% (100 basis point) increase in short-term interest rates would not have a significant impact on the market value of its investments. Blaze's investments in debt securities are classified as available-for-sale, therefore, it does not recognize gains or losses due to changes in interest rates unless such securities are sold prior to maturity. Blaze generally holds securities until maturity and carries the securities at amortized cost, which approximates market value.

 Foreign Currency Risk

   Blaze develops products in the United States and sells them in North America, the Pacific Rim and Europe. As a result, its financial results could be adversely affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. Since its sales in Europe and the Pacific Rim are currently denominated in foreign currencies and generally translated on a monthly basis to U.S. dollars, it could be adversely affected by fluctuations in foreign currency exchange rates.

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                           MATERIAL TAX CONSEQUENCES

General

   Each Blaze stockholder is urged to consult his or her own tax advisor as to the U.S. Federal income tax consequences and German tax consequences of the merger, and the ownership and disposition of the Brokat ADSs and Brokat ordinary shares, to him or her, in each case in light of the facts and circumstances that may be unique to him or her, and as to any U.S. estate, gift, state, local or non-U.S. and non-German tax consequences of the merger. Each Blaze stockholder who resides outside the United States is urged to consult his or her own tax advisor about the applicable tax laws of the country in which he or she resides.

German Taxation

   In the opinion of Gleiss Lutz Hootz Hirsch, German counsel for Brokat regarding German tax matters, the following is a discussion of the material German tax consequences for beneficial owners of Brokat ordinary shares or ADSs who are not German residents for German income tax purposes and who do not hold ordinary shares or ADSs as part of a permanent establishment or a fixed base in Germany. Throughout this section, these owners are referred to as Non-German holders. However, German holders are German residents. Non-German holders who are U.S. residents are referred to in this section as U.S. holders.

   This summary is based on German law and typical tax and other treaties between Germany and other countries as they are in effect as of the date hereof, and is subject to changes in German law or such treaties. In particular, the corporate income tax imputation system outlined below and the applicable tax rates will be subject to changes as of January 1, 2001 as a result of the reform of the taxation of enterprises passed in the German legislature in July 2000 (referred herein as the Business Tax Reform). See "-- Business Tax Reform" below for details. The following discussion is not meant to be a comprehensive discussion of all of the German tax consequences which may be relevant for Non-German holders. You should consult your tax adviser regarding the German tax consequences of the purchase, ownership and disposition of shares and the procedures for the refund of German taxes withheld from dividends.

 Dividends

   Taxation of Corporations and Imputation

   At present, German corporations are generally subject to corporate income tax at a rate of 40% on non-distributed profits. Usually, profits distributed by German corporations are subject to corporate income tax at a reduced rate of 30%. In addition, a further "solidarity surcharge" of 5.5% of the amount of corporate income tax payable by the corporation applies. Only German holders are entitled to a refundable tax credit in the amount of three-sevenths of the gross amount of profit distributed, before dividend withholding tax. The credit is not available to Non-German holders.

   The corporate tax imputation system will be abrogated as a result of the Business Tax Reform as of January 1, 2001. See "--Business Tax Reform" below.

   Taxation of Dividends

   In addition to corporation tax, dividend distributions by a German corporation are subject to a 25% withholding tax (Kapitalertragsteuer) plus a solidarity surcharge of 5.5%, in aggregate 26.375%. For German holders, the withholding tax functions as a tax credit on the personal income tax liability of the shareholders. This credit, as well as the refundable corporation tax, reduces the basis for the 5.5% surcharge on the German taxpayer's income tax liability. If you are a Non-German holder, the withholding tax rate may be reduced by an applicable income tax treaty. Under most tax treaties the withholding tax rate is reduced to 15%. You would receive this reduction by applying for a refund of the difference between the tax withheld at the statutory rate of 26.375% and the applicable treaty rate to the German tax authorities, located at the Bundesamt fur Finanzen,

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Friedhofstrasse 1, D-53225 Bonn, Germany. If you are a Non-German holder of
ADSs, you may be entitled to the benefits of the income tax treaty between the United States and Germany (referred to herein as the Treaty), in which case a special refund procedure may apply, which is described below under "--Dividend Refund Procedure for Non-German holders."

   U.S. Holders

   Under the Treaty, qualifying U.S. holders are entitled to an additional reduction in German tax equal to 5% of the gross amount of the dividend, which is refundable together with the general treaty refund discussed in the preceding paragraph. The right of U.S. holders to this reduction assumes that the corporate tax imputation system continues to apply to individuals under German law. As explained above, the corporate tax imputation system will be abrogated as a consequence of the Business Tax Reform as of January 1, 2001. Special U.S. tax rules applicable to this additional refund are discussed below under "--Dividend Refund Procedure for Non-German holders."

   U.S. holders are entitled to claim a refund of a portion of the German withholding tax, and will be treated as receiving additional dividend income from Brokat, under the mechanism described below. Under the Treaty, a U.S. holder will be entitled to receive a payment from the German tax authorities equal to 16.375% of the declared dividend. The Treaty provides that a portion of this payment, equal to 11.375% of the declared dividend, will be treated for U.S. tax purposes as a reduction in German withholding tax to the generally applicable treaty rate of 15%, and the remainder of the payment, or 5% of the declared dividend, will be treated as the net amount of an additional dividend of 5.88% of the declared dividend that has been subject to a 15% German withholding tax ([90 x 100] : 85-100). Accordingly, if Brokat declared a dividend of 100, a U.S. holder initially will receive 73.625, or 100 minus the 26.375% withholding tax. The U.S. holder could then claim a refund from the German authorities of 16.375 and thereby would receive a total cash payment of 90, or 90% of the declared dividend. Thus, the holder would be deemed to have received total dividends of 105.88, consisting of the declared dividend of 100 plus the deemed additional dividend of 5.88 that is associated with the Treaty refund.

 Dividend Refund Procedure for Non-German holders

   For Brokat ordinary shares and ADSs which are kept in custody with the Depositary Trust Company in New York or one of its participating banks, the German tax authorities have introduced a collective procedure for the refund of German withholding tax and surtax, on a trial basis. Under this procedure, the Depositary Trust Company may submit claims for refunds payable to U.S. holders under the Treaty collectively to the German tax authorities on behalf of these U.S. holders. The German federal tax office (Bundesamt fur Finanzen) will pay the refund amounts on a preliminary basis to the Depositary Trust Company, which will redistribute these amounts to the U.S. holders according to the regulations governing the procedure. The federal tax office may review whether the refund conforms with the law within four years after making the payment to the Depositary Trust Company. Details of this collective refund procedure are available from the Depositary Trust Company.

   Individual claims for refund are made on a special German form, which must be filed with the German authorities at the Bundesamt fur Finanzen, Friedhofstrasse 1, D-53225 Bonn, Germany. Copies of the required form may be obtained from the German tax authorities at the same address or from the embassy of the federal Republic of Germany, 4645 Reservoir Road, N.W., Washington, D.C. 20007-1998.

   As part of the individual refund claim, a U.S. holder must submit to the German tax authorities the original bank voucher (or certified copy thereof) issued by the paying entity documenting the tax withheld, and an official certification on IRS Form 6166 of its last United States Federal income tax return. IRS Form 6166 may be obtained by filing a request with the Internal Revenue Service Center in Philadelphia, Pennsylvania, Foreign Certification Request, P.O. Box 16347, Philadelphia. PA 19114-0447. Requests for certification must include the holder's name, Social Security Number or Employer Identification Number, tax return form

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number, and tax period for which the certification is requested. Requests for certification can include a request to the Internal Revenue Service to send the certification directly to the German tax authorities. If no such request is made, the Internal Revenue Service will send a certificate on IRS Form 6166 to the U.S. holder, which then must submit the certification with its claim for refund.

 Capital gains

   Under German domestic tax law, capital gains derived by a Non-German holder from the sale or other disposition of ordinary shares or ADSs are subject to tax in Germany only if such Non-German holder has held, directly or indirectly, ordinary shares or ADSs representing 10% or more of the registered share capital of the company at any time during the 5-year period immediately preceding the disposition. According to the Business Tax Reform, the taxable shareholding in the event of a sale will be reduced to 1%. Most German tax treaties provide that Non-German holders are not subject to German tax even in that case. This also applies to the Treaty even though in some rare cases Germany has the right of taxation.

 Inheritance and gift tax

   Under German law, German gift or inheritance tax will be imposed on transfers of Brokat ordinary shares or ADSs by a gift or on the death of a Non-German holder only in the following situations:

  . If the donor or transferor, or the heir, donee or other beneficiary was domiciled in Germany at the time of the transfer or, with respect to German citizens who are not domiciled in Germany, if the donor, transferor or beneficiary has not been continuously outside of Germany for a period of more than 5 years; or

  . If the ordinary shares or ADSs subject to such transfer form part of a portfolio which represents 10% or more of the registered share capital of the company and which has been held directly or indirectly by the donor or transferor himself or together with a related person.

   The few German estate tax treaties currently in force, including the treaty with the United States, usually provide that German gift or inheritance tax may only be imposed in situations falling under the first condition above.

 Other taxes

   No German transfer, stamp or other similar taxes apply to the sale or other disposition of Brokat ordinary shares or ADSs by Non-German holders.

 Business Tax Reform

   On July 14, 2000, the Business Tax Reform Bill was passed. This bill introduces a fundamental change in corporate taxation effective from January 1, 2001. Some of the major changes are the following:

  . The corporate income tax imputation system will be abolished and German holders will no longer be entitled to receive a credit refund of corporate income tax paid by Brokat. In effect, such holders will be treated like Non-German holders;

  . Profits will be taxed at a single corporate income tax rate, irrespective of whether they are distributed, of 25% (not including the solidarity surcharge). In addition, the German trade tax (approximately 12-15%) is unchanged and still payable;

  . Only 50% of dividends received by a German holder will be subject to personal income tax or half (half-income procedure). Dividends received by German corporate shareholders will not be taxable at all. For foreign shareholders, the taxation is subject to the respective jurisdiction. The system of withholding taxation (Kapitalertragsteuer) will be unchanged;


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  . Capital gains derived by a German holder are subject to tax as with dividends. For corporate shareholders, the capital gain is tax-free. Non-corporate shareholders are subject to income tax on a half-income basis if they have held 1% or more of the registered share capital of the company at any time during the five-year period immediately preceding the disposition. The taxation of non-German and non-corporate holders also applies unless there is an exemption under an applicable income tax treaty;

  . As a consequence of the abolishment of the imputation system, the additional reduction of withholding tax in the amount of 5% for U.S. holders will no longer be applicable (see above under "Dividends--U.S. Holders").

   The last two bullet points will apply for income derived after December 31, 2001 (with respect to corporations having the calendar year as their business year).

U.S. Federal Income Tax Considerations

   In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, U.S. tax counsel to Brokat, and Wilson Sonsini Goodrich & Rosati, U.S. tax counsel to Blaze, the following is a discussion of the material U.S. Federal income tax consequences of the merger to holders of Blaze common stock, and the material U.S. Federal income tax consequences applicable to the ownership and disposition of Brokat ADSs and ordinary shares by such holders. This summary is based upon existing U.S. Federal income tax law, including the Internal Revenue Code of 1986, as amended (referred to herein as the Code), administrative pronouncements, judicial decisions and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion is limited to holders who, at all relevant times, have held Blaze common shares as capital assets and who will hold Brokat ADSs and Brokat ordinary shares as capital assets. This summary does not address state, local or foreign tax considerations. Nor does this summary discuss all the tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, including certain financial institutions, regulated investment companies, insurance companies, dealers in securities, tax-exempt organizations, persons who hold Blaze common shares as part of a straddle, hedging or conversion transaction, and persons who acquired their Blaze common shares through the exercise or cancellation of employee stock options or otherwise as compensation for services.

   The following discussion applies to U.S. holders and Non-U.S. holders of Blaze common shares. As used in this section, a U.S. holder is a beneficial owner of Blaze common shares, Brokat ADSs or Brokat ordinary shares that is (i) a citizen or individual resident of the U.S., (ii) a corporation or partnership created or organized under the laws of the U.S. or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source, or (iv) a trust if a U.S. court is able to exercise supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust. A Non-U.S. holder is a holder that is not a U.S. holder.

   No ruling will be sought from the Internal Revenue Service with respect to the U.S. Federal income tax consequences described below and, as a result, there can be no assurance that the Internal Revenue Service will agree with, or that a court will uphold, any of the conclusions set forth herein. As a condition to each of Brokat's and Blaze's obligation to consummate the merger, each must receive the opinion of their respective tax counsel to the effect that the merger will qualify as a "reorganization" within the meaning of
Section 368 of the Code. These opinions neither bind nor preclude the Internal Revenue Service from adopting a contrary position. In addition, the tax opinions will be subject to certain assumptions and qualifications and will be based in part on the truth and accuracy of certain representations made by Brokat, the merger subsidiary formed on behalf of Brokat, and Blaze.

   Holders of Blaze common stock should consult their own tax advisors regarding the application of the U.S. Federal income tax laws to their particular circumstances, as well as any state, local, foreign and other consequences relevant to such holder's particular circumstances.

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United States Federal Income Tax Consequences of the Merger

 U.S. holders

   It is the intent of Brokat and Blaze that the merger constitute a tax-free reorganization within the meaning of Section 368(a) of the Code for U.S. Federal income tax purposes. If the merger so qualifies, U.S. holders of Blaze common stock will not recognize gain or loss upon their receipt of Brokat ADSs solely in exchange for their shares of Blaze common stock pursuant to the merger. (As further discussed below, different rules apply to cash received in lieu of a fractional ADS and to any U.S. holder who will own, actually or constructively, at least five percent of Brokat by vote or value immediately after the merger). The aggregate tax basis of Brokat ADSs received in the merger will be the same as the aggregate tax basis of the Blaze common shares surrendered therefor (decreased by the amount of any tax basis allocable to a Brokat ADS for which cash is received). The holding period of the Brokat ADSs will include the holding period of the Blaze common shares exchanged therefor.

   If a U.S. holder of Blaze common stock receives cash in lieu of a fractional Brokat ADS, the cash amount will be treated as received in exchange for the fractional Brokat ADS. The difference between the cash amount received for the fractional Brokat ADS and the proportion of the U.S. holder's tax basis in Blaze common stock exchanged and allocable to the fractional Brokat ADS will be capital gain or loss. The capital gain or loss will be long-term capital gain or loss with respect to Blaze common shares held for more than 12 months at the effective time of the merger.

   A U.S. holder of Blaze common shares who will own, actually or constructively, at least five percent of Brokat by vote or value immediately after the merger will qualify for non-recognition treatment as described herein only if the holder files a "gain recognition agreement" with the Internal Revenue Service. Any such U.S. holder is urged to consult with his or her tax advisor concerning the decision to file a "gain recognition agreement" and the procedures to be followed in connection with that filing.

 Non-U.S. holders

   Non-U.S. holders will not recognize gain or loss for U.S. Federal income tax purposes upon their receipt of Brokat ADSs in exchange for Blaze common stock pursuant to the merger. In addition, no gain or loss will be recognized by a Non-U.S. holder for U.S. Federal income tax purposes on the receipt of cash in lieu of a fractional Brokat ADS pursuant to the merger, unless (i) the gain is effectively connected with the conduct of a trade or business of the Non-U.S. holder in the U.S., or, if a tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. holder in the U.S., or (ii) the Non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met.

United States Federal Income Tax Consequences of the Ownership of Brokat Ordinary Shares and Brokat ADSs

   For U.S. Federal income tax purposes, holders of Brokat ADSs will be treated as the owners of the underlying ordinary shares that are represented by Brokat ADSs, and deposits and withdrawals of Brokat ordinary shares by holders in exchange for Brokat ADSs will not be subject to U.S. Federal income tax. Unless the context otherwise requires, all references in this section to "ordinary shares" are deemed to refer likewise to ADSs representing an ownership interest in ordinary shares.

 Taxation of Dividends

   U.S. holders

   Under U.S. Federal income tax law, a U.S. holder must include in income the gross amount of any dividend paid by Brokat out of its current or accumulated earnings and profits (as determined for U.S. Federal

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income tax purposes). A U.S. holder must include any German tax withheld from the dividend payment and any additional dividend associated with the Treaty refund in this gross amount even though such holder did not in fact receive such amounts. (See the last paragraph under "German Taxation--Dividends" for an example of how to compute the amount of dividends received). The dividend is ordinary income that the U.S. holder must include in income when the depositary, in the case of ADSs, or the U.S. holder, in the case of ordinary shares, receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend that a U.S. holder will include in its income will be the U.S. dollar value of the euro payments made, determined at the spot euro/U.S. dollar rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. holder included the dividend payment in income to the date such holder converts the payment into U.S. dollars will be treated as ordinary income or loss. Such gain or loss generally will be income from sources within the U.S. for U.S. foreign tax credit purposes. Distributions in excess of current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. holder's basis in the ordinary shares or ADSs and thereafter as capital gain.

   Subject to certain limitations, the German tax withheld in accordance with German law or the Treaty paid over to Germany will be creditable against a U.S. holder's U.S. Federal income tax liability. To the extent a refund of the tax withheld is available under German law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. holder's Federal income tax liability. See "German Taxation--Dividend Refund Procedure for Non-German holders" above, for the procedures for obtaining a tax refund.

   Dividends constitute income from sources outside the U.S. and generally will be "passive income" or "financial services income," which are treated separately from other types of income for purposes of computing the applicable foreign tax credit. The rules governing the foreign tax credit are complex and U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

   Non-U.S. holders

   Dividends paid to a Non-U.S. holder in respect of ordinary shares or ADSs will not be subject to United States Federal income tax unless such dividends are effectively connected with the conduct of a trade or business of the Non-U.S. holder within the United States (or are attributable to a permanent establishment that the U.S. holder maintains in the United States, if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. holder to United States taxation on a net income basis). In such cases a Non-U.S. holder will be taxed in the same manner as a U.S. holder. For corporate Non-U.S. holders, effectively connected dividends may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if such holders are eligible for the benefits of an income tax treaty that provides for a lower rate.

 Sale, Exchange or Other Taxable Disposition of Brokat ADSs or Ordinary Shares

   U.S. holders

   Upon a sale, exchange or other taxable disposition of Brokat ADSs or ordinary shares, a U.S. holder will recognize gain or loss for U.S. Federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder's tax basis, determined in U.S. dollars, in the Brokat ADSs or ordinary shares. Such gain or loss will be long-term capital gain or loss with respect to Brokat ADSs or ordinary shares held for more than 12 months at the time of the sale, exchange or other taxable disposition and any gain recognized generally will be income from sources within the U.S. for foreign tax credit limitation purposes.

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   Non-U.S. holders

   Non-U.S. holders will not be subject to U.S. Federal income tax on gain recognized on the sale, exchange or other taxable disposition of ADSs or ordinary shares unless (i) such gain is effectively connected with the conduct of a trade or business of the Non-U.S. holder in the United States (or the gain is attributable to a permanent establishment that the Non-U.S. holder maintains in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. holder to U.S. taxation on a net income basis), or (ii) the Non-U.S. holder is an individual who has been present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other taxable disposition and certain other conditions are met. For a corporate Non-U.S. holder, effectively connected gains recognized may also, under certain circumstances, be subject to an additional branch profits tax at a 30% or lower rate if such holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

U.S. Federal Income Tax Backup Withholding

   Dividends and payments of the proceeds from a sale of ordinary shares or ADSs that are paid within the U.S. or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding at a 31% rate unless the holder (i) is a corporation or other exempt recipient, or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Non-U.S. holders generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide certification to establish its non-U.S. status in connection with payments received within the U.S. or from certain U.S.-related payors.

   Amounts withheld under the backup withholding rules may be credited against a U.S. holder's U.S. Federal income tax liability and any excess amount withheld may be refunded by filing the appropriate claim for refund with the Internal Revenue Service.

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                         CORPORATE STRUCTURE OF BROKAT

General Corporate Information

   Brokat's corporate name is "BROKAT Aktiengesellschaft." It has its registered office in Stuttgart, Germany. Its fiscal year ends on December 31. Brokat was incorporated on July 3, 1998 by registration with the commercial register of the Local Court (Amtsgericht) Stuttgart under the identification number HRB 19292. It is established for an indefinite period of time. Brokat's corporate purposes include (i) the development and sale of software and hardware solutions; (ii) the consulting on the application and use of software and hardware solutions for secure data transmission in heterogeneous internal company-wide networks and intra-company networks; and (iii) the acquisition and sale of software and hardware solutions, whether directly or indirectly, by taking shares in or acquiring companies whose corporate purpose consists of the activities mentioned under (i) and (ii). Brokat may conduct all transactions that are suited directly or indirectly to promote its purpose. It may form, acquire, take shares in and manage the business of companies of the same or similar type. Brokat may establish branch offices in Germany and abroad. Such branch offices may bear a corporate name that varies in whole or in part from the corporate name of the principal office.

The Brokat Group of Companies

   Brokat is the parent company of a group of companies, including wholly and partly owned subsidiaries in Germany and abroad. It also holds minority stakes in other companies. Brokat holds 98% of the shares in MeTechnology Kft., Budapest, Hungary. Brokat has established wholly owned subsidiaries for the purpose of selling and distributing its products in:

  .  Atlanta, Georgia, United States (Brokat Americas, Inc.);

  .  Singapore (Brokat Asia Pte. Ltd.);

  .  Sydney, Australia (Brokat Australasia Pty Ltd.);

  .  Tokyo, Japan (Brokat Japan Ltd.);

  .  London, United Kingdom (Brokat Limited);

  .  Zurich, Switzerland (Brokat Systeme AG);

  .  Austria (Brokat Infosystems Ges.m.b.H);

  .  Luxembourg (Brokat Infosystems s.a.r.l.);

  .  Milan, Italy (Brokat Italy s.a.r.l.);

  .  Stockholm, Sweden (Brokat Svenska A.B.); and

  .  Hong Kong, China (Brokat (Hong Kong) Ltd.).

   Brokat also holds all the shares of Fernbach Financial Software S.A., a company located in Luxembourg, and has a majority interest of 51% in GO Solutions, a company located in Wilhelmshaven (Germany). It has minority interests in Bremen Online Services Entwicklungs-und Betriebsgesellschaft mbH & Co. KG, a company located in Bremen (Germany) and Customer Dialogue Systems N.V., a company located in Leuven (Belgium).

   On August 3, 2000, Brokat acquired of a 9% minority interest in MyAlert.com, a Spanish company which offers various personalized services over an internet portal to approximately 450,000 registered customers. The purchase price was $12.0 million, 80% of which consists of Brokat ordinary shares and the remaining portion will be paid in cash. The MyAlert.com technology will allow Brokat's customers to offer individual mobile information services. Brokat is currently consummating the capital increase required to make the payment in Brokat ordinary shares.

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                     DESCRIPTION OF CAPITAL STOCK OF BROKAT

   The following description of the material terms of the share capital of Brokat does not purport to be complete and is qualified in its entirety by reference to Brokat's organizational documents. For information with respect to the Deposit Agreement pursuant to which the Brokat ordinary shares will be held on behalf of U.S. shareholders, see "Description of American Depositary Receipts."

General

 Subscribed Share Capital

   Without giving effect to the Blaze and GemStone merger, as of August 15, 2000, Brokat had a subscribed share capital of euro 27,311,184 consisting of 27,311,184 Brokat ordinary shares, all of which are issued in bearer form and are freely transferable. All Brokat ordinary shares are no par value shares (Stuckaktien). The portion of the share capital attributable to each share is euro 1.00. There are no unpaid contributions to the subscribed capital.

 Authorized and Contingent Capital

   Under the German Stock Corporation Act, the shareholders may authorize the management board to issue shares with the consent of the supervisory board. The shareholders shall give this authorization for a specific amount of shares, not exceeding 50% of the issued share capital at the time the authorization is given. This authorization may not be valid for more than five years.

   Authorized Capital

   Brokat's articles of association authorize the management board, subject to the supervisory board's consent, to increase Brokat's share capital at any time, until June 30, 2003. Brokat's management board may issue new ordinary shares in return for cash and non-cash contributions on one or more occasions for a maximum aggregate amount of euro 10,337,589 (referred to as authorized capital I). The management board, with the supervisory board's approval, may decide not to give effect to Brokat's shareholders' preemptive right. The increase in the number of ordinary shares comprising the authorized capital I will become effective, and the newly issued shares will be considered issued and outstanding, as soon as the capital increase is registered with the German commercial register.

   In addition, the articles of association authorize the management board, subject to the supervisory board's consent, to further increase Brokat's share capital at any time, until June 30, 2003. Brokat's management board may issue new shares in return for cash and non-cash contributions on one or more occasions for a maximum aggregate amount of euro 2,600,000 (referred to as authorized capital II). The management board, with the supervisory board's approval, may decide not to give effect to Brokat's shareholders' preemptive right, so long as the subscription price for the newly issued shares is not materially below the market price of exchange-traded shares of the same class. The increase in the number of ordinary shares comprising the authorized capital II will become effective, and the newly issued shares will be considered issued and outstanding, as soon as the capital increase is registered with the German commercial register.

   Contingent Capital

   Brokat's articles of association provide for two types of contingent share capital (referred to as contingent capital I and contingent share capital II). There are, in the aggregate, 2,409,629 ordinary shares, for a value of euro 2,409,629, included in contingent share capital I. This contingent share capital I may only be used to enable members of the management boards and employees of Brokat and its affiliated companies to exercise options to purchase ordinary shares of Brokat that they have or may receive. The ordinary shares comprising

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contingent share capital I will be issued and outstanding to the extent such members of the management board and employees exercise their options.

   There are, in the aggregate, 2,600,000 ordinary shares, for a value of euro 2,600,000, included in contingent share capital II. This contingent share capital II may be used to enable holders of the convertible bonds that have been issued pursuant to a decision of Brokat's shareholders, to convert their bonds into ordinary shares. The ordinary shares comprising contingent share capital II will be issued and outstanding to the extent the bondholders exercise their conversion right.

Development of Share Capital

   On November 18, 1999, the shareholders decided to:

  . convert Brokat's share capital from Deutsche marks into euro at the official exchange rate of euro 1 = DM 1.95583 (Brokat's share capital was then euro 22,879,266,09);

  . increase the maximum aggregate amount of authorized capital I and II up to euro 10,800,000 and euro 2,600,000;

  . issue ordinary shares as a consideration for the conversion of reserves into share capital, increasing Brokat's issued and outstanding share capital by euro 3,969,506.91 from euro 22,879,266.09 to euro
     26,848,773.00; and

  . amend Brokat's articles of association by stating that each ordinary share held would represent 3 ordinary shares, no par value, bringing the share capital to 26,848,773 ordinary shares without par value, but a portion of the share capital attributable to each share is euro 1.00.

   On May 26, 2000, the shareholders decided to:

  . increase the authorized share capital by euro 2,600,000 (up to a maximum aggregate amount of 2,600,000 ordinary shares) to enable holders of convertible bonds to convert their bonds into ordinary shares (contingent capital II); and

  . authorize Brokat to purchase its own shares for 18 months starting May 26, 2000, and for a maximum aggregate amount of 10% of the share capital (which was euro 27,311,184 at that date).

   In connection with the acquisition of GemStone, on August 14, 2000, the management board resolved to increase the amount of ordinary shares comprising the authorized capital I by issuing 2,648,748 new ordinary shares. As a result Brokat's authorized share capital will increase from euro 27,331,184 to euro 29,959,932. Of the newly issued ordinary shares, 2,576,715 were subscribed by The Bank of New York, acting as exchange agent in the GemStone merger. It distributed these Brokat ordinary shares to former GemStone shareholders. The remaining 72,033 newly issued ordinary shares were subscribed by Lex Magna Limited, a former shareholder of Gemstone. The supervisory board authorized the capital increase by decisions dated August 21, 2000. The capital increase became effective with entry in the commercial register on August 29, 2000.

   On August 14, 2000, Brokat's management board also decided to increase the amount of ordinary shares comprising authorized capital I by issuing 96,149 new ordinary shares. The supervisory board authorized the capital increase by decisions dated August 21, 2000. As a result, Brokat's share capital increased from euro 29,959,932 to euro 30,056,081. Myalertcom S.A. was the sole subscriber to the newly issued ordinary shares. This capital increase will become effective with entry in the commercial register in September 2000.

   After giving effect to the Blaze merger, Brokat's share capital will be euro 35,468,209 consisting of 35,468,209 Brokat ordinary bearer shares with no par value. The portion of the share capital attributable to each share is euro
1.00. In connection with the Blaze merger, Brokat will issue 5,412,128 ordinary shares with no par value, increasing its share capital by euro 5,412,128. On July 7, 2000 and September 6, 2000, the management board did and will take all actions to nullify the existing shareholders' preemptive rights in order

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to allow Brokat to issue these ordinary shares to Blaze's stockholders. The supervisory board has consented to the management board's decision.

Dividend Rights

   Dividends, if any, are declared at the annual general meeting of shareholders, which must be held within eight months from the end of a fiscal year, and are paid once a year. Under German law, Brokat may declare and pay dividends only from balance sheet profits as they are shown in Brokat's financial statements. In determining the distributable balance sheet profits, the management board and the supervisory board may allocate to profit reserves up to one half of the annual surplus remaining after allocations to statutory reserves and losses carried forward. Brokat's articles of association provide that the management board and the supervisory board may allocate to other revenue reserves up to an additional 25% of the annual surplus in accordance with Section 58(2) of the German Stock Corporation Act. The general meeting of the shareholders, in determining the distribution of profits, may allocate additional amounts to profit reserves and may carry forward profits in part or in full.

   Dividends approved at the general meeting of the shareholders are payable on the first stock exchange trading day after that meeting, unless decided otherwise at the general meeting of the shareholders. Where shareholders hold physical certificates, they may present the appropriate dividend coupon to receive such dividends. When shareholders hold ordinary shares that are entitled to dividends in a clearing system, the dividends are paid according to that clearing system's rules. Brokat will publish notice of dividends paid and the paying agent or agents appointed in the German federal gazette.

Liquidation Rights

   In accordance with the German Stock Corporation Act (Aktiengesetz), upon a liquidation of Brokat, any liquidation proceeds remaining after paying all of Brokat's liabilities would be distributed among the holders of Brokat ordinary shares in proportion to the total nominal value of the ordinary shares held by each holder.

Preemptive Rights

   Under the German Stock Corporation Act, an existing shareholder in a stock corporation has a preferential right to subscribe for any issue of new shares by such corporation in proportion to the number of shares such shareholder holds in the corporation's existing share capital. These rights do not apply to shares issued out of conditional capital. These rights also apply to securities that may be converted into shares, securities with warrants, profit sharing certificates and securities with dividend rights.

   Under German law, the shareholders may decide not to give effect to this preemptive right, if they decide so at the same time as they authorize the capital increase. The decision requires the approval of at least 75% of the shares present or represented at the meeting and entitled to vote. The decision also requires a "special justification," based on the principle that the interest of the company in deciding not to give effect to the preemptive rights outweighs the shareholders' interest in giving effect to their preemptive rights. If such a special justification is lacking, the resolution increasing the capital can be challenged by the shareholders within one month from the day that the resolution was passed.

   Preemptive rights will not apply to the authorized capital I described under "--General--Authorized Capital" if the management board decides so and the supervisory board approves such decision. Preemptive rights will not apply to the authorized capital II described under "--General--Authorized Capital" if the Brokat ordinary shares are issued at a price not materially below Brokat ordinary shares. Preemptive right does not apply to the conditional capital described under "--General--Conditional Capital." This treatment of preemptive rights has been authorized by the shareholders of Brokat prior to the merger.


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   Preemptive rights resulting from a capital increase may generally be transferred and may be traded on the Neuer Markt of the Frankfurt Stock Exchange for a limited number of days prior to the final date on which the preemptive rights may be exercised.

Shareholders' Meetings and Voting Rights

   Each Brokat ordinary share entitles the holder to one vote at general meetings of the shareholders of Brokat. Resolutions are passed at a general or special meeting of the shareholders of Brokat by a majority of the votes cast, unless a higher vote is required by law or Brokat's articles of association. The German Stock Corporation Act requires that the following significant resolutions be passed by a majority of at least 75% of the capital represented in connection with the vote taken on such resolution: changes or amendments to the scope of business; certain capital increases; capital decreases; a dissolution of Brokat; a merger of Brokat into or a consolidation of Brokat with another company, a transfer of all of Brokat's assets; a change of Brokat's corporate form; and the elimination of preemptive rights. Brokat's articles of association only require a majority vote unless a higher majority is required by law.

   A general or special meeting of the shareholders of Brokat may be called by Brokat's management board. Notice of shareholder meetings must be published in the German Federal gazette (Bundesanzeiger) at least one month prior to the last day on which the Brokat shares must be deposited in order for the holder of such shares to be entitled to vote at the shareholders' meeting. Pursuant to the articles of association of Brokat, notice of shareholder meetings will also be published in a national daily newspaper (official stock exchange bulletin) if the stock exchanges on which Brokat securities are listed require so.

   The right to attend and vote at a meeting of the shareholders is only accorded to those shareholders who deposit their shares with Brokat, a German notary public, or a bank for central deposit of securities, or with any other agent designated in the notice of the general meeting not later than the end of normal business hours on the fifth business day prior to the meeting date. Brokat's shareholders have to keep their shares at the depositary until the end of the general meeting. If the period to deposit shares ends a Saturday, Sunday or a holiday, the preceding business day shall be deemed the day on which the shares shall be deposited. If the ordinary shares are deposited with a German notary public or with a bank for central deposit of securities, such German notary public or such bank will issue a confirmation for the deposit that shall be submitted to the Brokat cashier no later than the first business day after the end of the deposit period. The ordinary shares shall also be deemed deposited, if, with the consent of the depositary, such shares are blocked in a bank account until the end of the general meeting. If Brokat has not issued share certificates, the management board shall determine in the notice to the general meeting the conditions under which the shareholders may exercise their voting and motion rights at the general meeting.

   Although notice of each shareholder meeting (whether the annual general meeting or a special meeting) is required to be given as described above, neither the German Stock Corporation Act nor the organizational documents of Brokat have any minimum quorum requirement applicable to such meetings. This means that holders of a minority of Brokat shares could control the outcome of decisions not requiring a specified majority of the outstanding share capital of Brokat.

   For a discussion of the procedures to be followed by the depositary to enable holders of ADRs to give voting instructions with respect to the Brokat ordinary shares represented by their ADSs, see "Description of American Depositary Receipts."

Disclosure Requirements

   The German Securities Trading Act requires each person whose share holding reaches, exceeds or, after exceeding, falls below 5%, 10%, 25%, 50% or 75% voting rights thresholds of a listed company such as Brokat to notify Brokat and the Federal Supervisory Authority for Securities Trading in writing within seven calendar days after they have reached exceeded or fallen below such threshold. In their notification, they must also state

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the number of shares they hold. Such holders cannot exercise any rights from those shares until they have satisfied this disclosure requirement. In addition, the German Securities Trading Act contains various rules designed to ensure the attribution of shares to the person who has effective control over the exercise of the voting rights attached to those shares.

Repurchase of Brokat's Own Shares

   Brokat may not acquire its own shares unless authorized by the general meeting of the shareholders or in other very limited circumstances set out in the German Stock Corporation Act. Shareholders may not grant a share repurchase authorization lasting more than 18 months. The rules in the German Stock Corporation Act generally limit repurchases to 10% of Brokat's share capital and resales must be made either on the stock exchange, in a manner that treats all shareholders equally or in accordance with the rules that apply to preemptive rights relating to capital increase. On May 26, 2000 and for a period of 18 months, Brokat's shareholders authorized the management board to acquire ordinary shares for an amount not exceeding, in the aggregate, 10% of Brokat's share capital. So long as these ordinary shares are listed on the Neuer Markt of the Frankfurt Stock Exchange, the consideration for these ordinary shares shall not be below 85% or above 110% of the market price of Brokat's ordinary shares. The general meeting authorized the management board to dispose of these ordinary shares otherwise than by selling them on the Neuer Markt of the Frankfurt Stock Exchange. Subject to the supervisory board's prior consent, the management board may also offer them to Brokat's shareholders if such shares are offered for a consideration not substantially below the market price of shares of the same class at the date of the disposal.

                     LIMITATIONS AFFECTING SECURITY HOLDERS

   At the current time, Germany does not restrict the export or import of capital, except for investments in Iraq and Libya in accordance with applicable resolutions adopted by the United Nations and the European Union. However, for statistical purposes only, every individual or corporation residing in Germany must report to the German Central Bank (Bundesbank), subject only to certain immaterial exceptions, any payment received from or made to an individual or a corporation resident outside Germany if such payment exceeds DM 5,000 or euro 2,500 (or the equivalent in a foreign currency). In addition, German residents must report any claims against or any liabilities payable to nonresidents if such claims or liabilities, in the aggregate, exceed DM 3 million or euro 1.5 million (or the equivalent in a foreign currency) during any one month. German residents must also report any direct investment outside Germany if such investment exceeds DM 100,000.

   There are no limitations on the right of non-resident or foreign owners to hold or vote Brokat's shares or ADSs imposed by German law or Brokat's articles of association.

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                            COMPARISON OF RIGHTS OF
                   BLAZE STOCKHOLDERS AND BROKAT SHAREHOLDERS

   The rights of Blaze stockholders are currently governed by the Delaware General Corporation Law and the Blaze certificate of incorporation and bylaws. The rights of Brokat shareholders are currently governed by German law, including the German Stock Corporation Act (Aktiengesetz) and Brokat's articles of association (Satzung). As a result of the merger, stockholders of Blaze will receive ADSs representing ordinary shares of Brokat. As such, their rights will be in part governed by Brokat's articles of association and by German law. There are a number of differences between the rights of Blaze stockholders and the rights of Brokat shareholders. The following is a summary of the material differences. To understand these differences fully, you should read the relevant provisions of the Delaware General Corporation Law, the German Stock Corporation Act (Aktiengesetz), Blaze's certificate of incorporation and bylaws, and Brokat's articles of association (Satzung). An English translation of Brokat's articles of association is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

   Blaze' certificate of organization and bylaws may be obtained by writing or telephoning the secretary of Blaze at the following address:

     Blaze Software, Inc.
     150 Almaden Boulevard
     San Jose, California 95113
     Tel: (408) 275-6900

   Brokat's articles of association may be obtained by writing or telephoning the secretary of Brokat at the following address:

     Brokat Aktiengesellschaft
     Industriestrasse 3,
     70565 Stuttgart, Germany
     Tel: (011-49) 711-788-440

Duties of Directors

 Blaze

   Delaware law provides that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Delaware corporations owe fiduciary duties of care and loyalty to the corporations for which they serve as directors. Directors of Delaware corporations also owe fiduciary duties of care and loyalty to stockholders.

   Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in the performance of their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them.

   A director of a Delaware corporation, in the performance of such director's duties, is fully protected in relying, in good faith, upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation. However, Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

   The Delaware General Corporation Law does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging the duties of their respective

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positions, to consider the interests of any constituencies other than the corporation or its stockholders. It is unclear under the current state of development of the Delaware law the extent to which the board of directors, committees of the board and individual directors of a Delaware corporation may, in considering what is in the corporation's best interests or the effects of any action on the corporation, take into account the interests of any constituency other than the stockholders of the corporation. In addition, the duty of the board of directors, committees of the board and individual directors of a Delaware corporation may be enforced directly by the corporation or may be enforced by a stockholder, as such, by an action in the right of the corporation, or may, in certain circumstances, be enforced directly by a stockholder or by any other person or group.

   Under Delaware law, it is presumed that the directors of a Delaware corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. This presumption may be overcome, however, if it is shown by a preponderance of the evidence that the directors' decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office.

 Brokat

   As required by the German Stock Corporation Act (Aktiengesetz), Brokat has a two-tier board system consisting of the Brokat management board (Vorstand) and the Brokat supervisory board (Aufsichtsrat). The Brokat management board is responsible for managing Brokat and representing Brokat in its dealings with third parties, while the Brokat supervisory board appoints and removes the members of the Brokat management board, adopts the rules of procedures governing the functioning of Brokat management board and oversees the management of Brokat. German law prohibits the Brokat supervisory board from making management decisions. The rules of procedure for the Brokat management board provide that some actions and business measures require prior approval by a two-thirds majority of the votes of all the members of the Brokat supervisory board.

   The Brokat management board must submit regular reports on the operations of Brokat to the Brokat supervisory board, and the Brokat supervisory board is also entitled to request special reports at any time. German law prohibits simultaneous membership on the board of management and the supervisory board of a company. The members of the Brokat management board and the members of the Brokat supervisory board owe a duty of loyalty and care to Brokat.

   In carrying out their duties, members of the Brokat management board and the Brokat supervisory board must exercise the standard of care of a prudent and diligent businessman and have the burden of proving that they did so if it is ever contested. The interests of Brokat are deemed to include the interests of the stockholders, the interests of the work force and, to some extent, the common interest, and both the Brokat management board and the Brokat supervisory board must take all these interests into account when taking actions or decisions. The Brokat management board is required to respect the rights of all shareholders to equal treatment and equal information. The Brokat management board also has a duty to maintain the confidentiality of corporate information. Members of the Brokat management board who violate their duties may be held jointly and severally liable by the corporation for any resulting damages, unless their actions were validly approved by resolution at a general meeting of the shareholders. The members of the Brokat supervisory board have similar liabilities in respect of the corporation if they violate their duties. Claims of the corporation against the members of the Brokat management board and of the Brokat supervisory board will be asserted if the general meeting of the shareholders so resolves by simple majority or upon request of shareholders holding in the aggregate at least 10% of the issued shares. The meeting of the shareholders or a court of competent jurisdiction, upon request by shareholders holding in the aggregate at least 10% (or, under special circumstances, 5%) of the issued shares shall appoint a special auditor to assert such a claim. For limitations on the liability of directors, see "--Limitation on Directors' Liability--Brokat" and "--Shareholder Suits--Brokat."

   German law does not provide for a specific standard of conduct applicable to the members of the management board and of the supervisory board of a German Aktiengesellschaft in the context of a threatened

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change in control. The German Takeover Code provides that the target company's management board may not take any measures that run counter to the interest of the shareholders in taking advantage of the tender offer. This rule of conduct derives from the general principle that the target company's management board has a duty vis-a-vis the shareholders to remain neutral.

Size and Classification of the Board of Directors

 Blaze

   The Blaze certificate of incorporation provides that the board is divided into three classes, as nearly as equal in number as possible, with the term of office of the directors of each class to expire at the third succeeding annual meeting after their election. The Blaze bylaws provide that the Blaze board of directors shall consist of 8 members. Such number may be changed by an amendment of Blaze's bylaws, duly adopted by the board of directors or by the stockholders or by an amendment to the certificate of incorporation.

 Brokat

   The Brokat supervisory board consists of 6 members. The supervisory board elects its chairman and one or more vice-chairman at the meeting following the general meeting of the shareholders at which the new members of the supervisory board have been elected. The maximum term of office for members of the Brokat management board is limited to five years according to the German Stock Corporation Act.

   The Brokat management board consists of one or more persons. The number of members of the management board, as well as its chairpersons and one or more vice-chairpersons, are determined by Brokat supervisory board. According to the rules of procedure for Brokat's management board, Brokat's current management board consists of six members. According to the Brokat articles of association, the term of office for members of the Brokat supervisory board is the longest term permissible under German law, provided, however, that the general meeting of shareholders may determine that a shorter term of office applies. German law disregards the fiscal year in which the term of office begins and extends the term until the general meeting of the shareholders in the year following the fourth fiscal year.

   Members of both the Brokat management board and the Brokat supervisory board may be re-elected for additional terms, and there is no limit on the number of such additional terms.

Removal of Directors; Filling Vacancies on the Board of Directors

 Blaze

   The stockholders of Blaze may remove any director only for cause and fill the vacancy created by such removal, by an affirmative vote of the majority of the shares entitled to vote at such meeting, provided that a quorum is present. The court may also remove a director and fill the vacancy created by such removal. The Blaze bylaws provide that if vacancies are created by the vote of Blaze stockholders or by court order, such vacancies may be filled by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present. Otherwise, any vacancy in the Blaze board, including any vacancy resulting from an increase in the number of directors, may be filled by the vote of a majority, although less than a quorum, of the directors in office at the time such increase becomes effective. Directors so elected hold office until the next annual meeting of the stockholders or until a successor has been elected.

 Brokat

   The members of the Brokat management board may be removed prior to the expiration of their terms by the Brokat supervisory board only for serious cause, such as gross breach of duty, inability to manage the company properly, or a withdrawal of confidence by the shareholders. In the case of vacancies, the Brokat supervisory board may fill the vacancy by appointing a new member of the Brokat management board.


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   Members and alternate members of the Brokat supervisory board are elected by the shareholders at the general meeting. Members of the Brokat supervisory board may be removed upon the affirmative vote of a 75% of all votes cast at the general meeting of the shareholders. Any member of the Brokat supervisory board can be removed for good cause, including gross breach of duty, by a court decision upon request of the Brokat supervisory board. In such case, the Brokat supervisory board's determination to take such action requires a simple majority vote with the member affected having no voting power. In the case of vacancies, the competent court upon a motion by the management board, by a member of the supervisory board, by a shareholder or by an employee representative, may fill the vacancy for the interim period until the next election by the shareholders.

Information Available to Shareholders

   Under the terms of the indenture governing Brokat's 11 1/2% senior notes issued in March 2000, Brokat is required to file annual, quarterly and current reports at times and containing information similar to those filed by a U.S. reporting company. Once such notes are no longer outstanding, Brokat will be subject to the requirements of the Exchange Act relating to foreign private issuers. These requirements will be similar to, but not the same as, those to which a U.S. company such as Blaze is subject. Brokat, for example, will be required to file annual and other periodic reports with the SEC. However, it will not be required under the Exchange Act to file quarterly reports. Furthermore, under Section 14 of the Exchange Act and the proxy rules promulgated under the Exchange Act, Blaze is required to comply with certain notice and disclosure requirements relating to the solicitation of proxies in respect of stockholder meetings. As a foreign private issuer, Brokat will not be subject to the proxy rules. However, Brokat is subject to the German Stock Corporation Act (Aktiengesetz) and the listing rules of the Frankfurt Stock Exchange regulating notices of general meetings of the shareholders. With respect to the shares issued in the merger, Brokat will be subject to the liability provisions of Sections 11 and 12 of the U.S. Securities Act and Rule 10b-5 under the U.S. Exchange Act.

Shareholder Meetings

 Blaze

   Under the Blaze bylaws the annual stockholders meeting must be held each year on a date and at a time designated by the board of directors. If the annual meeting for the election of directors is not held on a designated date, the directors are required to cause such meeting to be held as soon thereafter as may be convenient. If they fail to do so for a period of 30 days after the designated date, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon application of any stockholder or director.

   A special meeting of stockholders of Blaze may be called by the Blaze board, its chairman, or Blaze's president. See "Shareholders' Proposals--Blaze."

   A quorum for a meeting of the stockholders of Blaze consists of the holders of shares constituting a majority of the voting power of the outstanding shares of Blaze entitled to vote. A majority of the stock having voting power present in person or by proxy is required for an action by the stockholders of Blaze unless otherwise required by the Delaware General Corporation Law or Blaze's charter documents.

 Brokat

   The general meeting is convened by the management board. Under certain circumstances, namely, whenever the interests of the company so require, it may be convened by the supervisory board. Notice of a general meeting shall be given no later than one month prior to the date of the meeting. The notice, the agenda and the text of proposed resolutions (drafted by the management board and the supervisory board or only by the supervisory board) shall be published in the company's designated journals. There are no quorum

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requirements for general meetings of Brokat. Additionally, resolutions are passed at a general meeting of the shareholders of Brokat by a majority of the votes cast, unless a higher vote is required by law. See "Description of Capital Stock--Shareholders' Meetings and Voting Rights."

Shareholders' Proposals

 Blaze

   The Blaze bylaws establish procedures that must be followed for a stockholder to submit a proposal, including nominations of directors, at an annual meeting of stockholders. Such proposal must be timely filed with the secretary of Blaze in a written statement setting forth specified information, including a brief description of the proposal and the reasons for bringing such business before the annual meeting, the name and address of the person making the proposal, the class and number of shares of capital stock of Blaze beneficially owned by such person, and any material interest of the stockholder in such business together with such stockholder's name and the number of shares he or she owns.

 Brokat

   According to the German Stock Corporation Act (Aktiengesetz), shareholders holding in the aggregate shares representing at least 5% of the issued shares are entitled to require that a matter is put on the agenda for resolution and that the board of management submit a proposal at the respective shareholders' meeting and to publish this proposal in the German Federal Gazette (Bundesanzeiger). The request must be made in writing stating the purpose and the reasons therefor. Proposals duly published may be submitted to the general meeting of the shareholders for decision. In addition, if the agenda for the meeting is duly published, then shareholders may nominate individuals for election at the general meeting of the shareholders, even if they have not availed themselves of the procedures to make such nominations in advance of the general meeting of the shareholders and to have the board of management notify shareholders of such nominations in advance of the general meeting of the shareholders. Each shareholder may also submit at the general meeting of the shareholders counter proposals to the proposals submitted by the management board and the supervisory board.

Required Vote for Authorization of Certain Actions

 Blaze

   Under the Delaware General Corporation Law, fundamental corporate transactions (such as mergers, sales of all or substantially all of the corporation's assets and dissolutions) require the approval of the holders of a majority of the shares outstanding and entitled to vote. The Delaware General Corporation Law permits a corporation to increase the minimum percentage vote required. Blaze's certificate of incorporation and bylaws require the affirmative vote of two-thirds of the shares of Blaze capital stock outstanding and entitled to vote, for the stockholders to amend provisions of the bylaws relating to stockholders' meetings, stockholders' action by written consent, advance notice provisions, and the classification, appointment, removal and indemnification of directors.

 Brokat

   According to German law, the following resolutions may be passed only by a majority of at least 75% of the share capital present or represented and entitled to vote: some capital increases (contingent capital; authorized capital), capital decreases, a dissolution of Brokat, a merger of Brokat or any other form of transformation (Umwandlung) of Brokat, including, without limitation, spin-offs (Spaltungen), a transfer of all or virtually all of Brokat's assets, a change of Brokat's corporate form, and the exclusion of preemptive rights (Bezugsrecht).


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Amendment of Corporate Charter and Bylaws

 Blaze

   Under the Delaware General Corporation Law, amendment of the certificate of incorporation requires the approval of the holders of a majority of each class of shares entitled to vote. However, the Blaze certificate of incorporation provides that the affirmative vote of two-thirds of the shares of Blaze capital stock outstanding and entitled to vote shall be required to amend the provisions of the certificate of incorporation relating to the indemnification and appointment of the directors, the classification of the board, the authorization to set forth in Blaze's bylaws of a procedure concerning stockholders' proposals and nominations for directors, the prohibition of any stockholders' action taken by written consent and amendments of the certificate of incorporation. The corporation's bylaws may also be amended by the affirmative vote of a majority of the members of the board of directors, or by the affirmative vote of the holders of a majority of the shares of Blaze, except for the provisions relating to the stockholders' meetings, the stockholders' written consents, and the appointment, removal and indemnification of directors. In such cases, the affirmative vote of the holders of at least two-thirds of the shares of Blaze will be required, except as otherwise set forth in Blaze's certificate of incorporation.

 Brokat

   Amendments of the Brokat articles of association may be proposed either jointly by the Brokat supervisory board and the Brokat management board or by a stockholder or group of stockholders holding a minimum of 5% of the issued shares. A resolution amending the Brokat articles of association must be passed by a majority of the share capital present or represented and entitled to vote unless the German law requires that the resolution be passed by at least three-quarters of the shares issued present or represented and entitled to vote at the meeting.

Appraisal Rights

 Blaze

   Stockholders of a Delaware corporation have rights of appraisal in connection with certain mergers or consolidations if they are required to accept in exchange for their shares anything other than (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (ii) shares of stock of any other corporation or depository receipts in respect thereof, which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares or fractional depository receipts of a corporation described in (i) and (ii) above or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depositary receipts described in (i), (ii) and (iii) above, provided that no appraisal rights exist where, (A) on the record date fixed to determine the stockholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange, the NASDAQ National Market or is held of record by more than 2,000 stockholders, and (B) holders of shares of a class or series of stock of the surviving corporation and the merger did not require the vote of the holders of that class or series of such corporation's stock.

   In determining fair value, any valuation method may be used that is generally acceptable in the financial community.

 Brokat

   A valuation proceeding (Spruchverfahren) is available to Brokat's shareholders under the German Stock Corporation Act (Aktiengesetz) and the German Transformation Act (Umwandlungsgesetz) to determine the adequacy of the consideration to be paid in certain corporate transactions. These transactions include (a) a consolidation or merger of companies according to the provisions of the German Transformation Act; (b) a

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control and profit transfer agreement between a controlling shareholder and its dependent company; and (c) the forced withdrawal of minority shareholders from a corporation upon the corporation's integration with its parent corporation holding shares representing at least 95% of the nominal capital of the corporation to be integrated; provided, in each case the shareholder complies with the procedural requirements specified in the respective statutory provisions.

Preemptive Rights

 Blaze

   Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation. The Blaze certificate does not provide for preemptive rights.

 Brokat

   Under the German Stock Corporation Act (Aktiengesetz), an existing shareholder has a general preemptive right (Bezugsrecht) to subscribe for any issue by such corporation of shares, debt instruments convertible into shares and participating debt instruments in proportion to the shares held by such shareholder in the existing capital of such corporation. The German Stock Corporation Act (Aktiengesetz) provides that this preemptive right can be excluded only by a resolution of the general meeting of the shareholders, or, if authorized to do so by the general meeting of the shareholders, by the management board with the consent of the supervisory board. A majority of at least three-quarters of the issued shares represented at the meeting is required for the exclusion. See "Description of Brokat Capital Stock-- Preemptive Rights."

Limitation on Directors' Liability

 Blaze

   The Blaze certificate currently eliminates a director's personal liability for monetary damages to the fullest extent permitted by Delaware law. As a result, a Blaze director presently has no monetary liability except for liability for:

  .  breach of the duty of loyalty;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  .  declaration of an improper dividend or improper redemption of stock; or

  . any transaction from which the director derived an improper personal benefit.

 Brokat

   Under compulsory provisions of the German Stock Corporation Act (Aktiengesetz), a stock corporation is not allowed to limit or eliminate the personal liability of the members of either the management board or the supervisory board for damages due to breach of duty in their official capacity. For a discussion of the standard of conduct of the Brokat management board and the Brokat supervisory board, see "--Duties of Directors--Brokat." Brokat may, however, waive its claims for damages due to a breach of duty or reach a settlement with regard to such claims if more than three years have passed after such claims have arisen, but only with the approval of the general meeting of the shareholders, provided that such waiver may not be granted and such settlement may not be reached if shareholders holding in the aggregate at least 10% of the issued shares file an objection to the protocol.

Indemnification of Officers and Directors

 Blaze

   The Blaze certificate of incorporation and the Blaze by-laws require indemnification of its directors and officers to the fullest extent permitted under Delaware law. Indemnification of directors, officers, employees

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and certain others for expenses incurred by reason of their position with the corporation, is allowed under Delaware law, if he or she has acted in good faith, with a reasonable belief that his or her conduct was in the best interest of the corporation.

   The Blaze certificate of incorporation and bylaws contain provisions for advancing expenses to purchase and maintain insurance for directors and officers against liability for expenses, judgments or settlements whether or not Blaze would have the power to indemnify such persons therefor. The merger agreement requires Brokat to cause the surviving corporation to have its charter documents provide substantially similar protections and for Brokat to maintain the current Blaze insurance or similar insurance in effect for six years after the merger with regard to occurrences before the merger.

   The Blaze bylaws also provide for the indemnification against any expenses incurred by Blaze's agents or former agents.

   Under the Delaware General Corporation Law, the statutory provisions for indemnification are nonexclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification may be entitled. Delaware law does not expressly permit such contractual or other rights to provide for indemnification against judgments and settlements paid in a derivative action. Delaware case law has not made clear whether and to what extent Delaware courts will enforce such a broad right of indemnification, which is included in the Blaze's certificate of incorporation.

 Brokat

   Under German law, Brokat may indemnify its officers (LTD. Angestellte), and, under certain circumstances, German labor law requires a stock corporation to do so. However, Brokat may not, as a general matter, indemnify members of the Brokat management board or the Brokat supervisory board. A German stock corporation (Aktiengesellschaft) may, however, purchase directors and officers insurance. Such insurance may be subject to any mandatory restrictions imposed by German law. In addition, German law may permit a corporation to indemnify a member of the board of management or the supervisory board for attorneys' fees incurred if such member is the successful party in a suit in a country, such as the U.S., where winning parties are required to bear their own costs, if German law would have required the losing party to pay such member's attorneys' fees had the suit been brought in Germany.

   Members of the Brokat management board are covered by liability insurance, including insurance against liabilities under the Securities Act.

Conflict-of-Interest Transactions

 Blaze

   The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if (a) the material facts as to his relationship or interest are disclosed and a majority of disinterested directors consents, (b) the material facts are disclosed as to his relationship or interest and holders of a majority of shares entitled to vote thereon consent, or (c) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

 Brokat

   In any transaction or contract between Brokat and any member of the Brokat management board, Brokat is represented by the Brokat supervisory board. See "--Duties of Directors--Brokat."

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Dividends

 Blaze

   The Delaware General Corporation Law permits dividends to be paid out of (i) surplus (the excess of net assets of the corporation over capital), or (ii) if the corporation does not have adequate surplus, net profits for the current or immediately preceding fiscal year, unless the net assets are less than the capital of any outstanding preferred stock. If the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value.

 Brokat

   According to the German Stock Corporation Act (Aktiengesetz), dividends may be paid out of the corporation's distributable profits as determined by resolution of the stockholders general meeting for the preceding fiscal year. See "Description of Brokat Capital Stock--Dividend Rights."

Loans to Directors

 Blaze

   Under the Delaware General Corporation Law, loans can generally be made to officers, directors or employees upon approval by the board of directors.

 Brokat

   German law requires that any loan made by Brokat exceeding a month's salary to any director or general manager or to their spouses or minor children must be authorized by a resolution of the Brokat supervisory board. Loans made by Brokat to a member of the Brokat supervisory board require an affirmative vote of the Brokat supervisory board. For purposes of this resolution, the member of the Brokat supervisory board who would be the borrower is not entitled to vote.

Shareholder Suits

 Blaze

   Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her stock thereafter came to him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

 Brokat

   German law does not provide for class actions, and does not generally permit shareholder derivative suits, even in the case of breach of duty by the members of the board of management or the supervisory board. The

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general meeting of the shareholders, acting by a simple majority of the votes cast, or a minority of the shareholders holding in the aggregate at least 10% of the issued shares, is entitled to request Brokat to claim damages against certain persons, but is not entitled to assert any rights on behalf of Brokat. This right to claim damages includes claims for liability incurred in connection with Brokat's formation, or claims against members of the management board or the supervisory board for liabilities incurred in connection with the management of Brokat. Upon request, the corporation will prosecute such claim. If such request is not complied with, the court will appoint a special auditor upon a motion of shareholders with either shares representing at least 10% (under special circumstances 5%) of the issued shares. The general meeting of the shareholders may appoint any disinterested party as a special auditor for these proceedings. To avoid abuse, shareholders exercising the minority right described above must establish that they have held their shares for at least three months prior to the general meeting of the shareholders in which they make the request. The shareholder group must reimburse Brokat for all costs of litigation if such proceedings are unsuccessful or only partially successful, but only in the latter case to the extent that such costs exceed any amounts awarded to Brokat in such a proceeding. Each shareholder who was present at the general meeting of the shareholders and has objected to the resolution in the minutes may within one month after adoption of the respective resolution of the general meeting of the shareholders take action against the company to contest the resolution (Anfechtungsklage).

Rights of Inspection

 Blaze

   Under the Delaware General Corporation Law, every stockholder, upon proper written demand stating the purpose thereof, may inspect the corporate books and records during normal business hours as long as such inspection is for a proper purpose. Under the statute, a proper purpose is any purpose reasonably related to the interests of the inspecting person as a stockholder.

 Brokat

   German law does not permit shareholders to inspect corporate books and records. However, section 131 of the German Stock Corporation Act provides each shareholder with a right to information at the general meeting of the shareholders, to the extent that such information is necessary to permit a proper evaluation of the relevant item on the agenda.

   The right to information is a right only to oral information at a general meeting of the shareholders. Information may be given in writing to shareholders, but they are neither entitled to receive written information nor to inspect any documents of the corporation. As a practical matter, shareholders may receive certain written information about Brokat through its public filings with the commercial register (Handelsregister) and the Federal Gazette (Bundesanzeiger) and other places for publication of the company.

Stock Repurchases

 Blaze

   Under Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or when such purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares if such shares will be retired upon acquisition, thereby reducing the capital of the corporation.

 Brokat

   German law allows a stock corporation (Aktiengesellschaft) like Brokat to acquire its own shares if (i) it has been authorized by a resolution of the general meeting of the shareholders, provided, that it acquires no more than 10% of its issued shares, or (ii) for certain defined purposes (e.g., for transfer to employees).

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Anti-Takeover Statutes

 Blaze

   Section 203 of the Delaware General Corporation Law prohibits a corporation which has securities traded on a national securities exchange or on Nasdaq or held of record by more than 2,000 stockholders from engaging in certain business combinations with anybody who acquires, or enters into an agreement or understanding to acquire, 15% or more of the corporation's stock within three years of the acquisition transaction, unless (1) the board of directors gives prior approval to the transaction in which the 15% ownership level is exceeded;
(2) the interested stockholder acquires in the transaction at least 85% of the corporation's stock (excluding shares owned by directors, officers or employee stock plans in which employees do not have a confidential right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) the business combination is approved by the board of directors and authorized at a meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock, excluding shares owned by the interested stockholder. A Delaware corporation may elect not to be governed by this provision. Blaze has made no such election.

 Brokat

   German law does not specifically regulate business combinations with interested stockholders. However, certain general principles of German law may restrict business combinations under certain circumstances.

Disclosure of Interests

   Acquirors of shares of Blaze common stock are subject to disclosure requirements under Section 13(d) of the Exchange Act and related rules. These rules generally require a person who becomes the beneficial owner or more than 5% of a class a company's stock to make specified filings with the SEC disclosing specified information, and to send a copy of the filings to the company and to the principal securities exchange on which the security is traded within 10 days after such acquisition. Some institutional investors are permitted to report annually on Schedule 13G.

   After the merger, acquirors of Brokat ordinary shares will be required to comply with, among other things, Section 13(d) of the Exchange Act and the related rules.

   Under the German Stock Corporation Act, any company that becomes the holder of more than 25% of Brokat's share capital, has a duty to notify Brokat in writing. No rights shall attach to the Brokat shares held by such company, so long as such disclosure has not been made. These rules also apply to foreign companies. For the disclosure requirements under the German Securities Trading Act see "Description of Capital Stock of Brokat--Disclosure Requirements."

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              DESCRIPTION OF THE BROKAT AMERICAN DEPOSITARY SHARES

American Depositary Shares

   Brokat is selling its ordinary shares in the form of ADSs. ADSs are American depositary shares that are evidenced by American Depositary Receipts or ADRs. The ADSs represent interests in Brokat's ordinary shares or other deposited securities deposited with a custodian on behalf of The Bank of New York. Each Brokat ADS will represent 0.50 Brokat ordinary shares. The Bank of New York will issue the ADSs. Because ADSs usually make owning foreign shares easier, ADSs are commonly used in offerings by foreign companies. Brokat is using them because Brokat believes they will provide you with the following benefits:

  . The Bank of New York will normally convert the cash dividends and other payments Brokat makes from euros to U.S. dollars for you. The Bank of New York will also assist you in claiming refunds for German withholding taxes.

  . In those cases where Brokat solicits your vote, Brokat expects The Bank of New York to put in place procedures to allow you to vote the ordinary shares, so you will not need to come to Germany or comply with German law to exercise your right to vote.

  . Brokat expects to make the information Brokat sends to its shareholders in Germany available in English. The Bank of New York will make this information available in the United States.

  . Because each Brokat ADS represents 0.50 Brokat ordinary shares, Brokat expects that its ADSs will trade at a price that is appropriate to the U.S. market.

  . Although you must pay the fees associated with owning Brokat ADSs, you will not need to make special custody arrangements and pay custody fees to hold the shares in Germany.

   Your specific rights in Brokat's ADSs and in Brokat's ordinary shares underlying the ADSs are set out in an agreement among Brokat, The Bank of New York and you, as an ADS holder. To understand the terms of the ADSs, you should carefully read the section in this proxy statement/prospectus entitled "Description of American Depositary Shares" which describes the agreement. Brokat also encourages you to read the agreement, which is an exhibit to this registration statement.

Description of American Depositary Shares

   The Bank of New York will issue the ADSs. Each ADS will represent ownership interests in 0.50 Brokat ordinary shares (or the right to receive 0.50 ordinary shares) which will be deposited with and held by Dresdner Bank AG in Germany on behalf of The Bank of New York. Each ADS will also represent securities, cash or other property deposited with The Bank of New York but not distributed to ADS holders. The Bank of New York's corporate trust office is located at 101 Barclay Street, New York, New York 10286, and its principal executive office is located at One Wall Street, New York, New York 10286. Dresdner Bank AG's office is located at KS F1/ KBZ, Juergen-Ponto-Platz 1, D-60301 Frankfurt, Germany.

   You may hold Brokat's ADSs either directly or indirectly through your broker or other financial institution. If you hold Brokat's ADSs directly, you are an ADS holder. This description assumes you hold your Brokat's ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

   Because The Bank of New York will actually hold the shares, you must rely on it to exercise the rights of a shareholder. The obligations of The Bank of New York are set out in an agreement among Brokat, The Bank of New York and you, as an ADS holder. The agreement and the ADSs are generally governed by New York law.


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   The following is a summary of the agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire agreement and the ADS. Directions on how to obtain copies of these are provided on page . --"Where you can find more information."

Share Dividends and Other Distributions

 How will you receive dividends and other distributions on the shares?

   The Bank of New York has agreed to pay to you the cash dividends or other distributions it or Dresdner Bank AG receives on ordinary shares, after deducting its fees and expenses. You will receive these distributions in proportion to the number of its ordinary shares your ADSs represent.

  . Cash. The Bank of New York will convert any cash dividend or other cash distribution Brokat pays on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from the German government is needed and can not be obtained, the agreement allows The Bank of New York to distribute the euros only to those ADS holders to whom it is possible to do so. It will hold the euros it cannot convert for the account of the ADS holders who have not been paid. It will not invest the euros and it will not be liable for any interest.

     Before making a distribution The Bank of New York will deduct any withholding taxes that must be paid under German laws. See "Material Tax Consequences." It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the euros, you may lose some or all of the value of the distribution.

  . Shares. The Bank of New York may distribute new ADSs representing any ordinary shares Brokat distributes as a dividend or free distribution, if Brokat furnishes it promptly with satisfactory evidence that it is legal to do so. The Bank of New York will only distribute whole ADSs. It will sell shares which would require it to issue a fractional ADS and distribute the net proceeds in the same way as it does with cash. If The Bank of New York does not distribute additional ADSs, each ADS will also represent the new ordinary shares.

  . Rights to receive additional shares. If Brokat offers holders of its securities any rights to subscribe for additional ordinary shares or any other rights, The Bank of New York may make these rights available to you. Brokat must first instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal to do so. If Brokat does not furnish this evidence and/or give these instructions, and The Bank of New York decides it is practical to sell the rights, The Bank of New York will sell the rights and distribute the proceeds in the same way as it does with cash. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

   If The Bank of New York makes rights available to you, upon instruction from you, it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

   U.S. securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after the exercise of rights. For example, you may not be able to trade the ADSs freely in the United States. In this case, The Bank of New York may issue the ADSs under a separate restricted deposit agreement which will contain the same provisions as the agreement, except for changes needed to put the restrictions in place.

  . Other Distributions. The Bank of New York will send to you anything else Brokat distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York has a choice. It may decide to sell what Brokat distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what Brokat distributed, in which case ADSs will also represent the newly distributed property.

   The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. Brokat has no obligation to register ADSs, shares, rights or other securities under the U.S. Securities Act. Brokat also has no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions Brokat makes on its shares or any value for them if it is illegal or impractical for it to make them available to you.

Deposit, Withdrawal and Cancellation

 How does the Depositary issue ADSs?

   The Bank of New York will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with Dresdner Bank AG. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of ADSs in the names you request and will deliver the ADSs at its office to the persons you request.

 How do ADS holders cancel an ADS and obtain shares?

   You may turn in your ADSs at The Bank of New York's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver (1) the underlying ordinary shares to an account designated by you with electronic book-entry settlement system and (2) any other deposited securities underlying the ADS at the office of Dresdner Bank AG. Or, at your request, risk and expense, The Bank of New York will deliver the ordinary shares deposited at its office.

Voting Rights

 How do you vote?

   You may instruct The Bank of New York to vote the shares underlying your ADSs, but only if Brokat asks The Bank of New York to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

   If Brokat asks for your instructions, The Bank of New York will notify you of the upcoming vote and arrange to deliver its voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you, on a certain date, may instruct The Bank of New York to vote the ordinary shares underlying your ADSs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified. The Bank of New York will try, as far as practical, subject to German law and the provisions of Brokat's articles of association (Satzung) to vote or to have its agents vote the ordinary shares as you instruct. The Bank of New York will only vote or attempt to vote as you instruct.

   Brokat can not assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your ordinary shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Fees and Expenses

 ADS holders must pay:                                 For:

 $5.00 (or less) per 100 ADSs                          .  Each issuance of an
                                                          ADS, including as a
                                                          result of a
                                                          distribution of
                                                          shares or rights or
                                                          other property

                                                       .  Each cancellation of
                                                          an ADS, including if
                                                          the agreement
                                                          terminates

 $.02 (or less) per ADS                                .  Any cash payment

 Registration or transfer fees                         .  Transfer and
                                                          registration of
                                                          shares on--the
                                                          Electronic Book-
                                                          entry Settlement
                                                          System--share
                                                          register of the
                                                          Foreign Registrar--
                                                          from your name to
                                                          the name of The Bank
                                                          of New York or its
                                                          agent when you
                                                          deposit or withdraw
                                                          shares

 Expenses of The Bank of New York                      .  Conversion of euros
                                                          to U.S. dollars

                                                       .  Cable, telex and
                                                          facsimile
                                                          transmission
                                                          expenses

 Taxes and other governmental charges The Bank of      .  As necessary
  New York or Dresdner Bank AG have to pay  on any
  ADS or share underlying an ADS, for example,
  stock transfer taxes, stamp duty or withholding
  taxes

Payment of Taxes

   You will be responsible for any taxes or governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York may refuse to transfer your ADSs until such taxes or other charges are paid. The Bank of New York may deduct the amount of any taxes or other charges owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes or other charges owed. You will remain liable for any deficiency if the proceeds of the sale are not enough to pay the taxes or other charges owed. If The Bank of New York sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes and other charges.

Reclassifications, Recapitalizations and Mergers

                                           Then:
   If Brokat:


                                           The cash, shares or other
  .  Changes the nominal or par value      securities received by The Bank of
     of its shares                         New York will become deposited
                                           securities. Each ADS will
                                           automatically represent its equal
                                           share of the new deposited
                                           securities.

  .  Reclassifies, splits up or
     consolidates any of the
     deposited securities


  .  Distributes securities on the         The Bank of New York may, and will
     shares that are not distributed       if Brokat asks them to, distribute
     to you                                some or all of the cash, shares or
                                           other securities it received. It
                                           may also issue new ADSs or ask you
                                           to surrender your outstanding ADSs
                                           in exchange for new ADSs
                                           identifying the new deposited
                                           securities.

  .  Recapitalizes, reorganizes,
     merges, liquidates, sells all or
     substantially all of its assets,
     or takes any similar action

Amendment and Termination

 How may the agreement be amended?

   Brokat may agree with The Bank of New York to amend the agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or certain registration fees, cable, telex or facsimile transmission costs or other such expenses of The Bank of New York, or prejudices an important right of ADS holders, it will only become effective 30 days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADS, to agree to the amendment and to be bound by the ADSs and the agreement as amended.

 How may the agreement be terminated?

   The Bank of New York will terminate the agreement if Brokat asks it to do so. The Bank of New York may also terminate the agreement if The Bank of New York has told it that it would like to resign and Brokat have not appointed a new depositary bank within 45 days. In both cases, The Bank of New York must notify you at least 90 days before termination.

   After termination, The Bank of New York and its agents will be required to do only the following under the agreement: (1) advise you that the agreement is terminated, (2) collect distributions on the deposited securities, and (3) deliver shares and other deposited securities upon cancellation of ADSs. One year after termination, The Bank of New York will, if practical, sell any remaining deposited securities by public or private sale. One year after termination, The Bank of New York will hold the proceeds of the sale, as well as any other cash it is holding under the agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York's only obligations will be to account for the proceeds from the sale and other cash. After termination its only obligations will be with respect to indemnification and to pay certain amounts to The Bank of New York.

Limitations on Obligations and Liability to ADS Holders

 Limits on Brokat's obligations and the obligations of the depositary; limits on liability to holders of ADSs

   The agreement expressly limits Brokat's obligations and the obligations of The Bank of New York. It also limits Brokat's liability and the liability of The Bank of New York. Brokat and The Bank of New York:

  . are only obligated to take the actions specifically set forth in the agreement without negligence or bad faith;

  . are not liable if either of them is prevented or delayed by law or circumstances beyond its control from performing its obligations under the agreement;

  . are not liable if either of them exercises discretion permitted under the agreement;

  . have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the agreement on your behalf or on behalf of any other party;

  . may rely upon any documents it believes in good faith to be genuine and to have been signed or presented by the proper party.

   In the agreement, Brokat and The Bank of New York agree to indemnify each other under certain circumstances.

 Requirements for depositary actions

   Before The Bank of New York will issue or register transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, The Bank of New York may require:

  . payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  . production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  . compliance with regulations it may establish, from time to time, consistent with the agreement, including presentation of transfer documents.

   The Bank of New York may refuse to deliver, transfer, or register transfers of ADSs generally when the transfer books of The Bank of New York, Brokat or the book-entry settlement system-foreign registrar are closed or at any time if The Bank of New York or Brokat thinks it advisable to do so.

 Your right to receive the ordinary shares underlying your ADSs

   You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

  . When temporary delays arise because: (i) The Bank of New York or Brokat has closed its transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (iii) Brokat is paying a dividend on the ordinary shares.

  . When you or other ADS holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges.

  . When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

   This right of withdrawal may not be limited by any other provision of the agreement.

Pre-Release of ADSs

   In certain circumstances, subject to the provisions of the agreement, The Bank of New York may issue ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADS. The Bank of New York may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to The Bank of New York. The Bank of New York may receive ADSs instead of shares to close out a pre-release. The Bank of New York may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release must be fully collateralized with cash or other collateral that The Bank of New York considers appropriate; and (3) The Bank of New York must be able to close out the pre-release on not more than five (5) business days' notice. In addition, The Bank of New York will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York may disregard the limit from time to time, if it thinks it is appropriate to do so.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Sales of substantial numbers of Brokat ordinary shares or ADSs in the public market in the United States or Germany could adversely affect prevailing market prices of Brokat shares and ADSs. Furthermore, many of the Brokat ordinary shares or ADSs issued in connection with the mergers with Blaze and GemStone will be subject to contractual and legal restrictions on resale after this offering as described below. Sales of substantial numbers of Brokat ordinary shares or ADSs in the public market after these restrictions lapse may adversely affect the prevailing market price and Brokat's ability to raise equity capital or effect acquisitions in the future.

   Upon completion of the mergers with Blaze and GemStone, Brokat will have outstanding approximately 35,468,209 ordinary shares, assuming no exercise of outstanding options or warrants.

   The Brokat ADSs and underlying Brokat ordinary shares to be issued in the Blaze merger have been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction by all former holders of Blaze common stock who are not "affiliates" of Blaze at the time of the special meeting and who do not become "affiliates" of Brokat after the merger. Persons who may be deemed to be affiliates of Blaze or Brokat generally include individuals or entities that control, are controlled by or are under the common control with, such party and may include certain officers and directors of Blaze and Brokat, as well as significant stockholders.

   Brokat ADSs received by stockholders of Blaze who are affiliates of Blaze or Brokat may be resold without additional registration under the U.S. Securities Act only in the manner permitted by Rule 145 under the U.S. Securities Act or as otherwise permitted under the U.S. Securities Act.

   This registration statement does not cover resales of Brokat ADSs received by an affiliate of Blaze or Brokat.

Lock-up Agreements

   Some members of Blaze's management, the funds affiliated with TL Ventures and the funds affiliated with Morgan Stanley Dean Witter Venture Partners have entered into a stockholders' agreement with Brokat. Under that stockholders agreement, the Blaze management shareholders have agreed not to transfer the Brokat ADSs they receive in connection with the merger for the first six months after the closing of the merger.

   Under the stockholders agreement, the funds affiliated with TL Ventures and the funds affiliated with Morgan Stanley Dean Witter Venture Partners have agreed:

  . not to transfer the Brokat ADSs they receive in connection with the merger for the first 60-days after the closing of the merger;

  . not to transfer their shares for an additional 45-day period if Brokat files a registration statement with the U.S. SEC for a primary offering of capital stock for cash before the end of the 60-day period;

  .  after the two periods mentioned above, to limit its transfers to

    .  its own security holders; or

    . in any 90-day period, up to (1) the average weekly trading volume in Brokat ADSs reported through Nasdaq during the preceding four calendar weeks if that shareholder is transferring Brokat ADSs, or
       (2) the greater of 1% of the total number outstanding shares of Brokat and the average weekly trading volume in Brokat ordinary shares reported through the Neuer Markt during the preceding four calendar weeks if that shareholder is transferring Brokat ordinary shares

   In addition, the Blaze shareholders subject to the stockholders agreement have agreed not to transfer their shares during the 14-day period before, and the 90-day period after, a public offering by Brokat in the United States.

Regulation S

   Regulation S under the U.S. Securities Act provides that shares owned by any person may be sold without registration in the United States in an offshore transaction involving no directed selling efforts in the United States, as these terms are defined in Regulation S. In general, this means that Brokat shares may be sold on the Neuer Markt or in some other manner outside the United States without registration under the Securities Act.

Rule 701

   In general, under Rule 701 of the Securities Act as currently in effect, any Brokat or Blaze employees, consultants or advisors who purchase shares from Brokat in connection with the exercise of options granted to them by Blaze will be eligible to resell such shares in reliance on Rule 144, without compliance with some restrictions, including the holding period, contained in Rule 144.

Stock Options

   After consummation of the Blaze merger, Brokat intends to file a registration statement under the U.S. Securities Act covering ordinary shares reserved for issuance under employee incentive plans. This registration statement is expected to be filed and become effective as soon as practicable after consummation of the Blaze merger. Accordingly, ordinary shares registered under this registration statement will be available for sale in the open market immediately, subject to vesting provisions and Rule 144 volume limitations applicable to affiliates.

                      ENFORCEABILITY OF CIVIL LIABILITIES

   Brokat is a stock corporation organized under the laws of Germany. Most of its management board and supervisory board members and executive officers reside outside the United States. All or a substantial portion of its assets and most of its management board and supervisory board members also are located outside the United States. Because of the location of Brokat's assets and board members, it may not be possible for investors to serve process within the United States upon Brokat or such persons with respect to matters arising under the United States federal securities laws or to enforce against Brokat or persons located outside the United States judgments of United States courts asserted under the civil liability provisions of the United States federal securities laws.

   Brokat has been advised by its special counsel as to German law, Gleiss Lutz Hootz Hirsch, that there is doubt as to the enforceability in Germany, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Germany.

   Brokat has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its agent to receive service of process in any action against it in any state or federal court in the State of New York arising out of the transaction described in this proxy statement/prospectus or any purchase or sale of the notes in connection with this offering.

                             STOCKHOLDER PROPOSALS

   Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to Blaze in a timely manner.

   Blaze will hold an annual meeting in the year 2000 only if the merger is not completed. If the merger is not completed and Blaze schedules a 2000 annual meeting to be held after September 29, 2000, stockholders may present a proposal for inclusion in Blaze's proxy statement and presentation at the annual meeting a reasonable time before Blaze begins to print and mail its proxy materials.

                                 LEGAL MATTERS

   Material United States federal income tax consequences of the merger will be passed upon for Brokat by Paul, Weiss, Rifkind, Wharton & Garrison, U.S. counsel for Brokat. The legality and validity of the Brokat ordinary shares to be issued under the merger agreement will be passed upon by Gleiss Lutz Hootz Hirsch, Stuttgart, Federal Republic of Germany, German counsel for Brokat.

   Material United States federal income tax consequences of the merger will be passed upon for Blaze by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation. Wilson, Sonsini, Goodrich & Rosati, Professional Corporation acts as counsel for Blaze. Attorneys at Wilson, Sonsini, Goodrich & Rosati, Professional Corporation beneficially own 26,963 shares of Blaze common stock. Material German tax consequences of holding Brokat ADSs or Brokat ordinary shares will be passed upon by Gleiss Lutz Hootz Hirsch, Stuttgart, Federal Republic of Germany, German counsel for Brokat.

                                    EXPERTS

   The consolidated financial statements of:

  (1) Brokat Aktiengesellschaft as of December 31, 1999 and June 30, 1999 and 1998 and for the six months ended December 31, 1999 and for each of the three years in the period ended June 30, 1999, and

  (2) MeTechnology AG and its predecessor, ESD
      Vermoegensverwaltungsgesellschaft mbH as of December 31, 1998 and 1997 and for the years then ended,

included in this proxy statement/prospectus, have been audited by Arthur Andersen Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft mbH, independent public accountants, as set forth in their reports thereon appearing elsewhere in this proxy statement/prospectus, and are included in this registration statement in reliance upon the authority of such firm as experts in giving the reports.

   The audited consolidated financial statements of Transaction Software Technologies, Inc. included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated January 21, 2000 and appearing on page F-45 with respect thereto, and are included in this registration statement in reliance upon the authority of said firm as experts in accounting and auditing in giving the reports.

   The consolidated financial statements of Blaze at March 31, 1999 and 2000, and for each of the three years in the period ended March 31, 2000 appearing in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of GemStone Systems, Inc. at December 31, 1999 and 1998, and for each of the two years in the period ended December 31, 1999, included in the Proxy Statement of Blaze Software, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   Blaze files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 450 Fifth Street, NW, Washington, DC 20549 or at one of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. You can call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

   Brokat has filed a registration statement on Form F-4 to register with the SEC the Brokat ordinary shares underlying the Brokat ADSs which Blaze stockholders will receive in the merger. Brokat has filed a separate registration statement on Form F-6 relating to the Brokat ADSs. This proxy statement/prospectus is a part of the registration statement on Form F-4. This proxy statement/prospectus is a prospectus of Brokat as well as being a proxy statement of Blaze for its special meeting.

   You should rely only on the information contained in this proxy statement/prospectus in making your decision about how to vote on the approval and adoption of the merger agreement. Neither Blaze nor Brokat has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. You should not assume that the information in this proxy statement/prospectus is accurate as of any other date other than the date set forth on the cover and should view neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Brokat ADSs in the merger as implying otherwise.

                     TRADEMARKS AND SERVICE MARKS OF BROKAT

   We have registered or applied for registration of Twister, Brokat, X.PRESSO Security Package, X.PRESSO, (without addendum), X.Agent, X.PAY, X PAY and XPAY as our word trademarks and the Brokat logo, mesign and msign as our word trademarks in various jurisdictions. All other trademarks, registered trademarks, service marks and registered service marks used in this proxy statement/prospectus are the property of their owners.

                     TRADEMARKS AND SERVICE MARKS OF BLAZE

   Blaze Software, Blaze Advisor, Blaze Advisor Solutions Suite, and Beyond Personalization are trademarks of Blaze Software, Inc. All other trademarks, registered trademarks, service marks and registered service marks used in this proxy statement/prospectus are the property of their owners.

                         INDEX TO FINANCIAL STATEMENTS

                                                                             Page
                                                                             ----
BROKAT Aktiengesellschaft

Report of Independent Public Accountants...................................   F-3

Audited Financial Statements

  Consolidated Balance Sheets as of December 31, 1999, June 30, 1999, and
   June 30, 1998...........................................................   F-4

  Consolidated Statements of Operations for the six months ended December
   31, 1999 and for the years ended June 30, 1999, June 30, 1998, and June
   30, 1997................................................................   F-5

  Consolidated Statements of Changes in Shareholders' Equity for the six
   months ended December 31, 1999 and for the three years ended June 30,
   1999....................................................................   F-6

  Consolidated Statements of Cash Flows for the six months ended December
   31, 1999 and for the years ended June 30, 1999, June 30, 1998, and June
   30, 1997................................................................   F-7

  Notes to the Consolidated Financial Statements...........................   F-8

Unaudited Financial Statements

  Consolidated Balance Sheets as of June 30, 2000..........................  F-38

  Consolidated Statements of Cash Flows for the six months ended June 30,
   2000 and June 30, 1999..................................................  F-39

  Consolidated Statements of Operations for the three months ended June 30,
   2000 and 1999 and for six months ended June 30, 2000 and 1999...........  F-40

  Notes to Condensed Consolidated Financial Statements.....................  F-41

Transaction Software Technologies, Inc.

Report of Independent Public Accountants...................................  F-45

Consolidated Balance Sheets as of September 30, 1998 and 1997..............  F-46

Consolidated Statements of Operations for the years ended September 30,
 1998 and 1997.............................................................  F-47

Consolidated Statements in Shareholders' Equity for the years ended
 September 30, 1998 and 1997...............................................  F-48

Consolidated Statements of Cash Flows for the years ended September 30,
 1998 and 1997.............................................................  F-49

Notes to the Financial Statements..........................................  F-50

MeTechnology AG

Reports of Independent Public Accountants..................................  F-57

Consolidated Balance Sheets as of December 31, 1998 and 1997...............  F-58

Consolidated Statements of Operations for the years ended December 31, 1998 and 1997..................................................................  F-59

Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1998 and 1997..........................................  F-60

Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997..................................................................  F-61

Notes to Consolidated Financial Statements.................................  F-62

                                                                           Page
                                                                           -----
Blaze Software, Inc.

Report of Independent Accountants........................................   F-71

Audited Financial Statements

  Consolidated Balance Sheets as of March 31, 2000 and 1999..............   F-72

  Consolidated Statements of Operations for the years ended March 31,
   2000, 1999 and 1998...................................................   F-73

  Consolidated Statements of Stockholders' Equity (Deficit) for the years
   ended March 31, 2000, 1999 and 1998...................................   F-74

  Consolidated Statements of Cash Flows for the years ended March 31,
   2000, 1999 and 1998...................................................   F-76

  Notes to the Consolidated Financial Statements.........................   F-77

Unaudited Financial Statements

  Condensed Consolidated Balance Sheets as of June 30, 2000 and March 31,
   2000..................................................................   F-95

  Condensed Consolidated Statements of Operations for the three months
   ended June 30, 2000 and 1999..........................................   F-96

  Condensed Consolidated Statements of Cash Flows for the three months
   ended June 30, 2000 and 1999..........................................   F-97

  Notes to Condensed Consolidated Financial Statements...................   F-98

GemStone Systems, Inc.

Report of Independent Auditors...........................................  F-102

Consolidated Balance Sheets as of December 31, 1999 and 1998 and June 30,
 2000....................................................................  F-103

Consolidated Statements of Operations for the years ended December 31,
 1999 and 1998 and the six months ended June 30, 2000 and 1999...........  F-104

Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1999 and 1998 and the six months ended June 30,
 2000....................................................................  F-105

Consolidated Statements of Cash Flows for the years ended December 31,
 1999 and 1998 and the six months ended June 30, 2000 and 1999...........  F-106

Notes to the Consolidated Financial Statements...........................  F-107

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Brokat Infosystems Aktiengesellschaft:

   We have audited the accompanying consolidated balance sheets of Brokat Infosystems Aktiengesellschaft and subsidiaries (the "Company") as of December 31, 1999, June 30, 1999, and June 30, 1998 and the related consolidated statements of operations, cash flows and shareholders' equity for the six month period ended December 31, 1999 and for each of the three years in the period ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards in Germany and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brokat Infosystems Aktiengesellschaft and subsidiaries as of December 31, 1999, June 30, 1999, and June 30, 1998 and the results of their operations and their cash flows for the six month period ended December 31, 1999 and for each of the three years in the period ended June 30, 1999 in conformity with generally accepted accounting principles in the United States.

                                                      Arthur Andersen
                                              Wirtschaftsprufungsgesellschaft
                                              Steuerberatungsgesellschaft mbH

                                               Dr. Schmidt         Schupeck
                                            Wirtschaftsprufer Wirtschaftsprufer

Stuttgart, Germany
February 14, 2000, except for Note 20
as to which the date is September 1, 2000

                             BROKAT INFOSYSTEMS AG

                          CONSOLIDATED BALANCE SHEETS

                                                      June 30,
                                                   ----------------  December 31,
                                             Note   1998     1999        1999
                                             ----  -------  -------  ------------
                                                        (DM in thousands)
                  ASSETS
Current assets:
 Cash and cash equivalents.................          1,832    7,141       6,963
 Accounts receivable (less allowance for
  doubtful accounts of DM 1,575,000,
  DM 2,270,000 and DM 283,000 at December
  31, 1999, June 30, 1999, and June 30,
  1998, respectively)......................         10,716   35,076      36,187
 Cost and estimated earnings in excess of
  billings on uncompleted contracts........   (4)    1,806    2,499       1,965
 Advances on purchase commitments..........  (19)        0        0       3,000
 Prepaid expenses and other current
  assets...................................   (5)    1,015    3,923       6,795
                                                   -------  -------    --------
 Total current assets......................         15,369   48,639      54,910
                                                   -------  -------    --------
Property and equipment, at cost............
Computer equipment.........................          3,941    9,696      12,813
Furniture and fixtures.....................          1,022    4,891       5,296
Less: accumulated amortization.............         (1,502)  (6,264)     (8,607)
                                                   -------  -------    --------
                                                     3,461    8,323       9,502
                                                   -------  -------    --------
Goodwill...................................   (6)        0  212,948     188,887
Other intangible assets....................   (6)      496    8,033       8,448
Less: accumulated amortization.............   (6)     (223)  (4,320)    (20,547)
                                                   -------  -------    --------
                                                       273  216,661     176,788
                                                   -------  -------    --------
Investments in associated companies........   (3)        0        0       4,139
Other long-term investments................   (3)        0        0       1,013
Deferred income taxes......................  (14)      577    1,447       2,333
                                                   -------  -------    --------
 Total assets..............................         19,680  275,070     248,685
                                                   =======  =======    ========
   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Short-term debt to banks..................   (7)        0    3,226      42,271
 Other short-term debt.....................   (8)        0    3,438       5,665
 Accounts payable, trade...................          2,322    8,939       5,043
 Payroll-related accruals..................          1,935    4,229       5,296
 Tax-related accruals......................            501      847       2,150
 Billings in excess of cost and estimated
  earnings on uncompleted contracts........   (4)      970      857       1,818
 Other accrued expenses and current
  liabilities..............................   (9)    1,499    5,962       6,264
 Deferred income...........................          1,107    3,430       3,579
 Deferred income taxes.....................  (14)      577    1,447       2,377
                                                   -------  -------    --------
 Total current liabilities.................          8,911   32,375      74,463
                                                   =======  =======    ========
Long-term debt to banks....................  (10)    2,000    2,000       2,000
Long-term debt to shareholders.............  (11)    4,555    4,000           0
Other long-term debt.......................  (12)    7,005   18,356       1,850
                                                   -------  -------    --------
 Total liabilities.........................         22,471   56,731      78,313
                                                   -------  -------    --------
Minority interest..........................              0      400         426
                                                   -------  -------    --------
Shareholders' equity:                        (15)
 Common Stock..............................              0   44,748      52,512
 GmbH Capital..............................            158        0           0
 Additional paid-in capital................         10,567  271,751     343,260
 Accumulated deficit.......................        (13,549) (57,587)   (109,064)
 Deferred compensation.....................  (16)        0  (39,261)   (113,376)
 Accumulated other comprehensive income
  (loss)...................................             33   (1,712)     (3,386)
                                                   -------  -------    --------
 Total shareholders' equity................         (2,791) 217,939     169,946
                                                   -------  -------    --------
 Total liabilities and shareholders'
  equity...................................         19,680  275,070     248,685
                                                   =======  =======    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             BROKAT INFOSYSTEMS AG

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             Six Months
                                               Year Ended                      Ended
                                                June 30,                    December 31,
                           Note      1997         1998          1999            1999
                          -------- ---------  ---------------------------  ----------------
                          (DM in thousands, except share data and per share data)
Revenue.................     (18)     12,101       29,571          62,487          51,287
Cost of Sales (exclusive
 of DM 4,298.0 thousand
 and DM 6,794.0 thousand
 of non-cash charges
 from stock option
 grants in the six
 months ended December
 31, 1999 and the year
 ended June 30, 1999)...              (7,971)     (15,493)        (31,325)        (22,937)
                                   ---------   ----------   -------------   -------------
Gross profit............               4,130       14,078          31,162          28,350
                                   ---------   ----------   -------------   -------------
Selling expenses
 (exclusive of DM
 3,524.0 thousand and DM
 6,070.0 thousand of
 non-cash charges from
 stock option grants in
 the six months ended
 December 31, 1999 and
 the year ended June 30,
 1999)..................              (3,118)     (16,636)        (38,848)        (27,714)
General and
 administrative expenses
 (exclusive of DM
 1,552.0 thousand and DM
 1,580.0 thousand of
 non-cash charges from
 stock option grants in
 the six months ended
 December 31, 1999, and
 the year ended June 30,
 1999)..................              (1,332)      (4,305)        (10,639)        (12,643)
Research and development
 expenses (exclusive of
 DM 2,866.0 thousand and
 DM 1,896.0 thousand of
 non-cash charges from
 stock option grants in
 the six months ended
 December 31, 1999, and
 the year ended June 30,
 1999)..................              (1,450)      (4,917)         (8,733)        (12,769)
Amortization of goodwill
 and other intangible
 assets from
 acquisitions...........                   0            0          (3,686)        (15,797)
Non-cash charges
 associated with stock
 option grants..........     (16)          0            0         (16,340)        (12,240)
                                   ---------   ----------   -------------   -------------
Total operating
 expenses...............              (5,900)     (25,858)        (78,246)        (81,163)
                                   ---------   ----------   -------------   -------------
Operating loss..........              (1,770)     (11,780)        (47,084)        (52,813)
                                   ---------   ----------   -------------   -------------
Interest income.........                   5          150           1,528              35
Interest expense........                (157)        (454)           (960)           (867)
Other, net..............                 198          239           2,565           2,298
                                   ---------   ----------   -------------   -------------
Loss before income taxes
 and extraordinary
 items..................              (1,724)     (11,845)        (43,951)        (51,347)
                                   ---------   ----------   -------------   -------------
Income tax benefit
 (expense)..............     (14)         10            0            (113)           (104)
Minority interest.......                   0            0              90             (26)
                                   ---------   ----------   -------------   -------------
Loss before
 extraordinary items....              (1,714)     (11,845)        (43,974)        (51,477)
Extraordinary loss on
 early extinguishment of
 debt...................                   0            0             (64)              0
                                   ---------   ----------   -------------   -------------
Net loss................              (1,714)     (11,845)        (44,038)        (51,477)
                                   =========   ==========   =============   =============
Basic and diluted loss
 per share:
Loss before
 extraordinary items....                                            (2.23)          (1.92)
Extraordinary loss......                                            (0.01)           0.00
Net loss................                                            (2.24)          (1.92)
                                                            =============   =============
Weighted average number
 of common shares
 outstanding............                                       19,694,650      26,848,773
                                                            =============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                             BROKAT INFOSYSTEMS AG

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                     Other
                                                                                                    Compre-   Total   Compre-
                  Preferred Stock       Common Stock            Additional Accumulated              hensive  Stock-   hensive
                  ------------------  -----------------  GMBH    Paid-in    Earnings     Deferred   Income   holders  Income
                   Shares    Amount     Shares   Amount Capital  Capital    (Deficit)  Compensation (Loss)   Equity   (Loss)
                  ---------  -------  ---------- ------ ------- ---------- ----------- ------------ -------  -------  -------
                                                   (DM in thousands, except share data)
Balance, June
30, 1996........          0       0            0      0    62          0         107            0        0       169
Dividends.......          0       0            0      0     0          0         (97)           0        0       (97)
Capital
increases.......          0       0            0      0    65        591           0            0        0       656
Net income......          0       0            0      0     0          0      (1,714)           0        0    (1,714)  (1,714)
                                                                                                                      -------
Comprehensive
loss............                                                                                                       (1,714)
                  ---------   -----   ---------- ------  ----    -------    --------     --------   ------   -------  -------
Balance, June
30, 1997........          0       0            0      0   127        591      (1,704)           0        0      (986)
                  ---------   -----   ---------- ------  ----    -------    --------     --------   ------   -------
Capital
increases.......          0       0            0      0    31      9,976           0            0        0    10,007
Net loss........          0       0            0      0     0          0     (11,845)           0        0   (11,845) (11,845)
Foreign currency
translation
adjustment......          0       0            0      0     0          0           0            0       33        33       33
                                                                                                                      -------
Comprehensive
loss............                                                                                                      (11,812)
                  ---------   -----   ---------- ------  ----    -------    --------     --------   ------   -------  -------
Balance, June
30, 1998........          0       0            0      0   158     10,567     (13,549)           0       33    (2,791)
                  ---------   -----   ---------- ------  ----    -------    --------     --------   ------   -------
Shares issued in
connection with
the conversion
from GmbH to
AG..............     30,780      51       64,200    107  (158)         0           0            0        0         0
Conversion of
preferred stock
to common
stock...........    (30,780)    (51)      30,780     51     0          0           0            0        0         0
Shares issued
upon conversion
of debt.........          0       0        1,419      2     0      7,484           0            0        0     7,486
Shares issued in
IPO, net of
issuance cost...          0       0   24,000,000 40,000     0     34,066           0            0        0    74,066
Shares issued
after IPO.......          0       0      420,000    700     0      8,260           0            0        0     8,960
Shares issued
for acquisition
of
MeTechnology....          0       0    2,332,374  3,888     0    155,773           0            0        0   159,661
Non-cash
compensation
from issuance of
stock options to
employees.......          0       0            0      0     0     55,601           0      (55,601)       0         0
Amortization of
deferred stock
option
compensation....          0       0            0      0     0          0           0       16,340        0    16,340
Net loss........          0       0            0      0     0          0     (44,038)           0        0   (44,038) (44,038)
Foreign currency
translation
adjustment......          0       0            0      0     0          0           0            0   (1,745)   (1,745)  (1,745)
                                                                                                                      -------
Comprehensive
loss............                                                                                                      (45,783)
                  ---------   -----   ---------- ------  ----    -------    --------     --------   ------   -------  -------
Balance, June
30, 1999........          0       0   26,848,773 44,748     0    271,751     (57,587)     (39,261)  (1,712)  217,939
                  ---------   -----   ---------- ------  ----    -------    --------     --------   ------   -------
Adjustment to
reflect change
in par value....          0       0            0  7,764     0     (7,764)          0            0        0         0
Change in
deferred
compensation for
variable stock
options to
employees on
previous stock
option grants...          0       0            0      0     0     35,431           0      (35,431)       0         0
Non-cash
compensation on
stock options
granted to
employees under
ME-Plan.........          0       0            0      0     0          0           0       (7,082)       0    (7,082)
Non-cash
compensation
from issuance of
stock options to
employees under
1999 Plan.......          0       0            0      0     0     43,842           0      (43,842)       0         0
Amortization of
deferred stock
option
compensation....          0       0            0      0     0          0           0       12,240        0    12,240
Net loss........          0       0            0      0     0          0     (51,477)           0        0   (51,477) (51,477)
Foreign currency
translation
adjustment......          0       0            0      0     0          0           0            0   (1,674)   (1,674)  (1,674)
                                                                                                                      -------
Comprehensive
loss............                                                                                                      (53,151)
                  ---------   -----   ---------- ------  ----    -------    --------     --------   ------   -------  -------
Balance,
December 31,
1999............          0       0   26,848,773 52,512     0    343,260    (109,064)    (113,376)  (3,386)  169,946
                  =========   =====   ========== ======  ====    =======    ========     ========   ======   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                             BROKAT INFOSYSTEMS AG

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Six Months
                                     Year Ended June 30,           Ended
                                    ------------------------   December 31,
                                     1997    1998     1999         1999
                                    ------  -------  -------  ----------------
                                          (DM in thousands)
Cash flow from Operating
 Activities:
 Net loss.........................  (1,714) (11,845) (44,038) (51,477)
 Adjustments to reconcile net loss
  to net cash used in operating
  activities:
 Extraordinary loss...............       0        0       64        0
 Minority interest................       0        0      (90)      26
 Depreciation and amortization....     734    1,374    6,705   18,892
 Gain on disposal of property and
  equipment.......................      29       (1)      (2)       0
 Deferred income taxes............     (10)       0        0       44
 Non-cash charges associated with
  stock option grants.............       0        0   16,340   12,240
 Changes in operating assets and
  liabilities:
  Accounts receivable.............  (3,113)  (6,960) (23,377)  (1,111)
  Net changes in cost and
   estimated earnings in excess of
   billings.......................  (1,576)     740    3,718    1,495
  Prepaid expenses and other
   current assets.................    (148)    (833)  (1,442)  (5,872)
  Accounts payable, trade.........   1,504      613    4,750   (3,896)
  Payroll and tax related
   accruals.......................     572    1,153    2,050    2,370
  Other accrued expenses and
   liabilities....................     348    1,363     (564)    (340)
  Deferred income.................     160      947      200      149
                                    ------  -------  -------  -------
 Net cash used in operating
  activities......................  (3,214) (13,449) (35,686) (27,480)
                                    ------  -------  -------  -------
Cash flow from Investing
 Activities:
 Acquisitions of intangible
  assets..........................    (282)    (159)  (5,628)    (443)
 Purchases of property and
  equipment.......................  (1,466)  (3,710)  (5,207)  (3,891)
 Purchases of investments.........       0        0        0   (4,526)
 Acquisitions, net of cash
  acquired........................       0        0  (29,431)     (30)
 Proceeds from sale of property
  and equipment...................       4      106      293        0
                                    ------  -------  -------  -------
  Net cash used in investing
   activities.....................  (1,744)  (3,763) (39,973)  (8,890)
                                    ------  -------  -------  -------
Cash flow from Financing
 Activities:
 Net change in short-term debt....   2,995   (1,129)       0   37,746
 Proceeds from debt issuances.....   1,516   10,130        0        0
 Issuances of share capital.......     551   10,007   83,025        0
 Dividends paid...................     (97)       0        0        0
                                    ------  -------  -------  -------
  Net cash provided by financing
   activities.....................   4,965   19,008   83,025   37,746
                                    ------  -------  -------  -------
Effect of Exchange Rate
 Differences on Cash..............       0       20   (2,057)  (1,554)
Increase (decrease) in Cash and
 Cash Equivalents.................       7    1,816    5,309     (178)
Cash and Cash Equivalents:
 At the beginning of the period...       9       16    1,832    7,141
                                    ------  -------  -------  -------
 At the end of the period.........      16    1,832    7,141    6,963
                                    ======  =======  =======  =======
Supplemental Disclosure of Cash
 flow Information:
Cash paid for:
 Interest.........................     105      330      930      636
 Income taxes.....................       9        0        0      240

Supplemental Disclosures of Non-Cash Transactions:

   In the year ended June 30, 1999, the Company acquired MeTechnology AG, Leipzig, in exchange for common shares of the Company with a fair value of DM 159,661.0 thousand. Also during that year, approximately DM 7,486.0 thousand of debt was converted into equity.

   In the six months period ended December 31, 1999, the change in deferred compensation related to stock options of DM 86,355.0 thousand was credited to additional paid-in capital in the amount of DM 79,273.0 thousand and goodwill in the amount of DM 7,082.0 thousand. In the same period long-term debt recorded in connection with the acquisition of MeTechnology of DM 16,980.0 thousand was forgiven and charged to goodwill (see Note 12).

  The accompanying notes are an integral part of these consolidated financial statements.

                             BROKAT INFOSYSTEMS AG

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Company

   Brokat Infosystems AG (formerly: Brokat Informationssysteme GmbH), Stuttgart, Germany, was founded on September 17, 1994. The Company and its subsidiaries develop and market cross-channel software for the integration of existing IT systems and applications into various electronic channels such as Internet, mobile radio or call centers. The Company's main customers are banks and other institutions which offer and process services through electronic channels.

   By a shareholders' resolution of April 1, 1998, the parent company was converted from a limited liability company (Gesellschaft mit beschrankter Haftung, "GmbH") to a stock corporation (Aktiengesellschaft, "AG"). Under a GmbH the equity interests of the shareholders in the company are not represented by a specific number of shares. Under the stock corporation structure, shares are issued to the shareholders and the number of shares issued corresponds to the share capital of the company. The change in capital structure was registered with the commercial register in Stuttgart on July 3, 1998.

   On September 17, 1998, the Company completed an initial public offering ("IPO") of its share capital in Germany and listed its shares on the Neuer Markt, a German stock exchange. The listing of these shares and the IPO, itself, involved a series of transactions that immediately preceded the initial public offering. These transactions are discussed in the following paragraphs.

   The purpose of these transactions was to increase the number of shares outstanding immediately prior to the IPO, without effecting a stock split, as well as comply with German law that requires existing shareholders to have a pre-emptive right to purchase newly issued shares before outside shareholders may purchase these shares.

   On September 15, 1998, existing shareholders of the Company (the "Existing Shareholders") participated in a rights offering, whereby existing shareholders were issued 248.97 rights for each share of stock owned. Each right allowed shareholders to purchase one share of the Company's common stock for a price of DM 3.33 per share. In aggregate, 24,000,000 rights were issued to shareholders.

   Immediately upon issuance, the shareholders sold 3,750,000 of their rights to Banque Paribas, Frankfurt am Main ("Paribas"), an entity which acted as an investment banker for the Company. Paribas acquired these rights for a cash consideration of DM 18.00 per right. This value was determined based upon the difference between the Company's initial public offering price of DM 21.33 per share (see below) and the exercise price of the right of DM 3.33 per share. Upon acquisition, Paribas then immediately exercised all of the rights and purchased 3,750,000 shares of the Company's common stock for cash proceeds totaling DM 12,500,000, excluding underwriter discounts and commissions.

   Using the consideration received from the sale of the 3,750,000 conversion rights, the Existing Shareholders then exercised their rights and purchased 20,250,000 shares of the Company's common stock for cash proceeds totaling DM 67,500,000. In total, the Company received DM 80,000,000 from the sale of the stock rights.

   The remaining 3,750,000 shares then held by the bank were issued to the public at an offering price of DM 21.33 per share. All proceeds from the issuance of these shares were retained by Paribas to offset initial funding requirements to obtain and exercise the 3,750,000 rights.

                             BROKAT INFOSYSTEMS AG

   The following table summarizes cash proceeds and expenditures by the parties to all of the transactions:

                                         Cash received/(expended)
                             ---------------------------------------------------
                                            Existing        New
                                Bank      Shareholders  Shareholders   Company
                             -----------  ------------  ------------  ----------
   Sale of rights to
    Paribas................  (67,500,000)  67,500,000           --           --
   Exercise of rights by
    Paribas................  (12,500,000)         --            --    12,500,000
   Exercise of rights by
    Existing Shareholders..          --   (67,500,000)          --    67,500,000
   Sale of shares to new
    shareholders...........  80,000,0000          --    (80,000,000)         --
                             -----------  -----------   -----------   ----------
                                     --           --    (80,000,000)  80,000,000
                             ===========  ===========   ===========   ==========

   In connection with the rights offering, the Existing Shareholders of the Company remained in the same economic position both immediately before and after the offering. Net proceeds to the Company as a result of the transactions described above was DM 74,066,000, consisting of gross proceeds of DM 80,000,000 less underwriters' discounts, commissions and other offering expenses of DM 5,934,000. Additionally, the Company raised DM 8,960,000 from the exercise of the over-allotment option in October 1998, resulting in total net proceeds from the offering of approximately DM 83,000,000.

Note 2. Summary of Significant Accounting Policies

 Basis of consolidation

   The accompanying consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("US-GAAP"). The assets, liabilities and results of operations of entities in which the Company has a controlling interest have been consolidated. Investments in which the Company exercises significant influence, but which it does not control (generally 20-50% ownership interest) are accounted for under the equity method of accounting. Investments in which the Company has less than a 20% ownership interest are accounted for under cost method of accounting. All significant intercompany accounts and transactions have been eliminated. Minority interest represents the 49% separate ownership of the German subsidiary Go-Solutions GmbH.

 Basis of presentation

   The accompanying consolidated financial statements are stated in thousands of Deutsche Marks.

   The Company's fiscal year previously ended on June 30. In November, 1999, the Shareholders Meeting approved management's plan to change the Company's fiscal year to a calendar year ending on December 31. In 1999, the transition year, the Company's fiscal year begins July 1, 1999, and ends December 31, 1999. Beginning July 1, 1999, international operating subsidiaries, which had generally been included in the consolidated financial statements based on interim financial statements for fiscal years ending June 30, are now included in the consolidated financial statements based on fiscal years ending December 31.

   The consolidated statements of operations, shareholders' equity, and cash flows are presented for the six months ended December 31, 1999, and for each of the three years ended June 30, 1999, June 30, 1998, and June 30, 1997.

                             BROKAT INFOSYSTEMS AG

   For comparative purposes only, the following table presents the condensed results of operations for the six months ended December 31, 1999 and 1998.

                 Condensed Consolidated Statement of Operations

                                                  Six Months Ended
                                                    December 31,
                                            --------------------------------
                                                 1998             1999
                                            ---------------   --------------
                                              (Unaudited)       (Audited)
                                            (DM in thousands, except per
                                                     share data)
   Revenue.................................           19,671           51,287
   Cost of Sales...........................          (10,371)         (22,937)
                                              --------------   --------------
   Gross Profit............................            9,300           28,350
                                              --------------   --------------
   Other costs and expenses................          (21,745)         (79,697)
                                              --------------   --------------
   Loss before income taxes................          (12,445)         (51,347)
                                              --------------   --------------
   Income taxes............................                0             (104)
   Minority Interest.......................                0              (26)
   Extraordinary loss on early
    extinguishment of debt.................              (64)               0
                                              --------------   --------------
   Net loss................................          (12,509)         (51,477)
                                              ==============   ==============
   Basic and diluted loss per share before
    extraordinary items....................            (0.63)           (1.92)
                                              ==============   ==============
   Basic and diluted loss per share........            (0.63)           (1.92)
                                              ==============   ==============

 Use of estimates

   The preparation of financial statements in conformity with US-GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Foreign currency translation

   The Company's financial statements are prepared in Deutsche Mark. The functional currency of each of the Company's subsidiaries is the local currency in which each subsidiary is located. Assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. Differences arising from the translation are recorded to accumulated other comprehensive income. Transactions in foreign currencies are translated at the exchange rate in effect at the date of each transaction. Differences in exchange rates during the period between the date a transaction denominated in a foreign currency is consummated and the date on which it is either settled or translated for inclusion in a consolidated balance sheet are recognized in the statement of operations and are included in "Other, net" for that period. The foreign currency exchange gain (loss) recognized in the statement of operations for the six months period ended December 31, 1999, and the years ended June 30, 1999, June 30, 1998, and June 30, 1997 was DM 2,250.0 thousand, DM 2,177.0 thousand, DM (215.0) thousand and DM 0 thousand, respectively.

 Cash and cash equivalents

   All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The carrying amounts of cash and cash equivalents approximates fair value due to the short maturity of these investments.

                             BROKAT INFOSYSTEMS AG

 Trade accounts receivable

   Receivables with recognizable risks are provided for by adequate allowances, while uncollectible receivables are written off. Trade accounts receivable are expected to be settled within one year of the origination of the receivable.

 Advances on purchase commitments

   Advances on purchase commitments represent prepayments on software licenses purchased from a related party (see Note 19).

 Accounting for long-lived assets

   The Company, at each balance date, evaluates the recoverability of the carrying amount of its long-lived assets in accordance with Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of". Whenever events or changes in circumstances indicate that the carrying amounts of those assets may not be recoverable over the remaining amortization period, the Company will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. To the extent that these cash flows are less than the carrying amounts of the assets, the Company will record impairment losses to write the asset down to fair value. As of December 31, 1999, management believes that no such impairment exists.

   Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful life of the assets, ranging from 3 years for computer hardware and 5 to 10 years for furniture and fixtures.

   Cost includes major expenditures and replacements which extend useful lives or increase capacity and interest cost associated with significant capital additions. For all periods presented, interest costs allocable to these projects have been insignificant and have not been capitalized. When assets are sold or retired, their cost and related accumulated depreciation are removed from the appropriate accounts. Any gains or losses on disposition of such assets are recorded as other income or expense. Maintenance and minor repairs are charged to operations as incurred.

   Purchased software is stated at cost and depreciated using the straight-line method over the estimated useful life of the software.

   Goodwill and purchased intangible assets are capitalized and amortized on a straight line basis over their estimated periods to be benefited. This amortization period is determined individually for each asset and ranges from 3 to 7 years.

 Income taxes

   The Company utilizes the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

 Earnings (loss) per share information

   In accordance with SFAS No. 128, "Earnings per Share" basic earnings per share are calculated using income available to common shareholders divided by the weighted average of common shares outstanding

                             BROKAT INFOSYSTEMS AG
during the year. Diluted earnings per share are similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. For all periods presented, no potentially dilutive securities have been included in the calculation of diluted loss per share as such amounts would be antidilutive in periods in which a loss has been reported. The aggregate number of potential common share equivalents that have been excluded from the diluted loss per share calculation was 2,409,639 and 1,204,818 as of December 31, 1999, and June 30, 1999, respectively, and related entirely to stock options.

   As described in Note 1, the Company changed its corporate structure from a "GmbH" to "AG". Under a GmbH the equity interest of the shareholders in the company are not represented by a specific number of shares. Accordingly there is no per share amount assignable to the Company before fiscal year June 1999.

 Stock splits

   In July 1998 and December 1999, the Company effected a ten-for-one and a three-for-one stock split, respectively. All share and per-share amounts in the accompanying consolidated financial statements have been restated to give effect to both splits.

 Software development costs

   The Company accounts for its software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Capitalization of software development costs begins upon establishment of technological feasibility and ends upon general release of the software to the public. In accordance with SFAS No. 86, the Company has defined technological feasibility as the completion of the working model.

   Research and development costs are incurred during the completion of the preliminary design and conception phase and prior to the technical and economic feasibility of the product being established. These costs are immediately expensed as research and development costs when incurred.

 Advertising costs

   Advertising costs are expensed as incurred. Advertising costs were DM 2,595.0 thousand, DM 3,367.0 thousand, DM 2,011.0 thousand and DM 420.0 thousand for the six months ended December 31, 1999, and for the years ended June 30, 1999, June 30, 1998, and June 30, 1997, respectively.

                             BROKAT INFOSYSTEMS AG

 Revenue recognition

   The Company generates revenues from the installation and licensing of the rights to use its software products to end users. The Company also generates revenues from sales of professional services, including consulting, training, and maintenance.

                   Cost of sales per revenue line (unaudited)

                         Six months ended   Fiscal year ended  Fiscal year ended
                         December 31, 1999    June 30, 1999      June 30, 1998
                         ------------------ ------------------ ------------------
                           KDM    % of rev.   KDM    % of rev.   KDM    % of rev.
                         -------  --------- -------  --------- -------  ---------
Revenue
  Software licensing
   fees.................  19,141     37.3%   21,056     33.7%    7,231     24.5%
  Professional services
   fees.................  22,630     44.1%   21,913     35.1%   16,529     55.9%
  Customer support
   fees.................   5,709     11.1%    5,970      9.6%    1,397      4.7%
  Product sales.........   3,558      6.9%   13,492     21.6%    4,414     14.9%
  Other fees............     249      0.5%       56      0.1%               0.0%
                         -------  --------  -------   -------  -------   -------
    Total revenue.......  51,287    100.0%   62,487    100.0%   29,571    100.0%
                         =======  ========  =======   =======  =======   =======

Cost of sales
  Cost of software
   licensing fees.......    (200)   (1.0)%     (200)   (0.9)%     (100)   (1.4)%
  Cost of professional
   services fees........ (15,510)  (68.5)%  (14,770)  (67.4)%  (10,467)  (63.3)%
  Cost of customer
   support fees.........  (3,510)  (61.5)%   (4,198)  (70.3)%     (961)  (68.8)%
  Cost of product
   sales................  (3,717) (104.5)%  (12,157)  (90.1)%   (3,965)  (89.8)%
  Cost of other fees....       0      0.0%        0      0.0%
                         -------  --------  -------   -------  -------   -------
    Total cost of
     sales.............. (22,937)  (44.7)%  (31,325)  (50.1)%  (15,493)  (52.4)%
                         =======  ========  =======   =======  =======   =======

Gross Profit
  Gross Profit from
   software licensing
   fees.................  18,941     99.0%   20,856     99.1%    7,131     98.6%
  Gross Profit from
   professional service
   fees.................   7,120     31.5%    7,143     32.6%    6,062     36.7%
  Gross Profit from
   customer support
   fees.................   2,199     38.5%    1,772     29.7%      436     31.2%
  Gross Profit from
   product sales........   (159)    (4.5)%    1,335      9.9%      449     10.2%
  Gross Profit from
   other fees...........     249    100.0%       56    100.0%
                         -------  --------  -------   -------  -------   -------
    Total gross
     profits............  28,350     55.3%   31,162     49.9%   14,078     47.6%
                         =======  ========  =======   =======  =======   =======

   Revenues from software license agreements are recognized upon delivery of the software if among other things (1) persuasive evidence of an arrangement exists, (2) collection is probable, (3) all license payments are due within one year, (4) the license fee is otherwise fixed and determinable and (5) vendor specific evidence exists to allocate the total fee to all elements of the arrangement.

   Software licenses are sold directly to end users as well as to distributors or valued-added resellers ("VARs"). These distributors and VARs then attempt to sell the related licenses, along with other services, to other end users. These distributors will often buy multiple licenses that allow the software to be installed on a fixed number of hardware platforms, such as five licenses each for IBM, MacIntosh and Sun Microsystems equipment. The distributor may, at its option during the license period, exchange one or more licenses for one computer platform for those of another platform. However, the distributor can never obtain more licenses than

                             BROKAT INFOSYSTEMS AG
total number originally purchased, unless separate license arrangements are contracted. No right of return exists associated with any installed or unused licenses. In connection with software licenses sold to distributors and VARs, the Company recognizes revenues based on the same factors previously indicated.

   The Company may sell software licenses together with other services.

   Service revenue is primarily related to implementation and installation services performed under separate service arrangements. Revenues from consulting, training and maintenance services are recognized as the services are performed.

   Billings on software license agreements and services provided by the Company are generally made at the time the license is delivered or the services are completed. Billings are generally payable by customers within 30 days after issuance of the invoice. Certain license agreements with distributors allow for the distributors to pay for the license over a period that is longer than 30-45 days. In no circumstances, though, do these terms extend beyond twelve months from the date the software license has been delivered.

   Sometimes, a license agreement includes both software and service elements. Typically, these services include installation and customization of software, and postcontract maintenance services. The revenues to be generated from postcontract maintenance services embedded in the agreement are separately identified and accounted for as described in the following paragraph. Revenues from the remaining facets of the contract, including the licensing, customization and installation of the software, are deferred and recognized under the percentage of completion method of accounting as services are performed. Due to the long-term nature of these projects, percentage of completion is measured by the labor cost incurred to total estimated labor cost method. Billings issued to, and cash payments received from customers are not shown as sales revenue but deducted without effect on income from cost in excess of billings on uncompleted contracts or added to billings in excess of costs on uncompleted contracts. Billings are generally payable by customers within 30 days of the issuance of an invoice.

   Sales revenues from maintenance agreements are recorded as revenue ratably over the term of the contract. Revenues from maintenance agreements, which are embedded into sale and installation agreements are estimated based on the price the customer will be required to pay when these services are sold separately (i.e., the renewal rate) and recognized over the term of the agreement. Any unrecognized revenues are recorded on the accompanying balance sheets as deferred income. The Company bills for maintenance agreements on a monthly basis and payments are due within 30-45 days after the billing.

   Changes in job conditions may result in revisions to previously recorded costs and revenues for a particular project. These changes are recognized in the period in which the revisions are determined; this occurs when formal change orders are signed between the Company and the customer. Furthermore, provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

   Sometimes in connection with the installation of customized software, customers separately will request that the Company provide hardware on which the software will reside. The Company will purchase this hardware from third party vendors, and typically those vendors will deliver and install directly the hardware for the customer. In all cases, the Company takes title to the hardware, acts as a principal in the transaction with the vendor and bears collection risk from the customer. Accordingly, the Company recognizes revenues from the sale of hardware on a gross basis, at the time the hardware is delivered to a customer, persuasive evidence of an arrangement exists, the revenues are fixed or determinable and collectibility is probable.

 New accounting standards

   Effective July 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires companies to report comprehensive income, which is defined as all changes in equity during a

                             BROKAT INFOSYSTEMS AG
period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. Net income and other comprehensive income, including foreign currency translation adjustment, minimum pension liability and unrealized gains and losses on investments are to be reported, net of their related tax effect, to arrive at comprehensive income. The Standard requires only additional disclosure in the financial statements and does not affect the Company's financial position or results of operations. Prior years financial statements have been restated to conform to the requirements of SFAS No. 130.

   Effective July 1, 1998, the Company adopted SFAS No. 131, "Disclosure about Segments of an enterprise and related Information". The Company operates in one business segment, the licensing of software products. Therefore the adoption of SFAS No. 131 had no impact on the Company's financial position or results of operations.

   In March 1998 the Accounting Standards Executive Committee of the AICPA approved Statement of Position (SOP) 98-1. This SOP governs the accounting of internally used, acquired or internally developed software and requires the capitalization of certain associated costs. SOP 98-1 is applicable for financial years beginning after December 15, 1998. Effective July 1, 1998, the Company adopted SOP 98-1. In accordance with the capitalization criteria of SOP 98-1 the Company capitalized internally developed, self-used software of DM 0 thousand and DM 437.0 thousand during the six months ended December 31, 1999, and the year ended June 30, 1999.

   The Financial Accounting Standards Board (FASB) recently issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under this statement, accounting for changes in fair value of a derivative depends on its intended use and designation. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133". SFAS No. 137 amends the effective date of SFAS No. 133. SFAS No. 133 will now be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company is currently assessing the potential effects of this new standard. Based on the current and expected levels of derivative instruments used by the Company, the adoption of this new standard is not expected to have a material effect on the Company's results of operations or financial position.

Note 3. Acquisitions

 Transaction Software Technologies, Inc., Atlanta, USA

   On May 9, 1999, the Company acquired Transaction Software Technologies, Inc., Atlanta, USA, (TST), for DM 34.9 million in cash (including direct acquisition costs), of which DM 1,665.0 thousand was to be paid twelve months after closing and another DM 1,665.0 thousand was to be paid 24 months after closing, with no interest due. Complementing the Company's existing software business, TST has been a leader in the development and implementation of cash management systems in U.S. banking institutions. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed, based on the completion of the evaluation of the fair values of TST's assets and liabilities at the date of acquisition. The following is a summary of the purchase price allocation:

                                                                        DM
                                                                  (in thousands)
                                                                  --------------
   Current assets and other tangible assets......................      5,345
   Liabilities assumed...........................................     (6,703)
   Customer list.................................................      4,015
   Goodwill......................................................     31,969
                                                                      ------
                                                                      34,626
                                                                      ======

                             BROKAT INFOSYSTEMS AG

   The acquired customer list is being depreciated over a period of 5 years. Acquired goodwill is being amortized over a period of 7 years. The operating results of TST have been included in the consolidated income statements from the date of acquisition.

 MeTechnology AG, Leipzig

   On May 21, 1999, the Company acquired MeTechnology AG, Leipzig, for the issuance of 2,332,374 shares of Brokat common stock having a value of DM 159.7 million on that date, based on the closing price of the Company's common stock as quoted on the Neuer Market. Additionally, DM 1.2 million direct acquisition cost were paid in cash. Complementing the Company's existing software business, MeTechnology AG has been a leader in the development and implementation of online banking software in Germany. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to the assets acquired and the liabilities assumed, based on the evaluation of the fair values of MeTechnology AG's assets and liabilities at the date of acquisition. The following is a summary of the purchase price allocation:

                                                                        DM
                                                                  (in thousands)
                                                                  --------------
   Current assets and other tangible assets......................      8,876
   Liabilities assumed...........................................    (30,324)
   Customer list.................................................      1,307
   Goodwill......................................................    180,980
                                                                     -------
                                                                     160,839
                                                                     =======

   The acquired customer list is being depreciated over a period of 5 years. Acquired goodwill is being amortized over a period of 7 years. The operating results of MeTechnology AG have been included in the consolidated income statements from the date of acquisition.

   In July 1999, and based on provisions described in the acquisition agreement the sellers of MeTechnology AG agreed to grant 135,150 of the total shares of 2,332,374 that they received in consideration for MeTechnology AG in the form of options to employees of MeTechnology AG. The strike price of these options was DM 21.33 and such options had the same terms as the general stock option plan for the employees of Brokat. The assignment of the employee shares was performed in the six months ended December 31, 1999, as described in Note 16.

   In the six months ended December 31, 1999, goodwill was decreased by DM 7,082.0 thousand due to the grant of the option rights as well as in the amount of DM 16,980.0 thousand due to the revision of management's estimates in relation to the fair value of liabilities assumed. Specifically, convertible debt and other long-term liabilities previously thought to be assumed by Brokat were actually repaid by the former shareholders of MeTechnology AG as described in Note 12.

   The following unaudited pro forma financial information presents results as if the acquisition of TST and MeTechnology AG had occurred at the beginning of the respective periods:

                                                   June 30, 1998 June 30, 1999
                                                   ------------- -------------
                                                    (unaudited)   (unaudited)
                                                    (DM in thousands, except
                                                         per share data)
   Pro forma revenue..............................     39,731        71,653
   Pro forma net loss.............................    (50,721)      (94,887)
   Pro forma loss per share before extraordinary
    items.........................................        --          (4.81)
   Pro forma loss per share.......................        --          (4.82)

                             BROKAT INFOSYSTEMS AG

   These pro forma results have been prepared for comparative purposes only and include certain adjustments such as additional amortization expense as a result of goodwill arising from the purchase and interest expense on acquisition debt. The pro forma results are not necessarily indicative of the results of operations which actually would have resulted had the purchase been in effect at the beginning of the respective periods or of future results.

 Bremen Online Services Entwicklungs- und Betriebsgesellschaft mbH & Co. KG, Bremen

   Bremen Online Services Entwicklungs- und Betriebsgesellschaft mbH & Co. KG, Bremen, was founded by the articles of association dated July 16, 1999. Brokat has a 5% interest in the capital of the company at a cost of DM 1,000.0 thousand, of which DM 334.0 thousand had to be paid immediately and DM 666.0 thousand is to be paid in two equal installments by March 31, 2000, and March 31, 2001, with no interest due. This investment is being accounted for utilizing the cost method of accounting. The purpose of the company is the development, operating and marketing of the Bremen Online Services infrastructure including the online applications from public administration and business who wish to use this safe infrastructure and the initiation and performance of other projects in this area.

 GEKA Beteiligungs AG, Frankfurt

   On September 6, 1999, the Company acquired 100% of the outstanding common stock of GEKA-Beteiligungs AG, Frankfurt, for DM 130.0 thousand GEKA Beteiligungs AG does not yet have an operating business. The organization cost of DM 30.0 thousand was expensed in the current period.

 LexLinkLine AG, Dusseldorf

   On October 18, 1999, the Company acquired 12.5% of the outstanding common stock of LexLinkLine AG, Dusseldorf, for DM 39.0 thousand. This investment is being accounted for using the cost method of accounting. LexLinkLine AG will develop and market "Web&Voice" technologies. As part of its product range LexLinkLine will market the "Internet Communication Center" for Brokat which connects the Internet and the Call-Center.

 Fernbach Financial Software S.A., Luxembourg

   On December 20, 1999, the Company acquired 25.1% of the outstanding common stock of Fernbach Financial Software S.A., Luxembourg, for DM 4.0 million in cash (and additional direct acquisition costs of DM 154.0 thousand). The excess of the purchase price over the company's proportionate share of the fair value of net assets acquired of DM 4,075.0 thousand is being amortized on a straight-line basis over a period of 7 years. This investment is being accounted for using the equity method of accounting.

   Fernbach Financial Software S.A., Luxembourg, holds 100% interests in Fernbach Software S.A, Luxembourg, in Fernbach Software AG, Deutschland, and in Fernbach-Software AG, Switzerland. Fernbach companies develop and market software and hardware solutions for the handling of transactions, particularly in the area of bank software.

   The purchase agreement gave Brokat an option to acquire the remaining shares of Fernbach Financial Software S.A. until June 30, 2000. Brokat can exercise the options as of December 31, 1999, March 31, or June 30, 2000. The option purchase price is variable and depends on weighted sales, profit and order backlog values that have been achieved as proxies for the fair value of Fernbach on each date the option can be exercised. Brokat is also obligated to exercise the option as of June 30, 2000, provided the consolidated financial statements of the Fernbach companies show a positive pre-tax result as of the option date June 30,

                             BROKAT INFOSYSTEMS AG

2000, for the period from January 1 to June 30, 2000, after the elimination of any special charges. No value was assigned to this option at the time of the acquisition of Fernbach Financial Software S.A., as the option allows for the purchase of the remaining interest in Fernbach at fair value and is based on Fernbach's past and expected future near-term operating losses (see also Note
20).

Note 4. Cost and Estimated Earnings in Excess of Billings on Uncompleted
Contracts

 Cost and estimated earnings on uncompleted contracts

   Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues have been recorded but the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. Cost and estimated earnings contains directly allocable costs (labor cost and cost of services provided by third parties) as well as the appropriate portion of overheads including pro rata administrative expenses.

   Costs and estimated earnings on uncompleted contracts and related amounts billed are as follows:

                                                     Year Ended      Six Months
                                                      June 30,         Ended
                                                   ---------------  December 31,
                                                    1998    1999        1999
                                                   ------  -------  ------------
                                                        (DM in thousands)
   Costs incurred on uncompleted contracts........  1,930    6,613      5,379
   Estimated earnings.............................  3,147    8,082      6,161
                                                   ------  -------    -------
                                                    5,077   14,695     11,540
                                                   ------  -------    -------
   Less billings to date.......................... (4,241) (13,053)   (11,393)
                                                   ------  -------    -------
                                                      836    1,642        147
                                                   ======  =======    =======

   Such amounts are included in the accompanying Consolidated Balance Sheets under the following captions:

                                                   Year Ended     Six Months
                                                    June 30,        Ended
                                                   ------------  December 31,
                                                   1998   1999       1999
                                                   -----  -----  ------------
                                                      (DM in thousands)
   Costs and estimated earnings in excess of
    billings on uncompleted contracts............. 1,806  2,499      1,965
   Billings in excess of cost and estimated
    earnings on uncompleted contracts.............  (970)  (857)    (1,818)
                                                   -----  -----     ------
                                                     836  1,642        147
                                                   =====  =====     ======

                             BROKAT INFOSYSTEMS AG

Note 5. Prepaid Expenses and Other Current Assets

   Prepaid expenses and other current assets are generally accounted for at nominal value and have a residual term of up to one year.

   Prepaid expenses and other current assets consist of the following:

                                                        Year Ended   Six Months
                                                         June 30,      Ended
                                                        ----------- December 31,
                                                        1998  1999      1999
                                                        ----- ----- ------------
                                                           (DM in thousands)
   Prepaid taxes.......................................   204   704    2,130
   Deferred charges....................................   413   478      917
   Other...............................................   398 2,741    3,748
                                                        ----- -----    -----
                                                        1,015 3,923    6,795
                                                        ===== =====    =====

   The other prepaid expenses and current assets mainly contain rent deposits, receivables from employees and other prepayments.

Note 6. Goodwill and Other Intangible Assets

   Intangible assets consist of the following:

                                                        Year Ended   Six Months
                                                         June 30,      Ended
                                                       ------------ December 31,
                                                       1998  1999       1999
                                                       ---- ------- ------------
                                                           (DM in thousands)
   Goodwill...........................................   0  209,406   170,095
   Customer list......................................   0    5,181     4,649
   Software........................................... 273    2,074     2,044
                                                       ---  -------   -------
                                                       273  216,661   176,788
                                                       ===  =======   =======

   Intangible assets are amortized over the following periods:

                                                                        Useful
                                                                         life
                                                                       ---------
   Goodwill...........................................................   7 years
   Customer list......................................................   5 years
   Software........................................................... 3-5 years

   All intangible assets are amortized using the straight-line method.

Note 7. Short-Term Debt to Banks

   At December 31, 1999, the Company had DM 75,500.0 thousand (June 30, 1999:
DM 16,300.0 thousand; June 30, 1998: DM 1,500.0 thousand) general purpose lines of credit with several banks. Under the Credit Arrangements, the Company has the option to borrow amounts at various interest rates, payable in Deutsche Mark. Use of the borrowing is unrestricted, with the exception of the borrowings under the line of credit with Deutsche Bank AG, Stuttgart, and the borrowings are unsecured.

                             BROKAT INFOSYSTEMS AG

   At December 31, 1999, the Company had outstanding debt borrowings under the Credit Arrangements amounting to DM 42,271.0 thousand (June 30, 1999: DM 3,226.0 thousand, June 30, 1998: DM 0 thousand).

   Included in the lines of credit is an overdraft credit of DM 60 million granted initially by Deutsche Bank AG, Stuttgart, to Brokat until December 31, 1999. The funds are to be used exclusively for operating purposes. The current interest rate is computed at 6% per annum. An extension of the line of credit has been agreed under certain fulfilled conditions until June 30, 2000.

   The interest rate on short-term borrowings outstanding at December 31, 1999, was between 4.08% and 6.0% (June 30, 1999: between 5.5%-8.25%, June 30, 1998:
no outstanding balances).

Note 8. Other Short-Term Debt

   Other short-term debt are as follows:

                                                         Year Ended  Six Months
                                                          June 30,     Ended
                                                         ---------- December 31,
                                                         1998 1999      1999
                                                         ---- ----- ------------
                                                            (DM in thousands)
   tbg..................................................    0     0    4,000
   Short-term loan......................................    0 1,773        0
   Debt from purchase price commitments.................    0 1,665    1,665
                                                         ---- -----    -----
                                                            0 3,438    5,665
                                                         ==== =====    =====

   Regarding the short-term debt against Technologie-Beteiligungs-Gesellschaft mbH of the Deutsche Ausgleichsbank, Bonn (also referred to as "tbg") (see Note
11).

   The short-term loans were granted by a former shareholder of MeTechnology AG, Leipzig, and were repaid during the six months ended December 31, 1999.

   The debt from the purchase price obligation resulted from the purchase of Transaction Software Technologies, Inc., Atlanta, USA, and is due in May 2000.

Note 9. Other Accrued Expenses and Current Liabilities

   Other accrued expenses and current liabilities mainly contain provisions for interest payments, outstanding invoices, as well as potential losses from customer projects.

Note 10. Long-Term Debt to Banks

   By contract dated May 23, 1997, Kreissparkasse Boblingen provided Brokat with a line of credit of DM 2,000.0 thousand. The loan has a term of ten years. Interest is to be paid on the loan at 7% per annum. Furthermore, the creditor receives profit-based remuneration of 20% per annum of the net profit for the year, but not exceeding 3% of the stated value of the loan. Repayment shall be made in one sum at the end of the term. As of December 31, 1999, all of the loan had been utilized.

   The credit agreement contains conditions and events of default, the failure to comply with, or occurrence of, would generally give the lender the right to terminate the credit agreement and require the repayment of the outstanding borrowings under the credit agreement. The most restrictive of such conditions include the approval of the bank to certain legal transactions. Those transactions are among others: (1) an amendment or a

                             BROKAT INFOSYSTEMS AG
change of the Company's statutes, (2) sale of the Company or a part of the Company as well as the acquisition or the sale of other companies or the shares in other companies as well as the foundation of subsidiaries, (3) the signing/changing/termination of contracts with shareholders, relatives of shareholders except for the case when the modified contracts will meet arm's-length-principle. The Company is not in compliance with certain of these covenants but such non-compliance has been waived by the bank. Specifically, the company had entered into certain contracts prior to obtaining approval from the lenders. On February 3rd, 2000 the lenders approved the signing of the contracts and waived the non-compliance with the covenants.

Note 11. Long-Term Debt to Shareholders

   Long-term debt to shareholders are as follows:

                                                       Year Ended   Six Months
                                                        June 30,      Ended
                                                       ----------- December 31,
                                                       1998  1999      1999
                                                       ----- ----- ------------
                                                          (DM in thousands)
   tbg................................................ 4,000 4,000        0
   AET (at present value, imputed interest rate 5%)...   420     0        0
   Other..............................................   135     0        0
                                                       ----- -----     ----
                                                       4,555 4,000        0
                                                       ===== =====     ====

   As of June 30, 1999, and 1998, tbg has three "silent participations" in the parent company totaling DM 4,000.0 thousand. With its first silent participation on December 2, 1996, tbg invested DM 1,000.0 thousand in the Company. The investment had an initial term until June 30, 2006. By contract dated September 19, 1997, a second silent participation of DM 1,000.0 thousand was consummated; this loan expires on December 31, 2007. By supplementary agreements of August 1, 1998, both participations were converted into loans with an annual interest rate of 10.5% and the condition, that the loans can be terminated no earlier than September 30, 1999. By contract dated September 19, 1997, a third silent participation of DM 2,000.0 thousand was concluded; this expires on December 31, 2007. By side agreement of August 1, 1998, the annual interest amounts to 11.5% and the loans can be terminated no earlier than September 30, 1999.

   The tbg agreements contain conditions and events of default, the failure to comply with, or occurrence of, would generally give the lender the right to terminate the credit agreement and require the repayment of the outstanding borrowings under the credit agreement. The most restrictive of such conditions include the approval of the silent partner to certain legal transactions. Those transactions are among others: the ratification of amendments or changes of the Company's statutes.

   By side agreements dated August 27, 1999, all three loans in the amount of DM 4,000.0 thousand have been converted into short-term debt, due June 30, 2000. The annual interest amounts have been changed to 6.0% beginning of October 1, 1999.

   As of July 1, 1998, a loan payable of DM 486.0 thousand was due to the shareholder Advanced European Technologies N.V., ED Heiloo, Netherlands (also referred to here as "AET"). The loan was originally callable on October 31, 2001, and was subject to interest at a rate of 5% per annum, with the first five years being free of interest. Accordingly, the note was recorded at a discounted amount and interest was imputed at a rate of 5% equivalent to Company's estimated cost of borrowing for loans with similar characteristics. In case of an Initial Public Offering ("IPO") of the Company or if all shares in the Company are sold to a third party the loan is callable at once.

                             BROKAT INFOSYSTEMS AG

   In connection with the Company's IPO the entire loan was contributed on August 4, 1998, by AET as a contribution in kind in return for 90 shares of common stock in Brokat. The excess of the value of the common stock issued of DM 486.0 thousand over the carrying value of the debt was recorded as an extraordinary loss. By resolution the amount exceeding the calculated share in the common stock was transferred to the additional paid-in capital.

Note 12. Other Long-Term Debt

   Other long-term debt are as follows:

                                                      Year Ended   Six Months
                                                       June 30,      Ended
                                                     ------------ December 31,
                                                     1998   1999      1999
                                                     ----- ------ ------------
                                                         (DM in thousands)
   Debt from purchase price commitment..............     0  1,451    1,529
   Silent participations............................     0  9,950        0
   Junior loan......................................     0  3,530        0
   Convertible debt................................. 7,000  3,425        0
   Other (at present value, due March 2001, imputed
    interest rate 5%)...............................     5      0      321
                                                     ----- ------    -----
                                                     7,005 18,356    1,850
                                                     ===== ======    =====

 Debt from purchase price commitment

   The liability from the purchase price commitment resulted from the purchase of Transaction Software Technologies, Inc., Atlanta, USA, and is due in May 2001. The liability is free of interest. The recognized imputed interest rate was 5% per annum, and was determined based on debt with similar characteristics.

 Silent participation and junior loan

   A silent participation is a form of loan whereby the note holder receives interest based on a stated rate in the loan agreement and/or based on the level of profits (and losses) of the company. Despite receiving interest based on the earnings of the company, the silent partners do not hold voting rights in the company and cannot influence operating decisions.

   By contract dated December 6, 1996, and amendment agreement of May 29, 1998, SBF Sachsische Beteiligungsfonds GmbH, Leipzig (also referred to as "SBF"), invested a total of DM 9,950.0 thousand as silent shareholder in ESD Information Technology Entwicklungs GmbH, Leipzig, the predecessor of MeTechnology GmbH. The silent participation expires on December 31, 2001. The shareholder has a 20% share in the profit, but does not share in the loss of the Company. SBF also receives annual servicing compensation of 2% of the investment amount.

   By contract dated February 13, 1996, GSM Industriebeteiligungen GmbH, Munich (also referred to as "GSM"), granted ESD a junior loan of DM 3,530.0 thousand. The loan arrangement will mature on December 31, 2005, and bears interest at an annual rate of 8%.

   Due to uncertainties as to whether the Company assumed these liabilities in connection with its purchase of MeTechnology AG, the fair value of this debt was recorded as part of the purchase price allocation and reflected in the consolidated balance sheet as of June 30, 1999. During the six months ended December 31,

                             BROKAT INFOSYSTEMS AG

1999, SBF and GSM received full repayment of the described debts from the former shareholders of MeTechnology AG and consequently waived all rights under the debt instrument. Accordingly, during the six months ended December 31, 1999, the Company eliminated the estimated liability associated with these debt instruments and reduced goodwill by DM 13,480.0 thousand, as prescribed by APB 16 of the Accounting Principles Board and related interpretations.

 Convertible debt

   By contract dated September 19, 1997, tbg invested DM 7,000.0 thousand in a silent participation in the Company. Payment was made on December 2, 1997. The investment was originally scheduled to mature on December 21, 2007. Under the silent participation agreement tbg participated proportionately in the losses of the Company. However, the agreement did not allow for tgb to participate proportionately in any gains of the Company. Instead, tbg had the right to convert its silent participation into equity interests in the Company with a value of DM 7,000.0 thousand only in the event that the Company completes an initial public offering of its common stock or if a change in control in the Company, as defined, occurs. Accordingly, as tbg had the right to convert its interest into equity at the same amount of its original investments during all periods presented, the Company did not recognize any loss participations in relation to this silent participation.

   As a result of the Company's initial public offering of common shares, tbg exercised its right to convert its silent participation into equity of the Company and was issued common shares with a value of DM 7,000.0 thousand on August 4, 1998. As this conversion was in accordance with the terms of original agreement, there was no gain or loss recognized in relation to this conversion.

   By contract dated November 12, 1998, and prior to the acquisition by the Company of MeTechnology AG, Private Equity Investment Ltd., Grand Cayman (also referred to as "PEB") invested DM 3,500.0 thousand in MeTechnology AG, Leipzig, in the form of a convertible bond. The participation entitles PEB until October 31, 2000, to convert at any time a nominal amount of the convertible bond of DM 500 into one share of MeTechnology AG. The convertible bond is interest free until January 31, 2000. That part of the convertible bond which has not yet been converted is repayable on October 31, 2000.

   Due to uncertainties as to whether Brokat assumed this liability in connection with its purchase of MeTechnology AG, the fair value of such debt was recorded as part of the purchase price allocation and is reflected in the consolidated balance sheet at June 30, 1999.

   During the six months ended December 31, 1999, PEB received repayment of the bond from the former shareholders of MeTechnology AG and consequently waived all its rights under the convertible bond.

   Accordingly, during the six months ended December 31, 1999, the Company eliminated the estimated liability associated with this debt instrument and reduced goodwill by DM 3,500.0 thousand, as prescribed by APB 16 and related interpretations.

Note 13. Fair Value of Financial Instruments

   Financial assets and liabilities with carrying values approximating fair value include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and short-term debt. The fair value of financial instruments for which quoted market prices are available are based on such market prices. Long-term financial investments are reflected at carrying value because it is not practical to estimate fair value as quoted market prices do not exist. Fair value of long-term debt is based on discounted cash flow analyses using interest rates at which similar loans would be made to borrowers with similar credit ratings.

                             BROKAT INFOSYSTEMS AG

   The following table presents the carrying amounts and the estimated fair values of financial instruments at December 31, 1999, June 30, 1999, and June 30, 1998, respectively.

                                    Year Ended June 30,       Six Months Ended
                              -------------------------------   December 31,
                                   1998            1999             1999
                              --------------- --------------- -------------------
                              Carrying  Fair  Carrying  Fair  Carrying    Fair
                               Amount  Value   Amount  Value   Amount    Value
                              -------- ------ -------- ------ ---------  --------
                                             (DM in thousands)
   Financial Instruments
    Assets
     Long-term investments...       0       0       0       0     1,013     1,013
    Liabilities
     Long-term debt..........  13,560  17,362  24,356  28,271     3,850     3,850

Note 14. Income Tax Benefit (Expense)

   The benefit (provision) for income taxes consists of the following:

                                       Year Ended June 30,      Six Months Ended
                                       -----------------------    December 31,
                                        1997    1998    1999          1999
                                       ------  ------  -------  ----------------
                                                 (DM in thousands)
   Current taxes
    Germany...........................      0       0        0           0
    Foreign...........................      0       0     (113)        (60)
                                       ------  ------  -------        ----
                                            0       0     (113)        (60)
                                       ------  ------  -------        ----
   Deferred taxes
    Germany...........................      0       0        0           0
    Foreign...........................     10       0        0         (44)
                                       ------  ------  -------        ----
                                           10       0        0         (44)
                                       ------  ------  -------        ----
                                           10       0     (113)       (104)
                                       ======  ======  =======        ====

   German corporate tax law applies a split-rate with regard to the taxation of the income of a corporation. In accordance with the tax law in effect for the six months ended December 31, 1999 income is initially subject to a federal corporate tax rate of 40% (1998: 45%, 1997: 45%) plus surcharge of 5.5% (1998:
5.5%, 1997: 7.5%) on federal taxes payable. Including the impact of the surcharge the federal corporate income tax rate amounts to 42.2% (1998: 47.5%, 1997: 48.4%).

                             BROKAT INFOSYSTEMS AG

   A reconciliation of income taxes determined using the German corporate income tax rate of 42.2% plus a federal tax rate for trade taxes on income of 10.6% for a combined statutory rate of 52.7% in 1999 (1998: 57.1%, 1997:
57.8%) is as follows:

                                                                    Six Months
                                           Year Ended June 30,        Ended
                                          -----------------------  December 31,
                                          1997    1998     1999        1999
                                          ------ ------  --------  ------------
                                                  (DM in thousands)
   Expected benefit for corporate income
    taxes...............................    996   6,763    23,208     27,074
   Foreign tax rate differential........      0    (898)   (4,743)    (1,520)
   Changes in valuation allowance on
    deferred tax assets.................   (809)  7,955   (10,243)   (12,848)
   Non-tax-deductible stock option
    expenses............................      0       0    (8,611)    (6,450)
   Amortization of non-tax-deductible
    goodwill............................      0       0    (1,943)    (8,325)
   Income not subject to tax............      0   1,857       488          0
   Deferred cost related to capital
    issuance............................      0       0     2,845        691
   Other................................   (177)    233    (1,114)     1,274
                                          -----  ------  --------    -------
   Actual benefit (provision) for income
    taxes...............................     10       0      (113)      (104)
                                          =====  ======  ========    =======

   Deferred income tax assets and liabilities are summarized as follows:

                                                                    Six Months
                                            Year Ended June 30,       Ended
                                            ---------------------  December 31,
                                              1998        1999         1999
                                            ---------  ----------  ------------
                                                    (DM in thousands)
   Tax loss carryforwards.................      7,361      30,325     42,752
   Unrecognized losses on foreign currency
    transactions..........................        123           0          0
   Inventories............................          0           0      1,200
   Convertible debt.......................      1,857           0          0
   Valuation allowance....................     (8,764)    (28,616)   (41,472)
                                            ---------  ----------    -------
   Total deferred tax assets..............        577       1,709      2,480
                                            ---------  ----------    -------
   Other intangible assets................          0         262        190
   Unrecognized gains on foreign currency
    transactions..........................          0       1,147      2,334
   Inventories............................        577         300          0
                                            ---------  ----------    -------
   Total deferred tax liabilities.........        577       1,709      2,524
                                            ---------  ----------    -------
   Net deferred tax assets (liabilities)..          0           0        (44)
                                            =========  ==========    =======

   Deferred tax assets and liabilities are reflected on the Company's consolidated balance sheets as follows:

                                                                    Six Months
                                            Year Ended June 30,       Ended
                                            ---------------------  December 31,
                                              1998        1999         1999
                                            ---------  ----------  ------------
                                                    (DM in thousands)
   Noncurrent deferred tax assets.........        577       1,447      2,333
   Current deferred tax liabilities.......       (577)     (1,447)    (2,377)
                                            ---------  ----------    -------
   Net deferred tax assets (liabilities)..          0           0        (44)
                                            =========  ==========    =======

   At December 31, 1999, the Group had tax loss carryforwards amounting to DM 97,836.0 thousand (June 30, 1999: DM 68,163.0 thousand, June 30, 1998: DM
14,727.0 thousand). Of the tax loss carryforward as

                             BROKAT INFOSYSTEMS AG
of December 31, 1999, DM 1,895.0 thousand expire within 6 years and DM 22,030.0 thousand expire within 15 years. Tax loss carryforwards in the amount of DM 73,911.0 thousand do not expire.

   The Company has provided valuation allowances on the portion of deferred tax assets for which it is not more likely than not that such assets will be realized. As of December 31, 1999, as well as in the prior years' valuation allowances have been recorded on all deferred tax assets due to the continued losses sustained by the Company.

Note 15. Shareholders' Equity

 Common stock and additional paid-in capital

   The Company has been listed at the Frankfurt Stock Exchange in the market segment Neuer Markt since September 17, 1998.

   As of July 1, 1998, the GmbH capital of Brokat Informationssysteme GmbH, Stuttgart, amounted to DM 158.3 thousand and has developed since then as follows:

   As a result of the conversion of the Company into Brokat Infosystems AG, in July 1998, the capital of the Company was initially divided, pursuant to sec. 4 of the articles of association, into 6,420 common shares and 1,758 preferred shares in series A and 1,320 preferred shares in series B of DM 16.66 each which are made out to the bearer and which were taken over by the former shareholders.

   By a resolution of April 1, 1998, which also changed the articles of association, the shareholders' meeting of Brokat Informationssysteme GmbH, decided to reduce the par value of the shares of the future Brokat, Stuttgart, to DM 1.66 and to divide the common stock into 94,980 shares with a par value of DM 1.66 each. The amendment of the articles of association was filed with the Commercial Register on July 3, 1998.

   By shareholders' resolution taken on August 17, 1998, the common stock of the Company was increased by DM 2,365.00 to DM 160,665.00. The capital increase was made by contribution in kind by the contribution of a loan of DM 486,300.00 of AET and a silent contribution with a nominal value of DM 7.0 million worth DM 2,822,151.62 after loss absorption, of tbg in return for a total of 1,419 shares with a share in the common stock of DM 1.66 each (see Notes 11 and 12).

   In addition, by shareholders' resolution of August 17, 1998, the common stock was increased by issuing 24,000,000 new shares in the Company's IPO. See
Note 1 for a description of this transaction.

   Additionally, by resolution of the board of management taken on October 1, 1998 the capital was increased by issuing 420,000 shares of common stock.

   On May 20, 1999, the Company issued 2,332,374 shares of common stock in exchange of 100% of the share capital of MeTechnology AG (see Note 3).

   As of June 30, 1999, the number of shares authorized amounts to 36,823,620 of which 26,848,773 shares were issued and outstanding. Shares issued and outstanding have an equivalent par value of DM 1.66.

   According to the shareholders' meeting on November 18, 1999, the common stock of the Company was converted to Euros ((Euro)) using the official translation rate. Additionally the Company increased its common stock by DM 7,763,681 (3,969,507 Euro). The capital increase is effected without issuing new shares by converting additional paid-in capital to common stock.

                             BROKAT INFOSYSTEMS AG

   As of December 31, 1999, the number of shares authorized amounts to 42,658,412 of which 26,848,773 shares were issued and outstanding. Shares issued and outstanding have an equivalent par value of DM 1.96 (the equivalent of 1 Euro).

   On November 7, 1999, the Company also passed a resolution to increase capital by issuing 279,573 new shares with an equivalent value of (Euro) 10 million (DM 19,558.0 thousand) with Intel Atlantic, Inc., Santa Clara, USA. The Company is entitled to the funds once the capital increase has been entered in the trade register. This had not been done in the six months ended December 31, 1999.

Note 16. Stock Option Plans

 Accounting policy

   The Company continues to account for stock-based compensation using the intrinsic value method prescribed in APB 25, "Accounting for Stock Issued to Employees". Compensation cost for stock options is measured as the excess of the quoted market price of the Company's stock on the measurement date over the amount an employee must pay to acquire the stock and is recognized over the vesting period. The intrinsic value of the options is measured on the basis of the current market value of the Company's stock at the end of each period.

   SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to retain its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123.

 Stock option plans

   The Company has issued two stock option plans to employees of the Company. The objectives of these plans include attracting and retaining personnel and promoting the success of the Company by providing employees the opportunity to acquire common stock.

   Under the 1998 stock option plan (the "1998 Plan"), the Company is authorized to issue and has issued 1,204,818 option rights for the subscription of Brokat shares to employees of Brokat and its affiliated companies on September 16, 1998. The option rights entitle the bearer to purchase shares in the Company at a price of DM 21.33 and vest in three installments approximately after two, three and four years.

   The options can only be exercised, if at certain specified dates the increase in the value of Brokat stock--based on the average price of the share during the last five trading days before the first exercise period against the IPO price--at least equals the performance of the Neuer Markt index.

   Under the 1999 stock option plan (the "1999 Plan") the Company is authorized to issue and has issued 1,204,821 option rights for the subscription of Brokat shares to employees of Brokat and its affiliated companies on December 15, 1999. The option rights entitle the bearer to purchase shares in the Company at a price of DM 65.85 (the average of the last 5 trading days in October when the program was initiated) and vest in three installments approximately after two, three and four years.

   The options can only be exercised if at certain specified dates the increase in the value of Brokat stock--based on the average price of the shares during the last five trading days before the first exercise period against the strike price of the options--at least equals the performance of the Neuer Markt index.

                             BROKAT INFOSYSTEMS AG

   Moreover, principal investors of the Company have issued 200,460 option rights for the purchase of Brokat shares from their private holdings to several senior employees of the Brokat group ("Private Plan"). These rights entitle the bearer to purchase shares at DM 4.15 per share. The options were negotiated in February 1998, granted in August 1998 and vest ratably at the end of each of the next four years following the date of grant. There is no performance criteria for these options.

   Former shareholders of MeTechnology have issued options for a portion of the Brokat shares received in consideration of all of their shares of the affiliated company ("Me Plan"). These options have been issued to the present employees of the affiliated company on July 26, 1999, and entitle the bearer to purchase up to 135,150 shares of Brokat from these shareholders at a purchase price of DM 21.33. The options vest ratably after approximately 1.5, 2.5 and
3.5 years and can only be exercised if performance criteria similar to the "1998 Plan" are met.

   The options expire within 3.5 to 4.5 years from date of grant.

   The status of the Company's stock option plans is summarized below as of December 31, 1999:

                                                                       Private
                                           1998 Plan 1999 Plan Me-Plan  Plan
                                           --------- --------- ------- -------
   Outstanding at June 30, 1998...........         0         0       0       0
     Granted.............................. 1,204,818         0       0 200,460
     Exercised............................         0         0       0 (50,115)
     Forfeited............................         0         0       0       0
                                           --------- --------- ------- -------
   Outstanding at June 30, 1999........... 1,204,818         0       0 150,345
     Granted..............................         0 1,204,821 135,150       0
     Exercised............................         0         0       0       0
     Forfeited............................         0         0       0 (60,138)
                                           --------- --------- ------- -------
   Outstanding at December 31, 1999....... 1,204,818 1,204,821 135,150  90,207
                                           ========= ========= ======= =======

   None of the outstanding options as of December 31, 1999, are exercisable. All options vest between March 2000 and June 2004.

   Additional stock option awards are anticipated in future years. Moreover, as the measurement dates for the 1998 plan, the 1999 plan and the ME plan have not been reached yet, future changes in stock price of the Brokat shares will lead to future adjustments in the total compensation from these programs (variable stock option plans).

   In prior years, Brokat management has used graded vesting to amortize compensation from stock option programs. During the six months ended December 31, 1999, management has decided to employ the straight line method for amortizing this expense, since this method is a more preferable way to better match the expenses associated with these options with the service period of optionholders.

   The change in accounting principle, which totaled DM 131, has been recorded as an adjustment to operating expenses during the six months ended December 31, 1999. Had the Company applied the straight-line method to amortize compensation during the year ended June 30, 1999, the loss for the year then ended would have been decreased by 5.740.0 thousand and basic and diluted loss per share would have been decreased by DM 0.29.

                             BROKAT INFOSYSTEMS AG

   Conversely, had the Company continued to apply the graded vesting method to amortize compensation, including on new plans entered into during the six months ended December 31, 1999, the loss for the six months ended December 31, 1999, would have been increased by DM 6, 557.0 thousand and basic and diluted loss per share would have been increased by DM 0.24.

   The weighted average fair value of options granted during the six months ended December 31, 1999, and the year ended June 30, 1999, was approximately DM 93.96 and DM 13.55 per share, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1999 and 1998: risk-free interest rates ranging from 5.03% to 6.24%; expected lives ranging from
3.5 to 4.5 years; expected forfeiture rate of 10 to 15%; expected dividend yield of zero percent; and expected volatility ranging from 79% to 90%.

   The following table summarizes information about the Company's stock options at December 31, 1999:

                                 Options Outstanding       Options Exercisable
                            ----------------------------- ---------------------
                                       Weighted  Weighted
                                       Average   Average            Weighted
                                      Remaining  Exercise           Average
   Range of Exercise         Number      Life     Price   Number Exercise Price
   -----------------        --------- ---------- -------- ------ --------------
   1998 Plan
     DM 21.33.............. 1,204,818 1.92 Years DM 21.33    0          0
   1999 Plan
     DM 65.85.............. 1,204,821 3.42 Years DM 65.85    0          0
   Me Plan
     DM 21.33..............   135,150 1.92 Years DM 21.33    0          0
   Private Plan
     DM  4.15..............    90,207 1.17 Years DM  4.15    0          0

   Had compensation cost for these grants been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have been decreased by approximately DM 9,152.0 thousand for the six months ended December 31, 1999, and DM 13,402.0 thousand for the twelve months ended June 30, 1999, respectively. Loss per share would have been decreased by DM 0.34 and DM 0.68 for the six months ended December 31, 1999, and the twelve months ended June 30, 1999, respectively.

Note 17. Commitments and Contingencies

 Operating leases

   The group companies have entered into lease and rental agreements for various facilities and vehicles. The annual minimum payments from these agreements amount to DM 7,556.0 thousand for the financial year 2000, DM 6,704.0 thousand for 2001, DM 5,773.0 thousand for 2002, DM 5,264.0 thousand for 2003 and DM 4,879.0 thousand for the financial year 2004. Thereafter, commitments of at least DM 6,086.0 thousand will be incurred.

   Total rental expense under operating leases amounted to DM 2,809.0 thousand for the six months ended December 31, 1999, DM 3,502.0 thousand for the year ended June 30, 1999, DM 252.0 thousand for the year ended June 30, 1998 and DM
236.0 thousand for the year ended June 30, 1997.

 Contingencies

   The Company operates in countries where political, economic, social and legal developments could have an impact on the operational activities. The effects of such risks on the Company's results of operations, which

                             BROKAT INFOSYSTEMS AG
arise during the normal course of business, are not reasonably determinable and are therefore not included in the accompanying financial statements.

   The Company may be involved in lawsuits, claims, investigations and proceedings, including product liability and commercial matters which are handled and defended in the ordinary course of business. There are no such matters pending that the Company and its general counsel expect to be material in relation to the Company's business, financial position or results of operation.

 Legal matters

   The group companies may be subject to litigation from time to time in the ordinary course of business. As of December 31, 1999, the Company's management and its legal advisers are not aware of any claims which could materially affect the business, net assets, financial position or results of the Group.

Note 18. Geographic, Segment and Significant Customer Information

   The Company is managed as one business segment. Under the definition of SFAS No. 131, "Disclosure about Segments of an enterprise and related Information", Brokat is currently operating in one segment only. The number of business segments may expand as the Company introduces new products or services or expands into different markets.

   The following geographical allocation of the sales depends on the seat of the subsidiary recording the sales. The assets comprise long-lived assets with the exception of deferred tax assets.

                                            Asia-
                             Germany  UK   Pacific  USA  Other Elimination Consolidated
                             ------- ----- ------- ----- ----- ----------- ------------
                                                 (DM in thousands)
   Six months ended
    December 31, 1999
    Revenue................   35,472 8,331  4,808  5,405 5,796    (8,525)     51,287
    Long-lived assets......  208,701 1,090    535  2,614   304  (198,590)     14,654
   Year ended June 30, 1999
    Revenue................   55,818 3,407  1,774  2,895 1,646    (3,053)     62,487
    Long-lived assets......  391,444   952    438  1,678   202  (198,539)      8,323
   Year ended June 30, 1998
    Revenue................   27,149 3,709  1,566    --    880    (3,733)     29,571
    Long-lived assets......    5,114   178    237    111     8    (2,187)      3,461
   Year ended June 30, 1997
    Revenue................   12,101   --     --     --    --        --       12,101
    Long-lived assets......    1,080   --     --     --    --        --        1,080

   The external revenue by product group break down as follows:

                                                                    Six Months
                                               Year Ended June 30,    Ended
                                               ------------------- December 31,
                                                 1998      1999        1999
                                               --------- --------- ------------
                                                      (DM in thousands)
   Professional services......................    16,529    21,913    22,630
   License revenues...........................     7,231    21,056    19,141
   Sales of hardware..........................     4,414    13,492     3,558
   Customer support...........................     1,397     5,970     5,709
   Other......................................         0        56       249
                                               --------- ---------    ------
                                                  29,571    62,487    51,287
                                               ========= =========    ======

                             BROKAT INFOSYSTEMS AG

   In the six months ended December 31, 1999, approximately 11.3% of sales were recorded with one customer. In the year ended June 30, 1999, approximately 20.3% of sales were recorded with one customer and approximately 18.5% with another customer. In the year ended June 30, 1998, approximately 16.1% of sales were recorded with one customer. In the year ended June 30, 1997, approximately 21.8% of sales were recorded with one customer.

                         Six months ended   Fiscal year ended   Fiscal year ended
                         December 31, 1999    June 30, 1999       June 30, 1998
                         ------------------ ------------------- ------------------
                           KDM    % of rev.  KDM      % of rev.  KDM     % of rev.
                         -------  --------- -------   --------- -------  ---------
Cost of sales
  Cost of software
   licensing fees.......    (200)   (1.0)%     (200)    (0.9)%     (100)   (1.4)%
  Cost of professional
   service fees......... (15,510)  (68.5)%  (14,770)   (67.4)%  (10,467)  (63.3)%
  Cost of customer
   support fees.........  (3,510)  (61.5)%   (4,198)   (70.3)%     (961)  (68.8)%
  Cost of product
   sales................  (3,717) (104.5)%  (12,157)   (90.1)%   (3,965)  (89.8)%
  Cost of other fees....       0     0.0 %        0      0.0 %
  Total cost of sales... (22,937)  (44.7)%  (31,325)%  (50.1)%  (15,493)  (52.4)%
                         =======  ========  =======    =======  =======   =======

Note 19. Related Party Transactions

 License agreement with Fernbach Software S.A., Luxembourg

   Effective December 30, 1999, Brokat (licensee) entered into a license agreement with Fernbach Software S.A., Luxembourg (licensor). The purpose of the license agreement is to give Brokat the right to market the computer programs offered by Fernbach. The license is restricted to specific programs up to a value of DM 3.0 million; for each item ordered Brokat will be given a discount of 50% on the list price. In return Brokat made an advance payment for the license fees of DM 3.0 million against which all the deliveries of software by the licensor to Brokat are offset. The agreement has a term of 10 years and can be extended thereafter for a year provided notice of six months is not given.

   The prepaid amount of DM 3.0 has been shown as a current asset even though all purchases under this agreement may not be made during the next twelve months. This prepaid amount will then be recorded as an expense in the respective fiscal year in which the license programs were acquired.

 Transaction Software Technologies, Inc., Atlanta, USA, (TST)

   Before the acquisition date of TST, the Company recognized sales with TST for software licenses of DM 753.0 thousand in the year ended June 30, 1999, and of DM 0 thousand in the years ended June 30, 1998, and 1997.

 MeTechnology Europe GmbH, Dolzig/Leipzig

   MeTechnology Europe GmbH is a 100% subsidiary of MeTechnology AG, Leipzig. Before the acquisition date of MeTechnology AG, the Company recognized sales with MeTechnology Europe GmbH for software licenses of DM 3,000.0 thousand in the year ended June 30, 1999, and of DM 0 thousand in the years ended June 30, 1998, and June 30, 1997.

 Attorneys' office Haver & Mailander

   The attorneys Haver & Mailander resident in Stuttgart regularly work for the Company. The wife of the Chief Executive Officer of the Company works there as a partner. In her capacity as partner of the firm

                             BROKAT INFOSYSTEMS AG

Dr. Rover is not, however, involved in the Brokat engagement. The advisory services charged by the attorneys' office to the Company in the six months ended December 31, 1999, amounted to DM 251.0 thousand, in the year ended June 30, 1999, DM 301.0 thousand, in the year ended June 30, 1998, DM 2.0 thousand and in the year ended June 30, 1997, DM 0 thousand.

 Tax advisory firm RWT Reutlinger Wirtschaftstreuhand GmbH and the related attorneys' office Rechtsanwaltsgesellschaft RWT Anwaltskanzlei GmbH (RWT)

   The RWT resident in Reutlingen regularly work for the Company. The managing partner of RWT is the supervisory board member Dr. Hermann Wundt. The services charged by RWT to the Company in the six months ended December 31, 1999, amounted to DM 53.0 thousand, in the year ended June 30, 1999, DM 351.0 thousand, in the year ended June 30, 1998, DM 62.0 thousand and in the year ended June 30, 1997, DM 88.0 thousand.

   In addition, see Note 11 for debts to shareholders and Note 16 for options granted directly by management shareholders to employees of the Company.

   Management believes that these related party transactions were under terms no less favorable to the Company than those arranged with other parties.

Note 20. Subsequent Events

   In February 2000, the management of Brokat decided to exercise the option to acquire the remaining 74.9% of interest in Fernbach Financial Software S.A., Luxembourg. The option purchase price amounted to DM 35,760.0 thousand and will be met by an issue of Companies shares (see also Note 3).

   The following unaudited pro forma financial information presents results as if the acquisition of TST and MeTechnology AG (see Note 4) had occurred at the beginning of the periods June 30, 1998 and June 30, 1999 and as if the acquisition of Fernbach Financial Software had occurred at the beginning of the periods June 30, 1999, December 31, 1999 and June 30, 2000.

                                June 30,    June 30,   December 31,  June 30,
                                  1998        1999         1999        2000
                               (unaudited) (unaudited) (unaudited)  (unaudited)
                               ----------- ----------- ------------ -----------
                                   (DM in thousands, except per share data)
Pro forma revenue............     39,731      93,738      62,442       90,019
Pro forma net loss...........    (50,721)    (95,195)    (54,829)     (79,572)
Pro forma loss per share
 before extraordinary items..                  (4.14)      (2.03)       (2.85)
Pro forma loss per share.....                  (4.14)      (2.03)       (2.85)

   These pro forma results have been prepared for comparative purposes only and include certain adjustments such as additional amortization expense as a result of goodwill arising from the purchase and interest expense on acquisition debt. The pro forma results are not necessarily indicative of the results of operations which actually would have resulted had the purchase been in effect at the beginning of the respective periods or of future results.

 Acquisition of Blaze Software, Inc. and GemStone Systems, Inc. (unaudited)

   On June 20, 2000 the Company announced the acquisitions of Blaze Software, Inc. and GemStone Systems, Inc. The purchase of Blaze will be made through the issuance of approximately 4.9 million new

                             BROKAT INFOSYSTEMS AG
shares of Brokat AG and is expected to be closed by October 2000. The purchase of GemStone was made through the issuance of 2,648,748 new shares of Brokat AG and closed at August 30, 2000.

Note 21. Additional Local Disclosure Requirements

 Exemption from the duty to prepare consolidated financial statements under German GAAP in accordance with sec. 292 a HGB

   As a listed company the parent company makes use of the option to prepare exempting consolidated financial statements according to international accounting standards as set forth in sec. 292 a HGB.

   In accordance with the interpretation by the German Accounting Standards Committee (GASC) in German Accounting Standard DRS 1 the consolidated financial reporting of the parent company is in line with Directive 83/349/EG.

   Variances to the HGB principles of group financial reporting relate to the capitalization of tax loss carryforwards pursuant to SFAS 109, foreign currency translation (SFAS 52), the measurement of work in process using the percentage-of-completion method (Accounting Research Bulletin No. 45 (ARB) in conjunction with SOP 97-2), the capitalization of costs for internally used software (SOP 98-1), the offsetting of issuing costs against issuing gains without effect on income (SAB 1), the recording of expenses from employee stock options (APB 25) and the amount of purchased goodwill (APB 16).

 Consolidated companies

   The consolidated financial statements of Brokat include all subsidiaries in which the parent company holds an indirect or direct majority of voting rights.

                                                                        Equity
                                                                     December 31,  Net result
                                                                         1999         1999
                                                                      (in local    (in local
                                                      Share  Local   currency, in currency, in
    Name/seat of company                              as %  Currency    '000)        '000)
    --------------------                              ----- -------- ------------ ------------
Brokat Asia Pte. Ltd., Singapore...................   100.0   SGD       (5,981)      (1,339)
Brokat Ltd., Hounslow, United Kingdom .............   100.0   GBP       (2,987)        (772)
Brokat Infosystems Inc., Alpharetta, USA...........   100.0   USD       (9,164)      (3,085)
Brokat Systeme AG, Zurich, Switzerland ............   100.0   CHF       (1,418)        (492)
Brokat Infosystems Ges.m.b.H., Wien, Austria ......   100.0   ATS       (8,726)      (5,195)
GO-Solutions GmbH, Wilhelmshaven...................    51.0    DM          870           54
McTechnology AG, Leipzig...........................   100.0    DM      169,846        3,831
MeTechnology Europe GmbH, Dolzig...................   100.0    DM       (6,689)       3,179
MeTechnology Kft., Budapest, Hungary ..............   100.0   HFT       16,652        7,716
Brokat Financial Systems Inc., Atlanta, USA
 (former: Transaction Software Technologies, Inc.)..  100.0   USD       (2,571)      (1,991)
Brokat Australia Pty Ltd., Sydney, Australia.......   100.0   AUD         (434)        (434)
Brokat Infosystems S.a.r.l., Luxembourg............   100.0   LUF          757          257
GEKA Beteiligungs Aktiengesellschaft,
 Frankfurt a.M. ...................................   100.0    DM           99            0

   Brokat Australia and Brokat Luxembourg were founded in the six months ended December 31, 1999. GEKA Beteiligungs Aktiengesellschaft was acquired in the six months ended December 31, 1999. MeTechnology Europe GmbH, Dolzig/Leipzig, is a subsidiary of MeTechnology AG, Leipzig. MeTechnology

                             BROKAT INFOSYSTEMS AG

Kft., Budapest, Hungary, and GEKA Beteiligungs Aktiengesellschaft are subsidiaries of MeTechnology Europe GmbH, Dolzig/Leipzig.

   For the 100% subsidiaries of Brokat in Singapore, UK, USA, Switzerland, Australia, Austria and Luxembourg, as well as for Go-Solutions GmbH and for MeTechnology Kft. the disclosed net results refer to the six months ended December 31, 1999. For the other subsidiaries the disclosed net results refer to the full financial year 1999.

   The net results of MeTechnology AG and MeTechnology Europe GmbH are material affected by redemption of loans by the former shareholders of MeTechnology AG.

   Brokat's material additional investments are:

                                              Equity
                                           December 31,
                                  Share        1999         Net results 1999
        Name/seat of company      as %  (in Euro, in '000) (in Euro, in '000)
        --------------------      ----- ------------------ ------------------
   Fernbach Financial Software
    S.A., Luxembourg............. 25.1         2,307                (27)
   Fernbach Software S.A.,
    Luxembourg................... 25.1        (1,250)            (1,081)
   Fernbach Software AG, Germany
    ............................. 25.1           106                 43
   Fernbach Software AG,
    Switzerland ................. 25.1          (511)              (200)

   All of the investments were acquired in the six months ended December 31, 1999 (see also Note 3).

 Management Board and power of representation

   Members of the Management Board are:

   Stefan Rover              Spokesman of the Board of Management
   Dr. Boris Anderer         Deputy Spokesman of the Board of Management
   Michael Janssen           Chief Financial Officer

                             Other directorships
                             Supervisory Board:
                             german networker Multimedia AG

   Achim Schlumpberger        Executive Vice President "New Technologies"
   Michael Schumacher         Executive Vice President of the "Financial
   Angelo Maestrini            Systems Division"
                              Chief Operating Officer Field Operations since
                               September 17, 1999

   Total remuneration paid to members of the Management Board in the six months ended December 31, 1999, amounted to DM 770.0 thousand.

   The following were members of the Supervisory Board during the six months ended December 31, 1999:

  Mr. Falk F. Strascheg,      Chairman
   Munich                     General manager and partner of Technologie-
                               holding Venture Capital GmbH

                             BROKAT INFOSYSTEMS AG

                               Other directorships
                               Supervisory Board:
                               BinTec Communications AG
                               EOS AG
                               Ponsit Information Technologies AG
                               Scanla AG Optical Scanning
                               Going Public AG
                               Bank Austria TFV High Tech-Unternehmens Bet.
                                GmbH
                               European Technologies Holding N.V.
                               Advanced European Technologies N.V.
                               Strategic European Technologies N.V.
                               Technologieholding Central&Eastern Europe Fund
                                N.V.
                               Technologieholding Central&Eastern Europe
                                Parallel Fund B.V.
                               Dolphin Associates Informations &
                                Communications Technology Fund for Central and Eastern Europe Oy.

  Dr. Hermann Wundt, Tubingen  Deputy Chairman
                               General manager and shareholder of RWT
                                Anwaltskanzlei GmbH and RWT Reutlinger
                                Wirtschaftstreuhand GmbH
                               Chairman of the management of RWT Gruppe

                               Other directorships
                               Supervisory Board:
                               SOMAT AG

  Mr. Ernst G. Mayer, Pulheim  General manager of Technologie-Beteiligungs-
                                Gesellschaft mbH der Deutschen Ausgleichsbank

                               Other directorships
                               Supervisory Board:
                               Artemedia AG
                               Otogene AG
                               Wavelight AG
                               Consultant:
                               cv cryptovision gmbh

  Prof. Dr. Wolfgang Konig,    University professor
  Frankfurt

                               Other directorships
                               Supervisory Board:
                               Innovative Software AG

  Ms. Angelika Pohlenz,        General secretary ICC Deutschland
  Wiesbaden

  Ms. Maisy Ng, Singapore      until November 18, 1999

  Dr. Peter Page, Ottobrunn    Independent market analyst since November 18,
                                1999

                             BROKAT INFOSYSTEMS AG

                               Other directorships
                               Supervisory Board:
                               AutInform AG
                               ATAMA AG
                               WEB.DE

                               Consultant:
                               i2 Technologies
                               Macros Consult
                               CuraData

   Total remuneration paid to members of the Supervisory Board during the six months ended December 31, 1999, amounted to DM 35.0 thousand.

 Employees

   Personnel expenses included in the Consolidated Statements of Operations are as follows:

                                                               Six Months
                                                   Year Ended    Ended
                                                    June 30,  December 31,
                                                      1999        1999
                                                   ---------- ------------
                                                      (DM in thousands)
                                                    (56,611)    (51,551)
                                                    =======     =======
   thereof non-cash charges associated with stock
    option grants                                   (16,340)    (12,240)
                                                    =======     =======

 Number of salaried employees (annual average)

                                                               Six Months
                                                   Year Ended    Ended
                                                    June 30,  December 31,
                                                      1999        1999
                                                   ---------- ------------
                                                        311         538
                                                    =======     =======

 Income relating to other periods

                                                               Six Months
                                                   Year Ended    Ended
                                                    June 30,  December 31,
                                                      1999        1999
                                                   ---------- ------------
                                                      (DM in thousands)
                                                          0       1,078
                                                    =======     =======

                             BROKAT INFOSYSTEMS AG

DEVELOPMENT OF FIXED ASSETS OF THE GROUP FOR THE SIX MONTHS ENDED DECEMBER 31,
                                     1999

                     Acquisition and Manufacturing Cost            Accumulated Depreciation            Net Book Values
                  ---------------------------------------- ---------------------------------------- ---------------------
                  July 1,                     December 31, July 1,                     December 31, June 30, December 31,
                   1999   Additions Reversals     1999      1999   Additions Reversals     1999       1999       1999
                  ------- --------- --------- ------------ ------- --------- --------- ------------ -------- ------------
                                                             (DM in thousands)
Intangible
assets
Goodwill........  212,948       0    24,062     188,887     3,542   15,249        0       18,792    209,406    170,095
Customer list...    5,324       0         0       5,324       143      532        0          675      5,181      4,649
Software........    2,709     443        28       3,124       635      507       62        1,080      2,074      2,044
                  -------   -----    ------     -------    ------   ------      ---       ------    -------    -------
                  220,980     443    24,090     197,335     4,320   16,288       62       20,547    216,661    176,788
Tangible assets
Computer
equipment,
furnitures and
fixtures........   14,587   3,891       369      18,109     6,264    2,588      245        8,607      8,323      9,502
                  -------   -----    ------     -------    ------   ------      ---       ------    -------    -------
                  235,567   4,334    24,459     215,442    10,584   18,876      307       29,153    224,984    186,290
                  =======   =====    ======     =======    ======   ======      ===       ======    =======    =======
Financial assets
Investment in
associated
companies.......        0   4,155         0       4,155         0       16        0           16          0      4,139
Other long-term
investments.....        0   1,013         0       1,013         0        0        0            0          0      1,013
                  -------   -----    ------     -------    ------   ------      ---       ------    -------    -------
                        0   5,168         0       5,168         0       16        0           16          0      5,152
                  =======   =====    ======     =======    ======   ======      ===       ======    =======    =======

                                   BROKAT AG

                          CONSOLIDATED BALANCE SHEETS

                              AS OF JUNE 30, 2000

                                                         June 30,   December 31,
                                                           2000         1999
                                                        (unaudited)
                                                   Note     TDM         TDM
                                                   ---- ----------- ------------
                                                     (in thousands of Deutsche
                                                            Mark - TDM)
                     ASSETS
Current assets:
 Cash and cash equivalents.......................         163,856        6,963
 Accounts receivable (less allowance for doubtful
  accounts of TDM 3,244 and TDM 1,575 at June 30,
  2000 and December 31, 1999, respectively)......          63,419       36,187
 Cost and estimated earnings in excess of
  billings on uncompleted contracts..............  (3)      2,965        1,965
 Advances on purchase commitments................               0        3,000
 Prepaid expenses and other current assets.......          21,781        6,795
                                                         --------     --------
 Total current assets............................         252,021       54,910
                                                         --------     --------
Property and equipment, at cost
Computer equipment...............................          19,080       12,813
Furniture and fixtures...........................           9,699        5,296
Less: accumulated amortization...................         (14,397)      (8,607)
                                                         --------     --------
                                                           14,382        9,502
                                                         --------     --------
Goodwill.........................................         245,267      188,887
Other intangible assets..........................          10,130        8,448
Less: accumulated amortization...................         (36,627)     (20,547)
                                                         --------     --------
                                                          218,770      176,788
                                                         --------     --------
Investments in associated companies..............               0        4,139
Other long-term investments......................           6,631        1,013
Deferred income taxes............................           4,363        2,333
                                                         --------     --------
 Total Assets....................................         496,167      248,685
                                                         ========     ========

      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Short-term debt to banks........................  (3)        174       42,271
 Other short-term debt...........................               0        5,665
 Accounts payable, trade.........................           8,391        5,043
 Payroll-related accruals........................           8,852        5,296
 Tax-related accruals............................           4,096        2,150
 Billings in excess of cost and estimated
  earnings on uncompleted contracts..............  (3)      5,546        1,818
 Other accrued expenses and current liabilities..          17,217        6,264
 Deferred income.................................           4,853        3,579
 Deferred income taxes...........................           4,025        2,377
                                                         --------     --------
 Total current liabilities.......................          53,154       74,463
                                                         --------     --------
Long-term debt to banks..........................           2,000        2,000
Other long-term debt.............................  (3)    246,596        1,850
                                                         --------     --------
 Total liabilities...............................         301,750       78,313
                                                         --------     --------
 Minority interest...............................             326          426
                                                         --------     --------
Shareholders' equity:                              (3)
 Common Stock....................................          53,416       52,512
 Additional paid-in capital......................         449,336      343,260
 Accumulated deficit.............................        (185,719)    (109,064)
 Deferred compensation...........................        (118,809)    (113,376)
 Accumulated other comprehensive loss............          (4,133)      (3,386)
                                                         --------     --------
 Total shareholders' equity......................         194,091      169,946
                                                         --------     --------
 Total liabilities and shareholders' equity......         496,167      248,685
                                                         ========     ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                                   BROKAT AG

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND JUNE 30, 1999

                                               Six months ended Six months ended
                                                June 30, 2000    June 30, 1999
                                               (unaudited) TDM  (unaudited) TDM
                                               ---------------- ----------------
                                               (in thousands of Deutsche Mark--
                                                             TDM)
Cash flow from Operating Activities:
 Net loss....................................      (76,686)         (25,394)
 Adjustments to reconcile net loss to net
  cash used in operating activities
 Minority interest...........................          (99)             (90)
 Depreciation and amortization...............       19,231            5,720
 Gain on disposal of property and equipment..            0              (2)
 Deferred income taxes.......................         (381)               0
 Non-cash charges associated with stock
  option grants..............................       30,735           10,280
 Changes in operating assets and liabilities:
  Accounts receivable........................      (23,963)         (20,247)
  Net changes in cost and estimated earnings
   in excess of billings.....................        3,823            3,186
  Prepaid expenses and other current assets..      (11,378)             790
  Accounts payable, trade....................        2,676            3,459
  Payroll and tax related accruals...........        2,796            2,050
  Other accrued expenses and liabilities.....        9,613           (3,123)
  Deferred income............................       (1,998)            (319)
                                                   -------          -------
 Net cash used in operating activities.......      (45,631)         (23,690)
                                                   -------          -------
Cash flow from Investing Activities
Acquisitions of intangible assets............       (1,124)          (4,745)
 Purchases of property and equipment.........       (6,607)          (2,694)
 Purchases of investments....................       (5,357)               0
 Acquisitions, net of cash acquired..........        1,132          (29,431)
 Proceeds from sale of property and
  equipment..................................            0              293
                                                   -------          -------
  Net cash used in investing activities......      (11,956)         (36,577)
                                                   -------          -------
Cash Flow from Financing Activities
 Net change in short-term debt...............      (47,761)               0
 Proceeds from debt issuances................      244,744                0
 Proceeds from sale of common stock, net of
  costs......................................       18,244              219
                                                   -------          -------
  Net cash provided by financing activities..      215,227              219
                                                   -------          -------
Effect of Exchange Rate Differences on Cash..         (747)          (1,650)
Increase (Decrease) in Cash and Cash
 Equivalents.................................      156,893          (61,698)
Cash and Cash Equivalents....................        6,963
At the beginning of the period...............                        68,839
                                                   -------          -------
At the end of the period.....................      163,856            7,141
                                                   -------          -------
Supplemental Disclosure of Cash Flow
 Information Cash paid for:
 Interest....................................          867              616
 Income taxes................................            0                0

Supplemental disclosures of non-cash transactions:

   Effective as of May 19, 2000 BROKAT AG exercised its option to acquire the remaining 74.9% of interest in Fernbach Financial Software S.A., Luxembourg through the issuance of 182,838 of the Company's common shares. TDM 148 of incidental acquisitions costs were paid in cash.

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                                   BROKAT AG

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE THREE MONTHS ENDED JUNE 30, 2000, AND 1999 AND
                FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999

                               Three months ended Three months ended Six months ended
                                    June 30,           June 30,          June 30,     Six months ended
                                      2000               1999              2000           June 30,
                                  (unaudited)        (unaudited)       (unaudited)          1999
                          Note        TDM                TDM               TDM        (unaudited) TDM
                          ---- ------------------ ------------------ ---------------- ----------------
                                              (in thousands of Deutsche Mark--TDM)
Revenues................  (5)          43,247             25,173            81,729           42,816
Cost of Sales (exclusive
of TDM 3,055 TDM 2,222
TDM 9,503 and TDM 3,871
of non-cash charges from
stock option grants in
the three months ended
June 30, 2000 and
June 30, 1999 and the
six months ended
June 30, 2000 and June
30, 1999)...............              (16,966)           (15,462)          (32,870)         (20,954)
                                   ----------         ----------        ----------       ----------
Gross profit............               26,281              9,711            48,859           21,862
                                   ----------         ----------        ----------       ----------
Selling expenses
(exclusive of TDM 3,724
TDM 1,923 TDM 10,489 and
TDM 4,306 of non-cash
charges from stock
option grants in the
three months ended June
30, 2000 and June 30,
1999 and the six months
ended June 30, 2000 and
June 30, 1999)..........              (20,679)           (13,379)          (36,283)         (23,313)
General and
administrative expenses
(exclusive of TDM 1,559
TDM 582 TDM 4,546 and
TDM 1,209 of non-cash
charges from stock
option grants in the
three months ended June
30, 2000 and June 30,
1999 and the six months
ended June 30, 2000 and
June 30, 1999)..........               (8,659)            (4,046)          (15,725)          (6,547)
Research and development
expenses (exclusive of
TDM 2,040 TDM 413 TDM
6,197 and TDM 894 of
non-cash charges from
stock option grants in
the three months ended
June 30, 2000 and June
30, 1999 and the six
months ended June 30,
2000 and June 30,
1999)...................              (11,328)            (2,874)          (21,437)          (4,837)
Amortization of goodwill
and other intangible
assets from
acquisitions............               (8,026)            (4,020)          (15,184)          (4,020)
Non-cash charges
associated with stock
option grants...........              (10,378)            (5,140)          (30,735)         (10,280)
                                   ----------         ----------        ----------       ----------
Total operating
 expenses...............              (59,070)           (29,459)         (119,364)         (48,997)
                                   ----------         ----------        ----------       ----------
Operating loss..........              (32,789)           (19,748)          (70,505)         (27,135)
                                   ----------         ----------        ----------       ----------
Financial Income, net...               (5,582)              (275)           (6,410)              53
Other, net..............               (2,107)             2,156               460            1,711
                                   ----------         ----------        ----------       ----------
Loss before income
 taxes..................              (40,478)           (17,867)          (76,455)         (25,371)
                                   ----------         ----------        ----------       ----------
Income tax benefit
 (expense)..............                   22               (113)             (227)            (113)
Minority interest.......                   36                 59                99               90
Other taxes.............                  (92)                 0              (103)               0
                                   ----------         ----------        ----------       ----------
Net loss................  (4)         (40,512)           (17,921)          (76,686)         (25,394)
                                   ----------         ----------        ----------       ----------
Basic and diluted loss
 per share:
Net loss................                 (1.5)             (0.91)            (2.84)           (1.29)
                                   ----------         ----------        ----------       ----------
Weighted average number
of common shares
outstanding.............           27,083,699         19,694,650        26,966,236       19,694,650

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                                   BROKAT AG

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

   BROKAT AG (formerly: BROKAT Infosystems AG), Stuttgart, Germany, was founded on September 17, 1994. The Company and its subsidiaries develop and market cross-channel software for the integration of existing IT systems and applications into various electronic channels such as Internet, mobile radio or call centers. The Company's main customers are banks and other institutions that offer and process services through electronic channels.

   The accompanying consolidated financial statements, which include the operations of the Company and its wholly-owned subsidiaries, and the financial information included herein are unaudited. However, such information includes all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary to fairly state the results of the interim periods. Interim results are not necessarily indicative of results to be expected for the full year. It is suggested that these consolidated financial statements be read in conjunction with the Company's audited consolidated financial statements for the six months ended December 31, 1999, and for the years ended June 30, 1999, 1998 and 1997 and notes thereto.

   All significant intercompany accounts and transactions have been eliminated in consolidation.

2. NET INCOME (LOSS) PER SHARE

   The Company computes earnings per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per share ("SFAS 128"). Basic net income (loss) per share is calculated by dividing net income
(loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated in the same manner as basic net income (loss) per share except that such computation includes the effects of the Company's outstanding stock options, if dilutive. For the three months ended June 30, 2000, and 1999, and the six months ended June 30, 2000 and 1999 the effects of including outstanding stock options in the diluted net income (loss) per share calculation would have been anti-dilutive. Therefore, options to purchase 2,409,639 shares of common stock for the three and the six months ended June 30, 2000 and 1,204,818 shares of common for the three and the six months ended June 30, 1999, respectively, were not considered in the computation of diluted loss per share for such periods.

3. FINANCIAL STATEMENT COMPONENTS

Cost and estimated earnings on uncompleted contracts

   Costs and estimated earnings on uncompleted contracts and related amounts billed are as follows:

                                                            June
                                                             30,    December 31,
                                                            2000        1999
                                                             TDM        TDM
                                                           -------  ------------
     Costs incurred on uncompleted contracts..............  12,723      5,379
     Estimated earnings...................................  14,840      6,161
                                                           -------    -------
                                                            27,563     11,540
                                                           -------    -------
     Less billings to date................................ (30,144)   (11,393)
                                                               --         --
                                                           -------    -------
                                                            (2,581)       147
                                                           =======    =======

                             BROKAT INFOSYSTEMS AG

   Such amounts are included in the accompanying Consolidated Balance Sheets under the following captions:

                                                        June 30, December 31,
                                                          2000       1999
                                                          TDM        TDM
                                                        -------- ------------
     Cost and estimated earnings in excess of billings
      on uncompleted contracts.........................   2,965      1,965
     Billings in excess of cost and estimated earnings
      on uncompleted contracts.........................  (5,546)    (1,818)
                                                         ------     ------
                                                         (2,581)       147
                                                         ======     ======

  Short-term debt to banks

   At June 30, 2000, the Company had TDM 75,500 (December 31, 1999: TDM 75,500) general purpose lines of credit with several banks. Under the Credit Arrangements, the Company has the option to borrow amounts at various interest rates, payable in Deutsche Mark. Use of the borrowing is unrestricted, with the exception of the borrowings under the line of credit with Deutsche Bank AG, Stuttgart, and the borrowings are unsecured.

   At June 30, 2000, the Company had outstanding debt borrowings under the Credit Arrangements amounting to TDM 174 (December 31, 1999: TDM 42,271).

   The interest rate on short-term borrowings outstanding at June 30, 2000, was between 6.5% and 9.0% (December 31, 1999: between 4.08% and 6.0%).

  Long-Term Debt

   During the first quarter of 2000 the Company issued a total of EURO 125 million in senior notes. The senior notes mature in March 2010. Interest on the notes will accrue form the date of their issuance and be payable in cash at a rate of 11 1/2% per year semiannually in arrears on March 31 and September 30 of each year, commencing September 30, 2000, to holders of record on the immediately preceding March 15 and September 15. The net proceeds of the senior notes were and will be used to repay existing short-term and long-term indebtedness under the bank credit facilities.

   The Company entered into a registration rights agreement relating to the notes. Under this agreement, the Company agreed to file a registration statement on the appropriate form under the United States Securities Act of 1933, as amended (the "Act") with respect to an offer to exchange notes for New Notes registered under the Act with terms substantially identical to those of the Notes. In connection with the exchange offer, application will be made to list the New Notes on the Luxembourg Stock Exchange.

   Under the registration rights agreement, the Company also agreed to pay liquidated damages if (among others) the registration statement required under the registration rights agreement is not filed on or prior to the applicable filing deadline. Liquidated damages will accrue from the date of such default on the principal amount of the notes at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such a default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day-period up to a maximum of liquidated damages of 2.0% per annum. On May 25, 2000 the Company filed a registration statement on the F-4 form of the Securities Act relating to the senior notes issued in March 2000. This registration statement was amended on July 19, 2000.

                             BROKAT INFOSYSTEMS AG

  Shareholders' Equity

   On November 7, 1999, the Company passed a resolution to increase capital by issuing 279,573 new shares with an equivalent value of EURO 10 million (TDM 19,558) with Intel Atlantic, Inc., Santa Clara, USA. The Company is entitled to the funds once the capital increase has been entered in the trade register. This has been done as of May 12, 2000.

   In February 2000, the management of BROKAT exercised its option to acquire the remaining 74.9% of interest in Fernbach Financial Software S.A., Luxembourg. The option purchase price amounted to TDM 35,760 and was funded through the issuance of 182,838 of the Company's common shares, effective as of May 19, 2000.

4. COMPREHENSIVE INCOME (LOSS)

   Comprehensive income (loss) is as follows:

                            Three months ended Three months ended Six months ended Six months ended
                              June 30, 2000      June 30, 1999     June 30, 2000    June 30, 1999
                                   TDM                TDM               TDM              TDM
                            ------------------ ------------------ ---------------- ----------------
   Net income (loss).......      (40,512)           (17,921)          (76,686)         (25,394)
   Foreign currency
    translation
    adjustments............        1,081             (1,650)             (747)          (1,650)
   Unrealized gain on
    available for sale
    securities.............            0                  0                36                0
                                 -------            -------           -------          -------
                                 (39,431)           (19,571)          (77,433)         (27,044)
                                 =======            =======           =======          =======

5. SEGMENT INFORMATION

   The Company is managed as one business segment. The number of business segments may expand as the Company introduces new products or services or expands into different markets.

   The external revenues by product group break down as follows:

                            Three months ended Three months ended Six months ended Six months ended
                              June 30, 2000      June 30, 1999     June 30, 2000    June 30, 1999
                                   TDM                TDM               TDM              TDM
                            ------------------ ------------------ ---------------- ----------------
   License revenues........       19,528              6,450            38,499           15,598
   Professional services...       18,365              6,797            31,094           12,275
   Customer support........        4,945              1,752             8,891            3,440
   Income from the sale of
    hardware...............          406             10,118             3,207           11,447
   Other...................            3                 56                38               56
                                  ------             ------            ------           ------
                                  43,247             25,173            81,729           42,816
                                  ======             ======            ======           ======

6. ACQUISITIONS

   On June 20, 2000 the Company announced the acquisitions of Blaze Software, Inc. and Gemstone Systems, Inc. The purchase of Blaze will be made through the issuance of approximately 4.9 million new shares of BROKAT AG and is expected to be closed by October 2000. The estimated value of consideration issued is DM 1,145 Mio.

                             BROKAT INFOSYSTEMS AG

   The purchase of Gemstone will be made through the issuance of approximately
2.4 Million new shares of BROKAT AG and is expected to be closed by September 2000. The estimated value of consideration issued is DM 554 Mio.

   The issuance of new shares is possible only after the corresponding increase of the Company's common stock, that is, the date on which the increase of common stock is registered with the Trade Register. This registration has not been completed as of June 30, 2000.

   On June 28, 2000 Brokat entered into a definitive agreement with MyAlert.com S.A., Madrid, Spain, to participate in an increase of share capital. Brokat will eventually purchase 1,365 shares by paying TDM 2,199 and by a contribution in kind of 96,149 new shares of Brokat. The agreed estimated value of consideration issued is TDM 26,329. As of June 30, 2000 the deal was not consummated. It is expected to close in the 3rd quarter of 2000.

   MyAlert has been a customer of Brokat AG with purchases of DM 8.1 Mio. in the 6 months ended June 30, 2000 and DM 0.0 in the comparable period in the prior year.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

   To Transaction Software Technologies, Inc.:

   We have audited the accompanying consolidated balance sheets of Transaction Software Technologies, Inc. (a Georgia corporation) and subsidiary as of September 30, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transaction Software Technologies, Inc. and subsidiary as of September 30, 1998 and 1997 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

   Arthur Andersen LLP
   Atlanta, Georgia
   January 21, 2000

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 1998 AND 1997

   Assets                                                  1998        1997
   ------                                                  ----        ----
   Current assets:
    Cash and cash equivalents.......................... $  720,111  $  617,675
    Accounts receivable, net of allowance for doubtful
     accounts of $121,349 and $134,188 in 1998 and
     1997, respectively................................  1,092,139   1,232,698
    Prepaid expenses...................................     43,839      11,322
                                                        ----------  ----------
     Total current assets..............................  1,856,089   1,861,695
                                                        ----------  ----------
   Property and equipment:
    Computer equipment.................................    978,094     901,004
    Office furniture...................................    110,789     100,547
                                                        ----------  ----------
                                                         1,088,883   1,001,551
    Less accumulated depreciation......................   (813,830)   (674,767)
                                                        ----------  ----------
     Property and equipment, net.......................    275,053     326,784
                                                        ----------  ----------
     Total assets...................................... $2,131,142  $2,188,479
                                                        ==========  ==========
   Liabilities and shareholders' equity                    1998        1997
   ------------------------------------                    ----        ----
   Current liabilities:
    Accounts payable................................... $   62,827  $   17,725
    Accrued expenses...................................    106,666     178,035
    Accrued income taxes...............................     19,447           0
    Deferred income taxes..............................    322,700     334,924
    Current maturities of notes payable................    290,518      85,121
    Deferred revenue...................................    594,828     642,361
                                                        ----------  ----------
     Total current liabilities.........................  1,396,986   1,258,166
                                                        ----------  ----------
   Long-term liabilities:
    Notes payable, less current portion................     29,816     280,074
    Deferred income taxes..............................     29,100       5,605
                                                        ----------  ----------
     Total long-term liabilities.......................     58,916     285,679
                                                        ----------  ----------
   Commitments and contingencies (Note 6)
   Shareholders' equity:
    Common stock, $1 par value; 10,000 shares
     authorized; 600 shares issued and outstanding in
     1998 and 1997.....................................        600         600
    Additional paid-in capital.........................     18,960      18,960
    Retained earnings..................................    655,680     625,074
                                                        ----------  ----------
     Total shareholders' equity........................    675,240     644,634
                                                        ----------  ----------
     Total liabilities and shareholders' equity........ $2,131,142  $2,188,479
                                                        ==========  ==========

     The accompanying notes are an integral part of these consolidated balance sheets.

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                           1998        1997
                                                        ----------  ----------
   Revenue:
    Contract revenue................................... $3,312,163  $2,843,150
    Service revenue....................................  1,186,715   1,053,792
                                                        ----------  ----------
    Total revenue......................................  4,498,878   3,896,942
                                                        ----------  ----------
   Operating expenses:
    Cost of services...................................  1,500,410   1,427,210
    General and administrative.........................    418,740     281,205
    Sales and marketing................................    632,099     625,248
    Research and development...........................  1,841,363   1,873,673
                                                        ----------  ----------
    Total operating expenses...........................  4,392,612   4,207,336
                                                        ----------  ----------
   Operating income....................................    106,266    (310,394)
   Other income (expense):
    Investment income..................................     24,346      14,534
    Interest expense...................................    (12,936)    (16,608)
                                                        ----------  ----------
   Income before income taxes..........................    117,676    (312,468)
   Provision (benefit) for income taxes (Note 5).......     47,070    (124,987)
                                                        ----------  ----------
   Net income (loss)................................... $   70,606  $ (187,481)
                                                        ==========  ==========
   Net income (loss) per share:
    Basic.............................................. $   117.68  $  (312.47)
                                                        ==========  ==========
    Diluted............................................ $   117.68  $  (312.47)
                                                        ==========  ==========
   Weighted average shares:
    Basic..............................................        600         600
                                                        ==========  ==========
    Diluted............................................        600         600
                                                        ==========  ==========




 The accompanying notes are an integral part of these consolidated statements.

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                             Common Stock  Additional               Total
                             -------------  Paid-in   Retained  Shareholders'
                             Shares Amount  Capital   Earnings     Equity
                             ------ ------ ---------- --------  -------------
   Balance, September 30,
    1996....................  600    $600   $18,960   $842,555    $862,115
    Net loss................                      0   (187,481)   (187,481)
    Dividends on common
     stock..................                      0    (30,000)    (30,000)
                              ---    ----   -------   --------    --------
   Balance, September 30,
    1997....................  600     600    18,960    625,074     644,634
    Net income..............                      0     70,606      70,606
    Dividends on common
     stock..................                      0    (40,000)    (40,000)
                              ---    ----   -------   --------    --------
   Balance, September 30,
    1998....................  600    $600   $18,960   $655,680    $675,240
                              ===    ====   =======   ========    ========







         The accompanying notes are an integral part of these consolidated statements.

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                             1998      1997
                                                           --------  ---------
Cash flows from operating activities:
 Net income (loss)........................................ $ 70,606  $(187,481)
 Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation............................................  139,063    142,481
  Deferred income taxes...................................   11,271    331,933
 Changes in operating assets and liabilities:
  Accounts receivable.....................................  140,559   (415,533)
  Other current assets....................................  (32,517)     4,145
  Accounts payable........................................   45,102    (37,093)
  Accrued expenses........................................  (51,922)   161,350
  Deferred revenues.......................................  (47,533)   284,171
                                                           --------  ---------
 Cash provided by operating activities....................  274,629    283,973
                                                           --------  ---------
Cash flows from investing activities:
 Purchases of equipment and furniture.....................  (87,332)  (136,257)
                                                           --------  ---------
Cash flows from financing activities:
 Proceeds from issuance of notes payable..................   22,500    245,000
 Principal payments on notes payable......................  (67,361)   (79,425)
 Dividends paid...........................................  (40,000)   (30,000)
                                                           --------  ---------
 Cash provided by (used in) financing activities..........  (84,861)   135,575
                                                           --------  ---------
Change in cash and cash equivalents.......................  102,436    283,291
Cash and cash equivalents, beginning of year..............  617,675    334,384
                                                           --------  ---------
Cash and cash equivalents, end of year.................... $720,111  $ 617,675
                                                           ========  =========
Supplemental disclosure of cash flow information:
 Cash paid for interest................................... $ 12,936  $  16,608
                                                           ========  =========
 Cash paid for taxes...................................... $  7,315  $     944
                                                           ========  =========




 The accompanying notes are an integral part of these consolidated statements.

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1998 AND 1997

1. Nature of business

   Transaction Software Technologies, Inc. (the "Company") creates, markets, licenses, installs, and services various software products that allow financial institutions to conduct electronic commerce with their corporate clients through dial-up services or over the Internet. The Company's wholly owned subsidiary, Transoft Services, Inc. ("TSI"), provides related consulting services.

2. Summary of significant accounting policies

Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and TSI. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be the equivalent of cash for the purpose of balance sheet and statement of cash flows presentation. Cash equivalents, which consist primarily of money market accounts, are carried at cost which approximates fair market value.

Property and Equipment

   Property and equipment which primarily consists of computer equipment and furniture and fixtures, are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the various classes of property, which are three to five years for all computer equipment, and five to seven years for all furniture and fixtures. Depreciation expense for the years ended September 30, 1998 and 1997 was $139,063 and $142,481, respectively.

   Expenditures for maintenance and repairs are charged to expense as incurred, and the costs of renewals and betterments are capitalized. Costs and the related accumulated depreciation of assets sold or retired are removed from the respective accounts. Any resulting gain or loss is reflected in the consolidated statements of operations.

   During 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. The Company reviews its long-lived assets consisting of property and equipment for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. An impairment is recognized when the undiscounted future cash flows estimated to be generated by the assets are not sufficient to recover the unamortized balance of the assets. In such event, an impairment loss is recorded for the difference between the fair value of the asset

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
(based on discounted cash flows) and its carrying amount. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

Revenue Recognition

 Contract Revenue

   Revenue from fixed price contracts is recognized using the percentage of completion method measured by the cost to cost method. Contract costs include direct labor, combined with allocations of operational overhead, and other direct costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job conditions resulting in changes to estimated profitability may result in revisions to costs and revenue and are recognized in the period in which the revisions are determined.

 Services Revenue

   Revenue from consulting services is recognized as the service is performed. Maintenance revenue is deferred and recognized ratably over the term of the maintenance agreement, which is typically 12 months.

Product Development Costs

   Costs incurred to establish the technological feasibility of computer software products are included in research and development expense and are charged to expense as incurred. The Company capitalizes costs incurred between the point of establishing technological feasibility and general release when such costs are material. As of September 30, 1998 and 1997, the Company has no capitalized computer software development costs.

Income Taxes

   The company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Fair Values of Financial Instruments

   The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable, notes payable, and other short-term assets and liabilities. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method, the Company's fair value of long-term debt was not significantly different than the stated value at September 30, 1998 and 1997. Based on the short-term nature or variable interest rates of the remaining financial instruments, the estimated fair market values of the Company's financial instruments approximate their carrying values at September 30, 1998 and 1997.

Concentrations of Business and Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Accounts receivable represent trade receivables and are unsecured. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral to support customer receivables.

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

   The Company's clients operate within the financial services industry, and a significant portion of the Company's revenues is derived from a limited number of clients. During the years ended September 30, 1998 and 1997, the following clients individually accounted for more than 10% of the Company's revenue:

                                               1998  1997
                                               ----  ----
            Client A..........................  21%   27%
            Client B..........................  12%   13%
            Client C..........................  11%    *
            Client D..........................  12%    *

--------
*Accounted for less than 10% of total revenues for the period indicated. At September 30, 1998, 15% of the Company's accounts receivable related to Client A and the remaining three clients make up 20%.

Net income (loss) per share

   The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share" for all periods presented. This statement replaces previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share exclude any dilutive effect of options and convertible securities. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common stock and dilutive stock equivalents outstanding during the period. The following table sets forth the computation of basic and diluted net income (loss) per share.

                                                              1998     1997
                                                             ------- ---------
   Numerator:
     Net income (loss)...................................... $70,606 $(187,481)
                                                             ======= =========
   Denominator:
     Weighted average shares outstanding--Basic ............     600       600
     Weighted average shares outstanding--Diluted...........     600       600

Recent Accounting Pronouncements

   In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and disclosing comprehensive income and its components. Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. In addition to net income, SFAS No. 130 requires the reporting of other comprehensive income, defined as revenues, expenses, gains, and losses that under generally accepted accounting principles are not included in net income. As of September 30, 1998, the Company had no items of other comprehensive income.

   The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under this statement, accounting for changes in fair value of a derivative depends on its intended use and designation. In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO FINANCIAL STATEMENTS--(Continued)
Statement No. 133" ("SFAS 137"). SFAS 137 amends the effective date of SFAS
133. SFAS 133 will now be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 is not to be applied retroactively to financial statements of prior periods. The Company expects no material impact on its results of operations, comprehensive income or financial position as a result of the adoption of SFAS No. 133.

   In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Under SOP 98-1, computer software costs incurred in the preliminary project stage are expensed as incurred. Additional, specified upgrades and enhancements may be capitalized; however, external costs related to maintenance, unspecified upgrades, and enhancements should be recognized as expense over the contract period on a systematic basis. Internal costs incurred for maintenance should be expensed as incurred. In the opinion of management, the adoption of SOP 98-1 will not have a material effect on the consolidated financial statements of the Company.

3. Notes Payable

   Notes payable consist of the following at September 30, 1998 and 1997:

                                                               1998     1997
                                                             -------- --------
   Note payable to vendor, noninterest-bearing, principal
    balance due in six equal monthly installments beginning
    December 22, 1998....................................... $232,500 $210,000
   Note payable to bank, interest at 8.7%, principal and
    interest payable in monthly installments of $2,895
    through December 1999; secured by computer equipment....   41,137   70,781
   Note payable to bank, interest at 7.8%, principal and
    interest payable in monthly installments of $1,212
    through January 2001; secured by computer equipment.....   30,954   42,494
   Note payable to bank, interest at 8.75%, principal and
    interest payable in monthly installments of $1,108
    through December 1999; secured by computer equipment....   15,743   27,127
   Equipment loan, interest at 6.5%, principal and interest
    payable in monthly installments of $2,989 through
    February 1998...........................................        0   14,793
                                                             -------- --------
                                                              320,334  365,195
   Less current portion.....................................  290,518   85,121
                                                             -------- --------
                                                             $ 29,816 $280,074
                                                             ======== ========

   Following are maturities of notes payable as of September 30, 1998:

            1999................................ $290,518
            2000................................   26,831
            2001................................    2,985
                                                 --------
                                                 $320,334
                                                 ========

4. Shareholders' Equity

   During the years ended September 30, 1998 and 1997, the board of directors declared dividends on common stock. The Company paid dividends in the amount of $66.67 and $50 per share during the years ended September 30, 1998 and 1997, respectively.

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

5. Income Taxes

   Income tax expense for the years ended September 30, 1998 and 1997 consisted of the following:

                                                              1998     1997
                                                            -------- ---------
   Current income tax provision ........................... $ 42,562 $   7,786
   Deferred income tax provision (benefit).................    4,508  (132,773)
                                                            -------- ---------
                                                            $ 47,070 $(124,987)
                                                            ======== =========

   The following is a summary of the items which resulted in recorded income tax provision to differ from taxes computed using the statutory federal income tax rate for the years ended September 30, 1997 and 1998:

                                                                    1998  1997
                                                                    ----  ----
   Statutory federal income tax rate............................... 34.0% 34.0%
   Effect of:
      State income tax.............................................  6.0   6.0
                                                                    ----  ----
   Pro forma income taxes.......................................... 40.0% 40.0%
                                                                    ====  ====

   All net income (loss) before taxes was derived in the United States.

   The components of the deferred tax liabilities as of September 30, 1998 and 1997 are as follows:

                                                               1998     1997
                                                             -------- --------
   Current:
    Accrual basis financial statement income in excess of
     cash basis taxable income.............................. $322,700 $334,924
                                                             ======== ========
   Long-term:
    Depreciation............................................ $ 29,100 $  5,605
                                                             ======== ========

6. Commitments and Contingencies

Legal Proceedings

   The Company is not currently a party to any material legal proceedings. From time to time, the Company may be subject to legal proceedings and claims in the ordinary course of business. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. In addition, the Company, from time to time, may become a party to legal or administrative proceedings or arbitration that arise in the ordinary course of business.

Operating Leases

   The Company leases its office facilities and other equipment under noncancelable operating lease agreements which expire on various dates through November 1999. The Company recorded lease expense of approximately $98,600 and $101,500 for the years ended September 30, 1998 and 1997, respectively, related to these leases.

                    TRANSACTION SOFTWARE TECHNOLOGIES, INC.
                                 AND SUBSIDIARY

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

   Minimum future payments under noncancelable operating leases as of September 30 are as follows:

            1999................................. $79,980
            2000.................................  19,995
                                                  -------
                                                  $99,975
                                                  =======

7.  Retirement Plan

   Effective May 1, 1993, the Company adopted a 401(k) retirement plan (the "Plan") covering substantially all employees. The Plan provides for discretionary employer matching contributions. The Company contributed approximately $44,500 and $18,500 during the years ended September 30, 1998 and 1997, respectively. These amounts have been recorded as general and administrative expenses.

8.  Subsequent event (unaudited)

   Effective May 10, 1999, BROKAT Infosystems AG ("BROKAT"), a German company, acquired substantially all of the assets of the Company under the terms of a stock purchase agreement. The purchase price was approximately $18.6 million and is being accounted for by BROKAT under the purchase method of accounting.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of ESD Vermogensverwaltungsgesellschaft mbH:

   We have audited the accompanying consolidated balance sheets of ESD Vermogensverwaltungsgesellschaft mbH and subsidiaries (the "Company") as of December 31, 1997 and the related consolidated statements of operations, cash flows and shareholders' equity for the year then ended. These consolidated financial statements, which have been prepared in compliance with German commercial law, are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards in Germany which are substantially consistent with those standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ESD Vermogensverwaltungsgesellschaft mbH and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in Germany.

   Accounting practices used by ESD Vermogensverwaltungsgesellschaft mbH in preparing the accompanying consolidated financial statements conform with generally accepted accounting principles in Germany but do not conform with accounting principles generally accepted in the United States (US GAAP). A description of these differences and a complete reconciliation of consolidated net income and shareholders' equity to US GAAP are set forth in Note V.

                                                      Arthur Andersen
                                              Wirtschaftsprufungsgesellschaft
                                              Steuerberatungsgesellschaft mbH

Stuttgart, Germany                             Dr. Schmidt          Baierl
March 10, 2000                              Wirtschaftsprufer Wirtschaftsprufer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of MeTechnology Aktiengesellschaft:

   We have audited the accompanying consolidated balance sheets of MeTechnology Aktiengesellschaft and subsidiaries (the "Company") as of December 31, 1998 and the related consolidated statements of operations, cash flows and shareholders' equity for the year then ended. These consolidated financial statements, which have been prepared in compliance with German commercial law, are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards in Germany which are substantially consistent with those standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MeTechnology Aktiengesellschaft and subsidiaries as of December 31, 1998 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in Germany.

   Accounting practices used by MeTechnology Aktiengesellschaft in preparing the accompanying consolidated financial statements conform with generally accepted accounting principles in Germany but do not conform with accounting principles generally accepted in the United States (US GAAP). A description of these differences and a complete reconciliation of consolidated net income and shareholders' equity to US GAAP are set forth in Note V.

                                                      Arthur Andersen
                                              Wirtschaftsprufungsgesellschaft
                                              Steuerberatungsgesellschaft mbH

Stuttgart, Germany                             Dr. Schmidt          Baierl
March 10, 2000                              Wirtschaftsprufer Wirtschaftsprufer

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

                          CONSOLIDATED BALANCE SHEETS

                                                     December 31, December 31,
                                                         1998         1997
                                                     ------------ ------------
                                                             (DM in thousands)
ASSETS
FIXED ASSETS
 Intangible assets
  Software..........................................        94           28
                                                        ------       ------
 Property, plant and equipment
  Buildings on third party land.....................        30           16
  Other equipment, factory and office equipment.....       832          428
                                                        ------       ------
                                                           862          444
                                                        ------       ------
                                                           956          472
                                                        ------       ------
CURRENT ASSETS
 Inventories
  Raw materials, consumables and supplies...........        47           74
  Work in process...................................       719          263
                                                        ------       ------
                                                           766          337
                                                        ------       ------
 Receivables and other assets
  Trade receivables.................................     2,275          170
  Other assets......................................       588          117
                                                        ------       ------
                                                         2,863          287
                                                        ------       ------
 Other securities...................................         0        1,869
 Cash, bank balances................................       808        1,454
                                                        ------       ------
                                                           808        3,323
                                                        ------       ------
                                                         4,437        3,947
                                                        ------       ------
PREPAID ASSETS......................................        10           73
                                                        ------       ------
ACCUMULATED DEFICIT FOR THE YEAR NOT COVERED BY
 EQUITY.............................................    15,046        8,175
                                                        ------       ------
                                                        20,449       12,667
                                                        ======       ======
EQUITY AND LIABILITIES
EQUITY
 Common Stock.......................................     1,000
 GmbH capital.......................................                    150
 Additional paid-in capital.........................       417        1,000
 Accumulated deficit covered by equity..............    (1,417)      (1,150)
                                                        ------       ------
                                                             0            0
                                                        ------       ------
CONTRIBUTIONS FROM SILENT PARTNERS
SUBORDINATED LOANS
 Contributions from silent partners.................     9,950        8,000
 Subordinated loans.................................     3,530        3,530
                                                        ------       ------
                                                        13,480       11,530
                                                        ------       ------
ACCRUALS
 Other accruals.....................................       939          231
                                                        ------       ------
LIABILITIES
 Convertible bonds..................................     3,352            0
 Liabilities to banks...............................       750            8
 Payments received on account of orders.............       513          262
 Trade payables.....................................       916          201
 Other liabilities..................................       460          435
                                                        ------       ------
                                                         5,991          906
                                                        ------       ------
DEFERRED INCOME.....................................        39            0
                                                        ------       ------
                                                        20,449       12,667
                                                        ======       ======

    The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Year ended December 31,
                                                     -------------------------
                                                         1998         1997
                                                     ------------  -----------
                                                        (DM in thousands)
Revenue.............................................        4,870        1,965
Increase (decrease) in inventories..................          456          (25)
Other operating income..............................          240           84
Cost of materials
  Cost of raw materials, consumables and supplies
   and for purchased goods..........................         (238)         (88)
  Cost of purchased services........................         (407)        (210)
Personnel expenses
  Wages and salaries................................       (5,481)      (2,953)
  Social security and other pension payments........       (1,004)        (554)
  -- thereof for pensions TDM 22 (prior year: TDM
   20)
Depreciation on intangible assets, and property,
 plant and equipment................................         (486)        (177)
Other operating expenses............................       (4,794)      (2,579)
Interest and similar income.........................           42          136
Interest and similar expenses.......................         (309)        (281)
                                                     ------------  -----------
Loss before taxes...................................       (7,111)      (4,682)
                                                     ------------  -----------
Income tax benefit..................................            0            1
Other taxes.........................................          (27)          (1)
                                                     ------------  -----------
Consolidated net loss...............................       (7,138)      (4,682)
                                                     ------------  -----------
Accumulated deficit, beginning of year..............       (9,325)      (4,643)
                                                     ------------  -----------
Accumulated deficit, end of year....................      (16,463)      (9,325)
                                                     ============  ===========
                                                          DM
                                                     ------------
Loss per share......................................       (35.69)


  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                          Common Stock
                         --------------
                                                Additional                Total
                                         GmbH    Paid in   Accumulated Shareholders Comprehensive
                         Shares  Amount Capital  Capital      loss        Equity    Income (Loss)
                         ------- ------ ------- ---------- ----------- ------------ -------------
                                                        (DM in thousands)
As of December 31,
 1996...................       0     0    150     1,000       (4,643)     (3,493)
Net loss for the year...       0     0      0         0       (4,682)     (4,682)      (4,682)
                                                                                       ------
Comprehensive Loss......       0     0      0         0            0           0       (4,682)
                         ------- -----   ----     -----      -------     -------       ------
As of December 31,
 1997...................       0     0    150     1,000       (9,325)     (8,175)
                         ------- -----   ----     -----      -------     -------
Foundation of
 MeTechnology AG........  20,000   100      0         0            0         100
Contribution in kind
 GmbH................... 180,000   900   (150)     (750)           0           0
Recognition of discount
 on convertible bond....       0     0      0       167            0         167
Net loss for the year...       0     0      0         0       (7,138)     (7,138)      (7,138)
                                                                                       ------
Comprehensive Loss......       0     0      0         0            0           0       (7,138)
                         ------- -----   ----     -----      -------     -------       ======
As of December 31,
 1998................... 200,000 1,000      0       417      (16,463)    (15,046)
                         ======= =====   ====     =====      =======     =======



  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Year ended
                                                               December 31,
                                                               --------------
                                                                1998    1997
                                                               ------  ------
                                                                  (DM in
                                                                thousands)
Cash flow from Operating Activities
Net loss...................................................... (7,138) (4,682)
Adjustments to reconcile net loss to net cash used in operat-
 ing activities
 Accretion of interest expense on noninterest bearing debt....     19       0
 Depreciation and amortization................................    486     177
 Changes in trade receivables................................. (2,105)    265
 Changes in inventories.......................................   (429)    (44)
 Changes in prepaid expenses and other current assets.........   (408)   (121)
 Changes in trade payables....................................    715    (122)
 Changes in other accruals....................................    708     137
 Changes in liabilities.......................................    315     (94)
                                                               ------  ------
  Net cash used in operating activities....................... (7,837) (4,484)
                                                               ------  ------
Cash flow from Investing Activities
 Acquisitions of intangible assets............................    (90)    (29)
 Purchases of property and equipment..........................   (880)   (296)
 Proceeds from sale of property and equipment.................      0      36
                                                               ------  ------
  Net cash used in investing activities.......................   (970)   (289)
                                                               ------  ------
Cash flow from Financing Activities
 Net change in short-term bank debt...........................    742       8
 Changes in securities classified as current assets...........  1,869  (1,869)
 Long-term borrowings.........................................  5,450     130
 Issuances of share capital...................................    100       0
                                                               ------  ------
  Net cash provided (used) by financing activities............  8,161  (1,731)
                                                               ------  ------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............   (646) (6,504)
 CASH AND CASH EQUIVALENTS
  At the beginning of the period..............................  1,454   7,958
                                                               ------  ------
  At the end of the period....................................    808   1,454
                                                               ======  ======
Supplemental Disclosure of Cash Flow Information
 Cash paid for:
 Interest.....................................................    366     205
 Taxes........................................................     27       1
                                                               ------  ------
                                                                  393     206
                                                               ======  ======

    The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(I)GENERAL DISCLOSURES

   The consolidated financial statements of MeTechnology Aktiengesellschaft, Leipzig, for the year ended December 31, 1998 and ESD Vermogensverwaltungsgesellschaft mbH, Munchen, for the year ended December 31, 1997 have been prepared in thousands of Deutsche Mark (TDM) in accordance with the 3rd book of the German Commercial Code (HGB). The income statement has been prepared according to the method of total costs.

   To improve clarity individual items of the consolidated balance sheet and consolidated income statement have been combined. These items are disclosed separately in the notes to the financial statements.

   To further improve clarity, the items in the consolidated balance sheet and consolidated income statement have not been numbered.

(II)CONSOLIDATION GROUP

   For the financial year 1997 the consolidated financial statements comprise the parent company ESD Vermogensverwaltungsgesellschaft mbH, Munchen (ESD-VV), and ESD Information Technology Entwicklungsgesellschaft mbH, Dolzig (ESD-IT), as a 100 % subsidiary. The first-time consolidation at the time of acquisition in 1994 was performed according to the revaluation method in accordance with sec. 301 (1) no. 2 HGB (German Commercial Code). The purchase price of ESD-IT and the equity being taken over amounted to TDM 50 so that a goodwill did not arise at the time of first-time consolidation.

   By a merger agreement certified by a notary public and signed July 13, 1998, ESD-IT was retroactively merged into ESD-VV as of January 1, 1998. At a shareholders' meeting on the same day, ESD-VV was renamed MeTechnology Europe GmbH (Me GmbH) and the statutory seat moved from Munchen to Bienitz. At the time of the merger the accounts of ESD-IT and EDS-VV were combined using their historical cost bases, as this merger represents a reorganization of entities under common control.

   MeTechnology Aktiengesellschaft with statutory seat in Leipzig (Me AG) was founded on June 26, 1998, as a holding company with common stock of TDM 100. By contract certified by a notary public dated October 21, 1998 the common stock of Me AG was increased by a contribution in kind of all shares in Me GmbH to Me AG.

   As of December 31, 1998, the consolidated financial statements of Me AG thus contain the parent company and Me GmbH as a wholly owned subsidiary. The shareholders of the two companies were identical at the time of the contribution of Me GmbH into Me AG and held the identical percentage interests in the two companies (common ownership). Accordingly, the contribution of Me GmbH into Me AG has also been reflected as a reorganization of entities under common control, and was accounted for using the historical cost bases of the combining entities. Due to the fact that the two groups are actually identical for economic purposes and in order to make the consolidated financial statements for the years 1997 and 1998 comparable, the consolidation was prepared as if the new structure had been started at January 1, 1998.

   In 1997, the shares in Yellowstar Gesellschaft fur Softwarevertrieb und Marketing mbH, Haar, a 100 % subsidiary of ESD-VV, were sold. This company was not included in the consolidated financial statements of ESD-VV in 1997 in accordance with sec. 296 (1) no. 2 and 3 HGB.

   On August 19, 1998, Me AG as sole shareholder founded MeTechnology Ltd., UK, with common stock of GBP 100. During 1998, MeTechnology Ltd., UK, was a non-operating legal entity. In accordance with sec. 296 (2) HGB, MeTechnology Ltd., UK, has not been included in the consolidation group due to immateriality.

   The shareholdings of ESD-VV and Me AG are included in Note (VI)(2).

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(III) PRINCIPLES OF CONSOLIDATION

   In 1997, the capital consolidation of ESD-VV and ESD-IT under local (German) GAAP was performed according to the revaluation method pursuant to sec. 301 (1) no. 2 HGB by offsetting the acquisition cost against the pro rata equity of the consolidated subsidiary at the time of acquisition in 1994, retroactively.

   Capital consolidation of Me AG and Me GmbH under local (German) GAAP was performed according to the pooling-of-interests method pursuant to sec. 302 (1) HGB. Consequently, the difference of TDM 750 between common stock issued by Me AG of TDM 900 and GmbH capital contributed in return of TDM 150 was offset against additional paid-in capital in accordance with sec. 302 (2) HGB.

   Intercompany results, intercompany sales, expenses and income as well as intercompany receivables and liabilities between the consolidated companies have been eliminated. There were no intercompany profits as of the closing date.

(IV) SIGNIFICANT ACCOUNTING AND VALUATION METHODS, CURRENCY TRANSLATION

   The financial statements of the consolidated group companies were prepared according to uniform accounting and valuation methods.

   Intangible assets, where acquired for a consideration, are capitalized at acquisition cost and subject to scheduled depreciation. Intangible assets are written off using the straight-line method of depreciation over a period of 3 years.

   Buildings on third party land concern to capitalized electrical installations inside the leased buildings.

   Property, plant and equipment are stated at cost less scheduled depreciation or at net realizable value, if lower, as of the balance sheet date.

   The following depreciation methods were applied to property, plant and equipment:

                                                                Method     Years
                                                             ------------- -----
Buildings on third party land............................... straight-line    3
Other equipment, office and factory equipment............... straight-line  4-5

   Low value assets are fully expensed in the year of acquisition.

   Extraordinary depreciation is charged if an item has to be disclosed at the lower attributable value.

   Inventories of raw materials and supplies as well as work in process is valued at acquisition or manufacturing cost or at net realizable value, if lower. Manufacturing cost includes direct labor costs including appropriate overheads.

   Receivables and other assets are stated at the nominal amount or the lower attributable value. The collection risk on receivables has been covered by creation of a bad debt allowance of 1 % of the net receivables on hand, which approximates historic bad debt write-offs.

   Cash and cash equivalents have been valued at nominal value.

   Other accruals are created on the basis of prudent commercial judgement to cover all potential losses from pending transactions and contingent liabilities as of the balance sheet date.

   Liabilities are stated at the repayment value.

   Receivables and liabilities in foreign currency are valued at the rate prevailing at the date of origin. Exchange rate losses occurring prior to the balance sheet date or evident are considered with effect on income.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
(V)US-GAAP RECONCILIATION

   The audited consolidated financial statements of Me AG and ESD-VV were prepared according to German accounting principles. A reconciliation of the net losses and equity from the German accounting principles to the accounting principles generally accepted in the United States of America (US-GAAP) for the financial years 1997 and 1998 is presented in the following tables.

                                                             December 31,
                                                           ------------------
                                                             1998      1997
                                                           --------  --------
                                                           (DM in thousands)
Net loss per German generally accepted accounting princi-
 ples.....................................................   (7,138)   (4,682)
Long-term projects for software adaptation................   (1,489)      (23)
Unrealized losses/gains on marketable securities..........      (20)       20
                                                           --------  --------
Net loss according to US generally accepted accounting
 principles...............................................   (8,647)   (4,685)
                                                           ========  ========

                                                               December 31,
                                                              ---------------
                                                               1998     1997
                                                              -------  ------
                                                                  (DM in
                                                                thousands)
Equity per German generally accepted accounting principles... (16,463) (9,325)
Long-term projects for software adaptation...................  (1,326)    163
                                                              -------  ------
Equity according to US generally accepted accounting princi-
 ples........................................................ (17,789) (9,162)
                                                              =======  ======

   Under German GAAP, license revenues can be realized upon delivery of the software while software adaptations are posted separately according to the completed contract method. Under US-GAAP license and software adaptation revenues are realized uniformly according to the percentage of completion method.

   Under US-GAAP, marketable securities that are available for sale are recorded at fair market value, with the offsetting unrealized gain or loss recorded as a component of other comprehensive income. Under German GAAP, marketable securities are recorded at cost, but provisions for losses are recorded when prudent.

   In 1997, the Company, under German GAAP, recorded a provision of TDM 20 related to unrealized losses on marketable securities available for sale. At that time, the fair market value of the securities was below their carrying amount by more than TDM 20. However, as discussed in Note (VI)(4), the Company received a gurantee from Financial Intelligent Transactions Vermogensverwaltungs GmbH, Munchen, whereby the Company's maximum loss on these securities would be limited to TDM 20.

   Under US-GAAP, the reduction in the fair value of these securities in 1997, up to the TDM 20 limit, would be recorded as a reduction in other comprehensive income rather than as a charge to expense, since the decline in market value was not of a permanent nature. This difference has no effect on reported shareholders' equity but would reduce other comprehensive income by TDM 20 in 1997.

   In 1998, the Company sold the marketable securities at an amount nearly identical to their original cost basis. Under German GAAP, the Company recorded a gain of approximately TDM 20, as the carrying value of those securities had been reduced in 1997 by the provision described above. Under US-GAAP, the Company would have recorded no gain or loss on the disposal, but would have had a gain in other comprehensive income of TDM 20 due to the appreciation in the fair value of the securities prior to their sale. Again, this difference in accounting would have no effect on reported shareholders' equity.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

   Under German GAAP, provisions for contingencies are established for all potential losses from pending transactions and contingent liabilities as of the balance sheet date. Under US-GAAP, such provisions can only be recorded when an exposure is probable and the amount of the exposure is reasonably estimable. At December 31, 1998 and 1997, though, there were no accruals recorded under German GAAP that would not be recorded under US-GAAP.

   Under German GAAP, unrealized foreign exchange gains in each group of currencies are not included in income. Exchange losses in each group of currencies, though, are charged to the statement of operations immediately. Under US-GAAP, foreign currency transaction gains and losses are expensed as incurred. At December 31, 1998 and 1997, no material amounts in foreign currency were recorded.

   Under German GAAP, certain balances are classified differently than under US-GAAP. For example, changes in inventory accounts which are recorded as revenues under German GAAP, would be considered part of cost of goods sold under US-GAAP. In addition, costs and estimated profits in excess of billings on long-term construction type contracts would be categorized as such under US-GAAP, but such amounts are classified as inventories for German GAAP. These differences in classification yield no GAAP differences in reported net loss or shareholders' equity.

   US-GAAP requires that all majority owned and controlled subsidiaries be consolidated. Under German GAAP, such subsidiaries need not to be consolidated if they do not have material operations. During the year ended December 31, 1998, the Company had one inactive subsidiary that was not consolidated for German GAAP purposes. However, the consolidation of this subsidiary under US-GAAP would yield no material differences in reported net income or shareholders' equity, or any other balance sheet or statement of operations account.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(VI)EXPLANATORY COMMENTS ON THE CONSOLIDATED FINANCIAL STATEMENTS

(1)Fixed assets

      DEVELOPMENT OF FIXED ASSETS OF THE GROUP FOR THE FINANCIAL YEAR 1997

                                                                                                              NET BOOK
                       ACQUISITION AND MANUFACTURING COST                ACCUMULATED DEPRECIATION              VALUES
                  -------------------------------------------- -------------------------------------------- ------------
                  Jan 1, 1997 Additions Reversals Dec 31, 1997 Jan 1, 1997 Additions Reversals Dec 31, 1997 Dec 31, 1997
                  ----------- --------- --------- ------------ ----------- --------- --------- ------------ ------------
                                                            (DM in thousands)
INTANGIBLE AS-
 SETS
Software........            7        29         0           36           1         7         0            8           28
                          ---       ---       ---          ---         ---       ---       ---          ---          ---
PROPERTY, PLANT
 AND EQUIPMENT
Buildings on
 third party
 land...........           21         4         0           25           2         7         0            9           16
Other equipment,
 factory and
 office
 equipment......          539       292       173          658         205       163       138          230          428
                          ---       ---       ---          ---         ---       ---       ---          ---          ---
                          560       296       173          683         207       170       138          239          444
                          ---       ---       ---          ---         ---       ---       ---          ---          ---
FINANCIAL ASSETS
Shares in affil-
 iated compa-
 nies...........          250         0       250            0         250         0       250            0            0
                          ---       ---       ---          ---         ---       ---       ---          ---          ---
                          817       325       423          719         458       177       388          247          472
                          ===       ===       ===          ===         ===       ===       ===          ===          ===

      DEVELOPMENT OF FIXED ASSETS OF THE GROUP FOR THE FINANCIAL YEAR 1998

                       ACQUISITION AND MANUFACTURING COST                ACCUMULATED DEPRECIATION
                  -------------------------------------------- --------------------------------------------
                  Jan 1, 1998 Additions Reversals Dec 31, 1998 Jan 1, 1998 Additions Reversals Dec 31, 1998
                  ----------- --------- --------- ------------ ----------- --------- --------- ------------
                                                            (DM in thousands)
INTANGIBLE AS-
 SETS
Software........           36        90         0          126           8        24         0           32
                          ---       ---       ---        -----         ---       ---       ---          ---
PROPERTY, PLANT
 AND EQUIPMENT
Buildings on
 third party
 land...........           25        28         0           53           9        14         0           23
Other equipment,
 factory and
 office equip-
 ment...........          658       852       208        1,302         230       448       208          470
                          ---       ---       ---        -----         ---       ---       ---          ---
                          683       880       208        1,355         239       462       208          493
                          ---       ---       ---        -----         ---       ---       ---          ---
                          719       970       208        1,481         247       486       208          525
                          ===       ===       ===        =====         ===       ===       ===          ===
                          NET BOOK
                           VALUES
                  -------------------------
                  Dec 31, 1998 Dec 31, 1997
                  ------------ ------------
INTANGIBLE AS-
 SETS
Software........            94           28
                  ------------ ------------
PROPERTY, PLANT
 AND EQUIPMENT
Buildings on
 third party
 land...........            30           16
Other equipment,
 factory and
 office equip-
 ment...........           832          428
                  ------------ ------------
                           862          444
                  ------------ ------------
                           956          472
                  ============ ============

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(2)Shareholdings and consolidation group

                                                                     Result
                                     Participation    Equity    of the financial
                                         quota     December 31,       year
                            Currency     as %          1997           1997
                            -------- ------------- ------------ ----------------
                                                         (DM in thousands)
ESD Information Technology
  Entwicklungsgesellschaft
 mbH, Dolzig..............    DEM         100         (8,313)        (4,628)

                                                                  Result
                                  Participation    Equity    of the financial
                                      quota     December 31,       year
                         Currency     as %          1998           1998
                         -------- ------------- ------------ ----------------
                                                      (DM in thousands)
MeTechnology Europe
 GmbH, Bienitz..........   DEM         100        (11,890)       (15,728)(/1/)
MeTechnology Ltd., UK...   GBP         100              0              0(/2/)

--------
Notes:
(1) Single entity financial statements for the financial year 1998 include a loss from the merger of ESD-VV and ESD-IT of TDM 9,013, which corresponds to operating losses of ESD-IT before the first-time consolidation as of January 1, 1998.
(2) MeTechnology Ltd., UK, during 1998 was a non-operating legal entity.

(3)Receivables and other assets

                                  December 31,               December 31,
                                      1998                       1997
                           -------------------------- --------------------------
                                       thereof                    thereof
                                 with a residual term       with a residual term
                                     of more than               of more than
                           Total        1 year        Total        1 year
                           ----- -------------------- ----- --------------------
                                             (DM in thousands)
Trade receivables......... 2,275           0           170            0
Other assets..............   588         112           117           50
                           -----         ---           ---          ---
                           2,863         112           287           50
                           =====         ===           ===          ===

   Other assets in the consolidated financial statements contain receivables from deposits, receivables from employees and prepaid taxes. Other assets contain receivables from shareholders in the amount of DM 3.0 thousand.

(4)Other securities

   In 1997, other securities relate to marketable securities public traded on the German Stock Exchange which are held in a custody account at Oberbank, Munchen. Financial Intelligent Transactions Vermogensverwaltungs GmbH, Munchen, has agreed to guarantee that the maximum loss to be borne by the Company upon sale of these securities to be TDM 20. In 1997, the Company recorded a loss of TDM 20 to reflect the fact that the fair value of these securities was below their carrying amount. In 1998 the securities were sold at an amount nearly identical to their original cost basis.

                        METECHNOLOGY AKTIENGESELLSCHAFT
             PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(5)Additional paid-in capital

   The Me AG additional paid-in capital amounts to TDM 167 as of December 31, 1998, resulting from the convertible bond as described in Note (8). The additional amount of TDM 250 results from the capital consolidation as described in Note (III).

(6)Contribution of silent partners and subordinated loans

   In 1996, the subsidiary ESD-IT entered into a silent partnership agreement with SBF Sachsischer Beteiligungsfonds GmbH (SBF), Leipzig, until December 31, 2001. As of December 31, 1997 the contribution amounted to TDM 8,000. The contribution was increased by TDM 1,950 to TDM 9,950 in 1998. SBF has issued a letter of subordination for its claims from the silent partnership. SBF receives a 20% share of the company's profits, but does not participate in losses. SBF also receives annual servicing compensation of 2% of the investment amount.

   In 1996, GSM Industriebeteiligungen GmbH, Munchen, also granted ESD-IT a subordinated loan. As of December 31, 1998, the loan still amounts to TDM 3,530. The loan has to be repaid by the year 2005 and is subject to interest at a rate of 8%.

(7)Other accruals

   The other accruals mainly contain amounts for warranties, costs yet to be incurred, personnel expenses, costs relating to the preparation of financial statements and legal and consulting costs as well as the remuneration of the supervisory board.

(8)Liabilities

                                                      December 31,  December 31,
                                                          1998          1997
                                                      ------------- ------------
                                                             up to        up to
                                                      Total  1 year Total 1 year
                                                      ------ ------ ----- ------
                                                          (DM in thousands)
Convertible bond.....................................  3,352     0     0     0
Liabilities to banks.................................    750   750     8     8
Payments received on account of orders...............    513   513   262   262
Trade payables.......................................    916   916   201   201
Other liabilities....................................    460   460   435   435
   - thereof taxes...................................      0     0   119   119
                                                      ------ -----   ---   ---
                                                       5,991 2,639   906   906
                                                      ====== =====   ===   ===

   The convertible bond was subscribed by Private Equity Bridge Investment Ltd. (PEB), Grand Cayman, Cayman Islands, British West Indies, on November 12, 1998. The bond entitles PEB until October 31, 2000, to convert at any time a nominal amount of the convertible bond of DM 500 into one share of Me AG. The convertible bond is interest free until January 31, 2000, after which it is subject to a 6% interest rate. That part of the convertible bond which has not yet been converted is repayable on October 31, 2000. Discounted at a rate of interest for comparable debt of 5%, the face value of the bond at November 12, 1998 was TDM 3,333, with the difference of TDM 167 to the face value of the bond of TDM 3,500 being credited to additional paid-in capital. Other liabilities include liabilities to shareholders in the amount of TDM 8.0.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)
(9)Other financial commitments

   In 1997 the other financial liabilities from rent and lease agreements of ESD-VV relate to:

                                                   Year ended December 31, 1997
                                                  ------------------------------
                                                                more than Total
                                                  Up to on year one year  amount
                                                  ------------- --------- ------
                                                        (DM in thousands)
Leases for buildings.............................      326         388     714
Car pool leases..................................       61          35      96
Leases for telecommunications....................       26         154     180
                                                       ---         ---     ---
                                                       413         577     990
                                                       ===         ===     ===

   In 1998 the other financial liabilities from rent and lease agreements of Me AG relate to:

                                                   Year ended December 31, 1998
                                                  ------------------------------
                                                                More than Total
                                                  Up to on year one year  amount
                                                  ------------- --------- ------
                                                        (DM in thousands)
Leases for buildings.............................      558         558    1,116
Car pool leases..................................      141          71      212
Leases for telecommunications....................       29         135      164
                                                       ---         ---    -----
                                                       728         764    1,492
                                                       ===         ===    =====

(10)Sales

   The sales of the company, which were generated exclusively on the domestic market, relate to:

                                                         Year ended December 31,
                                                         -----------------------
                                                            1998        1997
                                                         ----------- -----------
                                                            (DM in thousands)
Licenses................................................       2,953         712
Bank applications.......................................       1,221         743
Other...................................................         696         510
                                                         ----------- -----------
                                                               4,870       1,965
                                                         =========== ===========

(11)Other operating income

   In 1997, other operating income mainly includes income from the sale of fixed assets, from the reversal of accruals and the reduction of general valuation allowance. In a total amount of TDM 48, the other operating income relates to other periods.

   In 1998, other operating income mainly includes the reversal of accruals, relating to other periods, and gains on the sale of securities of TDM 78.

                        METECHNOLOGY AKTIENGESELLSCHAFT
              PRIOR YEAR: ESD VERMOGENSVERWALTUNGSGESELLSCHAFT MBH

         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(12)Other operating expenses

   In 1997 and 1998, other operating expenses mainly concern selling and administrative expenses as well as legal and consulting costs. In an total amount of TDM 42 (1997: TDM 29), the other operating expenses relate to other periods.

(13)Number of salaried employees (annual average)

      Year ended
     December 31,
     -------------
      1998   1997
     ------ ------
         76     46
     ====== ======

(14)Capital stock authorized for issue

   The share capital may be increased by TDM 50 through the issuance of additional authorized capital. This may be issued to satisfy conversion rights of holders of convertible bonds, which issuance has been agreed by the shareholders' meeting on November 6, 1998.

(15)Disclosures on company boards

   In 1997, the management of ESD-VV comprised:

   Dr. Christoph Bulfon      General manager

   In 1998, the management board of Me AG comprised:

   Joszef Bugovics           Chairman

   In consideration and accordance with the effect of sec. 286 (4) HGB not only on the single entity financial statements of the parent company, but also on the consolidated financials, disclosure of total remuneration for the management board has been omitted.

(16)Supervisory Board

   In 1998 the supervisory board of Me AG comprised:

   Dr. Peter Page            Chairman
   Prof. Dr. Wulf von Schimmelmann
                             Deputy Chairman
   Dr. Hans-Joachim Korber

   Total remuneration for the supervisory board in 1998 amounted to TDM 27.

(17)Advisory Board

   Total remuneration for the advisory board in 1998 amounted to TDM 4 and in 1997 amounted to TDM 70.

   Leipzig, February, 2000

   ESD Vermogensverwaltungsgesellschaft mbH,
   MeTechnology AG

   Joszef Bugovics

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Blaze Software, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Blaze Software, Inc. and its subsidiaries at March 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2000, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Blaze Software, Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

   San Jose, California
   April 19, 2000, except for Note 15
    as to which the date is June 20, 2000

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

                          CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                March 31,
                                                            ------------------
                                                              2000      1999
                                                            --------  --------
ASSETS
Current assets:
  Cash and cash equivalents...............................  $ 57,295  $  2,129
  Short-term investments..................................    11,998       --
  Accounts receivable, net of allowance for doubtful
   accounts of $512 and $443, respectively................     4,939     3,658
  Prepaid expenses and other current assets...............     1,108       964
                                                            --------  --------
   Total current assets...................................    75,340     6,751
Property and equipment, net...............................     1,933       786
Restricted cash...........................................       702       --
Deposits and other assets.................................       384       228
                                                            --------  --------
   Total assets...........................................  $ 78,359  $  7,765
                                                            ========  ========

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
          STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Bank borrowings.........................................  $    --   $  1,631
  Bridge loan from related parties........................       --      1,596
  Current portion of capital lease obligations............       176        81
  Note payable............................................       --        129
  Accounts payable........................................     1,972     1,526
  Accrued expenses........................................     7,446     2,873
  Deferred revenue........................................     2,728     3,231
                                                            --------  --------
   Total current liabilities..............................    12,322    11,067
Long-term liabilities:
  Capital lease obligations, net of current portion.......       256        19
  Other long-term liabilities.............................        12       --
                                                            --------  --------
   Total liabilities......................................    12,590    11,086
                                                            --------  --------
Mandatorily Redeemable Preferred Stock: par value $0.0001
  Authorized: none at March 31, 2000
  Issued and outstanding: none at March 31, 2000 and 3,179
   at March 31, 1999......................................       --     20,882
                                                            --------  --------

Commitments and contingencies (Note 12)

Stockholders' Equity (Deficit):
  Series B Convertible Preferred Stock: par value $0.0001
  Authorized: none at March 31, 2000
  Issued and outstanding: none at March 31, 2000 and 2,273
   at March 31, 1999......................................       --        --
  Preferred Stock: par value $0.0001
  Authorized: 10,000 at March 31, 2000
  Issued and outstanding: none at March 31, 2000 and
   1999...................................................       --        --
  Common Stock, $0.0001 par value
  Authorized: 200,000 shares at March 31, 2000
  Issued and outstanding: 22,020 at March 31, 2000 and 344
   at March 31, 1999......................................         2       --
Additional paid-in capital................................   144,642    (1,842)
Accumulated other comprehensive income....................       489       290
Unearned stock-based compensation.........................   (21,207)      --
Accumulated deficit.......................................   (58,157)  (22,651)
                                                            --------  --------
   Total stockholders' equity (deficit)...................    65,769   (24,203)
                                                            --------  --------
   Total liabilities, mandatorily redeemable preferred
    stock and stockholders' equity (deficit)..............  $ 78,359  $  7,765
                                                            ========  ========

   The accompanying notes are an integral part of these financial statements.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                      Years Ended March 31,
                                                     --------------------------
                                                       2000     1999     1998
                                                     --------  -------  -------
Net revenues:
  Product licenses.................................  $  8,486  $ 3,722  $ 3,559
  Services and maintenance.........................     9,710    5,332      803
                                                     --------  -------  -------
    Total revenues.................................    18,196    9,054    4,362
                                                     --------  -------  -------
Cost of revenues:
  Product licenses.................................        67       40       74
  Services and maintenance.........................     6,808    2,892      512
                                                     --------  -------  -------
    Total cost of revenues.........................     6,875    2,932      586
                                                     --------  -------  -------
Gross profit.......................................    11,321    6,122    3,776
                                                     --------  -------  -------
Operating expenses:
  Research and development (excluding $3,651 stock-
   based compensation expense).....................     5,079    3,843    1,938
  Sales and marketing (excluding $4,300 stock-based
   compensation expense)...........................    12,226    5,586    3,702
  General and administrative (excluding $8,449
   stock-based compensation expense)...............     3,785    2,205    1,106
  Stock-based compensation.........................    16,400      --       --
                                                     --------  -------  -------
    Total operating expenses.......................    37,490   11,634    6,746
                                                     --------  -------  -------
Operating loss.....................................   (26,169)  (5,512)  (2,970)
Interest expense...................................      (377)    (300)    (692)
Other income and (expense), net....................       275       51       99
                                                     --------  -------  -------
Net loss from continuing operations before income
 taxes.............................................   (26,271)  (5,761)  (3,563)
Provision for income taxes.........................      (153)     (87)     (68)
                                                     --------  -------  -------
Net loss from continuing operations................   (26,424)  (5,848)  (3,631)
Discontinued operations (Note 3):
  Income (loss) from operations of discontinued
   user interface business (net of income taxes)...     2,657      248   (2,174)
                                                     --------  -------  -------
Net loss...........................................   (23,767)  (5,600)  (5,805)
Accretion of mandatorily redeemable preferred stock
 to redemption value...............................      (442)  (1,258)  (1,040)
Beneficial conversion feature......................   (11,739)     --       --
                                                     --------  -------  -------
Net loss attributable to common stockholders.......   (35,948)  (6,858)  (6,845)
Other comprehensive income (loss), net of tax:
  Unrealized loss on investments...................       (20)     --       --
  Translation adjustments..........................       219      180      (20)
                                                     --------  -------  -------
Comprehensive loss.................................  $(35,749) $(6,678) $(6,865)
                                                     ========  =======  =======
Basic and diluted net loss per common share
 attributable to common stockholders:
  Loss from continuing operations..................  $  (6.68) $(19.15) $(37.37)
  Earnings/(loss) from discontinued operations.....      0.46     0.66   (17.39)
                                                     --------  -------  -------
Basic and diluted net loss per common share
 attributable to common stockholders...............  $  (6.22) $(18.49) $(54.76)
                                                     ========  =======  =======
Number of shares used in the calculation of basic
 and diluted net loss per share....................     5,781      371      125
                                                     ========  =======  =======

   The accompanying notes are an integral part of these financial statements.

                             BLAZE SOFTWARE, INC.
                         (FORMERLY NEURON DATA, INC.)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                (in thousands)

                                                     Mandatorily     Series B      Series AA     Series BB
                                                      Redeemable    Convertible   Convertible   Convertible
                                                      Preferred      Preferred     Preferred     Preferred
                                                        Stock          Stock         Stock         Stock     Common Stock
                                                    -------------- ------------- ------------- ------------- -------------
                                                    Shares Amount  Shares Amount Shares Amount Shares Amount Shares Amount
                                                    ------ ------- ------ ------ ------ ------ ------ ------ ------ ------
Balances at
April 1, 1997...                                    2,013  $ 9,684 2,272   $ --    --    $--     --    $ --    232   $--
 Issuance of
 Common Stock
 pursuant to
 exercise of
 options........                                      --       --    --      --    --     --     --      --    172    --
 Repurchase of
 Common Stock...                                      --       --    --      --    --     --     --      --     (1)   --
 Issuance of
 Series F
 Preferred
 Stock, net of
 issuance
 costs..........                                      972    7,400   --      --    --     --     --      --    --     --
 Conversion of
 bridge loan to
 Series F
 Preferred
 Stock..........                                      194    1,500   --      --    --     --     --      --    --     --
 Issuance of
 Series B
 Preferred
 Stock pursuant
 to exercise of
 options........                                      --               1     --    --     --     --      --    --     --
 Accretion of
 Mandatorily
 Redeemable
 Preferred
 Stock to
 redemption
 value..........                                      --     1,040   --      --    --     --     --      --    --     --
 Net Loss.......                                      --       --    --      --    --     --     --      --    --     --
 Cumulative
 translation
 adjustment.....                                      --       --    --      --    --     --     --      --    --     --
                                                    -----  ------- -----   ----   ---    ---    ---    ----   ----   ---
Balances at
March 31, 1998..                                    3,179  $19,624 2,273   $ --    --    $--     --    $ --    403   $--
 Issuance of
 Common Stock
 pursuant to
 exercise of
 options........                                      --       --    --      --    --     --     --      --     98    --
 Issuance of
 Common Stock...                                      --       --    --      --    --     --     --      --      1    --
 Repurchase of
 Common Stock...                                      --       --    --      --    --     --     --      --   (158)   --
 Accretion of
 Mandatorily
 Redeemable
 Preferred
 Stock to
 redemption
 value..........                                      --     1,258   --      --    --     --     --      --    --     --
 Net loss.......                                      --       --    --      --    --     --     --      --    --     --
 Cumulative
 translation
 adjustment.....                                      --       --    --      --    --     --     --      --    --     --
                                                    -----  ------- -----   ----   ---    ---    ---    ----   ----   ---
Balances at
March 31, 1999..                                    3,179  $20,882 2,273   $ --    --    $--     --    $ --    344   $--
--------------------------------------------------
                                                    =====  ======= =====   ====   ===    ===    ===    ====   ====   ===
                                                                  Notes      Accumulated                               Total
                                                    Additional  Receivable      Other                              Stockholders'
                                                     Paid-In       from     Comprehensive   Unearned   Accumulated     Equity
                                                     Capital   Stockholders    Income     Compensation   Deficit     (Deficit)
                                                    ---------- ------------ ------------- ------------ ----------- -------------
Balances at
April 1, 1997...                                     $   391       $(70)        $130          $--       $(11,246)    $(10,795)
 Issuance of
 Common Stock
 pursuant to
 exercise of
 options........                                          97         --          --            --            --            97
 Repurchase of
 Common Stock...                                          (1)        --          --            --            --            (1)
 Issuance of
 Series F
 Preferred
 Stock, net of
 issuance
 costs..........                                         --          --          --            --            --           --
 Conversion of
 bridge loan to
 Series F
 Preferred
 Stock..........                                         --          --          --            --            --           --
 Issuance of
 Series B
 Preferred
 Stock pursuant
 to exercise of
 options........                                           1         --          --            --            --             1
 Accretion of
 Mandatorily
 Redeemable
 Preferred
 Stock to
 redemption
 value..........                                      (1,040)        --          --            --                      (1,040)
 Net Loss.......                                         --          --          --            --         (5,805)      (5,805)
 Cumulative
 translation
 adjustment.....                                         --          --          (20)          --            --           (20)
                                                    ---------- ------------ ------------- ------------ ----------- -------------
Balances at
March 31, 1998..                                     $  (552)      $(70)        $110          $--       $(17,051)    $(17,563)
 Issuance of
 Common Stock
 pursuant to
 exercise of
 options........                                          56         --          --            --            --            56
 Issuance of
 Common Stock...                                         --          --          --            --            --           --
 Repurchase of
 Common Stock...                                         (88)        70          --            --            --           (18)
 Accretion of
 Mandatorily
 Redeemable
 Preferred
 Stock to
 redemption
 value..........                                      (1,258)        --          --            --                      (1,258)
 Net loss.......                                         --          --          --            --         (5,600)      (5,600)
 Cumulative
 translation
 adjustment.....                                         --          --          180           --            --           180
                                                    ---------- ------------ ------------- ------------ ----------- -------------
Balances at
March 31, 1999..                                     $(1,842)      $ --         $290          $--       $(22,651)    $(24,203)
--------------------------------------------------
                                                    ========== ============ ============= ============ =========== =============

  The accompanying notes are an integral part of these financial statements.

                             BLAZE SOFTWARE, INC.
                         (FORMERLY NEURON DATA, INC.)

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)--(Continued)
                                (in thousands)

                                       Series B       Series AA      Series BB
                     Mandatorily      Convertible    Convertible    Convertible
                     Redeemable        Preferred      Preferred      Preferred                               Accumulated
                   Preferred Stock       Stock          Stock          Stock      Common Stock   Additional     Other
                   ----------------  -------------- -------------- -------------- --------------  Paid-In   Comprehensive
                   Shares   Amount   Shares  Amount Shares  Amount Shares  Amount Shares  Amount  Capital      Income
                   ------  --------  ------  ------ ------  ------ ------  ------ ------  ------ ---------- -------------
Balances at March
31, 1999.........   3,179  $ 20,882   2,273   $ --     --    $ --     --    $ --     344   $ --   $ (1,842)     $290
 Issuance of
 Common Stock
 pursuant to
 exercise of
 options.........     --        --      --      --     --      --     --      --   1,486     --        755       --
 Issuance of
 Common Stock
 pursuant to
 conversion of
 warrants........     --        --      --      --     --      --     --      --     362     --         67       --
 Accretion of
 Mandatorily
 Redeemable
 Preferred Stock
 to redemption
 value...........     --        442     --      --     --      --     --      --     --      --       (442)      --
 Beneficial
 Conversion
 Feature.........     --        --      --      --     --      --     --      --     --      --     11,739       --
 Adjustment of
 Mandatorily
 Redeemable
 Preferred Stock
 Series C per
 anti-dilution
 provision.......      20       --      --      --     --      --     --      --     --      --        --        --
 Conversion of
 Mandatorily
 Redeemable
 Preferred Stock
 to Common
 Stock...........  (3,199)  (21,324)    --      --     --      --     --      --   3,199      1     21,323       --
 Conversion of
 Series B Stock
 to Common
 Stock...........     --        --   (2,273)    --     --      --     --      --   2,273     --        --        --
 Issuance of
 Series AA
 Preferred Stock,
 net of issuance
 costs...........     --        --      --      --   8,416      1     --      --     --      --      4,403       --
 Issuance of
 Series BB
 Preferred
 Stock...........     --        --      --      --     --      --   1,953     --     --      --     13,943       --
 Conversion of
 Series AA
 Preferred Stock
 to Common
 Stock...........     --        --      --      --  (8,416)    (1)    --      --   8,416      1        --        --
 Conversion of
 Series BB
 Preferred Stock
 to Common
 Stock...........     --        --      --      --     --      --  (1,953)    --   1,953     --        --        --
 Issuance of
 Common Stock
 pursuant initial
 public
 offering........     --        --      --      --     --      --     --      --   4,000     --     57,090       --
 Unearned
 compensation....     --        --      --      --     --      --     --      --     --      --     37,607       --
 Amortization of
 unearned
 compensation....     --        --      --      --     --      --     --      --     --      --        --        --
 Repurchase of
 Common Stock....     --        --      --      --     --      --     --      --     (13)    --         (1)      --
 Net loss........     --        --      --      --     --      --     --      --     --      --        --        --
 Unrealized loss
 on investments..     --        --      --      --     --      --     --      --     --      --        --        (20)
 Cumulative
 translation
 adjustment......     --        --      --      --     --      --     --      --     --      --        --        219
                   ------  --------  ------   ----  ------   ----  ------   ----  ------   ----   --------      ----
Balances at March
31, 2000.........     --   $    --      --    $ --     --    $ --     --    $ --  22,020   $  2   $144,642      $489
                   ======  ========  ======   ====  ======   ====  ======   ====  ======   ====   ========      ====
                                                Total
                                            Stockholders'
                     Unearned   Accumulated    Equity
                   Compensation   Deficit     (Deficit)
                   ------------ ----------- -------------
Balances at March
31, 1999.........    $    --     $(22,651)    $(24,203)
 Issuance of
 Common Stock
 pursuant to
 exercise of
 options.........         --          --           755
 Issuance of
 Common Stock
 pursuant to
 conversion of
 warrants........         --          --            67
 Accretion of
 Mandatorily
 Redeemable
 Preferred Stock
 to redemption
 value...........         --          --          (442)
 Beneficial
 Conversion
 Feature.........         --      (11,739)         --
 Adjustment of
 Mandatorily
 Redeemable
 Preferred Stock
 Series C per
 anti-dilution
 provision.......         --          --           --
 Conversion of
 Mandatorily
 Redeemable
 Preferred Stock
 to Common
 Stock...........         --          --        21,324
 Conversion of
 Series B Stock
 to Common
 Stock...........         --          --           --
 Issuance of
 Series AA
 Preferred Stock,
 net of issuance
 costs...........         --          --         4,404
 Issuance of
 Series BB
 Preferred
 Stock...........         --          --        13,943
 Conversion of
 Series AA
 Preferred Stock
 to Common
 Stock...........         --          --           --
 Conversion of
 Series BB
 Preferred Stock
 to Common
 Stock...........         --          --           --
 Issuance of
 Common Stock
 pursuant initial
 public
 offering........         --          --        57,090
 Unearned
 compensation....     (37,607)        --           --
 Amortization of
 unearned
 compensation....      16,400         --        16,400
 Repurchase of
 Common Stock....         --          --            (1)
 Net loss........         --      (23,767)     (23,767)
 Unrealized loss
 on investments..         --          --           (20)
 Cumulative
 translation
 adjustment......         --          --           219
                   ------------ ----------- -------------
Balances at March
31, 2000.........    $(21,207)   $(58,157)    $ 65,769
                   ============ =========== =============

  The accompanying notes are an integral part of these financial statements.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                      Years Ended March 31,
                                                     --------------------------
                                                       2000     1999     1998
                                                     --------  -------  -------
Cash flows from operating activities:
Net loss...........................................  $(23,767) $(5,600) $(5,805)
Add (deduct) loss (income) from discontinued
 operations........................................    (2,657)    (248)   2,174
                                                     --------  -------  -------
Loss from continuing operations....................   (26,424)  (5,848)  (3,631)
Adjustments to reconcile net loss to net cash used
 in operating activities:
 Bridge loan interest converted to equity..........       --        96      --
 Depreciation and amortization.....................       597      899      868
 Amortization of stock-based compensation..........    16,400      --       --
 Loss on write-off of equipment....................        71      129      --
 Capital lease for construction-in-progress........        40      --       --
 Changes in assets and liabilities:
   Accounts receivable.............................    (1,779)    (557)  (1,579)
   Income taxes refund receivable..................       --        27       (4)
   Prepaid expenses and other......................      (144)    (533)     417
   Accounts payable................................       492        7      (31)
   Accrued expenses................................     4,573     (757)    (255)
   Deferred revenue................................      (503)     (95)    (569)
   Deposits and other assets.......................      (156)     260
   Other long-term liabilities.....................        12      --       --
                                                     --------  -------  -------
Net cash used in continuing operations.............    (6,821)  (6,372)  (4,784)
Net cash provided by (used in) discontinued
 operations........................................     3,109    2,061     (294)
                                                     --------  -------  -------
     Net cash used in operating activities.........    (3,712)  (4,311)  (5,078)
                                                     --------  -------  -------

Cash flows from investing activities:
Capital expenditures...............................    (1,388)    (779)    (140)
Purchases of short-term investments................   (12,018)     --       --
                                                     --------  -------  -------
     Net cash used in investing activities.........   (13,406)    (779)    (140)
                                                     --------  -------  -------
Cash flows from financing activities:
Proceeds from note payable.........................       --       129      --
Repayment of note payable..........................      (129)     --       --
Payments of principal under capital lease
 financing.........................................      (136)    (172)    (442)
Bank borrowings, net...............................    (1,631)  (1,047)   1,327
Repayment of note payable to stockholder...........       --       --      (310)
Proceeds from issuance of Common Stock.............    57,847       56       96
Repurchase of Common Stock.........................        (1)     (18)      (1)
Proceeds from issuance of Preferred Stock, Series B
 (net of issuance costs)...........................       --       --         1
Proceeds from issuance of Preferred Stock, Series D
 and Series E warrants (net of issuance costs).....        67      --       --
Proceeds from issuance of Preferred Stock, Series F
 (net of issuance costs)...........................       --       --     7,400
Proceeds from issuance of Preferred Stock, Series
 AA (net of issuance costs)........................     2,807      --       --
Proceeds from issuance of Preferred Stock, Series
 BB................................................    13,943      --       --
Proceeds from bridge loan..........................       --     1,500    1,500
Increase in restricted cash........................      (702)     --       --
                                                     --------  -------  -------
     Net cash provided by financing activities.....    72,065      448    9,571
                                                     --------  -------  -------
Effect of exchange rate changes in cash............       219      180      (20)
                                                     --------  -------  -------
Net increase (decrease) in cash and cash
 equivalents.......................................    55,166   (4,462)   4,333
Cash and cash equivalents at beginning of year.....     2,129    6,591    2,258
                                                     --------  -------  -------
Cash and cash equivalents at end of year...........  $ 57,295  $ 2,129  $ 6,591
                                                     ========  =======  =======
Supplemental disclosures of cash flow information:
Cash paid during the year: Interest................  $    313  $   202  $   692
Cash paid during the year: Income taxes............  $     11  $    49  $    19

Supplemental non-cash investing and financing
 activities:
Cancellation of stockholder note in exchange for
 Common Stock......................................  $    --   $    70  $   --
Assets acquired under capital lease obligations....  $    468  $   --   $   --
Accretion of cumulative dividends on Preferred
 Stock.............................................  $    442  $ 1,258  $ 1,040
Unearned compensation related to stock option
 grants............................................  $ 37,607  $   --   $   --
Conversion of bridge loan to Preferred Stock.......  $  1,596  $   --   $ 1,500
Conversion of Mandatorily Redeemable Preferred
 Stock to Common Stock.............................  $ 20,882  $   --   $   --
Beneficial conversion feature......................  $ 11,739  $   --   $   --
Write-off of property and equipment................  $    776  $ 3,761  $   --

   The accompanying notes are an integral part of these financial statements.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--FORMATION AND BUSINESS OF THE COMPANY:

   Blaze Software, Inc. (together with its wholly-owned subsidiaries, unless context requires otherwise, "Blaze Software" or the "Company") was incorporated in California on June 4, 1985 as Neuron Data, Inc. Its principal activities include the development and licensing of infrastructure software that enables adaptable and personalized interactions that are consistent across all company communication channels, or touch points. This software enables companies to implement their policies, practices and procedures, or business rules, in e-business applications across multiple touch points. Blaze Software also provides related maintenance and consulting services. Blaze Software markets its products to a wide range of customers mainly in North America, Europe and the Pacific Rim primarily through a direct sales force. In March 2000, Blaze Software reincorporated in the State of Delaware.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principals of consolidation

   The consolidated financial statements include the accounts of Blaze Software, Inc. and its wholly owned subsidiaries, Blaze Software GmbH, Blaze Software S.A.R.L., Blaze Software (UK) Ltd, Blaze Software Japan, Inc., and Blaze Software Australia Pty Ltd (together, "Blaze Software" or the "Company"). All material intercompany balances and transactions have been eliminated.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Foreign currency translation

   The functional currency of Blaze Software's subsidiaries is the local currency. Accordingly, Blaze Software applies the current exchange rate to translate the subsidiaries' assets and liabilities and the weighted average exchange rate to translate the subsidiaries' revenues, expenses, gains and losses into U.S. dollars. Translation adjustments are included as a separate component of comprehensive income within stockholders' equity in the accompanying consolidated financial statements.

 Business risk and concentration of credit risk

   Blaze Software currently operates in a single business segment and revenue from continuing operations is principally attributable to the sale of software products and related maintenance, consulting and training services which are characterized by rapid technological advances, changes in customer requirements and industry standards. Any failure by Blaze Software to anticipate or to respond adequately to technological changes in its industry, changes in customer requirements or changes in industry standards, could have a material adverse effect on Blaze Software's business and operating results.

   Financial instruments which potentially subject Blaze Software to concentrations of credit risk consist primarily of temporary cash investments, including money market accounts. Blaze Software places its temporary cash investments with two major financial institutions. Deposits at any point in time may exceed the federally insured limits. Blaze Software performs ongoing credit evaluations of its customers' financial condition and does not require collateral. Blaze Software maintains allowances for potential credit losses and such losses have been within management's expectations.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   As of March 31, 2000, two customers accounted for approximately 18% and 15% of the aggregate accounts receivable balance. As of March 31, 1999, one customer accounted for approximately 12% of the aggregate accounts receivable balance. For the fiscal year 2000 and 1999, one customer accounted for approximately 23% and 19% of total revenues, respectively. No customer accounted for 10% or more of total revenues in fiscal year 1998.

 Fair value of financial instruments

   Carrying amounts of certain Blaze Software's financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value due to their short maturities. Based upon borrowing rates currently available to Blaze Software for loans with similar terms, the carrying value of capital lease obligations approximate fair value.

 Cash equivalents and short-term investments

   Blaze Software invests its excess cash in money market accounts and debt instruments and considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Investments with an original maturity at the time of purchase of over three months are classified as short-term investments regardless of the maturity date as all investments are classified as available-for-sale and can be readily liquidated to meet current operational needs. The securities are carried at amortized cost, which approximates fair value. Fair value is based upon market prices quoted on the last day of the fiscal year.

   Unrealized gains and losses are reported as a separate component of stockholders' equity. The amortized cost of the debt securities is adjusted for the amortization of premiums and accretion of discounts to maturity. Such amortization, as well as any interest on the securities, is included in interest expense, net. Realized gains and losses and declines in value judged to be other-than-temporary are also included in interest expense, net and have not been material. The cost of securities sold is based on the specific identification method.

 Property and equipment

   Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. Leased assets are amortized on a straight-line basis over the lesser of the estimated useful life or the lease term.

   Maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

 Impairment of long-lived assets

   Blaze Software evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS No. 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

 Revenue recognition

   Blaze Software's revenues are derived from two sources: product license revenues and service revenues. Product license revenues are derived from product sales to end users and independent software vendors as well

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

as royalties from independent software vendors. Service revenues are derived from providing consulting and training, maintenance and support services to end users.

   Blaze Software recognizes revenues in accordance with the American Institute of Certified Public Accountants Statement of Position No. 97-2, Software Revenue Recognition, as amended. License revenues from sales to end users and systems integrators are recognized upon shipment of the product, if an executed agreement or purchase order has been received, the fee is fixed and determinable and collection is deemed probable. If an acceptance period is provided, revenue is recognized upon the earlier of customer acceptance or the expiration of that period. For enterprise application vendors, Blaze Software receives quarterly reports from these vendors on sell-through of Blaze Software products to end users. Blaze Software recognizes royalty revenues upon receipt of the quarterly reports from vendors. For sales made through distributors, Blaze Software recognizes revenues upon shipment of the product, if an executed agreement or purchase order has been received, the fee is fixed and determinable, collection is deemed probable, and the distributor has identified an end-user for the product. In those instances where a distributor has not identified a valid end-user for the product, the revenue is deferred. Distributors have no right of return.

   For contracts with multiple obligations (e.g., product licenses, maintenance and other services), Blaze Software allocates revenue to each component of the contract based on objective evidence of its fair value, which is based on the price when each component is sold separately, or when not sold separately, the price established by management. Blaze Software recognizes revenue allocated to undelivered products when the criteria for product revenue set forth above are met.

   Service revenues from consulting, installation and training are recognized as the related services are performed and collectibility is probable. Revenues from maintenance and support agreements, which includes product updates, are deferred and recognized on a straight-line basis over the term of the related agreement. Payments of maintenance fees are generally made in advance and are nonrefundable.

   Prior to the adoption of SOP 97-2, Blaze Software recognized revenue from the sale of products upon shipment if remaining obligations were insignificant, collection of resulting accounts receivable was probable and product returns reasonably estimable.

 Advertising

   Blaze Software expenses advertising costs as they are incurred. Advertising expense for the years ended March 31, 2000, 1999 and 1998 was approximately $1,517,000, $431,000 and $1,071,000, respectively.

 Income taxes

   Blaze Software accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not the deferred tax asset will not be realized.

 Stock-based compensation

   Blaze Software has elected to adopt the disclosure provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation ("SFAS No. 123"). Blaze Software accounts for stock-based compensation using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Employees, ("APB No. 25") and, accordingly, pro forma disclosures required under SFAS No. 123 have been presented (See Note 10). Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the deemed fair value of Blaze Software's common stock and the exercise price. Additionally, pursuant to SFAS No. 123, common stock issued to non-employees is accounted for at the fair value of the equity instruments issued, or at the fair value of the consideration received, whichever is more reliably measurable.

 Research and development expenditures

   Costs related to research, design and development of products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. To date, attaining technological feasibility of Blaze Software's products and general release have substantially coincided. As a result, Blaze Software has not capitalized any software development costs.

 Net loss per share

   Blaze Software computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period. Options, warrants, mandatorily redeemable preferred stock and convertible preferred stock were not included in the computation of diluted net loss per share because the effect would be antidilutive.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   A reconciliation of shares used in the calculation of basic and diluted net loss per share follows (in thousands, except per share amounts):

                                                     Years Ended March 31,
                                                    --------------------------
                                                      2000     1999     1998
                                                    --------  -------  -------
   Basic and diluted net loss per share:
   Numerator:
     Net loss from continuing operations........... $(26,424) $(5,848) $(3,631)
     Accretion of mandatorily redeemable preferred
      stock to redemption value....................     (442)  (1,258)  (1,040)
     Beneficial conversion feature of preferred
      stock........................................  (11,739)     --       --
                                                    --------  -------  -------
     Net loss from continuing operations
      attributable to common stockholders..........  (38,605)  (7,106)  (4,671)
     Income (loss) from operations of discontinued
      user interface business......................    2,657      248   (2,174)
                                                    --------  -------  -------
     Loss attributable to common stockholders...... $(35,948) $(6,858) $(6,845)
                                                    ========  =======  =======
   Denominator:
     Weighted average common shares outstanding....    5,913      444      283
     Weighted average unvested common shares
      subject to repurchase........................     (132)     (73)    (158)
                                                    --------  -------  -------
     Denominator for basic and diluted
      calculation..................................    5,781      371      125
                                                    ========  =======  =======
     Basic and diluted net loss per share
      attributable to common stockholders.......... $  (6.22) $(18.49) $(54.76)
                                                    ========  =======  =======
     Antidilutive securities including options,
      warrants and preferred stock not included in
      net loss per share calculations..............    4,479    7,392    7,502
                                                    ========  =======  =======

 Recent accounting pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 is effective for fiscal years beginning after June 15, 2000. Blaze Software is assessing the potential impact of this pronouncement on the financial statements; however, the Company does not expect any significant impact.

   In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101, Revenue Recognition ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance on disclosure related to revenue recognition policies. The Company believes that it currently complies with SAB 101.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   In March 2000, the FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB 25 (the "Interpretation"). This Interpretation clarifies (a) the definition of an employee for purposes of applying APB 25, (b) the criteria for determining whether a stock plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000. Blaze Software is assessing the potential impact of this Interpretation on the financial statements; however, the Company does not expect any significant impact.

 Reclassifications

   Certain amounts in the fiscal year 1999 and 1998 financial statements have been reclassified to conform to the fiscal year 2000 presentation.

NOTE 3--DISCONTINUED OPERATIONS:

   In December 1999, the Company's Board of Directors resolved to discontinue Blaze Software's entire user interface line of business. The accompanying financial statements have been prepared to reflect the historical results of operations and cash flows of the user interface business as discontinued operations for all periods presented.

 Balance sheet data (in thousands)

                                                                   As of March
                                                                       31,
                                                                   ------------
                                                                   2000   1999
                                                                   ----  ------
   Current assets................................................. $615  $1,183
   Current liabilities............................................  (24)    (70)
                                                                   ----  ------
   Net assets of discontinued operations.......................... $591  $1,113
                                                                   ====  ======

   The current assets and current liabilities noted above comprise accounts receivable and accounts payable, respectively.

 Income statement data (in thousands)

                                                     Years Ended March 31,
                                                    --------------------------
                                                     2000     1999      1998
                                                    -------  -------  --------
   Revenues........................................ $ 5,013  $ 9,094  $ 18,313
   Costs and expenses..............................  (2,356)  (8,846)  (20,487)
                                                    -------  -------  --------
   Income (loss) from discontinued operations...... $ 2,657  $   248  $ (2,174)
                                                    =======  =======  ========

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Cash flow data (in thousands)

                                                          Years Ended March
                                                                 31,
                                                         -------------------
                                                          2000   1999  1998
                                                         ------ ------ -----
   Net cash provided by (used in) discontinued
    operations.......................................... $3,109 $2,061 $(294)
                                                         ====== ====== =====

NOTE 4--FAIR VALUE OF CASH INVESTMENTS:

   Available-for-sale investments as of March 31, 2000, consists of the following (in thousands):

                                                 Gross      Gross    Estimated
                                     Amortized Unrealized Unrealized   Fair
                                       Cost      Gains      Losses     Value
                                     --------- ---------- ---------- ---------
   Municipal bonds..................  $12,000     $ --       $ --     $12,000
   Commercial paper.................   35,869       --        (20)     35,849
   Money market funds...............   17,346       --         --      17,346
                                      -------     ----       ----     -------
                                      $65,215     $ --       $(20)    $65,195
                                      =======     ====       ====     =======
   Included in cash and cash
    equivalents.....................                                  $53,197
   Included in short-term
    investments.....................                                   11,998
                                                                      -------
                                                                      $65,195
                                                                      =======

   The amortized cost and estimated fair value of investments in debt securities at March 31, 2000, by contractual maturity were as follows (in thousands):

                                                           Amortized Estimated
                                                             Cost    Fair Value
                                                           --------- ----------
   Due in 1 year or less..................................  $47,869   $47,849
                                                            =======   =======

NOTE 5--BALANCE SHEET COMPONENTS:

   Property and equipment consists of the following (in thousands):

                                                               As of March 31,
                                                               ----------------
                                                                2000     1999
                                                               -------  -------
   Computer equipment......................................... $ 2,636  $ 1,626
   Furniture and fixtures.....................................     463      337
   Leasehold improvements.....................................     316      412
                                                               -------  -------
                                                                 3,415    2,375
   Less: accumulated depreciation and amortization............  (1,482)  (1,589)
                                                               -------  -------
                                                               $ 1,933  $   786
                                                               =======  =======

   Property and equipment under capital leases, included in the above table, consist of the following (in thousands):

                                                               As of March 31,
                                                               ----------------
                                                                2000     1999
                                                               -------  -------
   Computer equipment......................................... $   705  $   268
   Less: accumulated amortization.............................    (322)    (206)
                                                               -------  -------
                                                                 $ 383  $    62
                                                               =======  =======

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The amortization of assets recorded under capital leases is included within depreciation expense.

   Accrued expenses consist of the following (in thousands):

                                                                   As of March
                                                                       31,
                                                                  -------------
                                                                   2000   1999
                                                                  ------ ------
   Accrued compensation.......................................... $1,622 $  617
   Sales and income tax payable..................................  1,276    975
   Other accrued liabilities.....................................  4,548  1,281
                                                                  ------ ------
                                                                  $7,446 $2,873
                                                                  ====== ======

NOTE 6--BANK BORROWINGS:

   Blaze Software had a line of credit facility with Coast Business Credit, a division of Southern Pacific Bank, whereby Blaze Software could borrow up to 80% of eligible United States and United Kingdom accounts receivable with a maximum borrowing of $5,000,000. Borrowings under the facility bore interest at the prime rate plus 3% (10.75% as of March 31, 1999) and were collateralized by certain assets of Blaze Software. As of March 31, 1999, Blaze Software had borrowed $1,631,000 under this facility. The facility was repaid and terminated in March 2000.

   In November 1998, Blaze Software entered into a bridge loan agreement with several of its existing investors totaling $1.5 million. The loan bore interest at the rate of 25%, was subordinated to the agreement between Blaze Software and Coast Business Credit, and was collateralized by certain assets of Blaze Software. The bridge loan was converted into 2,777,778 shares of Series AA Preferred Stock in June 1999.

NOTE 7--INITIAL PUBLIC OFFERING:

   In March 2000, Blaze Software completed its initial public offering and issued 4,000,000 shares of its common stock to the public at a price of $16.00 per share. Blaze Software received net proceeds of approximately $57,090,000 in cash. Upon the closing the offering, all of the outstanding shares of the Series AA and BB convertible preferred stock were converted into an aggregate of 10,369,000 shares of common stock. In addition, the underwriters exercised their over-allotment option, see Note 15, Subsequent Events.

NOTE 8--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

   In June 1999, Blaze Software converted all of its outstanding mandatorily redeemable preferred stock into common stock at the applicable conversion rates.

NOTE 9--STOCKHOLDERS EQUITY:

 Reverse Stock Split

   In March 2000, Blaze Software's stockholders approved a 1-for-2 reverse stock split of the Company's preferred and common stock. All share data information has been restated to reflect the reverse stock split.

 Series B Preferred Stock

   In June 1999, Blaze Software converted all of its outstanding Series B preferred stock into shares of common stock.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Preferred Stock Warrants

   In December 1996, warrants to purchase 107,143 shares of the Company's Series B preferred stock were issued at a price per share of $5.60. These warrants expired in December 1999. The fair value of these warrants was not material to the financial statements.

 Series AA and BB Preferred Stock

   In June 1999 and September 1999, Blaze Software issued 8,134,839 and 281,376 shares, respectively, of Series AA convertible preferred stock at a price of $0.54 per share. Net proceeds to Blaze Software were cash of $2.8 million and the cancellation of indebtedness of $1.6 million. Prior to the issuance of Series AA convertible preferred stock, Blaze Software converted all of its outstanding shares of Series A, Series B, Series C Series D, and Series F convertible preferred stock into common stock and all of its warrants for Series E preferred stock into warrants for common stock at the applicable conversion rates in effect for each series. The issuance in September 1999 resulted in a beneficial conversion feature of approximately $2.2 million, calculated in accordance with Emerging Issues Task Force No. 98-5, which resulted in an immediate charge to additional paid-in capital.

   On December 31, 1999 1,952,735 shares of Series BB preferred stock were issued for gross proceeds of approximately $13.9 million. The issuance resulted in a beneficial conversion feature of approximately $9.5 million, calculated in accordance with Emerging Issues Task Force No. 98-5, which resulted in an immediate charge to additional paid-in capital.

   In March 2000, all shares of Series AA and BB preferred stock were converted to shares of common stock effective with the Company's initial public offering.

 Delaware Reincorporation

   In March 2000, Blaze Software reincorporated in the State of Delaware. The par value of the preferred and common stock is $0.0001 per share. All share data information has been restated to reflect the reincorporation.

 Preferred Stock

   In March 2000, Blaze Software's Certificate of Incorporation was amended to authorize 10,000,000 shares of preferred stock. The Board of Directors has the authority to fix or alter the designation, powers, preferences and rights of the shares of preferred stock, and the qualifications, limitations or restrictions to any unissued series of preferred stock.

 Common Stock

   In March 2000, Blaze Software's stockholders approved an increase in the authorized number of common shares from 54,000,000 shares to 200,000,000 shares. Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding at the time having priority rights as to dividends.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Blaze Software has reserved shares of common stock for future issuance as of March 31, 2000 as follows (in thousands):

   Options outstanding.................................................... 4,478
   Options available for future grants.................................... 1,059
   Shares available for the employee stock purchase plan..................   750
   Outstanding warrants for common stock..................................     1
                                                                           -----
                                                                           6,288
                                                                           =====

 Common Stock Warrants

   The following table summarizes the activity on common stock warrants:

                                                       Common Stock Warrants
                                                      -------------------------
                                                              Exercise
                                                      Shares   Price    Amount
                                                      ------  -------- --------
   Balance, April 1, 1997............................  5,000             28,000
   Warrants granted..................................  1,005   $5.60      5,625
                                                      ------           --------
   Balance, March 31, 1998 and 1999..................  6,005           $ 33,625
   Warrants exercised................................ (5,000)  $5.60    (28,000)
                                                      ------           --------
   Balance, March 31, 2000...........................  1,005           $  5,625
                                                      ------           --------

   The fair value of these common stock warrants is not material to these financial statements.

NOTE 10--EMPLOYEE BENEFIT PLANS:

 Tax Deferred Savings Plan

   The Company has a savings plan that is intended to qualify as a deferred salary arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Savings Plan"). All full-time employees of Blaze Software are eligible to participate in the Savings Plan pursuant to the terms of the plan. Participants may defer up to 15 percent of their pre-tax earnings (up to the Internal Revenue Service limit). The Company matches 25 percent of employee contributions up to a maximum of $1,000 per employee. The participants' as well as the Company's matching contributions are fully vested. Company contributions to the Savings Plan were approximately $ 47,000, $ 40,000 and $ 45,000 for fiscal 2000, 1999 and 1998, respectively.

 Stock Option Plans

   In 1986, Blaze Software adopted the 1986 Stock Option Plan (the "1986 Plan") and had 1,254,500 shares of Common Stock reserved for issuance thereunder. In 1996, the 1986 Plan was discontinued and replaced with the 1996 Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, Blaze Software reserved
5,753,429 shares of common stock for issuance, and in March 2000, stockholders approved an increase in the number of shares available under the 1996 Plan by 1,250,000 shares, to bring the total number of shares available under the 1996 Plan to 7,003,429. In March 2000, stockholders approved the 2000 Stock Option Plan (the "2000 Plan") and reserved 250,000 shares of common stock for future issuance under this plan, plus any shares which have been reserved but unissued under the 1996 stock plan, any shares returned to the 1996 stock plan, and an annual increases equal to the lesser of: (1) 50,000 shares, (2) 4% of the outstanding shares or (3) a lesser amount determined by the board of directors. Pursuant to the terms of the 1996 Plan and 2000 Plan, on March 8, 2000 a total of 1,163,198 shares, representing all of the shares that had been reserved but unissued under the 1996 Plan, were transferred to the pool of shares reserved for issuance under the 2000 Plan. This brought the total number of shares reserved for issuance under the 2000 Plan to 1,413,198.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Options granted under the 1996 Plan and the 2000 Plan (the "Plans") may be incentive stock options or nonqualified stock options and shall be granted at a price not less than 100% or 85% of fair market value, respectively, or at a price not less than 110% of fair market value under certain circumstances. Fair market value (as defined in the Plans) and the vesting, of these options shall be determined by Blaze Software's Board of Directors. The options expire no later than 10 years from the date of grant. Unvested options on termination of employment are canceled and returned to the Plans. Options can be exercised from the date of issuance, even though they have not fully vested. Such shares are subject to repurchase on a pro rata basis over a four-year period from the date of issuance. As of March 31, 2000 and 1999, there were approximately 734,400 and 73,500 shares, respectively, subject to repurchase, at a weighted average price of $ 0.73 per share and $0.56 per share, respectively. During fiscal year 2000 and 1999, approximately 13,100 and 157,500 shares, respectively, were repurchased.

   Shares acquired under the Plans are subject to Stock Purchase Agreements, which provide Blaze Software with a right of first refusal and grant Blaze Software repurchase rights for unvested shares, at their original cost.

   Options granted under the Plans have a term of ten years measured from the grant date and are initially unvested. Participants vest in the option shares granted over a four-year period with (i) twenty-five percent of the option shares vesting upon the completion of one year of service, and (ii) the balance of the option shares in thirty-six successive equal monthly installments upon the participants completion of each additional month of service.

   A summary of the status of Blaze Software's stock option plans as of March 31, 1998, 1999, and 2000 and changes during the years ended on these dates is presented below (in thousands, except per share amounts):

                                                         Options Outstanding
                                                      --------------------------
                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                       Shares   Number   Price
                                                      Available   of      per
                                                      for Grant Shares   Share
                                                      --------- ------  --------
   Options outstanding at April 1, 1997..............     253    1,231   $0.56
   Granted...........................................    (673)     673   $0.62
   Exercised.........................................     --      (173)  $0.56
   Canceled..........................................     425     (425)  $0.57
                                                       ------   ------   -----
   Options outstanding at March 31, 1998.............       5    1,306   $0.59
   Additional shares reserved........................     104      --      --
   Granted...........................................    (625)     625   $0.80
   Exercised.........................................     --       (98)  $0.57
   Canceled..........................................     637     (637)  $0.59
                                                       ------   ------   -----
   Options outstanding at March 31, 1999.............     121    1,196   $0.70
   Additional shares reserved........................   5,706      --      --
   Granted...........................................  (4,970)   4,970   $1.83
   Exercised.........................................     --    (1,486)  $0.51
   Canceled..........................................     202     (202)  $1.42
                                                       ------   ------   -----
   Options outstanding at March 31, 2000.............   1,059    4,478   $1.98
                                                       ======   ======   =====

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The following table summarizes information concerning options outstanding and exercisable under the Plans as of March 31, 2000:

                                            Options Outstanding and Exercisable
                                            ------------------------------------
                                                            Weighted-
                                                             Average
                                                            Remaining  Weighted-
                                                           Contractual  Average
                                              Number of       Life     Exercise
   Range of Exercise Price                      Shares       (Years)     Price
   -----------------------                  -------------- ----------- ---------
                                            (in thousands)
    $0.10..................................     2,368         9.43      $ 0.10
    $0.56..................................       116         6.79      $ 0.56
    $0.80..................................       618         8.33      $ 0.80
    $1.00-$2.00............................       394         9.61      $ 1.16
    $6.00..................................       613         9.83      $ 6.00
    $8.00-$16.00...........................       369         9.96      $10.67
                                                -----
                                                4,478         9.32      $ 1.98
                                                =====

 2000 Employee Stock Purchase Plan

   In February 2000, the Board of Directors adopted the 2000 Employee Stock Purchase Plan (the "ESPP"), which is designated to allow eligible employees of the Company to purchase shares of common stock at semiannual intervals through periodic payroll deductions. An aggregate of 750,000 shares of common stock have been reserved for the ESPP, and no shares have been issued through March 31, 2000. The ESPP permits eligible employees to purchase common stock through payroll deductions of up to 15% of an employee's compensation, up to a maximum of $25,000 for all purchases ending within the same calendar year. Each offering period will run for twenty-four months and consist of four six-month purchase periods. The price at which common stock will be purchased under the ESPP is equal to 85% of the fair market value of the common stock on the first day of the offering period or the last day of each purchase period, whichever is lower.

 Stock-based compensation

   In connection with certain stock option grants during the year ended March 31, 2000, Blaze Software recorded stock-based compensation totaling $37.6 million, which is being amortized in accordance with FASB Interpretation No. 28 over the vesting periods of the related options, which is generally four years. Stock-based compensation amortization recognized during the year ended March 31, 2000 totaled $16.4 million. If the stock-based compensation for the year ended March 31, 2000 had been allocated across the relevant functional expense categories within operating expenses, it would be allocated as follows:

                                                                      Year Ended
                                                                      March 31,
                                                                         2000
                                                                      ----------
   Research and development..........................................  $ 3,651
   Selling and marketing.............................................    4,300
   General and administrative........................................    8,449
                                                                       -------
                                                                       $16,400
                                                                       =======

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Fair value disclosures

   The following information concerning Blaze Software's stock option plans is provided in accordance with SFAS No. 123. Blaze Software accounts for such plans in accordance with APB No. 25.

   The fair value of each option grant has been estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions for grants:

                                                          Years Ended March 31,
                                                         -----------------------
                                                          2000    1999    1998
                                                         ------- ------- -------
   Risk-free interest rate..............................    5.7%    4.7%    5.3%
   Expected life........................................ 5 years 5 years 5 years
   Dividend yield.......................................     --      --      --
   Expected volatility..................................      0%      0%      0%

   For purposes of pro forma disclosures, the estimated fair value of the options are amortized over the option's vesting period. Blaze Software pro forma information follows (in thousands, except per share amounts):

                                                    Years ended March 31,
                                                   --------------------------
                                                     2000     1999     1998
                                                   --------  -------  -------
   Net loss attributable to common stockholders... $(35,948) $(6,858) $(6,845)
                                                   ========  =======  =======
   Net loss--FAS 123 adjusted..................... $(36,119) $(6,896) $(6,896)
                                                   ========  =======  =======
   Net loss per share--as reported
     Basic and diluted............................ $  (6.22) $(18.49) $(54.76)
                                                   ========  =======  =======
   Net loss per share--FAS 123 adjusted
     Basic and diluted............................ $  (6.25) $(18.59) $(55.17)
                                                   ========  =======  =======

   The weighted-average fair value of options granted in fiscal 2000, 1999 and 1998 was $0.44, $0.18 and $0.14, respectively.

   The effects of applying SFAS No. 123 in this pro forma disclosure may not be indicative of future amounts. Additional awards in future periods are anticipated.

NOTE 11--COMPREHENSIVE INCOME:

   Under Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") Blaze Software displays all items required to be recognized under accounting standards as components of its comprehensive income.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The comprehensive loss presented in the accompanying statements of operations consists of the net unrealized gains and losses on available-for-sale-investments and foreign currency translation adjustments, net of the related tax effects for all periods presented. The tax effects for other comprehensive income were immaterial for all periods presented. The balances for each component of accumulated other comprehensive income are as follows (in thousands):

                                                                       As of
                                                                     March 31,
                                                                     ----------
                                                                     2000  1999
                                                                     ----  ----
   Cumulative translation adjustments............................... $509  $290
   Unrealized gain/(loss) on investments............................  (20)  --
                                                                     ----  ----
   Accumulated other comprehensive income........................... $489  $290
                                                                     ====  ====

NOTE 12--COMMITMENTS AND CONTINGENCIES:

   Blaze Software leases administrative, engineering and sales facilities in the United States, the United Kingdom, France, Germany, Japan and Australia under noncancelable operating leases that expire at various dates through 2005. Blaze Software is generally responsible for insurance and property taxes. Blaze Software's primary lease in San Jose, California, is subject to annual payment increases based on the consumer price index. Blaze Software also leases computer equipment under leases classified as capital leases.

   The Company's primary building lease for its corporate headquarters is secured by a certificate of deposit of $702,000. This deposit has been classified as restricted cash on the balance sheet as of March 31, 2000.

   As of March 31, 2000, the aggregate future minimum lease payments under all noncancelable leases are as follows (in thousands):

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   Year Ended March 31,
   2001.......................................................  $ 265   $2,191
   2002.......................................................    238    1,846
   2003.......................................................     80    1,772
   2004.......................................................    --     1,675
   2005.......................................................    --     1,367
                                                                -----   ------
     Total minimum lease payments.............................    583   $8,851
                                                                        ======
   Less: amount representing interest.........................   (151)
                                                                -----
   Present value of capital lease obligations.................    432
   Current portion............................................   (176)
                                                                -----
   Long-term portion..........................................  $ 256
                                                                =====

   Rent expense in fiscal years 2000, 1999 and 1998 was approximately $976,000, $1,002,000 and $871,000, respectively.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Employment agreements

   Blaze Software has entered into employment agreements with certain officers of the Company. Some employment agreements also provide for severance in the event the individual is terminated without cause.

 Litigation

   From time to time, Blaze Software may be involved in litigation relating to claims arising out of its ordinary course of business. Management believes that there are no claims or actions pending or threatened against Blaze Software, the ultimate disposition of which would have a material impact on Blaze Software's financial position or results of operations. On January 6, 2000, a founder and former director of Blaze Software, notified the Company of claims that he may assert against Blaze Software. The founder and former director contends that his personal equity ownership of Blaze Software was diluted improperly in connection with our Series AA preferred stock financing that closed in June and September 1999. In particular, he contends that he was wrongfully denied the opportunity to purchase shares at a price of $0.54 per share in connection with the financing, and that the financing was otherwise unfair and benefited participating stockholders. If he had participated in the financing, he would have been able to purchase up to 1,710,949 shares. The Company believes that his assertions are without merit and intend to vigorously defend any claims that he may bring against Blaze Software. On March 17, 2000, the Company filed a complaint against the founder and former director in the United States District Court for the Northern District of California asking for declaratory relief regarding his allegations. However, should any litigation be decided adversely to the Company, Blaze Software may be required to pay substantial damages or issue additional shares to him. In addition, other stockholders that did not participate in the financing may assert similar claims against the Company. If the Company is required to issue additional shares to him or other stockholders, then-existing stockholders would experience dilution of their ownership and the Company would need to record an accounting charge in the statement of operations equal to the fair market value of the shares at the time of issuance.

NOTE 13--INCOME TAXES:

   The components of income tax expense consisted of the following (in thousands):

                                                              Years ended March
                                                                     31,
                                                              -----------------
                                                              2000  1999  1998
                                                              ----- ----- -----
   Current:
     Federal................................................. $ --  $ --  $ --
     Foreign.................................................   149    82    68
     State...................................................     4     5   --
   Deferred--federal and state...............................   --    --    --
                                                              ----- ----- -----
     Income tax expense...................................... $ 153 $  87 $  68
                                                              ===== ===== =====

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   The components of net deferred tax assets were as follows (in thousands):

                                                              As of March 31,
                                                              -----------------
                                                                2000     1999
                                                              --------  -------
   Accrued liabilities....................................... $    846  $   576
   Deferred revenue..........................................       20       12
   Net operating loss carryforwards..........................    7,906    6,702
   Credit carryforwards and other............................    2,099    1,428
                                                              --------  -------
                                                                10,871    8,718
   Valuation allowance.......................................  (10,871)  (8,718)
                                                              --------  -------
     Net deferred tax assets................................. $    --   $   --
                                                              ========  =======

   Due to the uncertainty surrounding the realization of the deferred tax asset in future tax returns, Blaze Software has placed a valuation allowance against its net deferred tax assets. The valuation allowance increased by $2,153,000, $1,618,000 and $1,969,000 during fiscal years 2000, 1999 and 1998, respectively.

   Blaze Software's expected U.S. Federal statutory income tax rate (34%) differs from the effective tax rate as follows:

                              Years ended March
                                     31,
                              ---------------------
                              2000    1999    1998
                              -----   -----   -----
   "Expected" income
    benefit.................. (34.0)% (34.0)% (34.0)%
   Net operating loss not
    benefited................  10.5    34.0    34.0
   Foreign income and
    withholding taxes........   1.0     1.6     1.4
   Stock compensation........  23.5     --      --
                              -----   -----   -----
     Effective tax rate......   1.0 %   1.6 %   1.4 %
                              =====   =====   =====

   At March 31, 2000, Blaze Software had available net operating loss carryforwards of approximately $22,454,000 and $6,987,000 to offset future federal and state taxable income, respectively. At March 31, 2000, Blaze Software also had available research and development credit carryforwards and other credit carryforwards of approximately $1,297,000 and $479,000 to offset future federal and state taxable income, respectively, and foreign tax credits of approximately $322,000 available to offset future federal taxable income. These carryforwards expire from 2000 to 2010.

   For federal and state tax purposes, a portion of Blaze Software's net operating loss carryforwards may be subject to certain limitation on annual utilization in case of a change in ownership, as defined by federal and state tax law.

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE 14--SEGMENT INFORMATION:

   Blaze Software, which operates in a single business segment, develops and licenses component-based development software for building business-critical applications and also provides related maintenance and consulting services. Operations of Blaze Software's overseas subsidiaries consist of product license revenues and service revenues.

   Intercompany transfers between geographic areas are accounted for at prices that approximate arm's length transactions.

   Information regarding geographic areas at March 31, 2000, 1999 and 1998, and for each of the years then ended, is as follows (in thousands):

Geographic Area           Americas  Europe   Pacific Rim Eliminations  Total
---------------           --------  -------  ----------- ------------ --------
March 31, 2000 and for
 the year then ended:
  Sales to unaffiliated
   customers............. $ 15,112  $ 2,137    $   947     $    --    $ 18,196
                          --------  -------    -------     --------   --------
  Operating (loss)
   income................  (24,446)    (335)    (1,388)         --     (26,169)
                          --------  -------    -------     --------   --------
  Liabilities--continued
   operations............   15,679    6,981      4,487      (14,533)    12,614
  Liabilities--
   discontinued
   operations............      (24)     --         --           --         (24)
                          --------  -------    -------     --------   --------
    Total Liabilities....   15,655    6,981      4,487      (14,533)    12,590
                          --------  -------    -------     --------   --------
  Identifiable assets--
   continued operations..   84,962    6,053      1,610      (14,881)    77,744
  Identifiable assets--
   discontinued
   operations............      209      223        183          --         615
                          --------  -------    -------     --------   --------
    Total Identifiable
     assets.............. $ 85,171  $ 6,276    $ 1,793     $(14,881)  $ 78,359
                          ========  =======    =======     ========   ========
March 31, 1999 and for
 the year then ended:
  Sales to unaffiliated
   customers............. $  6,933  $ 1,563    $   558     $    --    $  9,054
                          --------  -------    -------     --------   --------
  Operating (loss)
   income................   (4,944)    (603)        35          --      (5,512)
                          --------  -------    -------     --------   --------
  Liabilities--continued
   operations............   13,718    5,764      3,838      (12,164)    11,156
  Liabilities--
   discontinued
   operations............      (70)     --         --           --         (70)
                          --------  -------    -------     --------   --------
    Total Liabilities....   13,648    5,764      3,838      (12,164)    11,086
                          --------  -------    -------     --------   --------
  Identifiable assets--
   continued operations..   11,233    5,408      2,320      (12,379)     6,582
  Identifiable assets--
   discontinued
   operations............      417      416        350           --      1,183
                          --------  -------    -------     --------   --------
    Total Identifiable
     assets.............. $ 11,650  $ 5,824      2,670     $(12,379)  $  7,765
                          ========  =======    =======     ========   ========
March 31, 1998 and for
 the year then ended:
  Sales to unaffiliated
   customers............. $  3,492  $   808    $    62     $    --    $  4,362
                          --------  -------    -------     --------   --------
  Operating (loss)
   income................   (1,452)  (1,713)       195          --      (2,970)
                          --------  -------    -------     --------   --------
  Liabilities--continued
   operations............   15,041    4,502      3,307      (11,498)    11,352
  Liabilities--
   discontinued
   operations............      441      --         --           --         441
                          --------  -------    -------     --------   --------
    Total Liabilities....   15,482    4,502      3,307      (11,498)    11,793
                          --------  -------    -------     --------   --------
  Identifiable assets--
   continued operations..   16,472    4,034      1,453      (11,714)    10,245
  Identifiable assets--
   discontinued
   operations............    1,643      927      1,039          --       3,609
                          --------  -------    -------     --------   --------
    Total Identifiable
     assets.............. $ 18,115  $ 4,961    $ 2,492      (11,714)    13,854
                          ========  =======    =======     ========   ========

                              BLAZE SOFTWARE, INC.
                          (FORMERLY NEURON DATA, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


NOTE 15--SUBSEQUENT EVENTS

   In April 2000, in connection with the initial public offering, the underwriters purchased an additional 600,000 shares of common stock as a result of the exercise of their over-allotment option. This sale resulted in additional net proceeds of approximately $8,800,000.

   On June 20, 2000, Brokat Infosystems AG and Blaze Software announced that the companies had entered into a definitive agreement for Brokat to acquire Blaze Software in a stock-for-stock merger, subject to the approval of Blaze Software stockholders, regulatory agencies and other customary closing conditions. Under the terms of the agreement, Blaze Software stockholders will receive an American Depositary Share equivalent of 0.1826 of a Brokat ordinary share in exchange for each share of Blaze Software common stock. Based on Brokat's closing price on June 19, 2000, the acquisition is valued at approximately $560 million. The merger is intended to be accounted for as a purchase, tax-free to Blaze Software stockholders, and is expected to close in September 2000.

                              BLAZE SOFTWARE, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                            June 30,    March
                                                              2000     31, 2000
                                                           ----------- --------
                                                           (unaudited)   (a)
                          ASSETS
                          ------
Current assets:
  Cash and cash equivalents...............................  $ 45,099   $ 57,295
  Short-term investments..................................    22,821     11,998
  Accounts receivable, net................................     5,444      4,939
  Prepaid expenses and other current assets...............     1,973      1,108
                                                            --------   --------
    Total current assets..................................    75,337     75,340
Property and equipment, net...............................     3,223      1,933
Restricted cash...........................................       716        702
Deposits and other assets.................................       369        384
                                                            --------   --------
    Total assets..........................................  $ 79,645   $ 78,359
                                                            ========   ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Current liabilities:
  Accounts payable........................................  $    914   $  1,972
  Current portion of capital lease obligations............       173        176
  Accrued expenses........................................     6,261      7,446
  Deferred revenue........................................     2,485      2,728
                                                            --------   --------
    Total current liabilities.............................     9,833     12,322
Long-term liabilities:
  Capital lease obligations, net of current portion.......       211        256
  Other long-term liabilities.............................        34         12
                                                            --------   --------
    Total liabilities.....................................    10,078     12,590
                                                            --------   --------
Commitments and contingencies

Stockholders' equity:
  Preferred stock.........................................       --         --
  Common stock............................................         2          2
  Additional paid-in capital..............................   153,385    144,642
  Accumulated other comprehensive income..................       318        489
  Unearned stock-based compensation.......................   (16,876)   (21,207)
  Accumulated deficit.....................................   (67,262)   (58,157)
                                                            --------   --------
    Total stockholders' equity............................    69,567     65,769
                                                            --------   --------
Total liabilities and stockholders' equity................  $ 79,645   $ 78,359
                                                            ========   ========

--------
(a) The balance sheet at March 31, 2000 has been derived from the audited consolidated financial statements at that date.

  The accompanying notes are an integral part of these consolidated financial statements.

                              BLAZE SOFTWARE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except per share amounts--unaudited)

                                                                Three Months
                                                               Ended June 30,
                                                               ----------------
                                                                2000     1999
                                                               -------  -------
Net revenues:
  Product licenses...........................................  $ 3,320  $ 1,394
  Services and maintenance...................................    3,914    1,926
                                                               -------  -------
    Total revenues...........................................    7,234    3,320
                                                               -------  -------
Cost of revenues:
  Product licenses...........................................       10       10
  Services and maintenance...................................    3,194    1,187
                                                               -------  -------
    Total cost revenues......................................    3,204    1,197
                                                               -------  -------
Gross profit.................................................    4,030    2,123
                                                               -------  -------
Operating expenses:
  Research and development...................................    1,902    1,260
  Sales and marketing........................................    5,959    1,894
  General and administrative.................................    1,838      638
  Stock-based compensation...................................    4,330      --
                                                               -------  -------
    Total operating expenses.................................   14,029    3,792
                                                               -------  -------
Operating loss...............................................   (9,999)  (1,669)
Interest expense.............................................      (28)    (112)
Other income and (expense), net..............................    1,050       10
                                                               -------  -------
Net loss from continuing operations before income taxes......   (8,977)  (1,771)
Provision for income taxes...................................       (6)     (12)
                                                               -------  -------
Net loss from continuing operations..........................   (8,983)  (1,783)
Discontinued operations:
  Income (loss) from operations of discontinued user
   interface business (net of income taxes)..................     (121)     652
                                                               -------  -------
Net loss.....................................................   (9,104)  (1,131)
Accretion of mandatorily redeemable preferred stock to
 redemption value............................................      --      (442)
                                                               -------  -------
Net loss attributable to common stockholders.................   (9,104)  (1,573)
Other comprehensive income (loss), net of tax:
  Unrealized loss on investments.............................      (35)     --
  Translation adjustments....................................     (136)    (111)
                                                               -------  -------
Comprehensive loss...........................................  $(9,275) $(1,684)
                                                               =======  =======
Basic and diluted net loss per common share attributable to
 common stockholders:
  Loss from continuing operations............................  $ (0.41) $ (1.01)
  Earnings/(loss) from discontinued operations...............    (0.01)    0.30
                                                               -------  -------
Basic and diluted net loss per common share attributable to
 common stockholders.........................................  $ (0.42) $ (0.71)
                                                               =======  =======
Number of shares used in the calculation of basic and diluted
 net loss per share..........................................   21,864    2,211
                                                               =======  =======

  The accompanying notes are an integral part of these consolidated financial statements.

                              BLAZE SOFTWARE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands--unaudited)

                                                                Three Months
                                                               Ended June 30,
                                                              -----------------
                                                                2000     1999
                                                              --------  -------
Cash flows from operating activities:
Net loss....................................................  $ (9,104) $(1,131)
Add (deduct) loss (income) from discontinued operations.....       121     (652)
                                                              --------  -------
Loss from continuing operations.............................    (8,983)  (1,783)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation and amortization.............................       232      119
  Amortization of stock-based compensation..................     4,330      --
  Changes in assets and liabilities:
   Accounts receivable......................................    (1,062)     242
   Prepaid expenses and other...............................      (865)     (54)
   Accounts payable.........................................    (1,034)    (441)
   Accrued expenses ........................................    (1,185)     452
   Deferred revenue.........................................      (243)    (608)
   Deposits and other assets................................        15      213
   Other long-term liabilities..............................        22      --
                                                              --------  -------
Net cash used in continuing operations......................    (8,773)  (1,860)
Net cash provided by discontinued operations................       412      674
                                                              --------  -------
     Net cash used in operating activities..................    (8,361)  (1,186)
                                                              --------  -------
Cash flows from investing activities:
Capital expenditures........................................    (1,522)     (20)
Purchases of short-term investments, net....................   (10,858)     --
                                                              --------  -------
     Net cash used in investing activities..................   (12,380)     (20)
                                                              --------  -------
Cash flows from financing activities:
Repayment of note payable...................................       --       (43)
Payments of principal under capital lease financing.........       (48)     (31)
Bank borrowings, net........................................       --       102
Proceeds from issuance of Common Stock......................     8,769       15
Repurchase of Common Stock..................................       (26)     --
Proceeds from issuance of Preferred Stock warrants, Series D
 and Series E (net of issuance costs).......................       --        36
Proceeds from issuance of Preferred Stock, Series AA (net of
 issuance costs)............................................       --     2,860
Increase in restricted cash.................................       (14)     --
                                                              --------  -------
     Net cash provided by financing activities..............     8,681    2,939
                                                              --------  -------
Effect of exchange rate changes in cash.....................      (136)    (111)
                                                              --------  -------
Net increase (decrease) in cash and cash equivalents........   (12,196)   1,622
Cash and cash equivalents at beginning of period............    57,295    2,129
                                                              --------  -------
Cash and cash equivalents at end of period..................  $ 45,099  $ 3,751
                                                              ========  =======
Supplemental non-cash investing and financing activities:
Assets acquired under capital lease obligations.............  $    --   $    22
Accretion of cumulative dividends on Preferred Stock........  $    --   $   442
Conversion of bridge loan to Preferred Stock................  $    --   $ 1,596
Conversion of Mandatorily Redeemable Preferred Stock to
 Common Stock...............................................  $    --   $20,882
Write-off of property and equipment.........................  $    --   $ 3,761

  The accompanying notes are an integral part of these consolidated financial statements.

                              BLAZE SOFTWARE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--FORMATION AND BUSINESS OF THE COMPANY

   Blaze Software, Inc. ("Blaze Software" or the "Company") was incorporated in California as Neuron Data, Inc. in 1985. The Company changed its name to Blaze Software, Inc. in August 1999 and reincorporated in the State of Delaware in March 2000. Blaze Software develops and licenses infrastructure software that enables adaptable and personalized interactions that are consistent across all company communication channels, or touch points. This software enables companies to implement their policies, practices and procedures, or business rules, in e-business applications across multiple touch points. Blaze Software also provides related maintenance and consulting services. Blaze Software markets its products to a wide range of customers mainly in North America, Europe and the Pacific Rim primarily through a direct sales force.

NOTE 2--BASIS OF PRESENTATION

 Interim Financial Statements

   The accompanying condensed consolidated financial statements include the accounts of Blaze Software and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation. The financial results and related information as of June 30, 2000 and for the three month periods ended June 30, 2000 and 1999 are unaudited. The balance sheet at March 31, 2000, has been derived from the audited consolidated financial statements as of that date but does not necessarily reflect all of the informational disclosures previously reported in accordance with accounting principles generally accepted in the United States. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all necessary adjustments, consisting of normal recurring adjustments, to fairly state the Company's financial position, results of operations, and cash flows for the periods indicated. The accompanying condensed consolidated financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations included in this Form 10-Q and the consolidated financial statements and notes thereto included with the Company's Form 10-K and other documents that have been filed with the Securities and Exchange Commission ("SEC"). The results of the Company's operations for the interim periods presented are not necessarily indicative of operating results for the full fiscal year or any future interim periods.

 Discontinued Operations

   In December 1999, the Company's Board of Directors resolved to discontinue Blaze Software's entire user interface line of business. The accompanying condensed consolidated financial statements have been prepared to reflect the historical results of operations and cash flows of the user interface line of business as discontinued operations for all periods presented. In July 2000, the Company sold its user interface line of business, effective as of May 1, 2000. See Note 8, Subsequent Events. Revenues from the discontinued operations were $174,000 for the three months ended June 30, 2000 and $1.2 million for the three months ended June 30, 1999.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Net loss per share

   Blaze Software computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period. Options, warrants and preferred stock were not included in the computation of diluted net loss per share because the effect would be antidilutive.

                              BLAZE SOFTWARE, INC.

   A reconciliation of shares used in the calculation of basic and diluted net loss per share follows (in thousands, except per share amounts):

                                                               Three Months
                                                              Ended June 30,
                                                              ----------------
                                                               2000     1999
                                                              -------  -------
Basic and diluted net loss per share:
Numerator:
  Net loss from continuing operations........................ $(8,983) $(1,783)
  Accretion of mandatorily redeemable preferred stock to
   redemption value..........................................     --      (442)
                                                              -------  -------
  Net loss from continuing operations attributable to common stockholders..............................................  (8,983)  (2,225)
  Income (loss) from operations of discontinued user
   interface business........................................    (121)     652
                                                              -------  -------
  Loss attributable to common stockholders................... $(9,104) $(1,573)
                                                              =======  =======
Denominator:
  Weighted average common shares outstanding.................  22,497    2,211
  Weighted average unvested common shares subject to
   repurchase................................................    (633)     --
                                                              -------  -------
  Denominator for basic and diluted calculation..............  21,864    2,211
                                                              =======  =======
  Basic and diluted net loss per share attributable to common stockholders.............................................. $ (0.42) $ (0.71)
                                                              =======  =======
  Antidilutive securities including options, warrants and
   preferred stock not included in net loss per share
   calculations..............................................   4,660    9,520
                                                              =======  =======

 Use of estimates

   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Recent accounting pronouncements

   In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 is effective for fiscal years beginning after June 15, 2000. Blaze Software is assessing the potential impact of this pronouncement on the financial statements; however, the Company does not expect any significant impact.

   In December 1999, the SEC issued Staff Accounting Bulletin 101, Revenue Recognition ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance on disclosure related to revenue recognition policies. The Company believes that it currently complies with SAB 101.

   In March 2000, the FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB 25 (the "Interpretation"). This Interpretation clarifies (a) the

                              BLAZE SOFTWARE, INC.

definition of an employee for purposes of applying APB 25, (b) the criteria for determining whether a stock plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. This Interpretation became effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation did not have a material impact on the consolidated financial statements. Blaze Software does not expect that the adoption of the remaining provision of this Interpretation will have a material impact on the consolidated financial statements.

NOTE 4--BUSINESS COMBINATIONS

   On June 20, 2000, Brokat Infosystems AG ("Brokat"), a company listed on the German Neuer Markt and Blaze Software announced that the companies had entered into a definitive agreement for Brokat to acquire Blaze Software in a stock-for-stock merger. Under the terms of the agreement, Blaze Software stockholders will receive 0.1826 of a Brokat ordinary share in exchange for each share of Blaze Software common stock. Based on Brokat's closing price on June 19, 2000, the acquisition is valued at approximately $560 million. The merger is intended to be accounted for as a purchase, tax-free to Blaze Software stockholders, and is expected to close in September 2000.

NOTE 5--CONTINGENCIES

   From time to time, Blaze Software may be involved in litigation relating to claims arising out of its ordinary course of business. Management believes that there are no claims or actions pending or threatened against Blaze Software, the ultimate disposition of which would have a material impact on Blaze Software's financial position or results of operations. Blaze Software received notification of claims from a founder and director that he may assert against the Company. He contends that his personal equity ownership of Blaze Software was diluted improperly in connection with a preferred stock financing. Blaze Software believes that these assertions are without merit and intends to vigorously defend claims that may be brought against the Company.

NOTE 6--EXERCISE OF OVER-ALLOTMENT OPTION

   In April 2000, in conjunction with Blaze Software's initial public offering in March 2000, the underwriters purchased an additional 600,000 shares of common stock at $16 a share as a result of their over-allotment option. This sale resulted in additional net proceeds of approximately $8.8 million.

NOTE 7--SEGMENTAL INFORMATION

   Blaze Software, which operates in a single business segment, develops and licenses component-based development software for building business-critical applications and also provides related maintenance and consulting services. Operations of Blaze Software's overseas subsidiaries consist of product license revenues and service revenues.

   Intercompany transfers between geographic areas are accounted for at prices that approximate arm's length transactions.

                              BLAZE SOFTWARE, INC.

   Information regarding geographic areas at June 30, 2000 and 1999, and for each of the three months then ended, is as follows (in thousands):

     Geographic Area       Americas  Europe  Pacific Rim Eliminations  Total
     ---------------       --------  ------  ----------- ------------  -----
June 30, 2000 and for the
 three months then ended:
  Sales to unaffiliated
   customers.............. $ 5,497   $1,191    $  546      $    --    $ 7,234
                           -------   ------    ------      --------   -------
  Operating (loss)
   income.................  (9,657)      (1)     (341)          --     (9,999)
                           -------   ------    ------      --------   -------
  Liabilities--continued
   operations.............  12,564    8,551     5,154       (16,191)   10,078
  Liabilities--
   discontinued
   operations.............     --       --        --            --        --
                           -------   ------    ------      --------   -------
    Total Liabilities.....  12,564     8551     5,154       (16,191)   10,078
                           -------   ------    ------      --------   -------
  Identifiable assets--
   continued operations...  87,327    6,887     1,622       (16,191)   79,645
  Identifiable assets--
   discontinued
   operations.............     --       --        --            --        --
                           -------   ------    ------      --------   -------
    Total Identifiable
     assets............... $87,327   $6,887    $1,622      $(16,191)  $79,645
                           =======   ======    ======      ========   =======
June 30, 1999 and for the
 three months then ended:
  Sales to unaffiliated
   customers.............. $ 2,884   $  423    $   13      $    --    $ 3,320
                           -------   ------    ------      --------   -------
  Operating (loss)
   income.................  (1,236)      12      (445)          --     (1,669)
                           -------   ------    ------      --------   -------
  Liabilities--continued
   operations.............  12,279    6,085     3,516       (12,870)    9,010
  Liabilities--
   discontinued
   operations.............     (68)     --        --            --        (68)
                           -------   ------    ------      --------   -------
    Total Liabilities.....  12,211    6,085     3,516       (12,870)    8,942
                           -------   ------    ------      --------   -------
  Identifiable assets--
   continued operations...  13,362    5,913     1,603       (12,870)    8,008
  Identifiable assets--
   discontinued
   operations.............     388      230       254           --        872
                           -------   ------    ------      --------   -------
    Total Identifiable
     assets............... $13,750   $6,143    $1,857      $(12,870)  $ 8,880
                           =======   ======    ======      ========   =======

NOTE 8--SUBSEQUENT EVENTS

 Sale of User Interface Line of Business

   In July 2000, Blaze Software signed an agreement to sell its user interface line of business effective May 1, 2000. The consolidated financial statements as of, and for the three months ended, June 30, 2000 reflect the sale of the user interface line of business. The sale of the user interface line of business resulted in a loss on the disposal of approximately $540,000. The loss has been included in the statement of operations under income (loss) from operations of discontinued user interface business (net of income taxes).

   Blaze Software may receive future royalty payments for a period of two years after the effective date of the agreement. No royalty payments were made in the three months ended June 30, 2000.

 Director Option Acceleration

   In July 2000, the Company accelerated the remaining vesting period of outstanding options granted to certain members of the Board of Directors. Due to this change in the terms of these options, the Company will incur a one-time stock-based compensation charge of approximately $670,000 in the quarter ended September 30, 2000.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors GemStone Systems, Inc.

   We have audited the accompanying consolidated balance sheets of GemStone Systems, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GemStone Systems, Inc. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California
March 24, 2000,
except for Note 8, as to which the date is June 16, 2000

                             GEMSTONE SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                (In thousands, except share and per share data)

                                                  December 31,
                                                ------------------   June 30,
                                                  1998      1999       2000
                                                --------  --------  -----------
                                                                    (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.................... $  1,209  $     25   $    158
  Accounts receivable, less allowance for
   doubtful accounts of $92 in 1998 and $113 in
   1999, and $212 at June 30, 2000.............    4,468     5,633      4,615
  Prepaid expenses and other current assets....      334       480        391
                                                --------  --------   --------
Total current assets...........................    6,011     6,138      5,164
Property and equipment:
  Office and computer equipment................    2,400     1,662      1,676
  Furniture and fixtures.......................      660       613        548
  Leasehold improvements.......................      391       382        200
                                                --------  --------   --------
                                                   3,451     2,657      2,424
  Accumulated depreciation.....................    1,811     1,635      1,490
                                                --------  --------   --------
Property and equipment, net....................    1,640     1,022        934
Other Assets:
Deposits and other assets......................      277       211        261
                                                --------  --------   --------
Total assets................................... $  7,928  $  7,371   $  6,359
                                                ========  ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................. $  2,597  $  2,235   $  3,102
  Accrued compensation and related expenses....    1,930     2,113      1,628
  Accrued expenses.............................      988     1,165      1,132
  Deferred revenue.............................    4,069     4,586      4,672
  Current portion of capital lease
   obligations.................................      324       268        183
  Notes payable to affiliated companies........      --      2,075      6,825
  Notes payable................................      --      1,173      1,072
                                                --------  --------   --------
Total current liabilities......................    9,908    13,615     18,614
Capital lease obligations, less current
 portion.......................................      336       114         67

Commitments

Stockholders' equity (deficit):
  Convertible preferred stock, $0.01 par value:
    Authorized shares--10,000,000
    Issued and outstanding shares--7,312,294...   37,972    37,972     37,972
  Common stock, $0.01 par value:
    Authorized shares--15,000,000
    Issued and outstanding shares--5,406,400 in
     1998 and 5,920,978 in 1999 and 7,409,828
     at June 30, 2000 .........................    5,406     5,923     32,814
  Employee Stock Trust.........................      --        --     (26,856)
  Foreign currency translation adjustment......        3       (20)       (39)
  Accumulated deficit..........................  (45,697)  (50,233)   (56,213)
                                                --------  --------   --------
Total stockholders' equity (deficit)...........   (2,316)   (6,358)   (12,322)
                                                --------  --------   --------
Total liabilities and stockholders' equity
 (deficit)..................................... $  7,928  $  7,371   $  6,359
                                                ========  ========   ========

                            See accompanying notes.

                             GEMSTONE SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                                                Six months
                                                                   ended
                                    Year ended December 31,      June 30,
                                    ------------------------  ----------------
                                       1998         1999       1999     2000
                                    -----------  -----------  -------  -------
                                                                (unaudited)
Revenues:
  Licenses......................... $    10,563  $    12,160  $ 6,099  $ 4,918
  Services.........................      10,536       11,480    5,084    7,166
                                    -----------  -----------  -------  -------
    Total revenues.................      21,099       23,640   11,183   12,084
Cost of revenues:
  Licenses.........................         539          704      267      337
  Services.........................       6,146        6,394    3,132    4,131
                                    -----------  -----------  -------  -------
    Total cost of revenues.........       6,685        7,098    3,399    4,468
                                    -----------  -----------  -------  -------
Gross profit.......................      14,414       16,542    7,784    7,616
Operating expenses:
  Research and development.........       5,175        5,691    2,703    3,733
  Sales and marketing..............       7,841       10,308    4,722    6,406
  General and administrative.......       5,285        4,696    2,211    3,013
                                    -----------  -----------  -------  -------
    Total operating expenses.......      18,301       20,695    9,636   13,152
                                    -----------  -----------  -------  -------
Loss from operations...............      (3,887)      (4,153)  (1,852)  (5,536)
Interest income....................          30           36       21        9
Interest expense...................         (82)        (253)     (91)    (326)
                                    -----------  -----------  -------  -------
Loss before income taxes...........      (3,939)      (4,370)  (1,922)  (5,853)
Provision for income taxes.........         (77)        (166)     (69)    (127)
                                    -----------  -----------  -------  -------
Net loss........................... $    (4,016) $    (4,536) $(1,991) $(5,980)
                                    ===========  ===========  =======  =======


                            See accompanying notes.

                            GEMSTONE SYSTEMS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       (In thousands, except share data)

                           Convertible                                  Foreign                                 Total
                         Preferred Stock    Common Stock    Employee   Currency                             Stockholders'
                        ----------------- -----------------  Stock    Translation Accumulated Comprehensive     Equity
                         Shares   Amount   Shares   Amount   Trust    Adjustment    Deficit       Loss        (Deficit)
                        --------- ------- --------- ------- --------  ----------- ----------- ------------- -------------
Balances at December
 31, 1997.............  7,312,294 $37,972 5,354,400 $ 5,354 $    --      $(26)     $(41,681)                  $  1,619
 Exercise of common
  stock options.......        --      --     52,000      52      --       --            --           --             52
 Comprehensive loss:
  Net loss............        --      --        --      --       --       --         (4,016)     $(4,016)       (4,016)
  Foreign currency
   translation
   adjustment.........        --      --        --      --       --        29           --            29            29
                                                                                                 -------
  Total comprehensive
   loss...............                                                                           $(3,987)
                        --------- ------- --------- ------- --------     ----      --------      =======      --------
Balances at December
 31, 1998.............  7,312,294  37,972 5,406,400   5,406      --         3       (45,697)                    (2,316)
 Exercise of common
  stock options.......        --      --    514,578     517      --       --            --           --            517
 Comprehensive loss:
  Net loss............        --      --        --      --       --       --         (4,536)     $(4,536)       (4,536)
  Foreign currency
   translation
   adjustment.........        --      --        --      --       --       (23)          --           (23)          (23)
                                                                                                 -------
  Total comprehensive
   loss...............                                           --                              $(4,559)
                        --------- ------- --------- ------- --------     ----      --------      =======      --------
Balances at December
 31, 1999.............  7,312,294  37,972 5,920,978   5,923      --       (20)      (50,233)                    (6,358)
 Exercise of common
  stock options
  (unaudited).........        --      --     35,600      35      --       --            --           --             35
 Issuance of common
  stock to Rabbi trust
  (unaudited).........        --      --  1,453,250  26,856  (26,856)     --            --           --            --
 Comprehensive loss:
  Net loss
   (unaudited)........        --      --        --      --       --       --         (5,980)      (5,980)       (5,980)
  Foreign currency
   translation
   adjustment
   (unaudited)........        --      --        --      --       --       (19)          --           (19)          (19)
                                                                                                 -------
  Total comprehensive
   loss (unaudited)...                                                                           $(5,999)
                                                                                                 =======
                        --------- ------- --------- ------- --------     ----      --------                   --------
Balances at June 30,
 2000 (unaudited).....  7,312,294 $37,972 7,409,828 $32,814 $(26,856)    $(39)     $(56,213)                  $(12,322)
                        ========= ======= ========= ======= ========     ====      ========                   ========

                            See accompanying notes.

                             GEMSTONE SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                            Year ended      Six months ended
                                           December 31,         June 30,
                                          ----------------  ------------------
                                           1998     1999      1999      2000
                                          -------  -------  --------  --------
                                                               (unaudited)
Operating activities
Net loss................................  $(4,016) $(4,536) $ (1,991) $ (5,980)
Adjustments to reconcile net loss to net
 cash (used in) provided by operating
 activities:
  Depreciation and amortization.........    1,104      913       499       368
  Changes in operating assets and
   liabilities:
    Accounts receivable.................     (450)  (1,165)     (319)    1,018
    Prepaid expenses and other current
     assets.............................      (75)    (146)       31        89
    Deposits and other assets...........       79       66       (84)      (50)
    Accounts payable....................    2,029     (362)     (759)      867
    Accrued compensation and related
     expenses...........................      299      183       287      (485)
    Accrued expenses....................      (81)     177      (415)      (33)
    Deferred revenue....................    1,277      517       768        86
                                          -------  -------  --------  --------
      Net cash provided by (used in)
       operating activities.............      166   (4,353)   (1,983)   (4,120)
Investing activities
Purchases of property and equipment.....     (145)    (231)     (100)     (268)
Proceeds from sale of property and
 equipment..............................       19      --        --        --
                                          -------  -------  --------  --------
      Net cash used in investing
       activities.......................     (126)    (231)     (100)     (268)
Financing activities
Reduction in capital lease obligations..     (359)    (342)     (183)     (144)
Proceeds from exercise of common stock
 options................................       52      517       507        35
Payment on notes payable................      --    (6,414)   (1,084)   (6,372)
Proceeds from issuance of notes
 payable................................      --     9,662     3,198    11,021
                                          -------  -------  --------  --------
      Net cash (used in) provided by
       financing activities.............     (307)   3,423     2,438     4,540
Effect of exchange rate changes on cash
 and cash equivalents...................       29      (23)      (35)      (19)
                                          -------  -------  --------  --------
Net (decrease) increase in cash and cash
 equivalents............................     (238)  (1,184)      320       133
Cash and cash equivalents at beginning
 of year................................    1,447    1,209     1,209        25
                                          -------  -------  --------  --------
Cash and cash equivalents at end of
 year...................................  $ 1,209  $    25  $  1,529  $    158
                                          =======  =======  ========  ========
Supplemental disclosures
Interest paid...........................  $   --   $   125  $     66  $    187
                                          =======  =======  ========  ========
Supplemental disclosures of noncash
 investing and financing activities
Capital lease obligations incurred......  $   431  $    64  $     65  $     12
                                          =======  =======  ========  ========

                            See accompanying notes.

                             GEMSTONE SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               December 31, 1999

1.Summary of Significant Accounting Policies

Description of Business

   GemStone Systems, Inc. ("GemStone" or the "Company"), an Oregon corporation, is substantially wholly-owned by Lex Magna Ltd. ("LM"). The Company designs, develops, markets, and distributes enterprise application server software platforms, which are used by its customers to deploy and manage strategic business applications. The Company operates in one industry segment (development and marketing of computer software and related services) and markets its products and services internationally through foreign subsidiaries, distributors and resellers located in North America, Europe and the Pacific Rim, which includes Asia, Australia, New Zealand and South America.

Basis of Presentation

   The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Company translates the accounts of its foreign subsidiaries using the local currency as the functional currency. The assets and liabilities of the foreign subsidiaries are translated into U.S. dollars using exchange rates in effect at the balance sheet date, revenues and expenses are translated using the average exchange rate for the period, and gains and losses from this translation process are credited or charged to stockholder's equity (deficit). Foreign currency transaction gains and losses have not been material.

   The Company has incurred significant operating losses and had a working capital deficit and a net capital deficiency at December 31, 1999. The Company has received cash infusions from affiliated companies owned by LM to fund its operations. Management expects that its cash flows from operations and additional funding from LM will be adequate to fund future operations (see Note
8).

Unaudited Interim Financial Information

   The interim financial information as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited but includes all adjustments, consisting only of normal recurring adjustments that management considers necessary for a fair presentation of the Company's consolidated financial position at that date and its consolidated results of operations and cash flows for those periods. Operating results for the six months ended June 30, 2000 are not necessarily indicative of results that may be expected for any future periods.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

   Cash and cash equivalents, which consist of cash and highly liquid short-term investments with insignificant interest rate risk and original maturities of three months or less at the date of purchase, are stated at cost, which approximates fair value.

                             GEMSTONE SYSTEMS, INC.

Concentrations of Credit Risk and Credit Evaluations

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade accounts receivable. Cash equivalents consist principally of money market and demand deposit accounts and are held principally with one domestic financial institution. The Company performs periodic evaluations of the relative credit standing of this institution.

   The Company licenses its products primarily to customers in North America and Europe. The Company generally does not require collateral form its customers. Reserves are maintained for estimated losses in the collection of accounts receivable and such losses to date have been within management's expectations.

Revenue Recognition

   The Company adopted Statement of Position 97-2, "Software Revenue Recognition", ("SOP 97-2") and Statement of Position 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition", ("SOP 98-4") as of January 1, 1998. SOP 97-2 and SOP 98-4 provide guidance for recognizing revenue on software transactions and supersede Statement of Position 91-1, "Software Revenue Recognition" ("SOP 91-1").

   In December 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions" ("SOP 98-9"). SOP 98-9 amends SOP 98-4 to extend the deferral of the application of certain passages of SOP 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company adopted SOP 98-9 as of January 1, 2000.

   The Company licenses software under noncancellable license agreements. License fee revenues are recognized when a noncancellable license agreement is in force, the product has been shipped, the license fee is fixed or determinable, and collectibility is reasonably assured. If the fee is not fixed or determinable, revenue is recognized as payments become due from the customer. License revenue from third-party distributors and value added resellers is recognized as products are sold to end users under noncancellable license agreements and collectibility is reasonably assured. If collectibility is not considered probable, revenue is recognized when the fee is collected.

   If an agreement includes both license and service elements, the license fee is recognized on delivery of the software, provided services do not include significant customization or modification of the base product, and the payment terms for licenses are not subject to additional acceptance criteria. The Company has established vendor specific objective evidence of fair value for services and determines the allocation of the arrangement fee to the license component using the residual method. In cases where license fee payments are contingent on the acceptance of services, recognition of revenues is deferred for both the license and the service elements until the acceptance criteria are met.

   Maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year. Revenues from consulting services under time and materials contracts and for training are recognized as services are performed. Revenues from consulting services under fixed price contracts are recognized under the percentage-of-completion method using the ratio of labor hours incurred to total expected labor hours as the measure of progress towards completion. Unbilled work-in-process represents costs incurred and estimated earnings, production, and other client-reimbursable costs that have yet to be invoiced. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. To date, these losses have not been significant.

                             GEMSTONE SYSTEMS, INC.

   The Company invoices customers for license and support fees in accordance with individual contract terms. Payment terms generally require payment of the license fees and first year support fees from the customer 30 days from the effective date of the contract. On occasion the Company may offer extended payment terms of not more than twelve months. The Company does not offer a right of return to third parties or other customers.

Significant Customers

   Revenues from one customer accounted for 12% of total revenues for the year ended December 31, 1999. Revenues from two customers each accounted for 10% of total revenues for the year ended December 31, 1998.

Software Development Costs

   The Company capitalizes software development costs upon the establishment of technological feasibility, which is usually upon completion of a working model, subject to net realizable value considerations. During the years ended December 31, 1999 and 1998, such capitalizable costs were not material. Accordingly, the Company charged all such costs to research and development expense in the accompanying consolidated statements of operations. Future capitalized costs, if any, will be amortized on a straight-line basis over the estimated life of the products or the ratio of current revenue to the total of current and anticipated future revenue, whichever expense is greater.

Property and Equipment

   Property and equipment consist of office and computer equipment, furniture and fixtures, and leasehold improvements, which are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years, or the lesser of the estimated useful lives or lease term for assets acquired under capital lease agreements and leasehold improvements.

Income Taxes

   The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rules and laws that will be in effect when the differences are expected to reverse.

Stock Based Compensation

   The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the disclosure-only alternative described in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123").

Comprehensive Income

   Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"), which requires that all items that are recognized under accounting standards as components of comprehensive income (revenues, expenses, gains and losses) be reported in a financial statement that is displayed with the same prominence as other financial statements.

                             GEMSTONE SYSTEMS, INC.

Segment Information

   Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131") which establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. In addition, it establishes standards for related disclosures about products and services, geographic areas and major customers. The Company operates in one segment, therefore, the adoption of this pronouncement had no impact upon the Company.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"), which establishes accounting and reporting standards for derivative instruments and hedging activities. FAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company will be required to adopt FAS 133 effective January 1, 2001. Management of the Company does not believe the adoption of this statement will have a material effect on the Company's consolidated financial position, results of operations or cash flow.

   Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), was issued in December 1999 by the Securities and Exchange Commission ("SEC"). SAB 101 provides guidance surrounding revenue recognition. Due to complications surrounding the implementation of SAB 101, the SEC, in March 2000, deferred the implementation date of certain provisions of SAB 101 until the quarter ended June 30, 2000, with retroactive application to transactions entered into during the quarter ended March 31, 2000. The Company has not yet determined the effect on the Company's financial statements of adopting SAB 101.

Reclassifications

   Certain prior year balances have been reclassified to conform with current year presentation.

2.Related Party Transactions

   During the year ended December 31, 1999, the Company borrowed approximately $2.9 million from affiliates owned by LM to fund operations. The annual interest rate on the unpaid principal balance is 6% with principal and interest to be paid on demand. The Company repaid $800,000 of the notes payable during the year. Interest expense related to the notes payable for the year ended December 31, 1999 was $69,000.

3.Notes Payable

   During 1999, the Company entered into an agreement whereby the Company finances the accounts receivable of its pre-approved customers with a financial institution on a full recourse basis through the issuance of notes payable. The Company uses advances under the notes to pay operating expenses as well as vendor purchases. The Company maintains the credit risk on all financed receivables. Only invoices outstanding for less than 90 days from the original due date have the ability to be financed by the financial institution. As of December 31, 1999, the Company had outstanding financed receivables of approximately $1.2 million with the financial institution which is included in accounts receivable and notes payable in the accompanying consolidated balance sheets. Interest on the note is due at an annual rate of 21%. The note is secured by the underlying accounts receivable and the general assets of the Company.

                             GEMSTONE SYSTEMS, INC.

4.Lease Commitments

   The Company leases certain premises under operating lease agreements as well as property and equipment under operating lease and capital lease agreements certain of which contain renewal options at fair market value.

   Future minimum lease payments are as follows at December 31, 1999 (in thousands):

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   2000.......................................................  $295    $  832
   2001.......................................................    90       604
   2002.......................................................    22        51
   2003.......................................................    12       --
                                                                ----    ------
   Total minimum lease payments...............................   419    $1,487
                                                                        ======
   Less interest..............................................   (37)
                                                                ----
   Present value of minimum lease payments....................   382
   Less current portion.......................................   268
                                                                ----
   Capital lease obligations, less current portion............  $114
                                                                ====

   Cost of and accumulated amortization on assets acquired under capital lease arrangements was $938,000 and $1,348,000, and $583,000 and $668,000 at December
31, 1999 and 1998, respectively. Rent expense totaled $1,254,000 and $848,000 in 1999 and 1998, respectively.

5.Stockholders' Equity

Convertible Preferred Stock

   The Company has 10,000,000 shares of authorized convertible preferred stock of which 5,000,000 shares are designated Series I, 2,000,000 shares are designated Series II, and 3,000,000 shares are designated Series III. At December 31, 1999, 3,175,685 shares of Series I, 2,000,000 shares of Series II and 2,136,609 shares of Series III convertible preferred stock were outstanding. All of the shares of convertible preferred stock outstanding are held by LM.

   Holders of convertible preferred stock are entitled to noncumulative cash dividends, when and if declared by the Board of Directors, prior to any dividends paid on the common stock. Each share of convertible preferred stock is convertible into one share of common stock at the option of the holder. Each share will be automatically converted into common stock upon the closing of an initial public offering of the Company's common stock at a price per share that equates to a total value of the Company's capital stock of at least $20,000,000 and an aggregate offering price of at least $7,500,000, or at any such time as 67% of the convertible preferred stock has been converted to common stock.

   Each share of convertible preferred stock has voting rights equal to the number of common shares into which it is convertible. Upon voluntary or involuntary liquidation or merger with another corporation, the holders of Series I, Series II and Series III convertible preferred stock are entitled to receive an amount equal to the original issuance price per share of $5.00, $2.50 and $8.00, respectively, before adjustments, plus any declared but unpaid dividends, before any distribution may be made to the holders of common stock.

                             GEMSTONE SYSTEMS, INC.

Stock Option Plans

   Under the Company's 1992 Stock Option Plan (the "Plan"), 1,518,920 shares of common stock have been reserved for the issuance of incentive stock options ("ISO") or nonstatutory stock options ("NSO") to eligible employees, consultants, and directors. The ISOs may be granted at a price per share not less than the fair market value on the date of grant. The NSOs may be granted at a price per share not less than 85% of the fair market value on the date of the grant. Options granted under the Plan expire not more than ten years from the date of grant and generally become exercisable at varying rates over a five-year period. Unvested options and vested but unexercised options are canceled and returned to the Company for regrant upon termination of employment or expiration of the option.

   A summary of activity under the Plan is as follows:

                                                            Outstanding Options
                                                            --------------------
                                                                       Weighted-
                                                                        Average
                                                                       Exercise
                                                            Number of  Price per
                                                             Shares      Share
                                                            ---------  ---------
   Balance at December 31, 1997............................ 1,414,478    $1.76
     Granted...............................................    10,000     8.00
     Canceled..............................................   (94,800)    2.76
     Exercised.............................................   (52,000)    1.00
                                                            ---------    -----
   Balance at December 31, 1998............................ 1,277,678     1.77
     Canceled..............................................   (75,100)    3.26
     Exercised.............................................  (514,578)    1.00
                                                            ---------    -----
   Balance at December 31, 1999............................   688,000    $2.17
                                                            =========    =====

   The following table summarizes information about stock options outstanding and exercisable at December 31, 1999:

                         Options Outstanding                     Options Exercisable
                 --------------------------------------------    --------------------------
                                                Weighted-
                               Weighted-         Average                       Weighted-
                                Average         Remaining                       Average
                 Number        Exercise        Contractual       Number        Exercise
   Exercise        of          Price per          Life             of          Price per
    Price        Shares          Share           (Years)         Shares          Share
   --------      ------        ---------       -----------       -------       ---------
   $1.00         550,500         $1.00            4.76           496,900         $1.00
    5.00          51,500          5.00            6.84            27,500          5.00
    8.00          86,000          8.00            7.53            40,400          8.00
                 -------         -----                           -------         -----
                 688,000         $2.17            5.26           564,800         $1.70
                 =======         =====                           =======         =====

   At December 31, 1999, the Company has reserved the following shares of its common stock for future issuance:

   Outstanding stock options..........................................   688,000
   Future stock option grants.........................................   209,942
   Outstanding convertible preferred stock............................ 7,312,294
                                                                       ---------
                                                                       8,210,236
                                                                       =========

                             GEMSTONE SYSTEMS, INC.

Pro Forma Disclosures of the Effect of Stock-Based Compensation

   The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying common stock on the grant date, no compensation expense is recorded.

   Pro forma information regarding net income (loss) is required by FAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of FAS 123. Under this method, the estimated fair value of the options is amortized to expense over the vesting period of the options. The effect of applying the fair value method of FAS 123 to the Company's stock-based awards resulted in net loss for the years ended December 31, 1999 and 1998, which was not materially different than the reported net loss.

   The weighted-average grant-date fair value of options was $2.31 per share for grants made during the year ended December 31, 1998. There were no grants during the year ended December 31, 1999.

   The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions:

                                                                     Year Ended
                                                                    December 31,
                                                                    ------------
                                                                    1999  1998
                                                                    ---- -------
   Expected dividend yield......................................... --        0%
   Risk-free interest rate......................................... --     5.67%
   Expected life of the option..................................... --   6 years

   The minimum value option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   Because FAS 123 is applicable only to options granted subsequent to December 31, 1994, its adjusted effect will not be fully reflected until 2000.

6.Income Taxes

   Prior to December 7, 1998, the Company was included in the consolidated return of Sanpao Industries, Inc. ("Sanpao"), which owned greater than 80% of Servio Logic Corporation ("Servio Logic"), at the time, the direct parent of the Company. At the time, Sanpao was a wholly-owned subsidiary of LM. In a series of transactions effected on December 7, 1998, the Company was reorganized such that the Company became directly owned by LM, and succeeded to all of the historical tax attributes of both Servio Logic and Sanpao.

   There was no provision for U.S. federal or state income taxes for any period as the Company has incurred operating losses, and there can be no assurance that the Company will realize the benefit of the net operating loss carryforwards. The tax provision recorded by the Company during the years ended December 31, 1999 and 1998 relates primarily to income taxes paid by foreign subsidiaries and taxes withheld from customer payments in various foreign jurisdictions.

                             GEMSTONE SYSTEMS, INC.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

   Significant components of the Company's current and non-current deferred tax assets and liabilities for federal and state income taxes are as follows:

                                                      Year Ended December 31,
                                                     --------------------------
                                                         1999          1998
                                                     ------------  ------------
   Deferred tax assets:
     Net operating loss carryforwards............... $ 44,189,000  $ 42,515,000
     Deferred revenue...............................    1,579,000     1,562,000
     Other..........................................      390,000       398,000
                                                     ------------  ------------
   Total deferred tax assets........................   46,158,000    44,475,000
   Valuation allowance..............................  (46,158,000)  (44,475,000)
                                                     ------------  ------------
   Net deferred tax assets.......................... $        --   $        --
                                                     ============  ============

   During the years ended December 31, 1999 and 1998, the valuation allowance on the deferred tax assets increased by $1,683,000 and $30,121,000, respectively.

   As of December 31, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $115 million. The federal net operating loss carryforwards will expire at various dates beginning in the current year through 2019 if not utilized.

   Due to the "change in ownership" provisions of the Internal Revenue Code, the availability of the Company's net operating loss credit carryforwards may be subject to an annual limitation against taxable income in future periods if a change in ownership of more than 50% of the value of the Company's stock should occur over a three-year period, which could substantially limit the eventual utilization of these carryforwards.

7.Retirement Plan

   The Company maintains a savings plan under Section 401(k) of the Internal Revenue Code (the 401(k) Plan), which covers substantially all full-time employees. Participating employees may individually elect to have 1% to 18% of their total annual compensation contributed to the 401(k) Plan. The Company may contribute a discretionary matching contribution on behalf of each participant to be determined each year by the Company. The Company made no contributions to the 401(k) Plan in 1999 or 1998.

8.Subsequent Events

   On June 16, 2000, the Company received a commitment from LM to fund the Company up to $5 million through December 31, 2000 and not to require payment on any outstanding notes through June 15, 2001.

   Unaudited. From December 31, 1999 through June 30, 2000, the Company borrowed additional amounts from LM and affiliated companies increasing the total notes payable to related parties to $6,825,000 as of this date. Amounts borrowed during this period have the same terms as amounts outstanding at December 31, 1999.

   Unaudited. On June 19, 2000, Brokat Infosystems AG ("Brokat") and the Company entered into a definitive agreement for Brokat to acquire GemStone, subject to the approval of GemStone shareholders, regulatory agencies and other customary closing conditions.

                             GEMSTONE SYSTEMS, INC.

   Unaudited. On June 14, 2000, the Company established a Rabbi Trust (the "Trust") to fund deferred compensation for certain employees of the Company. The Company deposited 1.5 million shares of common stock and a demand note in the amount of $500,000 with the Trust. The Trust limits distributions of its assets to shares of the Company's common stock. Under Emerging Issue Task Force Issue 97-14 "Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested", ("EITF 97-14") assets of the Trust must be consolidated with those of the employer, and the value of the employer's stock held in the rabbi trust must be classified in stockholders' equity and generally accounted for in a manner similar to treasury stock. In accordance with the provisions of EITF 97-14, the Company recorded the 1.5 million shares held by the Trust as Employees Stock Trust included within stockholders' equity (deficit) in the accompanying consolidated balance sheet to account for the transaction. The Trust has not demanded the note as of June 30, 2000. In August 2000, the Company deposited an additional 1.3 million shares of common stock with the trust. The fair value of these shares as at that date approximates $19.3 million.

   Unaudited. In June 2000, the Company's Board of Directors approved a modification to the Company's stock option plans to provide for acceleration of vesting on unvested stock options in the event an employee of the Company is either terminated other than for cause or is assigned new employment duties which represent a substantial diminution of authority or responsibility. The modification is effective at the effective date of the merger. In accordance with FASB Interpretation No 44. "Accounting for Certain Transactions involving Stock Compensation," the Company will record deferred compensation at the merger date based upon the difference between the intrinsic value of the option on the date of the grant and the date of modification for the number of options which are expected to be affected as a result of the modification. This amount will be charged to expense over the expected vesting period based on estimates of the number of options that employees will ultimately retain that would have otherwise been forfeited, absent the modification. The Company currently does not anticipate any employee terminations other than for cause and does not expect terminations due to a substantial diminution of an employee's authority or responsibility and thus, does not expect to record any deferred compensation in connection with the modification.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                              BLAZE SOFTWARE, INC.

                                      and

                           BROKAT AKTIENGESELLSCHAFT

                                 June 19, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 RECITALS..................................................................   1

 ARTICLE I THE MERGER......................................................   1
    Section 1.1  The Merger...............................................    1
    Section 1.2  Effective Time...........................................    2
    Section 1.3  Closing..................................................    2
    Section 1.4  Effects of the Merger....................................    2
    Section 1.5  The Certificate of Incorporation.........................    2
    Section 1.6  The By-Laws..............................................    2
    Section 1.7  Directors of Surviving Corporation.......................    2
    Section 1.8  Officers of Surviving Corporation........................    2

 ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
  CERTIFICATES.............................................................   3
    Section 2.1  Conversion of Capital Stock..............................    3
    Section 2.2  Exchange of Certificates.................................    3
    Section 2.3  No Appraisal Rights......................................    6
    Section 2.4  Adjustments to Prevent Dilution..........................    6
    Section 2.5  Withholding Rights.......................................    6
    Section 2.6  Treatment of Stock Options/Restricted Stock..............    6
    Section 2.7  Treatment of Warrants....................................    7

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................   8
    Section 3.1  Organization and Qualification; Subsidiaries.............    8
    Section 3.2  Certificate of Incorporation and By-Laws.................    8
    Section 3.3  Capitalization...........................................    9
    Section 3.4  Authority................................................   10
    Section 3.5  No Conflict..............................................   10
    Section 3.6  Required Filings and Consents............................   11
    Section 3.7  Permits; Compliance with Law.............................   11
    Section 3.8  SEC Filings; Financial Statements........................   11
    Section 3.9  Absence of Certain Changes or Events.....................   12
    Section 3.10 Employee Benefit Plans; Employee Relations...............   13
    Section 3.11 Accounting and Tax Matters...............................   15
    Section 3.12 Contracts; Debt Instruments..............................   15
    Section 3.13 Litigation...............................................   15
    Section 3.14 Environmental Matters....................................   15
    Section 3.15 Intellectual Property....................................   16
    Section 3.16 Taxes....................................................   18
    Section 3.17 Non-Competition Agreements...............................   18
    Section 3.18 Agreements with Regulatory Agencies......................   18
    Section 3.19 Opinion of Financial Advisor.............................   18
    Section 3.20 Brokers..................................................   18
    Section 3.21 Certain Statutes.........................................   19
    Section 3.22 Information..............................................   19
    Section 3.23 Vote Required............................................   19

 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT...................  19
    Section 4.1  Organization and Qualification; Subsidiaries.............   19
    Section 4.2  Charter Documents........................................   20

                                                                          Page
                                                                          ----
    Section 4.3  Capitalization.........................................   20
    Section 4.4  Authority..............................................   21
    Section 4.5  No Conflict............................................   21
    Section 4.6  Required Filings and Consents..........................   22
    Section 4.7  Financial Statements...................................   22
    Section 4.8  Absence of Certain Changes or Events...................   22
    Section 4.9  Accounting and Tax Matters.............................   23
    Section 4.10 Litigation.............................................   23
    Section 4.11 Intellectual Property..................................   23
    Section 4.12 Taxes..................................................   24
    Section 4.13 Brokers................................................   24
    Section 4.14 Information............................................   24

 ARTICLE V COVENANTS.....................................................  24
    Section 5.1  Conduct of Business of the Company.....................   24
    Section 5.2  Certain Interim Operations of the Parent...............   26
    Section 5.3  Notification of Certain Matters........................   27
    Section 5.4  Proxy Statement........................................   27
    Section 5.5  Company Stockholders Meeting...........................   28
    Section 5.6  Access to Information; Confidentiality.................   29
    Section 5.7  No Solicitation........................................   29
    Section 5.8  Employee Benefits Matters..............................   30
    Section 5.9  Directors' and Officers' Indemnification and              31
                 Insurance..............................................
    Section 5.10 Letters of Accountants.................................   32
    Section 5.11 Commercially Reasonable Efforts........................   32
    Section 5.12 Consents; Filings; Further Action......................   32
    Section 5.13 Plan of Reorganization.................................   33
    Section 5.14 Public Announcements...................................   33
    Section 5.15 Stock Exchange Listings and De-Listings................   33
    Section 5.16 Expenses...............................................   33
    Section 5.17 Takeover Statutes; Exon-Florio.........................   34
    Section 5.18 Dividends..............................................   34
    Section 5.19 Control of the Company's Operations....................   34
    Section 5.20 Certain Obligations of the Parent......................   34

 ARTICLE VI CONDITIONS...................................................  34
    Section 6.1  Conditions to Each Party's Obligation to Effect the       34
                 Merger.................................................
    Section 6.2  Conditions to Obligations of the Parent................   35
    Section 6.3  Conditions to Obligation of the Company................   36

 ARTICLE VII TERMINATION.................................................  36
    Section 7.1  Termination............................................   36
    Section 7.2  Effect of Termination..................................   37
    Section 7.3  Expenses Following Certain Termination Events..........   38

 ARTICLE VIII MISCELLANEOUS..............................................  39
    Section 8.1  Certain Definitions....................................   39
    Section 8.2  Survival...............................................   39
    Section 8.3  Counterparts...........................................   39
    Section 8.4  GOVERNING LAW; WAIVER OF JURY TRIAL....................   39
    Section 8.5  Notices................................................   40
    Section 8.6  Entire Agreement.......................................   41
    Section 8.7  No Third Party Beneficiaries...........................   41

                                                                           Page
                                                                           ----
    Section 8.8  Amendment..............................................    41
    Section 8.9  Waiver.................................................    41
    Section 8.10 Obligations of the Parent and of the Company...........    41
    Section 8.11 Severability...........................................    41
    Section 8.12 Interpretation.........................................    41
    Section 8.13 Assignment.............................................    41
    Section 8.14 Specific Performance...................................    42
    Section 8.15 Submission to Jurisdiction; Waivers; Consent to Service    42
                 of Process.............................................

 EXHIBITS

 Exhibit A        Company Voting Agreements

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated June 19, 2000, by and between BLAZE SOFTWARE, INC., a Delaware corporation (the "Company"), and BROKAT AKTIENGESELLSCHAFT, a German corporation which is in the process of changing its name from BROKAT Infosystems Aktiengesellschaft (the "Parent").

                                    RECITALS

   (a) The management board (Vorstand) of the Parent and the board of directors of the Company have determined that the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth on this Agreement (the "Merger"), with the Company surviving as a wholly owned subsidiary of the Parent, is advisable and that it is in the best interests of their respective corporations and stockholders to combine the respective businesses of the Parent and the Company, and consequently have approved the merger of Merger Sub with and into the Company (the "Merger") and have approved and adopted the Merger and this Agreement, in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the laws of Germany.

   (b) Concurrently with the execution of this Agreement, as a condition to the willingness of the Parent to enter into this Agreement, (i) certain holders (the "Principal Stockholders") of the Company's common stock, par value $0.0001 per share ("Company Common Stock"), are entering into one or more stockholders' agreements, dated as of the date hereof, with the Parent and the Company, copies of which are attached to this Agreement as Exhibit A (the "Company Voting Agreements").

   (c) For federal income tax purposes it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated under the Code.

   (d) Certain terms used in this Agreement which are not capitalized have the meanings specified in Section 8.1.

   NOW, THEREFORE, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.1 The Merger.

     (a) As promptly as practicable following the date hereof, the Parent and the Company shall appoint a United States bank or trust company or other independent financial institution in the United States (the "Exchange Agent") to act as exchange agent for the Share Exchange (as defined in
  Section 2.2 (a)(ii) hereof) and the delivery of the Merger Consideration (as defined in Section 2.1(c) hereof). Following such appointment, the Exchange Agent (as agent for the Parent) shall cause to be incorporated pursuant to the DGCL a corporation which shall be a constituent company in the Merger ("Merger Sub") and which shall not transact any business other than participating in the Merger as described herein. To accommodate the transactions described in this Article I and Article II, the Exchange Agent shall hold all the issued and outstanding shares of common stock, par value $0.01 per share, of the Merger Sub (the "Merger Sub Common Stock") as agent for the Parent; at and following the Effective Time, the Exchange Agent shall receive and hold the Merger Consideration and the Exchange Fund solely as agent for the Company's shareholders. The Parent and the Company shall enter into an exchange agent agreement with the Exchange Agent in form and substance reasonably satisfactory to the Parent and the Company, which agreement shall set forth the duties, responsibilities and obligations of the Exchange Agent consistent with the terms of this Agreement.

     (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with the DGCL, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

   Section 1.2 Effective Time. As soon as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VI but in no event later than the third business day following such satisfaction or waiver (unless another date is agreed to by each of the parties in writing), the Company, Merger Sub and the Parent will cause a Certificate of Merger (the "Certificate of Merger") to be signed, acknowledged and delivered for filing with the Secretary of State of the State of Delaware as provided in
Section 251 of the DGCL. The Merger shall become effective at the time when a Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other subsequent date or time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the DGCL (the "Effective Time").

   Section 1.3 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof, the closing of the Merger (the "Closing") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York at 12:00 (noon, New York time) on the third business day after the day on which the last to be fulfilled or waived of such conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(b) at such other place and time or on such other date as the Company and the Parent may agree in writing (the "Closing Date").

   Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL, including Section 259 of the DGCL, and in accordance therewith, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.5 The Certificate of Incorporation. The certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until duly amended as provided therein or by applicable law; provided, however, that at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be ABlaze Software, Inc."

   Section 1.6 The By-Laws. The by-laws of Merger Sub in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until duly amended as provided therein or by applicable law.

   Section 1.7 Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation.

   Section 1.8 Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

                                   ARTICLE II

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

   Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without 4any action on the part of the holder of any capital stock of the Company:

     (a) Capital Stock of Merger Sub. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

     (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock or by the Parent, Merger Sub or any Parent Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such shares, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist; provided, however, that all shares of Company Common Stock that are owned by any trust established pursuant to Section 2.6 hereof shall remain issued and outstanding and the holders thereof shall be entitled to the Merger Consideration.

     (c) Exchange Ratio. Each share of the common stock, par value $0.0001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are owned by the Company as treasury stock or by the Parent or any Parent Subsidiary) shall be converted into the right to receive (the "Exchange Ratio") 0.3652 American Depositary Shares of the Parent ("Parent ADSs"), each representing 0.5 shares (stuckaktien) of the Parent ("Parent Common Stock"), subject to adjustment as provided in
  Section 2.4 and subject to cash in lieu of fractional Parent ADSs, if any, pursuant to Section 2.2(f) (collectively, the "Merger Consideration"). At the Effective Time, all shares of Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any Shares of Company Common Stock (other than shares of Company Common Stock owned by the Company or by the Parent, Merger Sub or any Parent Subsidiary) shall thereafter represent only the right to receive the Merger Consideration and any distribution or dividend under Section 2.2(c) in each case without interest.

   Section 2.2 Exchange of Certificates.

     (a) The Share Exchange. Consistent with the terms of this Agreement, as soon as practicable following the signing of this Agreement and in no event later than five business days following the Effective Time (unless otherwise agreed to by each of the parties in writing):

       (i) the Parent shall issue the Parent Common Stock underlying the Parent ADSs to be issued on behalf of the Parent in connection with the Merger and cause American Depositary Receipts ("ADRs") representing Parent ADSs representing such Parent Common Stock (such Parent ADSs, together with any dividends or distributions with respect thereto to which the holders of Certificates may be entitled pursuant to Section 2.2(c) and with the proceeds held in the Exchange Trust, being hereinafter referred to as the "Exchange Fund") to be delivered to the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, through the Exchange Agent, issuable pursuant to Section 2.1(c) in exchange for outstanding shares of Company Common Stock; and

       (ii) the Exchange Agent shall contribute, on behalf of the former stockholders of the Company, all of the issued and outstanding shares of Surviving Corporation Common Stock to the Parent as a contribution in kind (the "Share Exchange").

   Subject to Section 5.20, the Share Exchange shall be effected in accordance with Sections 52, 203, 185 et seq. (including in particular Section 187) of the German Stock Corporation Law (Aktiengesetz), in each case to the extent each such provision may be applicable, by registering the increase of the Parent stated share capital by contribution-in-kind (the "Share Capital Increase") with the commercial register (Handelsregister) for the Parent. At the Effective Time, the obligation of the parties to effect the Share Exchange shall be unconditional.

     (b) Exchange Procedures. Promptly after the Effective Time, and in no event later than five business days thereafter (unless otherwise agreed to by each of the parties in writing), the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (other than the Company, the Parent, Merger Sub or any Parent Subsidiary) (i) a letter of transmittal specifying that delivery shall be effected, and that risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent, in a form and with other customary provisions reasonably specified by the Parent and the Company, and (ii) instructions for surrendering the Certificates to the Exchange Agent in exchange for (A) an ADR representing the number of whole Parent ADSs pursuant to Section 2.2(f), (B) cash in lieu of any fractional Parent ADSs, and (C) any unpaid dividends and other distributions (if any) pursuant to
  Section 2.2(c). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of that Certificate shall be entitled to receive in exchange (1) an ADR representing that number of whole Parent ADSs that the holder is entitled to receive under this Article II, (2) a check in the amount (after giving effect to any required tax withholding) of (x) any cash in lieu of fractional Parent ADSs plus (y) any unpaid dividends (other than stock dividends) and any other dividends or other distributions that such holder has the right to receive under the provisions of this Article II (if any), and the Certificate so surrendered shall immediately be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, an ADR representing the proper number of Parent ADSs, together with a check for any cash to be paid upon the surrender of the Certificate and any other dividends or distributions (if any) in respect of those shares, may be issued or paid to such a transferee if the Certificate formerly representing such Shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any ADRs for shares of Parent ADSs is to be issued in a name other than that in which the surrendered Certificate is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the surrendered Certificate, or shall establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not applicable.

     (c) Distributions with Respect to Unexchanged Company Common
  Stock. Whenever a dividend or other distribution is declared by the Parent in respect of Parent Common Stock and the record date for that dividend or other distribution is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all ADSs issuable under this Agreement. No dividends or other distributions in respect of the Parent ADSs shall be paid to any holder of any unsurrendered Certificate until that Certificate is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid to the holder of the ADRs representing whole shares of Parent ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time and a payment date on or prior to the date of issuance of such whole Parent ADSs and not previously paid, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of Parent ADSs, all Parent ADSs to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

     (d) No Further Ownership Rights in Company Common Stock. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the ADR representing Parent ADSs and cash in lieu of any fractional Parent ADSs, as contemplated by this Section 2.2. All Parent ADSs, together with any cash paid under Section 2.2(c) or Section 2.2(f) issued upon the surrender for or exchange of Certificates in accordance with the terms of this Agreement, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates.

     (e) No Further Transfers. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the records of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

     (f) Fractional Shares.

       (i) No ADRs representing fractional Parent ADSs shall be issued upon the surrender for exchange of Certificates, and such fractional interest will not entitle its owner to receive dividends or to any other rights of a holder of Parent ADSs. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent ADS (after taking into account all Certificates delivered by such holder) shall receive from the Exchange Agent, in accordance with the provisions of this Article II, a cash payment in lieu of such fractional Parent ADS, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional Parent ADSs, as applicable, which would otherwise have been issued (the "Excess Parent ADSs"). The sale of the Excess Parent ADSs by the Exchange Agent shall be executed on the Nasdaq National Market, at such time the Parent ADSs are quoted on the Nasdaq National Market, and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "Exchange Trust") for the holders of Certificates. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Parent ADSs shall be paid by the Parent. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional shares of Parent ADSs, the Exchange Agent shall make available such amounts to such holders of Certificates without interest. The Exchange Agent shall determine the portion of such net proceeds to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional interests to which all holders of Certificates representing shares of Company Common Stock are entitled.

       (ii) Notwithstanding the provisions of subsection (i) of this
    Section 2.2(f), the Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Parent ADSs and the making of the payments contemplated in such subsection, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of shares of Company Common Stock an amount in cash equal to the product obtained by multiplying
    (A) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (B) the closing price for a share of Parent ADSs on the Nasdaq National Market (or, if there is not yet a closing price for Parent ADSs on such market, the closing price for the Parent Common Stock underlying such Parent ADS on the Neuer Market (as defined in Section 4.6)) on the first business day immediately following the Effective Time and, in such case, all references in this Agreement to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this
    Section 2.2(f)(ii).

     (g) Termination of Exchange Fund. Any Parent ADSs and any portion of the Exchange Fund or of dividends or other distributions with respect to the Parent ADSs deposited by the Parent with the Exchange Agent (including the proceeds of any investments of those funds) that remains unclaimed by the former stockholders of the Company within one year after the Effective Time shall be delivered by the Exchange Agent to a depositary bank deposited by the Parent, upon demand, whereupon such depositary bank shall hold the Exchange Fund on behalf of holders of unsurrendered Certificates, and any former stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to such depositary bank for payment of their claim for Merger Consideration and any dividends and other distributions issuable or payable pursuant to Section 2.1 and Section 2.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu of Certificates), in each case, without any interest and the Parent shall cause the depositary bank to satisfy such claim. Notwithstanding the foregoing, none of the Parent, the Surviving Corporation, the Exchange Agent, the depositary bank or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

     (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in the form customarily required by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent ADSs, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect of that Certificate issuable or payable under this Article II upon due surrender thereof and deliverable in respect of the shares of Company Common Stock represented by such Certificate under this Agreement, in each case, without interest.

     (i) No Liability. None of the Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Parent ADSs, any dividends or distributions with respect to Parent ADSs or any cash from the Exchange Fund, in each case properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   Section 2.3 No Appraisal Rights. In accordance with Section 262(b)(1) of the DGCL, no appraisal rights shall be available to holders of shares of Company Common Stock in connection with the Merger.

   Section 2.4 Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of shares of Company Common Stock or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock or shares of Parent Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the Exchange Ratio shall be equitably adjusted to eliminate the effects of that event.

   Section 2.5 Withholding Rights. Each of the Exchange Agent and Parent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provisions of Law (as defined in Section 3.5(a)(ii) hereof). To the extent that amounts are so withheld by the Exchange Agent or the Parent, as the case may be, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of a Certificate in respect to which such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

   Section 2.6 Treatment of Stock Options/Restricted.

     (a) On June 14, 2000, the Company established a trust, which trust was funded by the Company promptly after its establishment with shares of the Company Common Stock in order to satisfy the obligations of the Company under the outstanding Company Stock Options and the outstanding Company Warrants (as defined in Section 2.7(a)) (the "Trust"). Prior to the Effective Time, the Company shall issue and deliver to the Trust such number of shares of Company Common Stock to satisfy the obligations under all outstanding Company Stock Options immediately prior to the Effective Time.

     (b) Each Company Stock Option granted prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall be converted, at the Effective Time, into an option to acquire from the Trust, on the same terms and conditions as were applicable under the Company Stock Option (but taking into account any changes thereto, except for any acceleration thereof, by reason of this Agreement or the transactions contemplated hereby as may be provided for in the Company's Option Plans, in any award agreement or in such option), that number of Parent ADSs determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole Parent ADS, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Company Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.46

     (c) At the Effective Time, each right of the Company to repurchase shares of Company Common Stock from optionees pursuant to the Company's Option Plans ("Repurchase Right") shall be assigned to the Trust, and shall apply to the Parent ADSs received in exchange for the shares of Company Common Stock pursuant to Section 2.2 hereof, on the same terms and conditions as were applicable under the Company's Option Plans (but taking into account any changes thereto, except for any acceleration thereof, by reason of this Agreement or the transactions contemplated hereby as may be provided for in the Company's Option Plans, in any award agreement or in such option). Prior to the Effective Time, the Company shall obtain from holders of the shares of Company Common Stock subject to Repurchase Rights (such shares being referred to as "Company Restricted Stock") waivers (as may be reasonably requested by the Parent and in the form reasonably satisfactory to the Parent) waiving any and all rights to accelerate the vesting of the shares of Company Common Stock.

     (d) Prior to the Effective Time, the Company shall (i) cause the plan administrator of each of the Company's Option Plans to determine that the adjustments pursuant to this Section 2.6 are sufficient to not cause any vesting in connection with the Merger, and (ii) deliver to the holders of Company Stock Options and Company Restricted Stock appropriate notices setting forth such holders' rights (including that (A) such Company Stock Options or Company Restricted Stock have not accelerated in connection with the Merger, and (B) the Trust shall satisfy the obligations under the Company Stock Options) and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.6).

     (e) No later than 15 business days following the Effective Time, the Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the Parent ADSs subject to such Company Stock Options or shares of Company Restricted Stock and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options or shares of Company Restricted Stock remain outstanding.

   Section 2.7 Treatment of Warrants.

     (a) Each warrant to purchase shares of Company Common Stock ("Company Warrant") granted prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall be converted, at the Effective Time, into a warrant to acquire from the Trust, on the same terms and conditions as were applicable under the Company Warrants, that number of shares of Parent ADSs determined by multiplying the number of shares of Company Common Stock subject to such Company Warrant by the Exchange Ratio, rounded, if necessary, to the nearest whole Parent ADS, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Company Warrant divided by the Exchange Ratio. As soon as practicable after the Effective Time, the Parent shall deliver to the holders of Company Warrants appropriate notices setting forth such holders' rights and the agreements evidencing the grants of such Company Warrants shall continue in effect on the same terms and conditions.

     (b) Prior to the Effective Time, the Company shall deliver to the holders of Company Warrants appropriate notices setting forth such holders' rights (including that the Trust shall satisfy the obligations under the Company Warrants) and the agreements evidencing the grants of such Company Warrants shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.7).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to the Parent, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the disclosure letter previously delivered by the Company to the Parent (the "Company Disclosure Letter"), that:

   Section 3.1 Organization and Qualification; Subsidiaries.

     (a) Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have no Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Effect on the Company" means any state of affairs or change that has had, or will have, a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or that has materially impaired or will materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, except that none of the following shall be deemed in themselves to constitute a Material Adverse Effect on the Company: (i) any change in the market price or trading volume of the Company Common Stock after the date hereof, (ii) any change in general economic conditions, (iii) any adverse change affecting the e-commerce industry generally, and (iv) transaction costs, taxes, accounting changes, integration costs and other effects that result directly from the announcement or consummation of the transactions contemplated by this Agreement.

     (b) Section 3.1 (b) of the Company Disclosure Letter sets forth a complete and correct list of all of the Company Subsidiaries, their jurisdiction of organization and the ownership or other interest therein of the Company and of each other Company Subsidiary. Neither the Company nor any Company Subsidiary holds any interest in any person other than the Company Subsidiaries so listed.

   Section 3.2 Certificate of Incorporation and By-Laws. The copies of the Company's certificate of incorporation and by-laws, each as amended through the date of this Agreement that are filed as exhibits to the Company's registration statement on Form S-1 (Registration No. 333-94549) are complete and correct copies of those documents. Such certificate of incorporation and by-laws and all comparable organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of such certificate of incorporation or by-laws.

   Section 3.3 Capitalization.

     (a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of undesignated preferred stock, $0.0001 par value (the "Company Preferred Stock"). As of May 31, 2000 (i) 22,624,834 shares of Company Common Stock were issued and outstanding (of which 680,891 shares were subject to repurchase rights/options and shall be deemed to be Company Restricted Stock for purposes of this Agreement and treated pursuant to Section 2.6 hereof), all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company or by the Company Subsidiaries, (iii) 4,719,424 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options, (iv) an additional 813,059 shares of Company Common Stock were reserved for grants of additional Company Stock Options pursuant to the Company's 1996 Stock Option Plan and 2000 Stock Option Plan, (v) 750,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's 2000 Employee Stock Purchase Plan, and (vi) 1,005 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Warrants. Except as set forth above, as of May 31, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Company Stock Options outstanding on such date.

     (b) Between May 31, 2000 and the date of this Agreement, (i) an aggregate of 31,500 options to purchase shares of Company Common Stock ("Company Stock Options") have been granted by the Company under the Company's 1996 Stock Option Plan and the Company's 2000 Stock Option Plan (collectively, the "Company's Option Plans"), and (ii) no shares of Company Common Stock vested pursuant to the Company's Option Plans and are not subject to any repurchase options/rights. Except for (i) Company Stock Options to purchase an aggregate of 5,782,483 shares of Company Common Stock outstanding or available for grant to the extent permitted under
  Section 5.1(b) hereof under the Company's Option Plans, (ii) the Warrants to purchase 1,005 shares of Company Common Stock or (iii) under agreements or arrangements described in Section 3.3(b) of the Company Disclosure Letter, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible into capital stock or other equity interests in, the Company or any Company Subsidiary. Section 3.3(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (x) the persons to whom Company Stock Options have been granted and the persons who hold Company Restricted Stock, (y) the exercise price for the Company Stock Options held by each such person and (z) whether such Company Stock Options (or Company Restricted Stock issued upon exercise of any Company Stock Options) are subject to vesting and, if subject to vesting, the dates on which each of those Company Stock Options (or Company Restricted Stock issued upon exercise of any Company Stock Options) vest. None of the Company Stock Options or Company Restricted Stock which are subject to vesting will vest as a result of the consummation of the Merger and the transactions contemplated by this Agreement.

     (c) All shares of Company Common Stock subject to issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"). There are no outstanding material contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned by the Company or in any other person.

   Section 3.4 Authority

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to adoption of this Agreement by the affirmative vote by a majority of the holders of the outstanding Company Common Stock (the "Requisite Company Vote"), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by the Requisite Company Vote. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (b) The Board of Directors of the Company (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has declared that the Merger and this Agreement and the other transactions contemplated by this Agreement are advisable.

   Section 3.5 No Conflict

     (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

       (i) conflict with or violate any provision of the Company's certificate of incorporation or by-laws or any comparable organizational documents of any Company Subsidiary;

       (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained and all filings and obligations described in Section 3.6 have been made, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

       (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have no Material Adverse Effect on the Company.

     (b) Section 3.5(b) of the Company Disclosure Letter sets forth a list of all Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties are or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, except for those Contracts under which the

  Company's failure to obtain the required consents or waivers, individually or in the aggregate, would not result in a Material Adverse Effect on the Company.

   Section 3.6 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "Governmental Entity"), except (i) for applicable requirements of the United States Securities Exchange Act of 1934 as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), applicable requirements of the United States Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), applicable requirements of state securities or "blue sky" laws ("Blue Sky Laws"), the rules and regulations of the Nasdaq National Market, applicable requirements of Takeover Statutes, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), for the filing of the Certificate of Merger as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would have no Material Adverse Effect on the Company.

   Section 3.7 Permits; Compliance with Law. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has no Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has no Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have no Material Adverse Effect on the Company.

   Section 3.8 SEC Filings; Financial Statements

     (a) Prior to March 23, 2000, the Company was not subject to the periodic reporting requirements of the Exchange Act or was otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity. The Company has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 12, 2000 (collectively, including any such documents filed subsequent to the date of this Agreement, the "Company SEC Reports") and the Company has made available to the Parent each Company SEC Report filed with the United States Securities and Exchange Commission (the "SEC"). The Company SEC Reports, including any financial statements or schedules included or incorporated therein by reference, at the time they were filed,
  (i) complied in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

     (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with United States generally accepted accounting principles ("U.S. GAAP") (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

     (c) The consolidated balance sheet as of March 31, 2000 provided by the Company to the Parent (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Company as of such date. The consolidated statement of income and of cash flows for the year ended March 31, 2000 provided by the Company to the Parent (including the related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries for such period, in conformity with U.S. GAAP consistently applied with previous periods. All of such balance sheets and statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

     (d) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of March 31, 2000 including the related notes, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business that, individually or in the aggregate, have no Material Adverse Effect on the Company.

   Section 3.9 Absence of Certain Changes or Events

     (a) Since March 31, 2000, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been any Material Adverse Effect on the Company.

     (b) Except as set forth in Section 3.9(b) of the Company Disclosure Letter, or except as disclosed in the Company SEC Reports filed with the SEC since March 23, 2000 and which have been filed and are publicly available prior to the date of this Agreement (the "Company Filed SEC Reports") and except as permitted pursuant to Section 5.1, since March 31, 2000, there has not been:

       (i) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has a Material Adverse Effect on the Company;

       (ii) any material change by the Company in its or any Company Subsidiary's accounting methods, principles or practices, except as required by U.S. GAAP and disclosed in Section 3.9(b) of the Company Disclosure Letter;

       (iii) any declaration, setting aside or payment of any dividend or distribution in respect of Shares of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities other than the repurchase at cost of unvested shares held by employees of the Company on the termination of their employment;

       (iv) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except as required by applicable Law other than any increase or modification in the ordinary course of business;

       (v) (A) any incurrence or assumption by the Company or any Company Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Company or any Company Subsidiary for the obligations of any other person (other than any wholly owned Company Subsidiary), other than indebtedness of less than U.S. $500,000 in the aggregate in the ordinary course of business;

       (vi) any creation or assumption by the Company or any Company Subsidiary of any Lien on any material asset of the Company or any Company Subsidiary, other than (i) in the ordinary course of business, or (ii) Liens arising after the date of this Agreement by operation of Law or without the Company's consent, in each case that has no Material Adverse Effect on the Company;

       (vii) any making of any loan, advance or capital contribution to or investment in any person by the Company or any Company Subsidiary, other than in the ordinary course of business, and not in excess of U.S. $500,000;

       (viii) (A) any contract or agreement entered into by the Company or any Company Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (B) any modification, amendment, assignment or termination of or relinquishment by the Company or any Company Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has, individually or in the aggregate, a Material Adverse Effect on the Company other than transactions, commitments, contracts or agreements in the ordinary course of business or those contemplated by this Agreement;

       (ix) any adverse change in the Company's relationships with its material customers, except for changes that, individually or in the aggregate, have no Material Adverse Effect on the Company.

   Section 3.10 Employee Benefit Plans; Employee Relations

     (a) Section 3.10(a) of the Company Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including multiemployer plans within the meaning of ERISA section 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit Plans." Where appropriate all references to the "Company" in this Section 3.10 shall refer to the Company and any member of its "controlled group" within the meaning of Section 414 of the Code.

     (b) The Company has, with respect to each Benefit Plan, if applicable, delivered or made available to the Parent true and complete copies of: (i) all plan texts and agreements and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent annual audited financial statement and opinion; (v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vi) all material communications with any Governmental Entity (including the Pension Benefit Guaranty Corporation and the Internal Revenue Service) given or received within the past three years.

     (c) Except as set forth on Section 3.10(c) of the Company Disclosure Letter, all amounts properly accrued as liabilities to or expenses of any Benefit Plan have been properly reflected on the Company's most recent financial statements to the extent required by U.S. GAAP. Since December 31, 1998, there has been no amendment or change in interpretation by the Company relating to any Benefit Plan which would materially increase the cost thereof.

     (d) No Benefit Plan is subject to either Section 412 of the Code or Title IV of ERISA.

     (e) Each Benefit Plan is in material compliance with all applicable laws and regulations. Each Benefit Plan which is intended to qualify under
  Section 401(a) of the Code has been issued a favorable determination, opinion, notification or advisory letter by the Internal Revenue Service and has not been amended in a manner, and no event has occurred since such date, which would cause any such plan to fail to remain so qualified. Each Benefit Plan that requires registration with a relevant Governmental Entity has been so registered.

     (f) Except as set forth on Section 3.10(f) of the Company Disclosure Letter, there are no actions, liens, suits or Claims pending or threatened (other than routine claims for benefits) with respect to any Benefit Plan as to which the Company has or could reasonably be expected to have any direct or indirect actual or contingent material liability.

     (g) Each Benefit Plan which is a "group health plan" (as defined in Section 607(1) of ERISA) is in material compliance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act and any other applicable federal, state or local law.

     (h) There are no (i) Benefit Plans maintained by the Company pursuant to which welfare benefits are provided to current or former employees beyond their retirement or other termination of service, other than coverage mandated by applicable Law, the cost of which is fully paid by the current or former employees or their dependents; or (ii) unfunded Benefit Plan obligations with respect to any employee of the Company which are not fairly reflected by reserves shown on the Company's financial statements for March 31, 2000.

     (i) The consummation of the transactions contemplated by this Agreement will not (i) except as disclosed in Section 3.10(i) of the Company Disclosure Letter, entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (ii) except as disclosed in Section 3.10(i) of the Company Disclosure Letter, accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of the Company, or
  (iii) constitute or involve a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), constitute or involve a breach of fiduciary responsibility within the meaning of Section 502(l) of ERISA as to which the Company has or reasonably could be expected to have any direct or indirect actual material liability.

     (j) No Benefit Plan is a "multiemployer plan" or "multiple employer plan" within the meaning of the Code or ERISA or the regulations promulgated thereunder.

     (k) Neither the Company nor any Benefit Plan, or to the knowledge of the Company, any "disqualified person" (as defined in Section 4975 of the Code) or any "party in interest" (as defined in

  Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in any material liability to the Company.

     (l) None of the employees is represented by a union, and no union organizing efforts have been conducted within the last five years or are now being conducted. The Company does not currently have, nor to knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other organized labor dispute. The Company has not as of the date hereof incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may have been amended from time to time, or any similar state law.

   Section 3.11 Accounting and Tax Matters. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action, nor is the Company aware of any agreement, plan or other circumstance, that would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

   Section 3.12 Contracts; Debt Instruments. Except for the Contracts filed as exhibits to the Company's Registration Statement on Form S-1 and subsequent Contracts disclosed in Section 3.12 of the Company Disclosure Letter (copies of which have been made available to the Parent), there is no Contract that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Each of the Contracts to which the Company or a Company Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, constitutes a valid and legally binding obligation of the Company or such Company Subsidiary and of the other parties thereto, enforceable in accordance with its terms, and is in full force and effect, except to the extent the failure to be so valid, binding or enforceable, individually or in the aggregate, has no Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary, nor to the Company's knowledge, any other person, is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which the Company or a Company Subsidiary is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have no Material Adverse Effect on the Company. Set forth in Section 3.12 of the Company Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth in the Company's consolidated financial statements for the year ended March 31, 2000 provided by the Company to the Parent prior to the execution of this Agreement.

   Section 3.13 Litigation. Except as disclosed in Section 3.13 of the Company Disclosure Letter, and except as disclosed in the Company Filed SEC Reports, there is no suit, claim, action, proceeding or investigation (collectively, "Claims") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that, if adversely determined, individually or in the aggregate, has a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has a Material Adverse Effect on the Company.

   Section 3.14 Environmental Matters. Except as has no Material Adverse Effect on the Company or as disclosed in the Company Filed SEC Reports:

     (a) the Company and the Company Subsidiaries are and have been in compliance with all applicable Laws relating to pollution, protection of the environment or health and safety ("Environmental Laws");

     (b) there is no claim pursuant to Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety (an "Environmental Claim") pending or threatened against the Company or any Company Subsidiary; and

     (c) there is no civil, criminal or administrative judgment or notice of violation outstanding against the Company or any Company Subsidiary pursuant to Environment Laws or principles of common law relating to pollution, protection of the environment or health and safety.

   Section 3.15 Intellectual Property.

     (a) For purposes of this Agreement, "Intellectual Property" means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used or held for use by the Company:

       (i) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or resubmitted) (collectively, "Patents");

       (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks");

       (iii) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights (collectively, "Copyrights");

       (iv) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, "Technology");

       (v) computer software programs, including all source code, object code, and documentation related thereto ("Software"); and

       (vi) all licenses, and sublicenses, and other agreements or permissions related to the property described in Section 3.15(a).

     (b) Disclosure.

       (i) Section 3.15(b)(i) of the Company Disclosure Letter sets forth all United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain name registrations and applications, and copyright registrations and applications owned or licensed by the Company or any Company Subsidiary or otherwise used or held for use by the Company or any Company Subsidiary (excluding off-the-shelf software licensed to the Company and licenses or sublicenses that are not material to the business of the Company and the Company Subsidiaries, taken as a whole), specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates.

       (ii) Section 3.15(b)(ii) of the Company Disclosure Letter sets forth all licenses, sublicenses and other agreements or permissions ("IP Licenses") under which the Company or any Company Subsidiary is a licensee or otherwise is authorized to use or practice any Intellectual Property other than licenses of off-the-shelf software and licenses or sublicenses that are not material to the business of the Company and the Company Subsidiaries, taken as a whole.

       (iii) Section 3.15(b)(iii) of the Company Disclosure Letter sets forth and describes the status of any material agreements (including licenses and sublicenses, but excluding off-the-shelf software licensed to the Company) involving Intellectual Property currently in negotiation or proposed ("Proposed Intellectual Property Agreements") by the Company or any Company Subsidiary.

     (c) Ownership. Except as set forth on Section 3.15(c) of the Company Disclosure Letter, the Company owns, free and clear of all Liens, has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

     (d) Licenses. The Company has a valid and enforceable license to use all Intellectual Property not owned by the Company that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

     (e) Claims.

       (i) No claim or action is pending or threatened and the Company does not know of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell or license any Intellectual Property, and no item of Intellectual Property is subject to any outstanding order, ruling, decree, stipulation, charge or agreement restricting in any manner the use or the licensing thereof, except for those claims, actions, orders, rulings, decrees, stipulations, charges and agreements which, individually or in the aggregate, have no Material Adverse Effect on the Company.

       (ii) The Company has not received any notice that it has infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand or notice alleging any such infringement or violation, or knows of any basis for any such claim.

       (iii) To the knowledge of the Company, no third party is infringing upon or otherwise violating any material Intellectual Property.

       (iv) The Company's products have been marked as required by the applicable Patent statute and the Company has given the public notice of its Copyrights and notice of its Trademarks as required by the applicable Trademark and Copyright statutes, in each case except to the extent the failure to do so has no Material Adverse Effect on the Company.

     (f) Administration and Enforcement. The Company has taken all reasonable actions to maintain and protect the Intellectual Property owned by the Company.

     (g) Protection of Intellectual Property. The Company has taken reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets and the proprietary nature and value of the Intellectual Property.

     (h) Software. All Software that is material to the Company's business is described in Section 3.15(h) of the Company Disclosure Letter. The Software performs in material conformance with its documentation and may following the Merger be used by the Surviving Corporation on identical terms and conditions as the Company enjoyed immediately prior to the Merger.

     (i) Year 2000 Compliance. All Software, hardware, databases and embedded control systems (collectively, the "Systems") used by the Company (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year.

     (j) Employee Breaches. To the Company's knowledge, no employee of the Company or any of the Company Subsidiaries has transferred Intellectual Property or confidential or proprietary information to the Company or any of the Company Subsidiaries or to any third party in violation of any Law or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any of the Company Subsidiaries or any prior employer.

     (k) Related Parties; Etc. The Company and the Company Subsidiaries do not use any Intellectual Property owned by any director, officer, employee or consultant of the Company. At no time during the conception or reduction to practice of any of the Intellectual Property owned by the Company or any of the Company Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Entity or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contract with any person that could adversely affect the rights of the Company or any of the Company Subsidiaries to any Intellectual Property that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

   Section 3.16 Taxes. Except to the extent that failure to do so, individually or in the aggregate, has no Material Adverse Effect on the Company, the Company and the Company Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except as, individually or in the aggregate, has no Material Adverse Effect on the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

   Section 3.17 Non-Competition Agreements. Neither the Company nor any Company Subsidiary is a party to any Contract which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business involving the development, marketing and offering of computer software and the provision of related services currently engaged in by the Company, any Company Subsidiary or any other persons affiliated with the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary or affiliate of either of them from, directly or indirectly, engaging in any of the businesses described above.

   Section 3.18 Agreements with Regulatory Agencies. Neither the Company nor any of the Company Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not listed in Section
3.18 of the Company Disclosure Letter, a "Company Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, except for any Company Regulatory Agreements that, individually or in the aggregate, have no Material Adverse Effect on the Company or could reasonably be expected, following consummation of the Merger, to impair the Parent's ability to conduct the business of the Surviving Corporation, the Parent or any Parent Subsidiary, as presently conducted. Neither the Company nor any Company Subsidiary has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Company Regulatory Agreement, except for any such proposed Company Regulatory Agreements that, individually or in the aggregate, has no Material Adverse Effect on the Company.

   Section 3.19 Opinion of Financial Advisor. Chase Securities, Inc. (the "Company Financial Advisor") has delivered to the Board of Directors of the Company its oral opinion to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, which opinion was or will promptly after the date of this Agreement be confirmed in writing and accompanied by an authorization to include a copy of such opinion in the Proxy Materials. The Company has delivered or will, promptly after receipt of such written opinion, deliver a signed copy of that written opinion to the Parent.

   Section 3.20 Brokers. No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the

Company. Prior to the date of this Agreement, the Company has made available to the Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

   Section 3.21 Certain Statutes. The Board of Directors of the Company has taken or will take all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the DGCL will not have any effect on the Merger or the other transactions contemplated by this Agreement. No "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation (each a "Takeover Statute") is, as of the date of this Agreement, applicable to the Merger or such other transactions.

   Section 3.22 Information. To the best of the Company's knowledge, none of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Registration Statement or necessary to make the statements in that Registration Statement not misleading, or, in the case of the Proxy Statement or any amendments of or supplements to the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments of or supplements to the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to the Parent or the Parent Subsidiaries or affiliates of the Parent) will comply as to form in all material respects with the provisions of the Exchange Act.

   Section 3.23 Vote Required. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the DGCL, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

   The Parent represents and warrants to the Company, subject to such exceptions or qualifications to specific representations and warranties as are disclosed in writing in the disclosure letter previously delivered by the Parent to the Company (the "Parent Disclosure Letter"):

   Section 4.1 Organization and Qualification; Subsidiaries.

     (a) The Parent has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Parent and the subsidiaries of the Parent (each a "Parent Subsidiary") is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, has no Material Adverse Effect on the Parent. For purposes of this Agreement, "Material Adverse Effect on the Parent" means any state of affairs or change that has had, or will have, a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Parent and the Parent Subsidiaries, taken as a whole, or that has materially impaired or will materially impair the ability of the Parent to perform its obligations under this

  Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, except that none of the following shall be deemed in themselves to constitute a Material Adverse Effect on the Parent:
  (i) any change in the market price or trading volume of the securities of the Parent after the date hereof, (ii) any change in general economic conditions, (iii) any adverse change involving the e-commerce industry generally, and (iv) transaction costs, taxes, accounting changes, integration costs and other effects that result directly from the announcement or consummation of the transactions contemplated by this Agreement.

     (b) Section 4.1(b) of the Parent Disclosure Letter sets forth a complete and correct list of all of the Parent Subsidiaries, their jurisdiction of organization and the ownership or other interest therein of the Parent and of each other Parent Subsidiary. Neither the Parent nor any Parent Subsidiary holds any interest in any person other than the Parent Subsidiaries so listed.

   Section 4.2 Charter Documents. The copies of the Parent's articles of incorporation (Satzung) and management board (Vorstand) Rules of Procedure (Geschaftsordnung), each as amended through the date of this Agreement that have been furnished to the Company (collectively, the "Parent Charter Documents"), are complete and correct copies of those documents. The Parent is not in violation of any of the provisions of such charter documents.

   Section 4.3 Capitalization.

     (a) As of May 19, 2000, (i) 27,311,184 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) the authorized I capital of the Parent consisted of 10,337,589 shares of Parent Common Stock, (iii) the authorized II capital of the Parent consisted of 2,600,000 shares of Parent Common Stock, and (iv) 2,409,639 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding Parent Stock Options. Except as set forth above, as of May 19, 2000, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of the Parent Stock Options outstanding on such date. On May 26, 2000, the Parent's shareholders authorized the issuance of convertible bonds in an aggregate principal amount of Euro 2,600,000 which may be used in connection with employee participation scheme and the Parent's shareholders resolved to create a new Contingent Capital II in the amount of Euro 2,600,000 non-par value bearer shares and authorized the management board to purchase own shares of up to 10% of the share capital for a time period of 18 months. No other increase of share capital has been resolved since May 19, 2000. The Parent has sufficient authorized share capital to proceed with the Share Capital increase as set forth in this Agreement.

     (b) Between December 31, 1999 and the date of this Agreement, no options to purchase shares of Parent Common Stock ("Parent Stock Options") have been granted by the Parent under the Parent's 1998 Plan or the Parent's 1999 Plan (collectively, the "Parent's Option Plans"). Except (i) Parent Stock Options to purchase an aggregate of 2,409,639 shares of Parent Common Stock outstanding or available for grant under the Parent's Option Plans, or (ii) under agreements or arrangements described in Section 4.3(b) of the Parent Disclosure Letter, there are no options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Parent is a party or by which the Parent is bound relating to the issued or unissued capital stock of the Parent or any Parent Subsidiary or obligating the Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, other equity interests in, or securities exchangeable for or convertible in the capital stock or other equity interest in the Parent or any Parent Subsidiary. None of the Parent Stock Options which are subject to vesting will vest as a result of the consummation of the Merger.

     (c) Subject to Section 5.20, the shares of Parent Common Stock that underlie the Parent ADSs to be delivered in connection with the Merger have been duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid, nonassessable and will not be subject to preemptive rights. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Parent or a Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances or any nature whatsoever (collectively, "Liens"), except where failure to own such shares free and clear, individually or in the aggregate, has no Material Adverse Effect on the Parent.

   Section 4.4 Authority.

     (a) The Parent has all necessary corporate power and authority to execute and deliver this Agreement and, subject to compliance with Section 52 of the German Stock Corporation Law (Aktiengesetz), the resolutions of the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Parent with respect to the Share Capital Increase, the appointment of an auditor and the preparation of an audit (valuation) report by such auditor in connection with the Share Capital Increase and the registration of the Share Capital Increase with the commercial register (Handelsregister) for the Parent (the "Requisite Parent Approval"), to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Parent. This Agreement has been validly executed and delivered by the Parent, and assuming the due authorization, execution and delivery by the other parties hereto and subject to Section 5.20, constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

   Section 4.5 No Conflict.

     (a) Except as set forth in Section 4.5 of the Parent Disclosure Letter, the execution and delivery of this Agreement by the Parent do not, and the performance of this Agreement by the Parent will not:

       (i) conflict with or violate any provision of the Parent's articles of association (Satzung) or management board (Vorstand) rules of procedure (Geschaftsordnung) of the Parent;

       (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.6 have been obtained and all filings and obligations described in Section 4.6 have been made, conflict with or violate any Law applicable to the Parent or by which any property or asset of the Parent is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have no Material Adverse Effect on the Parent; or

       (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Parent or any Parent Subsidiary under, any Contract to which the Parent or any Parent Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have no Material Adverse Effect on the Parent.

     (b) Section 4.5(b) of the Parent Disclosure Letter sets forth a list of all Contracts to which the Parent or any Parent Subsidiaries are a party or by which they or their assets or properties are or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement, except for those Contracts under which the Parent's failure to obtain the required consents or waivers, individually or in the aggregate, would not result in a Material Adverse Effect on the Parent.

   Section 4.6 Required Filings and Consents. The execution and delivery of this Agreement by the Parent do not, and the performance of this Agreement by the Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements of the Exchange Act, applicable requirements of the Securities Act, applicable requirements of Blue Sky Laws, the rules and regulations of the Nasdaq National Market, the rules and regulations of the Neuer Markt segment of the Frankfurt Stock Exchange (the "Neuer Markt"), applicable requirements of Takeover Statutes, the pre-merger notification requirements of the HSR Act, the filing of the Certificate of Merger as required by the DGCL, compliance with Section 52 of the German Stock Corporation Law (Aktiengesetz) and the registration of the Share Capital Increase with the commercial register (Handelsregister) for the Parent, and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have no Material Adverse Effect on the Parent. Neither the Parent nor any of the Parent Subsidiaries is a party to, bound by, any contract or other agreement that would prohibit or materially delay the transactions contemplated by this Agreement. Except as set forth in Section 4.6 of the Parent Disclosure Letter, as of the date of this Agreement, neither the Parent nor any of the Parent Subsidiaries is in negotiations in respect of an acquisition of a business, corporation, partnership, association or other business organization or division thereof that would require the inclusion in the Registration Statement (as defined in Section 5.4(a)) pro forma financial information regarding such acquisition.

   Section 4.7 Financial Statements.

     (a) The Parent has provided the Company with true and complete copies of
  (i) the audited consolidated balance sheet of the Parent as of December 31, 1999, June 30, 1999 and June 30, 1998 and the related consolidated statements of operations, cash flows and shareholders' equity for the six month period ended December 31, 1999 and for each of the three fiscal years ended June 30, 1999 (including all related notes and schedules thereto) (collectively, including any such documents provided subsequent to the date of this Agreement, the "Parent Financial Statements").

     (b) Each of the consolidated balance sheets included in the Parent Financial Statements (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Parent as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in the Parent Financial Statements (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Parent and the consolidated Parent Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows, in each case in conformity with generally accepted accounting principles in Germany ("German GAAP") or U.S. GAAP, as noted in the Parent Financial Statements, consistently applied throughout the periods indicated.

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Parent and the consolidated Parent Subsidiaries as of December 31, 1999 including the related notes, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1999 that, individually or in the aggregate, have no Material Adverse Effect on the Parent.

   Section 4.8 Absence of Certain Changes or Events.

     (a) Since December 31, 1999, the Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been any Material Adverse Effect on the Parent.

     (b) Except as set forth in Section 4.8(b) of the Parent Disclosure Letter and except as permitted pursuant to Section 5.2, since December 31, 1999, there has not been:

       (i) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Parent Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has a Material Adverse Effect on the Parent;

       (ii) any material change by the Parent in its or any Parent Subsidiary's accounting methods, principles or practices, except as required by U.S. GAAP or German GAAP and disclosed in Section 4.8(b) of the Parent Disclosure Letter;

       (iii) any declaration, setting aside or payment of any dividend or distribution in respect of Parent Shares or any redemption, purchase or other acquisition of any of the Parent's securities;

       (iv) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Parent or any Parent Subsidiary except in the ordinary course of business or except as required by applicable Law;

       (v) (A) any incurrence or assumption by the Parent or any Parent Subsidiary of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of material liability (whether directly, contingently or otherwise) by the Parent or any Parent Subsidiary for the obligations of any other person (other than any wholly owned Parent Subsidiary), other than in the ordinary course of business;

       (vi) any creation or assumption by the Parent or any Parent Subsidiary of any Lien on any material asset of the Parent or any Parent Subsidiary, other than (i) in the ordinary course of business, or (ii) Liens arising after the date of this Agreement by operation of Law or without the Parent's consent, in each case that has no Material Adverse Effect on the Parent;

       (vii) any making of any loan, advance or capital contribution to or investment in any person by the Parent or any Parent Subsidiary, other than in the ordinary course of business, and not in excess of U.S.$500,000;

       (viii) (A) any contract or agreement entered into by the Parent or any Parent Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (B) any modification, amendment, assignment or termination of or relinquishment by the Parent or any Parent Subsidiary of any rights under any other Contract (including any insurance policy naming it as a beneficiary or a loss payable payee) that has, individually or in the aggregate, a Material Adverse Effect on the Parent other than transactions, commitments, contracts or agreements in the ordinary course of business or those contemplated by this Agreement;

       (ix) any adverse change in the Parent's relationships with its material customers, except for changes that, individually or in the aggregate, have no Material Adverse Effect on the Parent.

   Section 4.9 Accounting and Tax Matters. Neither the Parent, nor to the knowledge of the Parent, any of Parent's affiliates has taken or agreed to take any action, nor is the Parent aware of any agreement, plan or other circumstance, that (i) would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code or (ii) prevent the exchange of shares of Parent Common Stock from meeting the requirements of Treasury Regulation Section 1.367(a)-3(c)(1).

   Section 4.10 Litigation. Except as disclosed in Section 4.10 of the Parent Disclosure Letter, there is no Claim pending or, to the knowledge of the Parent, threatened against the Parent or any Parent Subsidiary before any Governmental Entity that, individually or in the aggregate, has a Material Adverse Effect on the Parent. Neither the Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has a Material Adverse Effect on the Parent.

   Section 4.11 Intellectual Property. The Parent owns, or is validly licensed or otherwise has the right to use all Intellectual Property that is material to the conduct of the business of the Parent and the Parent

Subsidiaries, taken as a whole. To the reasonable knowledge of the Parent, as of the date of this Agreement, no suits, actions or proceedings are pending, and no person has threatened in a writing delivered to the Parent since January 1, 1999 to commence any suit, action or proceeding, alleging that the Parent or any Parent Subsidiaries are infringing the rights of any person with regard to any Intellectual Property, except for suits, actions or proceedings that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent. To the knowledge of the Parent, no person is infringing the Intellectual Property rights of the Parent or any Parent Subsidiary, except for infringements which, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

   Section 4.12 Taxes. Except to the extent that failure to do so, individually or in the aggregate, has no Material Adverse Effect on the Parent, the Parent and the Parent Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except as, individually or in the aggregate, has no Material Adverse Effect on the Parent, no deficiencies for any Taxes have been proposed, asserted or assessed against the Parent or any Parent Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

   Section 4.13 Brokers. No broker, finder or investment banker other than the Parent Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent. Prior to the date of this Agreement, the Parent has made available to the Company a complete and correct copy of all agreements between the Parent and the Parent Financial Advisor under which the Parent Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

   Section 4.14 Information. To the best of the Parent's knowledge, none of the information to be supplied by the Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Registration Statement or necessary to make the statements in that Registration Statement not misleading, or, in the case of the Proxy Statement or any amendments of or supplements to the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments of or supplements to the Proxy Statement and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to the Company or the Company Subsidiaries or affiliates of the Company) and the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively.

                                   ARTICLE V

                                   COVENANTS

   Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written approval of the Parent, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business and, to the extent consistent therewith, with no less diligence and effort then would be applied in the absence of this Agreement, will use commercially reasonable efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in Section 5.1 of the

Company Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written approval of the Parent:

     (a) except as required by applicable Law, adopt any amendment to the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any Company Subsidiary;

     (b) except for (i) issuances of capital stock of Company Subsidiaries to the Company or a wholly owned Company Subsidiary, (ii) issuances of options to purchase shares of Company Common Stock pursuant to the Company's 2000 Stock Option Plan effected in accordance with Section 5.8, (iii) grants of rights pursuant to the Company's 2000 Employee Stock Purchase Plan, and
  (iv) repurchases of unvested shares at cost in connection with the termination of a relationship with any employee, consultant or director pursuant to stock option or purchase agreement in effect on the date hereof, issue, reissue, sell or pledge, or authorize the issuance, reissuance, sale or pledge of (x) additional shares of capital stock or other equity securities of any class, or securities convertible into capital stock or other equity securities or any rights, warrants or options to acquire any such convertible securities or capital stock or other equity securities, other than the issue of Company Common Stock, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options outstanding on the date hereof, or (y) any other securities in respect of, in lieu of, or in substitution for, Company Common Stock outstanding on the date hereof;

     (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any wholly owned Company Subsidiary;

     (d) directly or indirectly, split, combine, subdivide, reclassify or redeem, retire, purchase or otherwise acquire, or propose to redeem, retire or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

     (e) except for (A) increases in salary, wages and benefits of officers or employees of the Company or the Company Subsidiaries or increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status or increases in salary, wages and benefits to employees of the Company or the Company Subsidiaries pursuant to collective bargaining agreements entered into in the ordinary course of business, and
  (B) the modification of the terms of the 75,000 Company Stock Options issued to certain members of the board of directors of the Company prior to the date of this Agreement to allow for such Company Stock Options to vest immediately but expire by June 30, 2000, (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiaries), (ii) pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or (iii) establish, adopt, enter into, amend or take any action to accelerate rights under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable or prevent the Company from fulfilling any obligation entered into prior to the date of this Agreement;

     (f) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any assets, including capital stock of Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, or licensing the Company's products, in each case in the ordinary course of business), or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary;

     (g) (i) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or (iii) make any loans, advances or capital contributions to, or investments in, any other person except for loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary, except (A) in connection with the financing of ordinary course trade payables, (B) advances to customers in the ordinary course of business, or (C) indebtedness between the Company and any directly or indirectly wholly owned subsidiary of the Company; or

     (h) terminate, cancel or request any material change in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in each case other than in the ordinary course of business; or make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, in excess of U.S.$2,000,000 for the Company and the Company Subsidiaries taken as a whole;

     (i) change the Company's accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or U.S. GAAP in the reasonable opinion of the Company's independent certified accountants;

     (j) waive, release, assign, settle or compromise any material rights, claims or litigation;

     (k) pay, discharge or satisfy any material claim, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business;

     (l) Ienter into any agreement or arrangement that materially limits or otherwise restricts the Company or any Company Subsidiary or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

     (m) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability;

     (n) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing; or

     (o) take any action with the intent to directly or indirectly adversely affect the Merger.

   Section 5.2 Certain Interim Operations of the Parent. The Parent covenants and agrees that, except as expressly provided in this Agreement or as disclosed in Section 5.2 of the Parent Disclosure Letter, during the term of this Agreement, without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed, the Parent will not:

     (A) adopt any amendment to the articles of incorporation (Satzung) of the Parent in any manner that changes the fundamental attributes, or adversely affects the value or rights, of the Parent Common Stock;

     (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Parent and any wholly owned Parent Subsidiary;

     (c) liquidate or adopt a plan of liquidation;

     (d) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Parent or any Parent Subsidiary in any amount that would adversely affect the Parent's financial condition or liquidity;

     (e) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing;

     (f) take any action with the intent to directly or indirectly adversely affect Merger; or

     (g) change the Parent's accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or U.S. GAAP or German GAAP.

   Section 5.3 Notification of Certain Matters. The Parent and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Parent, a Material Adverse Effect on the Parent; and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent, seeks damages in respect of, or otherwise relates to the consummation of the transactions contemplated by this Agreement.

   Section 5.4 Proxy Statement.

     (a) As promptly as practicable after the execution of this Agreement, the Parent and the Company shall jointly prepare and file with the SEC a single document that will constitute (i) the proxy statement of the Company relating to the special meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider approval and adoption of this Agreement and the Merger, (ii) the registration statement on Forms F-4 and F-6 of the Parent (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of the Parent ADSs (and the Parent Common Stock underlying such Parent
  ADSs) to be issued to the stockholders of the Company in connection with the Merger and the prospectus included in the Registration Statement (such single document, together with any amendments thereof or supplements thereto, the "Proxy Statement"). Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to the Nasdaq National Market. The Parent and the Company each shall use commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement (the "Registration Statement Effective Date"), the Parent shall take all or any action required under any applicable Law in connection with the issuance of Parent ADSs pursuant to the Merger. The Parent or the Company, as the case may be, shall furnish all information concerning the Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the Registration Statement Effective Date, the proxy statement and prospectus included in the Proxy Statement (collectively, the "Proxy Materials") will be mailed to the stockholders of the Company. The Parent and the Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the Securities Act, (iii) the rules and regulations of the Nasdaq National Market principal securities exchanges and quotation services on which the common stock, (iv) the DGCL and (v) any other applicable law.

     (b) The Proxy Statement shall include the unconditional recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of

  Directors of the Company determines in good faith (after consultation with the Company's counsel) that failure to so withdraw, modify or change its recommendation would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Laws. In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinion of the Company Financial Advisor referred to in Section 3.19.

     (c) No amendment or supplement to the Proxy Statement will be made without the approval of each of the Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or the Nasdaq National Market for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (d) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) is first mailed to the stockholders of Company, (iii) the time of the Company Stockholders Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform the Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act.

     (e) The information supplied by the Parent for inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders the Company, (iii) the time of the Company Stockholders Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by the Parent that should be set forth in an amendment or a supplement to the Proxy Statement, the Parent shall promptly inform the Company. All documents that the Parent is responsible for filing in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act.

   Section 5.5 Company Stockholders Meeting.

   The Company shall call and hold the Company Stockholders Meeting as promptly as practicable after the Registration Statement Effective Date for the purpose of voting upon the adoption of this Agreement and the Parent and the Company will cooperate with each other to cause the Company Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Company. The Company shall use commercially reasonable efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith (after consultation with the Company's counsel) that doing so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Laws.

   Section 5.6 Access to Information; Confidentiality.

     (a) Except as required under any confidentiality agreement or similar agreement or arrangement to which the Parent or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof; and
  (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.6 shall affect or be deemed to modify any representation or warranty made in this Agreement.

     (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated May 17, 2000 (the "Confidentiality Agreement"), between the Parent and the Company with respect to the information disclosed under this Section 5.6.

   Section 5.7 No Solicitation.

     (a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any Company Subsidiaries or any of its or the Company Subsidiaries' Representatives, directly or indirectly, to (i) solicit, initiate or encourage any inquiries or the making of any offer or proposal with respect to (x) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction, (y) any sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets representing 15% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, or (z) any sale of shares of capital stock representing, individually or in the aggregate, 10% or more of the voting power of the Company other than to the Company or a Company Subsidiary, including by way of a tender offer or exchange offer by any person (other than the Company or a Company Subsidiary) for shares of capital stock representing 5% or more of the voting power of the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries, offers or proposals being referred to in this Agreement as a "Takeover Proposal"),
  (ii) negotiate or otherwise engage in substantive discussions with any person (other than the Parent, Merger Sub or their respective Representatives) that has submitted or proposed to submit any Takeover Proposal, (iii) provide to any person any non-public information or data relating to the Company or any Company Subsidiary for the purpose of facilitating the making of any Takeover Proposal, or (iv) agree to approve or recommend any Takeover Proposal or otherwise enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that if the Board of Directors of the Company determines in good faith (after consultation with the Company's legal counsel) that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Laws, the Company may, in response to any Superior Proposal, or any Takeover Proposal that would reasonably be expected to lead to a Superior Proposal, which proposal was not solicited by it and which did not otherwise result from a breach of this Section 5.7, and subject to providing prior written notice of its decision to take such action to the Parent and compliance with the other requirements of this Section 5.7, (A) furnish information with respect to the Company and the Company Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined in good faith by the Company after consultation with its independent legal counsel), (B) participate in discussions or negotiations regarding such Superior Proposal or (C) enter into a definitive agreement providing for the implementation of a Superior Proposal (as defined below) if the Company or the Board of Directors is simultaneously terminating this Agreement pursuant to Section 7.1(h).

     (b) In addition to the obligations of the Company set forth in paragraph
  (a) of this Section 5.7, the Company shall as promptly as is practicable advise the Parent orally and in writing of any request for information relating to any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will keep the Parent informed of the status (including amendments or proposed amendments) of any such request or Takeover Proposal.

     (c) Nothing contained in this Section 5.7 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or from making any other disclosure to the Company's stockholders, that is required by applicable Law or by the Board of Directors' fiduciary duties.

     (d) The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or its Representatives with any parties conducted heretofore with respect to any of the foregoing, and will promptly inform the Representatives of the obligations undertaken in this Section 5.7.

     (e) The Board of Directors of the Company will not withdraw or modify, or propose to withdraw or modify, in any manner adverse to the Parent, its approval or recommendation of this Agreement or the Merger except in connection with a Superior Proposal and then only upon or after the termination of this Agreement pursuant to Section 7.1(h) and payment to the Parent of the amounts referred to in Section 7.3(b).

     (f) For purposes of this Agreement:

       (i) "Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to the Company's stockholders consisting of cash and/or securities, over 50% of the shares of the Company's capital stock then outstanding on terms which the Board of Directors of the Company determines in their good faith judgment (after consultation with the Company's financial advisors), to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which a majority of the members of the Board of Directors of the Company determines in their good faith judgment (after such consultation), is likely to be obtained by such third party.

       (ii) "Acquisition Agreement" means any letter of intent, agreement in principle, definitive acquisition or merger agreement or other similar agreement, contract or commitment related to any Takeover Proposal.

   Section 5.8 Employee Benefits Matters.

     (a) Effective as of the Effective Time and for a one-year period following the Effective Time, the Parent shall provide, or cause the Surviving Corporation and its subsidiaries and successors to provide, those persons who, at the Effective Time, were employees of the Company and its subsidiaries ("Covered Employees"), with benefits and compensation during their continuing employment that are substantially equivalent, in the aggregate, to the compensation and benefits provided to such employees as of the date of this Agreement; provided that the foregoing shall not apply to the Company's 2000 Employee Stock Purchase Plan, which shall be terminated upon or prior to the Effective Time; provided, further, that nothing herein shall restrict the Parent or the Surviving Corporation from terminating the employment of any such employees in accordance with applicable laws and contractual rights, if any, of such employees.

     (b) The Parent will, or will cause the Surviving Corporation to: (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Covered Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time; (ii) provide each such Covered Employee with credit for any co-payment and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time; and (iii) provide each Covered Employee with credit for purposes of vesting and eligibility for all service with the Company and its affiliates under each employee benefit plan, program, or arrangement of the Parent or its affiliates in which such employees are eligible to participate to the extent such service was credited for similar purposes under similar plans of the Company or its subsidiaries; provided, however, that in no event shall the Covered Employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

     (c) The Parent shall (i) cause the Surviving Corporation after the consummation of the Offer to pay all amounts provided under all of the Company's Benefit Plans in accordance with their terms, and (ii) honor and cause the Surviving Corporation to honor all rights, privileges and modifications to or with respect to any Benefit Plans which become effective as a result of such change in control in accordance with their terms, subject in each case to all rights amend or terminate any Benefit Plan in accordance with its terms.

     (d) The Parent and the Company shall jointly determine, no later than June 30, 2000, an appropriate number of options to be granted between the date of this Agreement and the Effective Time. The Parent and the Company shall, in good faith, jointly identify the optionees and determine the amount and terms of individual grants.

   Section 5.9 Directors' and Officers' Indemnification and Insurance.

     (a) The Parent agrees that the Certificate of Incorporation and By-laws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification at least as favorable to employees, agents, directors or officers of the Company and the Company Subsidiaries (the "Indemnified Parties") as those provided in the certificate of incorporation or by-laws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law; provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The foregoing parties are expressly made third party beneficiaries to the provisions of this Section 5.9. The Parent also agrees to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of the Company Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any of the Company Subsidiaries, occurring prior to the Effective Time, including the transactions contemplated by this Agreement. Without limiting of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Parent will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

     (b) The Parent agrees that the Company and, at and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are at least as favorable and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 175% of the last annual premium paid by the Company prior to the date of this Agreement and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.9(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

   Section 5.10 Letters of Accountants.

     (a) The Company shall cause to be delivered to the Parent "comfort" letters of PricewaterhouseCoopers LLP, the Company's independent public accountants, dated and delivered on the Registration Statement Effective Date and as of the Effective Time, and addressed to the Parent in form and substance reasonably satisfactory to the Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated by this Agreement.

     (b) The Parent shall cause to be delivered to the Company "comfort" letters of Arthur Andersen, the Parent's independent public accountants, dated and delivered the Registration Statement Effective Date and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions contemplated by this Agreement.

   Section 5.11 Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties to this Agreement agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article VI are satisfied and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

   Section 5.12 Consents; Filings; Further Action.

     (a) Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement shall use commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated by this Agreement required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act, (C) the DGCL and the German Stock Corporation Law (Aktiengesetz), (D) any other applicable Law and (E) the rules and regulations of the Nasdaq National Market. The parties to this Agreement shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger and the other transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

     (b) Without limiting the generality of Section 5.12(a), each party to this Agreement shall promptly inform the others of any material communication from the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which the Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, the Parent shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign government or governmental authority or any multinational authority. Notwithstanding the foregoing, nothing in this Section 5.12 shall require, or be construed to require, the Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of the Parent, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by the Parent or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

   Section 5.13 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party to this Agreement shall use commercially reasonable efforts to cause the Merger to qualify, and will not, without the prior written consent of the parties to this Agreement, take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code. Following the Effective Time, and consistent with any such consent, (i) none of the Surviving Corporation, the Parent or any of their affiliates shall take any action or cause any action to be taken which would cause the Merger to fail to so qualify as a reorganization under Section 368(a) of the Code and (ii) the Surviving Corporation and the Parent shall comply with the record keeping and reporting requirements of Sections 368(a) and 367 of the Code.

   Section 5.14 Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Parent and Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of the Nasdaq National Market and the Neuer Markt, in which case the issuing party shall use commercially reasonable efforts to consult with the other parties before issuing any such release or making any such public statement.

   Section 5.15 Stock Exchange Listings and De-Listings. Each of the Company and the Parent shall use commercially reasonable efforts to cause (i) the Parent ADSs to be issued in the Merger to be approved for quotation on the Nasdaq National Market subject to official notice of issuance, prior to the Effective Time, and (ii) if necessary, the Parent Common Stock underlying the Parent ADSs to be approved for listing on the Neuer Markt subject to official notice of issuance, prior to the Effective Time. The parties shall use their commercially reasonable efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from Nasdaq National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.

   Section 5.16 Expenses. Except as otherwise provided in Section 7.3, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such Expense, except that

Expenses incurred in connection with the filing fee for the Proxy Statement and printing and mailing the Proxy Materials (other than legal, accounting, investment and banking, expert and consultant fees and expenses) and the filing fee under the HSR Act shall be shared equally by the Parent and the Company.

   Section 5.17 Takeover Statutes; Exon-Florio. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Parent and the Company and its respective board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, any necessary filings are made and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. In addition, if the Parent so requests, the Parent and the Company shall cooperate to file a notification pursuant to
Section 721(a) of the Exon-Florio Amendment to the Defense Production Act of
1950

   Section 5.18 Dividends. The Company shall coordinate with the Parent the declaration, setting of record dates and payment dates of dividends on Company Common Stock so that holders of Company Common Stock do not receive dividends on both Company Common Stock and Parent ADS received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Company Common Stock or Parent Common Stock received in the Merger in respect of any calendar quarter.

   Section 5.19 Control of the Company's Operations. Nothing contained in this Agreement shall give the Parent or the Company, directly or indirectly, rights to control or direct the other party's operations prior to the Effective Time.

   Section 5.20 Certain Obligations of the Parent.

     (a) Certain obligations of the Parent set forth in this Agreement, including those obligations designed to survive the consummation of the Share Exchange, may require additional corporate actions specified in the German Stock Corporation Law (Aktiengesetz), including Sections 52, 203 and 185 et seq. thereof, be taken by or with respect to the Parent. As required by law, certain of such obligations of the Parent shall be incorporated in agreements in connection with the contributions in kind to the Parent, which agreements shall be entered into by the Parent and the Exchange Agent in the context of the Share Exchange pursuant to Sections 52 and 183 et seq. of the German Stock Corporation Law (Aktiengesetz).

     (b) Effective as of the Effective Time and during the period in which any of the Company Stock Options remain outstanding, the Parent shall not cause the Surviving Corporation to commence a bankruptcy or insolvency proceeding under any applicable Law.

                                   ARTICLE VI

                                   CONDITIONS

   Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) Stockholder Approval. This Agreement and consummation of the Merger shall have been duly approved by holders of outstanding Company Common Stock by the Requisite Company Vote, and this Agreement, the consummation of the Merger, the Share Capital Increase (including the approvals of the Parent's management board (Vorstand) and supervisory board (Aufsichtsrat)) and the issuance of the Parent Common Stock underlying the Parent ADSs to be issued in the Merger shall have been duly approved in accordance with applicable law and the articles of association (Satzung) of the Parent;

     (b) Listing. The Parent ADSs issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for quotation on the Nasdaq National Market, upon official notice of issuance.

     (c) HSR. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (d) Consents. All consents, approvals and action of any Governmental Entity required to permit the consummation of the Merger, the Share Capital Increase and the other transactions contemplated by this Agreement shall have been obtained or made, free of any condition that could reasonably be expected to result in a Material Adverse Effect on the Parent or a Material Adverse Effect on the Company.

     (e) Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, orders, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger, the Share Capital Increase or the other transactions contemplated by this Agreement.

     (f) Registration Statement. The Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

   Section 6.2 Conditions to Obligations of the Parent. The obligations of the Parent to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date are also subject to the satisfaction or waiver by the Parent at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Parent shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company.

     (d) Consents Under Agreements. The Company shall have obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, would have no Material Adverse Effect on the Company.

     (e) Tax Opinion. The Parent shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Parent, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Each of the parties hereto agree to make such reasonable representations related to the requirements of Sections 367 and 368 of the Code as may be requested by counsel in connection with such opinion.

     (f) Auditors' Report. The Parent shall have received an unqualified auditors' report from the Company's independent certified auditors on the Company's consolidated balance sheet and consolidated statement of income and of cash flows (including the related notes and schedules) provided by the Company to the Parent prior to the signing of this Agreement.

   Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger and consummate the other transactions contemplated by this Agreement to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Parent set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parent set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of each of the Parent contained in this Agreement are so qualified) signed on behalf of each of the Parent by an executive officer of the Parent to such effect.

     (b) Performance of Obligations of the Parent. The Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Parent by an executive officer of the Parent to such effect.

     (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Parent.

     (d) Consents Under Agreements. The Parent shall have obtained the consent, approval or waiver of each person that is not a Governmental Entity whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents, approval or waiver, individually or in the aggregate, would have no Material Adverse Effect on the Parent.

     (e) Tax Opinion. The Company shall have received the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of the Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Each of the parties hereto agree to make such reasonable representations related to the requirements of Sections 367 and 368 of the Code as may be requested by counsel in connection with such opinion.

                                  ARTICLE VII

                                  TERMINATION

   Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:


     (a) by mutual written consent of the Parent and the Company duly authorized by their board of directors of the Company and by the management board of the Parent;

     (b) by either the Parent or the Company, if the Effective Time shall not have occurred on or before December 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by either the Parent or the Company, if any order, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

     (d) by the Parent or the Company, if this Agreement shall fail to receive the Requisite Company Vote at the Company Stockholders Meeting or any adjournment or postponement thereof;

     (e) by the Parent, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a) or 6.2(c) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of commercially reasonable efforts and for so long as the Company continues to exercise such commercially reasonable efforts, the Parent may not terminate this Agreement under this Section 7.1(e);

     (f) by the Company, upon breach of any material representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or 6.3(c) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by the Parent through commercially reasonable efforts and for so long as the Parent continues to exercise such commercially reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(f);

     (g) by the Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its approval or recommendation of this Agreement in a manner adverse to the Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company is commenced by a person other than the Parent and either (a) the Board of Directors of the Company recommends acceptance of such tender offer or exchange offer by its stockholders or (b) within ten (10) business days of such commencement the Board of Directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

     (h) by the Company, if the Board of Directors of the Company shall have concluded in good faith (after consultation with the Company' counsel) that failure to so terminate would be inconsistent with its fiduciary duties under applicable Laws and, on or prior to such date, any person or group (other than the Parent) shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(h) until three business days have elapsed following delivery to the Parent of written notice of such determination of the Company (which written notice will inform the Parent of the material terms and conditions of the Superior Proposal); provided, further, however, that such termination under this Section 7.1(h) shall not be effective until the Company has made payment to the Parent of the amounts required to be paid pursuant to Section 7.3(b).

     (i) on or after July 8, 2000, by the Company, if both the management board (Vorstand) and the supervisory board (Aufsichsrat) of the Parent shall not have approved the Share Capital Increase.

   Section 7.2 Effect of Termination. Except as provided in Section 8.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Parent or the Company or any of their respective Representatives, and all rights and obligations of each party to this Agreement shall cease, subject to the remedies of the parties as set forth in Sections 7.3(b) and (c); provided, however, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

   Section 7.3 Expenses Following Certain Termination Events.

     (a) Except as set forth in this Section 7.3, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid in accordance with the provisions of Section 5.16. For purposes of this Agreement, "Expenses" consist of all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party to this Agreement and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement or the Proxy Materials, the solicitation of stockholder approval and all other matters related to the closing of the transactions contemplated by this Agreement.

     (b) If this Agreement (i) is terminated by the Parent pursuant to
  Section 7.1(g), (ii) is terminated by the Company pursuant to Section 7.1(h) or (iii) is terminated by the Company or the Parent pursuant to
  Section 7.1(d), then, subject to the proviso below, the Company shall (x) on the date specified in the penultimate sentence of this Section 7.3 in the case of a termination pursuant to Section 7.1(d), or (y) simultaneously with a termination of this Agreement in the case of a termination pursuant to Section 7.1(g) or 7.1(h), pay to the Parent (by wire transfer of immediately available funds to an account designated by the Parent) a termination fee of U.S.$20,000,000 plus, subject to the last sentence of this Section 7.3, the reimbursement of all of Parent's actual and documented out-of-pocket expenses (including all investment banking, legal, accounting and other similar expenses) up to a maximum reimbursable amount of U.S.$2,000,000 (the "Parent Expenses"); provided, however, that the Company shall not be obligated to pay such fee to the Parent if this Agreement is terminated pursuant to Section 7.1(d) unless (i) at the time of the Company Stockholders Meeting, the Company has received a bona fide alternative Acquisition Proposal or a third party has made or publicly announced its intention to make a bona fide Acquisition Proposal and (ii) within 12 months after the termination of this Agreement, the Company enters into a definitive agreement providing for an alternative Acquisition Proposal with any third party or an alternative Acquisition Proposal is consummated with any third party. If a termination fee becomes payable as a result of a termination pursuant to Section 7.1(d), then such termination fee shall be paid promptly (and in any event within two (2) days of receipt by Company of a written notice from the Parent) following the earlier of the execution of such definitive agreement providing for an alternative Acquisition Proposal or the consummation of an alternative Acquisition Proposal, as the case may be. In addition, in the event the Parent or the Company terminates this Agreement pursuant to Section 7.1(d) and at the time of the Company Stockholders Meeting the Company has received a bona fide alternative Acquisition Proposal or a third party has made or publicly announced its intention to make a bona fide Acquisition Proposal, the Company shall promptly on demand reimburse all of the Parent Expenses and thereafter be obligated to pay the termination fee referred to above only in the event such fee becomes payable pursuant to this Section 7.3(b).

     (c) Each of the Parent and the Company agrees that the payments provided for in Section 7.3(b) shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to Section 7.1(d), (g) or
  (h), as the case may be, and such remedy shall be limited to the payment stipulated in Section 7.3(b).

     (d) The Company acknowledges that the agreements contained in this
  Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amounts due pursuant to Section 7.3(b), and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for all or a portion of such amounts, the Company shall pay to the Parent's Expenses in connection with such suit, together with interest on the amounts payable to the Parent at the prime rate of Deutsche Bank in effect on the date such payment was required to be made.

                                  ARTICLE VIII

                                 MISCELLANEOUS

   Section 8.1 Certain Definitions. For purposes of this Agreement:

     (a) The term "affiliate," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

     (b) The term "business day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

     (c) The term "including" means, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

     (d) The term "knowledge," as applied to the Company or the Parent, means the knowledge of the officers of the Company or the Parent, as the case may be.

     (e) The term "person" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

     (f) The term "subsidiary" or "subsidiaries" means, with respect to the Parent, the Company or any other person, any entity of which the Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

   Section 8.2 Survival. The representations, warranties and agreements in this Agreement and in any certificate delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7.1, as the case may be, except that the agreements set forth in Articles I and II and Sections 5.8, 5.9, 5.13 and 5.15 and this Article VIII shall survive the Effective Time, those set forth in Sections 5.6(b), 5.16, 7.2 and 7.3 and this
Article VIII shall survive termination of this Agreement and those set forth in
Section 5.14 shall survive for a period of one year after termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

   Section 8.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

   Section 8.4 GOVERNING LAW; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(b).

   Section 8.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

   if to the Parent:

   BROKAT AG
   Industriestrasse 3
   70565 Stuttgart, Germany
   Attention: Hans-Peter Berger, Esq.
   Fax: +49-711-788-44-784

   with copies to:

   Paul, Weiss, Rifkind, Wharton & Garrison
   1285 Avenue of the Americas
   New York, New York 10019-6064, U.S.A.
   Attention: Mark S. Bergman, Esq.
   David K. Lakhdhir, Esq.
   Fax: +1-212-757-3990

   if to the Company:

   Blaze Software, Inc.
   150 Almaden Boulevard
   San Jose, California 95113, U.S.A.
   Attention: Robert Michitarian, Esq.
   Fax: +1-408-535-1760

   with copies to:

   Wilson Sonsini Goodrich & Rosati
   650 Page Mill Road
   Palo Alto, CA 94304-1050, U.S.A.
   Attention: Larry Sonsini, Esq.
   Fax: +1-650-496-4084

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

   Section 8.6 Entire Agreement. This Agreement (including any exhibits and annexes to this Agreement), the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

   Section 8.7 No Third Party Beneficiaries. Except as provided in Section 5.9 of this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

   Section 8.8 Amendment. This Agreement may be amended by the parties to this Agreement by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger or that is otherwise prohibited by applicable Law. This Agreement may not be amended except by an instrument in writing signed by the parties to this Agreement.

   Section 8.9 Waiver. At any time prior to the Effective Time, any party to this Agreement may (a) extend the time for the performance of any obligation or other act of any other party to this Agreement, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, and (c) waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and the Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 8.10 Obligations of the Parent and of the Company. Whenever this Agreement requires a Parent Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Parent to cause that Parent Subsidiary to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action and, after the Effective Time, on the part of the Surviving Corporation to cause that Company Subsidiary to take that action.

   Section 8.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

   Section 8.12 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, exhibit or annex, that reference shall be to a Section of or exhibit or annex to this Agreement unless otherwise indicated.

   Section 8.13 Assignment. This Agreement shall not be assignable by operation of law or otherwise, except that pursuant to Section 1.1(b) the Parent may designate, by written notice to the Company, a Parent Subsidiary that is wholly owned directly or indirectly by the Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Parent Subsidiary.

   Section 8.14 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   Section 8.15 Submission to Jurisdiction; Waivers; Consent to Service of Process. Each of the Parent and the Company irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in any Delaware state court or Federal court sitting in the State of Delaware, and each of the Parent and the Company thereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid court in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than any Delaware state or Federal court sitting in the State of Delaware. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 8.5. Each of the Parent and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named court for any reason other than the failure to serve process in accordance with this Section 8.15 that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by application law the (i) the suit, action or proceeding i any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

                                          BLAZE SOFTWARE INC.

                                             /s/ Thomas Kelly
                                          By:__________________________________
                                            Name: Thomas Kelly
                                            Title:  Chief Executive Officer

                                          BROKAT AKTIENGESELLSCHAFT

                                             /s/ Michael Janssen
                                          By:__________________________________
                                            Name: Michael Janssen
                                            Title:  Chief Financial Officer

                                             /s/ Michael Schumacher
                                          By:__________________________________
                                            Name: Michael Schumacher
                                            Title:  Executive Vice President

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                                                                         ANNEX B

                              OPINION OF CHASE H&Q






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   CHASE H&Q
                      A Division of Chase Securities Inc.

One Bush Street
San Francisco, CA 94104
Tel 415-371-3000

June 19, 2000

Confidential

The Board of Directors
Blaze Software, Inc.
150 Almaden Boulevard
San Jose, CA 95113

Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of Blaze Software, Inc. ("Blaze" or the "Company") of the Exchange Ratio as defined in the Agreement and Plan of Merger dated as of June 19, 2000, among Brokat Aktiengesellschaft ("Brokat"), Merger Sub ("Merger Sub"), and Blaze (the "Agreement"). The Agreement provides, among other things, the proposed merger of Merger Sub, a wholly owned subsidiary of Brokat, with and into Blaze (the "Proposed Transaction").

   As set forth more fully in the Agreement, as a result of the Proposed Transaction, each issued and outstanding share of Common Stock shall be converted into the right to receive 0.3652 American Depository Shares of Brokat, each representing 0.5 shares of Brokat common stock. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code for the shareholders of the Company and that the Proposed Transaction will be accounted for as a purchase.

   Chase H&Q, a Division of Chase Securities Inc. ("Chase H&Q"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of Blaze in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

   In the past, we have provided investment banking and other financial advisory services to Blaze and have received fees for rendering these services. In the ordinary course of business, Chase H&Q acts as a market maker and broker in the publicly traded securities of Blaze and receives customary compensation in connection therewith, and also provides research coverage for Blaze. In the ordinary course of business, Chase H&Q actively trades in the equity and derivative securities of Blaze for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Chase H&Q may in the future provide investment banking or other financial advisory services to Brokat.

   In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

  (i) reviewed the publicly available consolidated financial statements of Brokat for recent years and interim periods to date and certain other relevant financial and operating data of Brokat made available to us from published sources;

  (ii) discussed the business, financial condition and prospects of Brokat with certain members of senior management;

                                [LOGO OF CHASE]

  (iii) reviewed the publicly available consolidated financial statements of Blaze for recent years and interim periods to date and certain other relevant financial and operating data of Blaze made available to us from published sources;

  (iv) discussed the business, financial condition and prospects of Blaze with certain members of senior management;

  (v) reviewed the publicly available consolidated financial statements of Gemstone Systems, Inc. ("Gemstone") for recent years and interim periods to date and certain other relevant financial and operating data of Gemstone made available to us from published sources;

  (vi) discussed the business, financial condition and prospects of Gemstone with certain members of senior management;

  (vii) reviewed the summary information regarding the financial terms of the proposed acquisition of Gemstone provided to us by representatives of Brokat;

  (viii) reviewed the recent reported prices and trading activity for the common stocks of Brokat and Blaze and compared such information and certain financial information for Brokat and Blaze with similar information for certain other companies engaged in businesses we consider comparable;

  (ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  (x)    reviewed the Agreement dated June 19, 2000;

  (xi) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

   In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Brokat or Blaze considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of Brokat or Blaze, nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Brokat and Blaze. For purposes of this opinion, we have assumed that neither Brokat nor Blaze is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction, the proposed acquisition of Gemstone by Brokat and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Brokat common stock will trade subsequent to the Effective Time (as defined in the Agreement). In rendering this opinion, we have assumed that the proposed merger will be consummated substantially on the terms discussed in the Agreement, without any waiver of any material terms or conditions by any party thereto.

   It is understood that this letter is for the information of the Board of Directors only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

   Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the Exchange Ratio in the Proposed Transaction is fair to the holders of the Common Stock of Blaze from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Brokat, Gemstone or any of its affiliates.

                                          Very truly yours,

                                          Chase H&Q
                                          A Division of Chase Securities Inc.

                                                 /s/ Paul B. Cleveland
                                          By: _________________________________
                                                      Paul B. Cleveland
                                                      Managing Director

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

   The laws of Germany make no provisions of indemnification of officers and directors. Brokat does not, by charter or by-law provision, provide for the indemnification of any controlling person, director or officer.

   Brokat maintains liability insurance for members of its Management Board, including insurance against liabilities under the Securities Act of 1933.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

   Exhibit
     No.                                Description
   -------                              -----------
     2.1   Agreement and Plan of Merger, dated June 19, 2000, by and between
           Blaze Software, Inc. and Brokat Aktiengesellschaft (attached as
           Annex A to the proxy statement/prospectus included in the
           Registration Statement)

     2.2   Agreement and Plan of Merger, dated June 19, 2000, by and between
           GemStone Systems, Inc. and Brokat Aktiengesellschaft (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No. 333-37780)

     3.1   Articles of Association (Satzung) (English translation)
           (incorporated herein by reference to Exhibit 3.1 to the Registration
           Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No.
           333-37780)

     3.2   Rules of Procedure (Geschaftsordnung) of the Management Board
           (English translation)(incorporated herein by reference to Exhibit
           3.2 to the Registration Statement on Form F-4 filed by Brokat
           Aktiengesellschaft, Regis. No. 333-37780)

     4.1 Form of Deposit Agreement (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6 relating to the Brokat American Depositary Shares)

     5.1 Opinion of Gleiss Lutz Hootz Hirsch, counsel for Brokat regarding the legality of the securities issued

     8.1 Opinion of Paul, Weiss, Rifkind & Garrison, U.S. counsel for Brokat, regarding certain U.S. tax matters

     8.2   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation, U.S. counsel for Blaze regarding certain U.S. tax matters

     8.3 Opinion of Gleiss Lutz Hootz Hirsch, German counsel for Brokat regarding certain tax matters

    10.1   Agreement Regarding the Sale and Transfer of Shares between Y.A.C.
           Finance Holding S.A., Anja Fernbach, Gunther Fernbach and Brokat
           Aktiengesellschaft, dated as of November 2, 1999, as amended and supplemented as of February 11, 2000 and February 22, 2000
           (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form F-4 filed by Brokat
           Aktiengesellschaft, Regis. No. 333-37780)

    10.2   Stock Purchase Agreement by and among Registrant, Transaction
           Software Technologies, Inc and the shareholders of Transaction
           Software Technologies, Inc. dated as of May 7, 1999 (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No. 333-37780)

    10.3 Agreement on Subscription and Contribution of Capital by and between Brokat Aktiengesellschaft and ME Shareholders, dated as of May
           20/21, 1999 (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form F-4 filed by Brokat
           Aktiengesellschaft, Regis. No. 333-37780)

   Exhibit
     No.                                Description
   -------                              -----------
    10.4   Stockholders Agreement, dated June 19, 2000, by and among Brokat
           Aktiengesellschaft and certain stockholders of Blaze Software, Inc.
           (incorporated herein by reference to Exhibit 10.6 to the
           Registration Statement on Form F-4 filed by Brokat
           Aktiengesellschaft, Regis. No. 333-37780)

    10.5   Stockholders Agreement, dated June 19, 2000, by and among Brokat
           Aktiengesellschaft and certain stockholders of GemStone Systems, Inc. (incorporated herein by reference to Exhibit 10.7 to the Registration Statement on Form F-4 filed by Brokat
           Aktiengesellschaft, Regis. No. 333-37780)

    21.1   List of Subsidiaries (incorporated herein by reference to Exhibit
           21.1 to the Registration Statement on Form F-4 filed by Brokat
           Aktiengesellschaft, Regis. No. 333-37780)

    23.1   Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft
           Steuerberatungsgellschaft mbH with respect to Brokat
           Aktiengesellschaft and MeTechnology AG and its predecessor, ESD
           Vermogensverwaltungsgesellschaft mbH

    23.2   Consent of Arthur Andersen LLP with respect to Transaction Software
           Technologies, Inc.

    23.3   Consent of PricewaterhouseCoopers, LLP with respect to Blaze
           Software, Inc.

    23.4   Consent of Ernst & Young, LLP with respect to GemStone Systems, Inc.

    23.5   Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (included in the opinion filed as Exhibit 8.2 and incorporated herein by reference)

    23.6 Consent of Gleiss Lutz Hootz Hirsch (included in Exhibit 8.3 and incorporated herein by reference)

    23.7   Consent of Chase H&Q

    23.8 Consent of Gleiss Lutz Hootz Hirsch (included in Exhibit 5.1 and incorporated herein by reference)

    23.9   Consent of Paul, Weiss Rifkind, Wharton & Garrison (included in
           Exhibit 8.1 and incorporated herein by reference)

    24.1 Power of Attorney (included in signature page of this registration statement)

    99.1   Form of proxy.

   (b) Financial statement schedules

     None

Item 22. Undertakings

   (a) The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required under this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

   (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus under Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and to arrange or provide for a facility in the U.S. for responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (d) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (e) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stuttgart, Germany on the eighth day of September, 2000.

                                          Brokat Aktiengesellschaft

                                                     /s/ Stefan Roever
                                          By: _________________________________
                                                       Stefan Roever
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the eighth day of September, 2000. Each person whose signature appears below authorizes each of Stefan Roever and Michael Janssen as attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his behalf, individually and in each capacity stated below, all amendments, including post-effective amendments and supplements, to this registration statement.

                 Signature                                     Title
                 ---------                                     -----

             /s/ Stefan Roever              Management Board Member and Chief Executive
___________________________________________  Officer (Principal Executive Officer)
               Stefan Roever

            /s/ Michael Janssen             Management Board Member and Chief Financial
___________________________________________  Officer (Principal financial and
              Michael Janssen                accounting officer)

             /s/ Boris Anderer              Management Board Member
___________________________________________
             Dr. Boris Anderer

          /s/ Achim Schlumpberger           Management Board Member
___________________________________________
            Achim Schlumpberger

          /s/ Michael Schumacher            Management Board Member
___________________________________________
            Michael Schumacher

           /s/ Angelo Maestrini             Management Board Member
___________________________________________
             Angelo Maestrini

            /s/ Steve Aufderhar             Authorized United States Representative
___________________________________________
              Steve Aufderhar

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
   2.1   Agreement and Plan of Merger, dated June 19, 2000, by and between
         Blaze Software, Inc. and Brokat Aktiengesellschaft (attached as Annex
         A to the proxy statement/prospectus included in the Registration
         Statement)

   2.2   Agreement and Plan of Merger, dated June 19, 2000, by and between
         GemStone Systems, Inc. and Brokat Aktiengesellschaft (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No. 333-37780)

   3.1 Articles of Association (Satzung) (English translation) (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No. 333-37780)

   3.2 Rules of Procedure (Geschaftsordnung) of the Management Board (English translation)(incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form F-4 filed by Brokat Aktiengesellschaft,
         Regis. No. 333-37780)

   4.1   Form of Deposit Agreement (incorporated herein by reference to Exhibit
         A to the Registration Statement on Form F-6 relating to the Brokat
         American Depositary Shares)

   5.1 Opinion by Gleiss Lutz Hootz Hirsch, counsel for Brokat regarding the legality of the securities issued

   8.1 Opinion of Paul, Weiss, Rifkind & Garrison, U.S. counsel for Brokat, regarding certain U.S. tax matters

   8.2   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
         U.S. counsel for Blaze regarding certain U.S. tax matters

   8.3 Opinion of Gleiss Lutz Hootz Hirsch, German counsel for Brokat regarding certain tax matters

  10.1   Agreement Regarding the Sale and Transfer of Shares between Y.A.C.
         Finance Holding S.A., Anja Fernbach, Gunther Fernbach and Brokat
         Aktiengesellschaft, dated as of November 2, 1999, as amended and supplemented as of February 11, 2000 and February 22, 2000
         (incorporated herein by reference to Exhibit 10.1 to the Registration
         Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No.
         333-37780)

  10.2   Stock Purchase Agreement by and among Registrant, Transaction Software
         Technologies, Inc and the shareholders of Transaction Software
         Technologies, Inc. dated as of May 7, 1999 (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form F-4
         filed by Brokat Aktiengesellschaft, Regis. No. 333-37780)

  10.3 Agreement on Subscription and Contribution of Capital by and between Brokat Aktiengesellschaft and ME Shareholders, dated as of May 20/21,
         1999 (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form F-4 filed by Brokat Aktiengesellschaft,
         Regis. No. 333-37780)

  10.4   Stockholders Agreement, dated June 19, 2000, by and among Brokat
         Aktiengesellschaft and certain stockholders of Blaze Software, Inc.
         (incorporated herein by reference to Exhibit 10.6 to the Registration
         Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No.
         333-37780)

  10.5   Stockholders Agreement, dated June 19, 2000, by and among Brokat
         Aktiengesellschaft and certain stockholders of GemStone Systems, Inc.
         (incorporated herein by reference to Exhibit 10.7 to the Registration
         Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No.
         333-37780)

  21.1 List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Registration Statement on Form F-4 filed by Brokat
         Aktiengesellschaft, Regis. No. 333-37780)

 Exhibit
   No.                                 Description
 -------                               -----------
  23.1   Consent of Arthur Andersen Wirtschaftsprufungsgesellschaft
         Steuerberatungsgellschaft mbH with respect to Brokat
         Aktiengesellschaft and MeTechnology AG and its predecessor, ESD
         Vermogensverwaltungsgesellschaft mbH

  23.2   Consent of Arthur Andersen LLP with respect to Transaction Software
         Technologies, Inc.

  23.3   Consent of PricewaterhouseCoopers, LLP with respect to Blaze Software,
         Inc.

  23.4   Consent of Ernst & Young, LLP with respect to GemStone Systems, Inc.

  23.5   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (included in the opinion filed as Exhibit 8.2 and incorporated herein by reference)

  23.6 Consent of Gleiss Lutz Hootz Hirsch (included in Exhibit 8.3 and incorporated herein by reference)

  23.7   Consent of Chase H&Q

  23.8 Consent of Gleiss Lutz Hootz Hirsch (included in Exhibit 5.1 and incorporated herein by reference)

  23.9   Consent of Paul, Weiss Rifkind, Wharton & Garrison (included in
         Exhibit 8.1 and incorporated herein by reference)

  24.1 Power of Attorney (included in signature page of this registration statement)

  99.1   Form of proxy.